Exhibit 99.D

DESCRIPTION OF THE REPUBLIC OF THE PHILIPPINES

CERTAIN DEFINED TERMS AND CONVENTIONS

Statistical information included in this prospectus is the latest official data publicly available at the date of this prospectus. Financial data provided in this prospectus may be subsequently revised in accordance with the Republic’s ongoing maintenance of its economic data, and that revised data will not be distributed by the Republic to any holder of the Republic’s securities. As used in this prospectus, the term “N/A” identifies statistical or financial data that is not available.

All references in this prospectus (a) to the “Republic” or the “Philippines” are to the Republic of the Philippines, (b) to the “Government” are to the national government of the Philippines and (c) to “Bangko Sentral” are to Bangko Sentral ng Pilipinas, the central bank of the Philippines.

The fiscal year of the Government commences on January 1 of each year and ends on December 31 of such year.

Unless otherwise indicated, all references in this prospectus to “Philippine Pesos,” “pesos” or “₱” are to the lawful national currency of the Philippines, those to “dollars,” “U.S. dollars” or “$” are to the lawful currency of the United States of America, those to “euro” and “€” are to the currency introduced on January 1, 1999 at the start of the third stage on European Economic and Monetary Union and those to “Japanese yen,” “yen” or “JPY” are to the lawful national currency of Japan. References to “SDR” are to Special Drawing Rights of the International Monetary Fund (the “IMF”).

This prospectus contains translations of some peso amounts into U.S. dollars for the convenience of the reader. Unless otherwise specified, the translations were made at the exchange rate as stated in the Bangko Sentral Reference Exchange Rate Bulletin published by the Treasury Department of the Bangko Sentral on the relevant date. No representation is made that the peso amounts actually represent the U.S. dollar amounts or could have been converted into U.S. dollars at the rates indicated, at any particular rate or at all.

Economists show Gross Domestic Product (“GDP”) and Gross National Income (“GNI”) in both current and constant market prices. GDP and GNI at current market prices value a country’s output using the actual prices for each year, whereas GDP and GNI at constant market prices (also referred to as “real” GDP and GNI) value output using the prices from a base year, thereby eliminating the distorting effects of inflation and deflation. In the first quarter of 2011, the standards under the Philippine System of National Accounts (the “PSNA”) for the calculation of GDP and GNI (known as gross national product (“GNP”) prior to the 2011 revisions) were revised, changing the constant base year for these calculations from 1985 to 2000. In April 2020, the PSNA further revised the PSNA standards, changing the constant base year for GDP and GNI calculations from 2000 to 2018. See “—GDP and Major Financial Indicators.” In this prospectus, unless otherwise specified, data has been presented on the basis of the PSNA standards as revised in 2020. Unless otherwise specified, growth figures for GDP and GNI in this prospectus and any prospectus supplement are period-on-period comparisons of real GDP and GNI, respectively, using the year ended December 31, 2018 as the base year. In March 2020, the Government stopped reporting GDP and GNI figures based on the year ended December 31, 2000.

The balance of payments statistics released by the Bangko Sentral are based on the trade-in-goods statistics compiled by the National Statistics Office (the “NSO”). In March 2013, the Bangko Sentral adopted the sixth edition of the IMF’s Balance of Payments Manual (“BPM6”) framework covering balance of payments statistics for 2011 onwards, pursuant to which the property income and expense accounts have been revised. Unless otherwise specified, balance of payments statistics in this prospectus and any prospectus supplement are presented on a BPM6 basis. As a result, these statistics may be different from data previously reported by the Republic.

In July 2013, the Bangko Sentral adopted a system for compiling and reporting monetary statistics called the Standardized Report Forms (the “SRF”) format as part of the Bangko Sentral’s adherence to international best practices in statistical compilation. The SRF is a unified international framework for reporting monetary and financial statistics to the IMF. Under the SRF, foreign and domestic assets reported by the Bangko Sentral are no longer presented net of liabilities; rather, liabilities are reported separately. The presentation of general Government assets, however, remains net of liabilities. The adoption of the SRF system did not result in any change to overall monetary balances. However, the Bangko Sentral has, in connection with the adoption of the SRF, also implemented certain recommendations from the IMF pertaining to the inclusion of unsecured subordinated debt and accrued interest expense, which has given rise to minor changes in amounts previously reported.

Any discrepancies in the tables included herein between the amounts listed and the totals thereof are due to rounding.

SUMMARY REPUBLIC OF THE PHILIPPINES

General

The Philippine archipelago has over 7,000 islands with a total land area of approximately 300,000 square kilometers. The islands are grouped into three geographic regions: Luzon, the largest island, in the north, covering an area of 141,395 square kilometers; Visayas in the central region, covering an area of 56,606 square kilometers; and Mindanao in the south, covering an area of 101,999 square kilometers. Manila is the Republic’s capital. As of the 2015 Census of Population and Housing (the “2015 Census”) conducted by the NSO, the Republic’s population was estimated at approximately 101.0 million.

Government and Politics

The Republic’s current constitution (the “Constitution”) was adopted by plebiscite in 1987. The ratification of the Constitution in 1987 restored a presidential form of government consisting of three branches: executive, legislative and judiciary. Executive power is vested in the President, who is elected by direct popular vote and who may serve one term of six years. Legislative authority is vested in the Congress of the Philippines, which consists of the Senate and the House of Representatives. Judicial power is vested in the Supreme Court and in various lower courts.

Economy

The Philippines has a mixed economy in which the Government is directly engaged in certain economic activities through government financial institutions (“GFIs”) and government-owned and controlled corporations (“GOCCs”), which are corporations of which at least 51% of the capital stock is owned by the Government either directly or indirectly through its instrumentalities. The Government actively encourages domestic and foreign private investment. The Philippines has undertaken liberalization of trade and investment in tandem with the deregulation of the financial system, foreign exchange liberalization, tax reforms, acceleration of privatization, enhancement of competition in the provision and operation of public utilities, and deregulation of the oil and power industries.

Selected Economic Information of the Republic of the Philippines

	2017	2018	2019	2020	2021		2022 (1)

	(₱ in billions, except as indicated)
GDP (at then-current market prices)	16,556.7	18,265.2	19,517.9	17,951.6	19,410.6		10,322.8
GDP (at constant 2018 prices)	17,176.0	18,265.2	19,382.8	17,537.8	18,538.1		9,603.3
GDP per capita, PPP concept (in $ at then-current market prices)(2)	8,199	8,793	9,363	8,458	9,101		10,500
GDP growth rate (%) (at constant 2018 prices)	6.9	6.3	6.1	(9.5)	5.7		7.8
Consumer price inflation rate (2018 CPI basket)(3)	2.9	5.2	2.4	2.4	3.9		4.7	(15)
Government surplus/(deficit) as % of GDP (at then-current market prices)	(2.1)	(3.1)	(3.4)	(7.6)	(8.6)		(6.5	)(15)
Government debt at end of period as % of GDP (at then-current market prices)	40.2	39.9	39.6	54.6	60.4		62.1	(14)
Public sector borrowing requirement(4)	(314)	(547)	(626)	(1,349)	(1,813)		N/A
Consolidated public sector financial position(6)	(4.6)	(171.0)	(184.6)	(981.6)	(1,639.0)		N/A
Current account surplus/(deficit) as % of GDP (at then-current market prices)	(0.7)	(2.6)	(0.8)	3.2	(1.8	)(5)	(5.0	)(5)
Overall balance of payments position at end of period as % of GDP (at then-current market prices)(7)	(0.3)	(0.7)	2.1	4.4	0.3	(5)	0.5	(5)
Direct domestic debt of the Government (in million ₱)(8)(9)	4,441,260	4,776,859	5,127,600	6,694,687	8,170,414		8,832,181	(15)
Direct external debt of the Government (in million $)(9)(10)	44,261	47,860	51,252	64,562	69,803		73,311	(15)
Public sector domestic debt(11)	5,830.7	6,065.3	6,307.7	6,712.4	7,315.0		N/A
Public sector external debt(10)(11)	2,562.4	2,891.8	2,966.9	3,406.7	3,940.0		N/A
Unemployment rate (%)	5.7	5.3	5.1	10.3	6.6	(12)	5.2	(14)
Gross international reserves (in billion $)(9)(13)	81.6	79.2	87.8	110.1	108.8		99.8	(15)

Sources: Philippine Statistics Authority; Bureau of the Treasury; Department of Finance, Bangko Sentral.

Notes:

(1)	Preliminary data as of June 30, 2022, unless otherwise stated.
(2)	Figure represents annualized per capita GDP, PPP concept. Amounts in pesos have been translated into U.S. dollars using the average Bangko Sentral reference exchange rates for the applicable period.
(3)

Effective February 4, 2022, the base year of the Consumer Price Index (“CPI”) was updated from 2012 to 2018. The rebasing of the CPI is done periodically (1) to ensure that the CPI market basket continues to capture goods and services commonly purchased by households over time; (2) to update expenditure patterns of households; and (3) to synchronize its base year with the 2018 base year of the GDP and other indices. 2022 figures are based on preliminary data as of July 31, 2022. 2022 data is an average of monthly inflation figures.

(4)

Represents the aggregate deficit or surplus of the Government, the Central Bank-Board of Liquidation (the “CB-BOL”), the Oil Price Stabilization Fund and the major GOCCs (as defined below), the debt of which comprises virtually all the debt incurred by GOCCs.

(5)	Preliminary data as of March 31, 2022 (as indicated).
(6)

Comprises the aggregate deficit or surplus of the Government, the CB-BOL’s accounts, the major GOCCs, the Social Security System, the Government Service Insurance System, Bangko Sentral, the GFIs and local government units.

(7)

Overall balance of payments has been revised to reflect late reports, post-audit adjustments and final data from companies. See “Balance of Payments—Revisions” for a more detailed discussion of recent and pending revisions to previously reported data.

(8)

Represents debt of the Government only and does not include other public sector debt. Includes direct debt obligations of the Government, the proceeds of which are on-lent to GOCCs and other public sector entities, but excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(9)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using the Bangko Sentral reference exchange rates at the end of each applicable period.
(10)	Represents debt of the Government, the major GOCCs, the CB-BOL, Bangko Sentral and the GFIs.
(11)	Includes public sector debt, whether or not guaranteed by the Government.
(12)	Preliminary results as of December 2021 based on the 2021 Annual Estimates of Labor Force Survey December rounds.
(13)	Comprises the holdings by Bangko Sentral of gold reserves, foreign investments, foreign exchange and SDRs, including Bangko Sentral’s reserve position in the IMF.
(14)	Preliminary results as of July 2022 based on the July 2022 Labor Force Survey.
(15)	Preliminary data as of July 31, 2022.

REPUBLIC OF THE PHILIPPINES

History, Land and People

History

Spain governed the Philippines as a colony from 1521 until 1898. On June 12, 1898, during the Spanish-American War, the Filipinos declared their independence. The United States claimed sovereignty over the Philippines under the 1898 Treaty of Paris, which ended the Spanish-American War, and governed the Philippines as a colony until 1935, when the Philippines became a self-governing commonwealth. On July 4, 1946, the Philippines became an independent republic.

Geography and General Information

The Philippine archipelago, located in Southeast Asia, comprises over 7,000 islands and a total land area of approximately 300,000 square kilometers. The Republic groups the islands into three geographic regions: Luzon in the north, covering an area of 141,395 square kilometers, Visayas in the center, covering an area of 56,606 square kilometers, and Mindanao in the south, covering an area of 101,999 square kilometers. The Republic is also divided into 17 administrative regions.

Note:	For a discussion of territorial disputes over certain islands in the West Philippine Sea, see “—Government—Territorial Dispute over the West Philippine Sea”.

2020 Census

The Republic’s population was 109.0 million according to the 2020 Census, representing an increase of 9.4% or 8.1 million people as compared to the 2015 Census and an increase of 18.1% or 16.7 million people as compared to the 2010 Census. The Republic’s population increased by 1.6% annually, on average, during the period from 2015 to 2020, which was lower than the 1.7% average annual growth rate during the period from 2010 to 2015. Of the Republic’s 17 administrative regions, Region IV-A (Calabarzon) had the largest population in 2020 at 16.2 million, followed by the National Capital Region with 13.5 million and Region III (Central Luzon) with 12.4 million. The combined population of these three regions accounted for approximately 38.6% of the Republic’s population in 2020. The Bangsamoro Autonomous Region of Muslim Mindanao (“BARMM”), formerly known as the Autonomous Region in Muslim Mindanao (the “ARMM”), was the fastest growing region during the period from 2015 to 2020, with an average annual population growth rate of 3.1%. Of the Republic’s 81 provinces, Cavite was the most populous in 2020 at 4.3 million, followed by Bulacan at 3.7 million and Laguna at 3.4 million. In total, 29 provinces had populations in excess of 1.0 million.

The Republic has a relatively young population, with about 40% of the population under the age of 20 and a median age of 25.3, according to the 2020 Census.

The following table shows the population of the Republic, by age group, according to the 2020 Census.

2020 Household Population by Age

Age group	Total household population	Percentage of total population in age group
Under 5	11,066,707	10.2%
5-9	11,266,823	10.4%
10-14	11,080,715	10.2%
15-19	10,459,186	9.6%
20-24	9,969,846	9.2%
25-29	9,172,896	8.4%
30-34	8,120,568	7.5%
35-39	7,179,320	6.6%
40-44	6,491,312	6.0%
45-49	5,571,168	5.1%
50-54	4,941,712	4.5%
55-59	4,124,118	3.8%
60-64	3,367,223	3.1%
65-69	2,393,521	2.2%
70-74	1,575,398	1.4%
75-79	930,610	0.9%
80 and over	955,920	0.9%

Total	108,667,043	100.0%

Median Age	25.3

Source: Philippine Statistics Authority, 2020 Census.

The majority of Filipinos have Malay ethnic origins. Filipino culture also includes strong Spanish, Chinese, and American influences. Filipino is the national language, but English is the primary language used in business, government and education. The population speaks over 80 other dialects and languages, including Chinese and Spanish. As of 2019, the Republic’s functional literacy rate was 91.6%.

Christianity, primarily Roman Catholicism, is the predominant religion in the Philippines. A significant Muslim minority lives in Mindanao.

Government

Governmental Structure

Since 1935, the Republic has had three constitutions. The country adopted the current Constitution by plebiscite in February 1987 after Ferdinand E. Marcos, who had ruled for 20 years, was ousted a year earlier in favor of Corazon Aquino (who opposed Marcos in the 1986 presidential election) following a people’s uprising. The Constitution restored a presidential form of government composed of three branches: executive, legislative, and judicial.

The principal features of each branch are as follows:

•

Executive—The President, elected by popular vote for a single, six-year term, exercises executive power. If the President dies, becomes permanently disabled, is removed from office, or resigns, the Vice President acts as President for the remainder of the term. If the Vice President cannot serve, the President of the Senate or, if he or she cannot serve, the Speaker of the House of Representatives acts as President until the election and qualification of a new President or Vice President. The person acting as President for any remaining term may, if elected, serve a six-year term as President. President Ferdinand “Bongbong” R. Marcos Jr. commenced serving his six-year term on July 1, 2022, and his term will end on June 30, 2028.

•

Legislative—The Congress, comprising the Senate and the House of Representatives, exercises the Republic’s legislative authority. The Constitution mandates a Senate of 24 members and a House of Representatives of not more than 250 members (excluding sectoral representatives), all elected by popular vote. Senators serve for a term of six years and members of the House of Representatives for a term of three years. Senate and House of Representatives seats are subject to two consecutive term and three consecutive term limits, respectively. In May 2022, elections were held for 12 Senators and all members of the House of Representatives, who, together with the 12 Senators who did not face re-election, constitute the 19th Congress of the Republic.

•

Judicial—The Supreme Court and any lower courts established by law exercise the Republic’s judicial authority. The Republic’s court system is a multi-tiered system of courts of general jurisdiction that includes the Supreme Court and the Court of Appeals. Below these are the Regional Trial Courts, Metropolitan Trial Courts, Municipal Trial Courts and Municipal Circuit Trial Courts, which are all courts of original jurisdiction.

Recent National Elections

On May 9, 2022, national and local elections were held throughout the Philippines, including the election of the president and vice president of the Republic, and elections for 12 senators and all members of the House of Representatives. President Ferdinand “Bongbong” R. Marcos, Jr. of the Partido Federal ng Pilipinas and Vice President Sara Z. Duterte of Lakas-CMD were elected and took office on July 1, 2022, marking the end of the former President Rodrigo R. Duterte’s six-year term. The next national and local elections in the Philippines are scheduled for May 2025.

Corruption Investigations and Other Proceedings

In the last few years, a number of current and past officials of the Government have been investigated or indicted for graft, corruption, plunder, extortion, bribery, or usurpation of authority, including, among others, former President Gloria Macapagal-Arroyo and former President Benigno Aquino. In July 2016, the Supreme Court acquitted former president Arroyo of plunder, and she was subsequently elected as the Speaker of the House of Representatives of the Philippines in 2018. Various other politicians and other public figures are still awaiting trial on similar charges. In addition, there have been impeachment proceedings against two then presidents as well as one then chief justice of the Supreme Court.

Political Violence

Political violence is not uncommon in the Republic. As of September 2019, more than 20 mayors and vice-mayors in the Philippines have been killed, some of these officials were alleged to have been involved in the illegal drug trade. In December 2019, a special court convicted eight members of the Ampatuan family, members of which governed the southern province of Maguindanao for decades, along with 20 other defendants on multiple counts of murder for their roles in a 2009 ambush on an election motorcade, which killed 57 people, including political opponents of the Ampatuan family and 30 journalists.

Efforts Against the Illegal Drug Trade

Former President Duterte made fighting the illegal drug trade a central focus of his administration. Since July 1, 2016, the Philippine National Police (“PNP”) arrested more than 345,000 individuals allegedly involved in illegal drugs, including more than 15,000 high-value targets over the course of more than 239,000 drug operations. Representatives of certain international organizations and foreign nations, including the Office of the High Commissioner for Human Rights of the United Nations and the United States, have expressed concern over reports of extrajudicial killings in the Republic in connection with these operations. In December 2019, lawmakers in the United States proposed legislation that would impose travel restrictions and financial sanctions on officials found to be involved in extrajudicial killings and the imprisonment of former Philippine Senator De Lima, a prominent critic of the Duterte administration’s operations against illegal drugs. In September 2021, the International Criminal Court opened an investigation of whether or not the crime against humanity of murder was committed between November 1, 2011 and March 16, 2019 in the context of the “war on drugs”. The Marcos administration intends to continue operations against illegal drugs, with a clearer focus on abuse prevention, education, and the improvement of rehabilitation centers.

Administrative Organization

As of June 30, 2022, the Republic had 17 administrative regions and 43,761 local government units. Local government units included 81 provinces, 146 cities, 1,488 municipalities (subdivisions of provinces), and 42,046 barangays. Highly urbanized cities function independently of any province, while other cities are subject to the administrative supervision of the provinces in which they are located.

The Government is organized primarily around the various departments and department-equivalent agencies of the executive branch, which implement the various programs and projects of the Government. The departments and department-equivalent agencies are grouped into the following five sectors.

Sector	Major Department

Social services	Health; Education, Culture and Sports; Labor and Employment; Social Welfare and Development; Migrant Workers

Economic services	Agriculture; Agrarian Reform; Energy; Environment and Natural Resources; Tourism; Trade and Industry; Public Works and Highways; Transportation and Communications; Science and Technology

Defense	National Defense

General public services	Foreign Affairs; Finance; Budget and Management; Interior and Local Government; Justice; National Economic and Development Authority; Office of the Press Secretary; Autonomous Region of Muslim Mindanao; Cordillera Administrative Region

Constitutional offices	General Public Services (Elections, Audit, Civil Service, Public Order and Safety, Office of the Ombudsman); Social Services (Human Rights)

Devolution of Certain Executive Branch Functions

On June 1, 2021, then President Duterte signed Executive Order 138, which directs the full devolution of certain national government functions to local government units by no later than 2024. National government functions expected to be devolved to local governments include, among others, those related to local infrastructure, health care, livelihood, agriculture, and social welfare. Under Executive Order 138, national government agencies would instead assume more strategic and steering functions going forward to address persistent development issues.

The Republic is currently in various stages of implementing Executive Order 138. In August 2022, President Marcos ordered a team led by the Department of the Interior and Local Government to study issues pertaining to devolution and decentralization of functions of the local and national governments.

Government Corporations

The Government owns or controls a number of corporations that provide essential goods and services to the public and work with the private sector to encourage economic growth and development. Originally restricted to basic public services and national monopolies, the number of GOCCs grew from 13 in the 1930s to 301 by 1984. GOCCs are fiscally significant as major contributors to government revenue or as recipients of direct and indirect support from government revenue. At the height of the COVID-19 pandemic in 2020, GOCCs contributed over ₱100.0 billion through dividend remittances to the Government, which was used to fund social and health related expenditures, as well as to provide financial relief for industries severely impacted by the COVID-19 pandemic.

As of December 31, 2020, there were 118 GOCCs. GOCCs, including GFIs, currently account for a significant proportion of the public sector’s domestic and external debt. The Government closely monitors the contribution to the public sector deficit or surplus, and other financial indicators, of two GFIs that provide credit to enterprises in support of public policies: Land Bank of the Philippines (“LBP”) and Development Bank of the Philippines (“DBP”). As of December 31, 2020, DBP and LBP had aggregate domestic and external liabilities of around ₱3.2 trillion, which represented 58.5% of the liabilities owed by GOCCs.

As of December 31, 2020, LBP was the largest contributor to the liabilities owed by GFIs and to the liabilities owed by all GOCCs, with liabilities of ₱2.2 trillion representing 58.2% of the liabilities owed by GFIs and 40.4% of the liabilities owed by all GOCCs. DBP was the second largest contributor to the liabilities owed by GFIs and the third largest contributor to the liabilities owed by all GOCCs, with liabilities of ₱978.0 billion representing 26.0% of the liabilities owed by GFIs and 18.05% of the liabilities owed by all GOCCs.

The Government also closely monitors certain GOCCs engaged in various major business activities (the “major GOCCs”) by recording their individual contributions to the public sector deficit or surplus position and other financial indicators. Based on audited financial statements, as of December 31, 2020, the major GOCCs had aggregate domestic and external liabilities of approximately ₱14.9 trillion, which represented 96.9% of the liabilities owed by all GOCCs and 83.0% of GDP , an increase compared to the 7.7% of GDP in 2019. In 2020, the Government counted 31 major GOCCs.

The Government has in recent years implemented a general policy to improve the corporate governance and financial performance of GOCCs by encouraging adequate contribution by these GOCCs to the Government’s fiscal consolidation efforts, integrity, efficient and effective delivery of public services, sustainability, transparency, and accountability. Further to its privatization strategies, the Government has also sought decreased intervention in the business affairs of other GOCCs in view of its policy objective for GOCCs to be self-sustaining; however, in certain instances, the Government supports the transactions of such corporations by acting as guarantor for obligations and providing such other assistance as it deems necessary and as may be allowable under law. Since 2011, several GOCCs have either been privatized or abolished by the Government, or have been classified as inactive, non-operational, or otherwise disposed of by the Government.

Marcos Administration Policy

In his first State of the Nation Address on July 25, 2022, President Marcos announced his agenda and priorities for his six-year term in office. The President outlined the government’s agenda for economic recovery and development, agriculture, tourism, social welfare, public health, education, infrastructure development and energy, climate change, migrant workers, and foreign policy.

President Marcos called for improvements to the government’s fiscal management and expenditure priorities. He called for improvements to the tax system to be more responsive to the digital economy. President Marcos also set key macroeconomic targets, including increasing GDP growth, cutting the poverty rate, and reducing the government debt-to-GDP ratio, and called on the National Economic Development Authority (“NEDA”) to formulate a new national development plan.

The President also described reforms to help address the effects of inflation and the impact of the COVID-19 pandemic. These include imposing a moratorium on payment of land amortization payments, extending financial assistance, and providing technology and production assistance for farmers. President Marcos also called for a revitalization of the country’s tourism industry, coupled with infrastructure improvements to facilitate travel to and from tourist spots. Other key agenda items include mitigating the impact of disasters on vulnerable sectors, particularly in calamity-prone areas, strengthening the public health system through the establishment of a national virology institute, national center for disease prevention and control, and a medical reserve corps. He also pushed for reforms in the education sector and a return to face-to-face classes for students. The President’s agenda also tasked the newly established Department of Migrant Workers to improve services to ensure the welfare of overseas Filipino workers.

President Marcos called for improved digitalization to enhance governance through the digitalization and harmonization of public records, the rollout of a national ID system, and the implementation of the National Broadband Plan. On infrastructure, President Marcos committed to continuing and building on the Duterte administration’s programs, particularly building new roads and modernizing the country’s rail transport systems, as well as developing airport projects. As part of helping build greater resilience and respond to challenges brought about by climate change, the President also called for the development of renewable energy projects including hydropower, geothermal, solar, and onshore and offshore wind. In addition, he also expressed support for the revival of a nuclear power program.

President Marcos also expressed his commitment to protect Philippine territory, and to pursue an independent foreign policy.

The President also called on Congress to pass legislation he identified as key priorities. These include the National Government Rightsizing Program; budget modernization bill; valuation reform bill; Passive Income and Financial Intermediary Taxation Act; E-Government Act; Internet Transaction Act; Government Financial Institutions Unified Initiatives to Distressed Enterprises for Economic Recovery; Medical Reserve Corps; National Disease Prevention Management Authority; an act establishing the Virology Institute of the Philippines; an act establishing the Department of Water Resources; an act establishing a unified system of separation, retirement, and pension; E-Governance Act; National Land Use Act; National Defense Act; an act establishing the Mandatory Reserve Officers’ Training Corps and National Service Training Program; an enabling law for the natural gas industry; amendments to Electric Power Industry Reform Act; and amendments to the Build-Operate-Transfer Law.

Philippine Development Plan

In his first State of the Nation Address, President Marcos directed the NEDA to prepare an updated Philippine Development Plan for 2023 to 2028 by no later than the end of 2022. The Philippine Development Plan 2023-2028 will flesh out the 8-point socioeconomic agenda of the Marcos administration that will address constraints to the country’s inclusive and sustainable growth. It is expected to provide a roadmap towards improving the Philippines’ investment climate, with the objective of generating more and higher-quality employment in the medium term, thereby transforming the economy and making it more inclusive and resilient to unexpected shocks.

Under the Marcos administration, the Barangay Development Program (“BDP”) has also been established to prevent the resurgence of communist insurgency groups in geographically isolated communities by addressing underlying factors to the conflict such as poverty. The BDP pursues this aim through the implementation of socio-economic development projects designed to encourage development and social inclusivity such as the construction of farm-to-market roads, school buildings, water and sanitation systems, health stations, and livelihood programs.

Credit Ratings

In May 2021, S&P Global Ratings (“S&P”) affirmed the Republic’s BBB+ rating with a stable outlook and expressed that the rating reflects the Republic’s above-average economic growth potential and could be attributed to years of fiscal reforms and prudent debt management. The stable outlook reflects S&P’s expectation that the Republic’s domestic economy will achieve a healthy economic recovery as the COVID-19 pandemic is better contained, and that the Government’s fiscal deficits will decline significantly over the next two to three years.

In July 2020, Moody’s Investors Service (“Moody’s”) affirmed the Republic’s “Baa2” credit rating with a stable outlook. The rating affirmation and stable outlook reflected Moody’s view that the fortification of the Government’s fiscal position in recent years provides a buffer against a rise in public indebtedness due to shocks such as the ongoing global coronavirus outbreak. The Government’s track record of prudent economic and fiscal management and a robust banking system contribute to stable access to funding at moderate costs and support prospects for fiscal consolidation and debt stabilization after the shock subsides. In March 2021, Moody’s assigned a senior unsecured rating of Baa2 rating to the Republic’s Japanese yen-denominated bond offering, which mirrored the Philippines’ Baa2 rating. In April 2021, the Republic’s euro-denominated bonds received a BBB rating from Fitch and a senior unsecured Baa2 rating from Moody’s. In June 2021, the Republic’s US dollar-denominated global bonds in a dual-tranche offering was assigned “Baa2”, “BBB+”, and “BBB” ratings by Moody’s, S&P, and Fitch, respectively.

In February 2022, Fitch Ratings (“Fitch”) affirmed the Republic’s BBB rating but downgraded its outlook from “stable” to “negative”. Fitch stated that the affirmation of the Philippines’ ratings balances its strong external buffers and high growth rates against lagging structural indicators, including low income per capita and governance, and also reflects weak government revenue mobilization compared with peers, while the “negative” outlook reflects uncertainty about medium-term growth prospects as well as possible challenges in unwinding the COVID-19 policy response.

Internal Conflict with Rebel Groups and Peace Negotiations

For over 40 years, various rebel groups in the Republic have periodically fought against Government forces. The purported objective of many of these rebel groups is to effect the separation of the traditionally Muslim portions of Mindanao from the Republic. However, other groups such as the Communist Party of the Philippines (the “CPP”), are ostensibly focused on ideological objectives rather than territorial ambitions.

The original Muslim separatist group, the Moro National Liberation Front (the “MNLF”), has existed since at least the early 1970s and has splintered twice, leading to the formation of the MILF in 1976, which is today the largest Muslim separatist group in the Philippines, and Abu Sayyaf in 1991. Despite this fragmentation, the original MNLF persists to this day. These groups have carried out a number of terrorist attacks in the Philippines, with several bombings having taken place mainly in cities in the southern part of the country. In addition, these groups have been identified as being responsible for kidnappings and other terrorist activities in the Philippines, and they have engaged in sporadic conflict with the Armed Forces of the Philippines (“AFP”).

On January 6, 2017, the AFP announced a Development Support and Security Plan called “Oplan Kapayapaan” (meaning “peace”). Under the plan, the AFP’s priority is the destruction of the terrorist group Abu Sayyaf and other local and foreign terrorist groups.

In July 2020, then President Duterte signed into law the Anti-Terrorism Act of 2020, which replaced the Human Security Act of 2007. Among its various provisions, the Anti-Terrorism Act of 2020 provides for warrantless arrests under certain circumstances and broadly defines terrorist acts, and creates a presidentially-appointed body, the Anti-Terrorism Council (“Anti-Terrorism Council”), which can designate individuals or groups as terrorists for purposes of the Anti-Terrorism Act of 2020. The Anti-Terrorism Act of 2020 was challenged before the Supreme Court. On December 9, 2021, the Supreme Court declared the law constitutional, striking down only two of the challenged provisions. Subject to the Court’s modifications, the law remains in force.

As part of the Government’s campaign against terrorism, under the Enhanced Comprehensive Local Integration Program, a package of livelihood, emergency, resettlement and housing assistance is being extended to members of local terror groups, including the Abu Sayyaf Group, ISIS affiliates and the Maute Group, which offers a fresh start to their former members to reintegrate into society.

The Moro Islamic Liberation Front

On October 7, 2012, the Government and the MILF concluded the 32nd formal exploratory peace talks with the release of a draft framework peace agreement (the “Framework Agreement”), which provides a framework for replacing the ARMM with the BARMM, a new autonomous political entity. Bangsamoro is the historical name for the traditionally Muslim portions of Mindanao. The Framework Agreement defines the powers and structures of the new Bangsamoro entity and describes the principles, processes and mechanisms that will shape relations between the Government and Bangsamoro. The Framework Agreement provides that the new entity will, subject to certain limitations, have the power to levy taxes, borrow funds from foreign and domestic lenders and share in the revenues generated through the development of natural resources within its jurisdiction. The Framework Agreement reserves the powers of defense and security, foreign policy, monetary policy and coinage, citizenship, and naturalization to the Government. The Government and the MILF signed the Framework Agreement on October 15, 2012.

On March 27, 2014, the Comprehensive Agreement on the Bangsamoro (the “Comprehensive Agreement”) was signed by the Government and the MILF. Following the completion of the Comprehensive Agreement, the Transition Commission formally submitted its draft Bangsamoro Basic Law to the Office of the President in April 2014. On July 17, 2017, the final Bangsamoro Basic Law was officially submitted to then President Duterte, who confirmed his support for the legislation. The Bangsamoro Basic Law was passed by Congress in July 2018 as the Bangsamoro Organic Law, or Republic Act No. 11054, and ratified in January 2019. As a result, the ARMM was gradually phased out and abolished, and the process for the formal establishment of the BARMM began. Following the ratification of the Bangsamoro Organic Law, the inauguration of the BARMM took place in March 2019, and MILF Chairman Ahod Balawag Murad Ebrahim was appointed as the interim Chief Minister of the BARMM. The Bangsamoro Organic Law also created the Bangsamoro Transition Authority (“BTA”), which is the interim local government of the BARMM during the transition period until the eventual election of the BARMM Parliament, which was rescheduled to May 2025 to coincide with the Republic’s national elections. The BTA is tasked with addressing a variety of challenges, including peace and security concerns, poverty reduction, business and job creation, and stability between ethnic clans and economic classes, among others.

In June 2019, the BTA approved the Bangsamoro Transition Plan, which would serve as the framework of the Bangsamoro Government and includes an organizational chart of the various ministries and offices from the BARMM and the timeline of the gradual phasing out of agencies and offices from the defunct ARMM. In addition, the decommissioning of the MILF combatants commenced in September 2019 and the Bangsamoro Government hired ex-MILF combatants to serve as forest rangers to secure and protect the forests in the region, which contributes to the promotion of peace and order in the region. A normalization process that includes activities aimed at achieving a smooth transition for the MILF members into becoming productive members of society is ongoing. The process is currently on its third phase, with a total of 40,000 combatants and 7,000 weapons projected to undergo the decommissioning process. Additionally, the Government and the BTA are cooperating to eliminate the threat of private army groups as possible “peace spoilers” through the National Task Force on the Disbandment of Private Armed Groups.

In February 2021, then President Duterte issued presidential proclamations granting amnesty to members of the MILF and MNLF, among other rebel groups. This amnesty excludes individuals charged with terrorism under the Human Security Act of 2007 or the Anti-Terrorism Act of 2020, individuals designated as terrorists by the Anti-Terrorism Council, or those who had committed certain crimes under Philippine law or violated the Geneva Convention of 1949. Congressional approval is required for this amnesty to become effective. In January 2022, the Senate and House of Representatives concurred with Presidential Proclamation 1090 s.2021, thereby granting amnesty to the MILF members.

In August 2022, President Marcos named 80 new members of the BTA. 41 of the members of the BTA were nominated by the MILF, while 39 were nominated by the Government. The composition of the 41 MILF members is a product of a consultative process carried out by MILF through an internal review and vetting process. This list was submitted to the Office of the President through the Office of the Presidential Adviser on Peace, Reconciliation, and Unity, and was subject to a selection and evaluation process of the Office of the President.

The Moro National Liberation Front

Similar to, and concurrently with, the normalization process with the MILF undertaken pursuant to the Comprehensive Agreement, the Government is also pursuing normalization with the MNLF. The Government has pursued these efforts by, among other measures, establishing community security management in strategic MNLF communities, both within and outside the Bangsamoro, in order to reduce the supply of firearms and build resilient and economically-developed communities, providing social protection services including health insurance and study grants, and constructing new roads, bridges, warehouses, water supply systems, health care centers, community peace centers and irrigation systems.

Since 2012, there had been sporadic violence in the ARMM involving the MNLF, which was largely limited to clan wars. Despite these developments, the Government has continued to carry out its development programs in the region.

On November 10, 2016, it was announced that the MNLF would constitute its own five-member panel separately from the peace process with the MILF in order to engage with the Government to work on the completion of the remaining commitments under the 1996 Final Peace Agreement. On July 18, 2017, the Chairman of MNLF met with then President Duterte and declared that he was no longer submitting his proposed amendatory law to enhance the Autonomous Region in Muslim Mindanao but would instead push for federalism. Since then, the MNLF has continued to push for federalism.

On November 12, 2017, fighters of the MILF and MNLF clashed in a village of Matalam after an MNLF member shot and killed a member of the rival organization. Four fighters were left injured. The clash ended when leaders of both organizations intervened and declared a ceasefire. In January 2018, MNLF leadership announced that they had joined Government forces in the fight against rebel groups, terrorist groups, and drug syndicates. In August 2018, the MNLF chair Yusop Jikiri condemned a deadly car bomb attack in Lamitan City, saying that such an attack was “un-Islamic”. The attack was reportedly carried out by a foreign militant.

MNLF leader Nur Misuari communicated to then President Duterte in March 2019 that the MNLF would go to war if a federal government was not established. In response, then President Duterte informed the media that he would like to form a panel to publicly discuss the form of a potential federal government. In August 2019, then President Duterte ordered the creation of a coordinating committee with MNLF to demonstrate efforts to bring peace to Mindanao and to fight against the Abu Sayyaf. The newly established Government-MNLF Peace Coordinating Committee convened in December 2019. During the committee meeting, the Government and MNLF agreed to implement certain of their prior commitments, including the establishment of the Bangsamoro Development Assistance Fund and the creation of a Tripartite Implementation Monitoring Committee. In January 2020, then President Duterte appointed MNLF leader Nur Misuari as the Special Economic Envoy on Islamic Affairs to the Organization of Islamic Cooperation.

In November 2020, the MNLF elected Muslimin Sema to replace Nur Misuari as MNLF Central Committee Chairman. Mr. Sema has issued statements professing his commitment to work with the MILF and the Republic in order to achieve a lasting peace in the Bangsamoro areas of Mindanao.

In August 2022, two members of the MNLF, Abdulkarim Misuari and Nurrheda Misuari, son and daughter of Nur Misuari, were appointed as members of the BTA by President Marcos, joining other members nominated by the MILF.

Abu Sayyaf

In 2002, the United States and the European Union placed Abu Sayyaf on their lists of “foreign terrorist organizations.” Moreover, the United States has in the past sent troops and military advisors to assist the AFP in its conflict with Abu Sayyaf. In July 2002, the United States and the Republic entered into a sustained military cooperation agreement that provides for annual training exercises involving both Philippine and U.S. soldiers.

In the years that followed since 2002, there has been ongoing violence relating to Abu Sayyaf, including various kidnappings and hostage incidents, hostilities and fighting, woundings and both civilian and AFP deaths that have resulted. The AFP has simultaneously been successful throughout the period in capturing or killing while in combat Abu Sayyaf militants.

Abu Sayyaf continued violent attacks in 2019 and 2020. In February 2019, twin blasts were carried out at a cathedral in Jolo, Sulu, killing 23 people and leaving over a hundred people injured. In the same month, Abu Sayyaf demanded ransom in exchange for three foreigners who were abducted. The Government rejected the demand, citing their policy against ransom payments. In April 2019, a clash between Government troops and around 80 Abu Sayyaf members broke out in Patikul, Sulu, leaving seven dead and 21 wounded. In May 2019, a Dutch national was killed in a firefight between Abu Sayyaf and the Government. In June 2019, two bomb attacks took place in a military camp in Indadnan, Sulu, killing 8 people and wounding 22 others. The Islamic State of Iraq and Syria (“ISIS”) has claimed that the attacks were carried out by Abu Sayyaf, its local affiliate. In September 2019, a female suicide bomber, who later was identified as an Abu Sayyaf member, attacked a military checkpoint in Indanan, Sulu. In August 2020, two powerful explosions were set off by suicide bombers in the heavily populated areas of Jolo, a town in the southern part of the Republic, killing at least 14 people and wounding 75 others.

Skirmishes between AFP forces and Abu Sayyaf members have continued into 2021 and 2022. In March 2021, AFP troops tracked down and killed Abu Sayyaf leader Majan Sahidjuan in Tawi-Tawi province and rescued certain Indonesian hostages, who were later turned over to the Indonesian government. In 2022, sustained military and police operations led to the surrender of some Abu Sayyaf members to the Government.

Marawi Siege

A military raid to capture Isnilon Hapilon, a Filipino leader of the Abu Sayyaf group and also a designated commander of ISIS in Southeast Asia, in Marawi City on May 23, 2017 led to an almost six-month siege of the city. Upon the capture of Isnilon Hapilon, reinforcements from members of the Maute group, a local Islamist militant organization that has pledged allegiance to ISIS, poured into Marawi City. Massive violence took place in Marawi City including killings of over a hundred people, setting fire to buildings, taking hostages, and running street battles with Government forces. A mass evacuation of the city was ordered, and the whole city was put on lockdown. On the same day, then President Duterte signed Proclamation No. 216 declaring a state of martial law in the entire island of in Mindanao which initially lasted until July 22, 2017. On May 29, 2017, then President Duterte approved the creation of a “Peace Corridor,” jointly implemented by the Republic and the MILF, as a safe and secured pathway for the elderly, women, children, and others fleeing the conflict zones in Marawi City. The Peace Corridor was opened on June 4, 2017.

On July 22, 2017, the Senate and the House of Representatives convened a joint session to approve the extension of Proclamation No. 216 until December 31, 2017, arguing that the extension was necessary to maintain public safety and to continue work on the recovery, reconstruction, and rehabilitation of Marawi City.

On November 26, 2017, the military intensified its operations aimed at recovering remaining hostages from Abu Sayyaf by integrating the participation of local government units in Sulu. In December 2017, Congress approved the request by then President Duterte to extend martial law in Mindanao for another year in order to combat armed groups there. From May to December 2017, over 1,200 people were killed in Marawi City. On December 31, 2019, martial law in Mindanao ended, marking an end to two and a half years of heightened military tension; however, certain areas in Mindanao remain under a state of emergency and law enforcement groups are in heightened security as a measure against potential terror threats.

According to unofficial data provided by the Office of Task Force Marawi, the total cost of damages of the Marawi Siege was approximately ₱11.5 billion. Since 2018, the Government has focused on rebuilding Marawi City. In August 2018, the Government and the MILF revived a cooperation agreement, originally entered into during the siege for the purposes of rescuing civilians. Under the revived pact, the MILF and the Government agreed to work together in an effort to rehabilitate Marawi City. In 2020, a budget of ₱3.56 billion was approved to rehabilitate Marawi City.

On April 13, 2022, then President Duterte signed Republic Act No. 116961, or the Marawi Siege Victims Compensation Act of 2022, into law. The law created the Marawi Compensation Board, tasked with facilitating the tax-free payment of reparations to qualified claimants who lost residential and commercial properties in the Marawi siege.

In May 2022, the Office of Task Force Marawi reported progress in the rehabilitation of Marawi City, with expected completion of around 89% of public infrastructure and other rehabilitation projects by the third quarter of 2022.

Communists and Affiliated Groups

The Philippines has experienced over 40 years of communist insurgency. In 2002, the United States and the European Union placed the CPP and the CPP’s armed affiliate, the New People’s Army (the “NPA”), on their lists of “foreign terrorist organizations.” As a result, the United States and European governments have frozen financial accounts linked to these groups and restricted travel of CPP and NPA members in the United States and the European Union.

Formal peace talks with communist-affiliated groups were suspended between 2004 and 2015, and sporadic fighting between the NPA and the AFP continued during that time. On August 22, 2016, the Government resumed its formal negotiations to seek peace with the National Democratic Front (the “NDF”), a political organization closely aligned with the CPP and the NPA, with the aim of forging a political settlement anchored in social, economic and political reforms. However, after the killing of three soldiers by the NPA, then President Duterte stated on February 6, 2017 that he would no longer consider the CPP, NPA and NDF as communist groups but as terrorist groups and temporarily suspended the peace talks.

Despite the temporary suspension of formal peace talks, several localized peace negotiations have been carried out since then. In December 2018, then President Duterte issued Executive Order No. 70 establishing a “Whole of Nation” approach to ending local communist armed conflict, pursuant to which local peace engagements have been carried out throughout the country. In Mindanao, local peace engagements have resulted in the mass surrender of members of the local CPP-NPA chapters.

On April 21, 2020, NPA forces attacked AFP soldiers during a COVID-19 humanitarian mission, resulting in the deaths of two AFP soldiers and wounding three others. On April 27, 2020, then President Duterte announced that peace negotiations with the CPP-NPA-NDF would be permanently terminated. On December 9, 2020, the Anti-Terrorism Council designated the CPP and NPA as terrorist organizations under the Anti-Terrorism Act of 2020, which will allow for the detention of their members and the freezing of their assets, among other things.

In February 2021, then President Duterte signed a presidential proclamation granting amnesty to former rebel members of the CPP-NPA-NDF who had voluntarily surrendered and renounced their rebellious activities. Congressional approval is required for this amnesty to become effective. The 18th Congress did not act on the presidential proclamation before it adjourned.

In April 2021, the Anti-Terrorism Council designated CPP founding chairman Jose Maria Sison, as well as individuals linked to the National Democratic Front of the Philippines as terrorists under the Anti-Terrorism Act of 2020. In July 2021, it designated the National Democratic Front of the Philippines as a terror group.

International Relations

The Philippines places a high priority on expanding global trade through a multilateral framework of principles and rules that respect individual countries’ policy objectives and levels of economic development. The Republic’s participation in various international organizations, such as the World Trade Organization, the IMF, the World Bank (“WB”) and the ADB, allows it to encourage liberalized trade and investment and to discuss global issues that affect the Republic’s economy.

The following table shows the Republic’s capital participation in, and loans obtained from, major international financial organizations.

Membership in International Financial Organizations
Name of Organization	Date of Admission	Subscribed	Capital Share	Capital Paid In	Loans Outstanding
	(in millions, except for percentages)
International Monetary Fund(1)	December 27, 1945	SDR2,042.9	0.43%	1,478.2	—
International Bank for Reconstruction and Development(2)	December 27, 1945	$1,290.2	0.42%	$83.4	$10,614	(2)
Asian Development Bank (“ADB”)(3)	December 22, 1966	$3,539.7	2.38%	$177.0	$12,059.0
Asian Infrastructure Investment Bank (“AIIB”)(2)	December 28, 2016	$979.1	1.01%	$195.8	$1,057.0

Notes:

(1) As of July 31, 2022, unless otherwise noted.

(2) As of June 30, 2022.

(3) As of December 31, 2021.

Sources: The IMF, the WB, the ADB, the AIIB and the Bureau of the Treasury.

The Philippines also promotes its economic interests through membership in the following regional organizations:

•	The Association of Southeast Asian Nations (“ASEAN”);

•	ASEAN Free Trade Area;

•	Southeast Asia, New Zealand and Australia Central Banks;

•	Southeast Asian Central Banks;

•	Asia-Pacific Economic Cooperation (“APEC”); and

•	Executives Meeting of East Asia and Pacific Central Banks.

Relationship with the IMF

Previously, the IMF maintained relations with the Republic within the context of a regular IMF program monitoring arrangement and a subsequent post-program monitoring arrangement. Under its regular program monitoring arrangement, the IMF was allowed to influence the Republic’s fiscal policies through stabilization and structural adjustment programs. In contrast, the post-program monitoring arrangement involved program assessments based on a regular review of economic developments and policies rather than the attainment of specific quantitative targets and did not include a financing component.

In June 2021, the IMF staff completed its 2021 Article IV Mission to the Philippines. The IMF staff reported that the Republic’s economy is recovering after a major contraction in 2020 due to the COVID-19 pandemic. The IMF noted the containment restrictions imposed by the Government which came with trade-offs affecting economic activity, and the ensuing comprehensive policy package which included fiscal, monetary, and financial policy measures. It said that it expected the Republic’s economic recovery to strengthen, underpinned by greater mobility, economic reopening, further progress in vaccination, continued policy support, and a global growth improvement. Nevertheless, the COVID-19 pandemic is expected to have long-term effects reflected in effects to tourism and other service sectors, impact of the major downturn on investments, skill losses from high unemployment and underemployment, and increased poverty. IMF staff appraisal remarked that the expansionary fiscal policy stance in 2021 should help foster recovery, and in case downside risks materialize, the Republic has fiscal space to respond. Monetary policy, on the other hand, is assessed to be appropriately accommodative. The mission emphasized the importance of steadfast implementation of structural reforms to promote investments and facilitate return to high growth.

World Bank Financing and Projects

In 2021, the World Bank committed to six projects and programs in the Philippines with an aggregate amount of $2,880 million, namely: (i) an additional $500 million for the Philippines COVID-19 Emergency Response Project — Additional Financing to support the Republic’s capacity to prevent, detect, and respond to the threat posed by COVID-19 and strengthen national systems for public health preparedness which was later supplemented by $300 million of additional financing under the Philippines COVID-19 Emergency Response Project — Additional Financing 2 to cover procurement and delivery of COVID-19 vaccines; (ii) $280 million Second Additional Financing for the Philippine Rural Development Project which aims to increase rural incomes and enhance farm and fishery productivity in the targeted areas; (iii) $400 million Philippines First Financial Sector Reform Development Policy Financing which aims to support financial sector reforms to assist the Government in achieving a resilient, inclusive, and sustainable financial sector; (iv) $300 million Philippines Seismic Risk Reduction and Resilience Project which aims to enhance the safety and seismic resilience of selected public buildings in Metro Manila and enhance the capacity of the Department of Public Works and Highways to prepare for and respond to emergencies; (v) $500 million Philippines Fourth Disaster Risk Management Development Policy Loan with a Catastrophe-Deferred Drawdown Option; and (vi) $600 million Philippines Promoting Competitiveness and Enhancing Resilience to Natural Disasters Sub-Program 3 Development Policy Loan, which aims to support ongoing government reforms, among them the amendments to the Retail Liberalization Act to promote private investment, reduction in the cost of doing business, and expansion of broadband services to promote investments in information and communications technology.

In 2022, the World Bank has thus far committed $178.1 million for the Philippines Multisectoral Nutrition Project.

Asian Development Bank Financing and Projects

In 2021, the ADB committed to four project and programs with an aggregate amount of $1,571.5 million: (i) $400 million Facilitating Youth School-to-Work Transition Program, Subprogram 3 to help the Government’s efforts to expand youth employment and skills programs; (ii) $400 million Local Governance Reform Program, Subprogram 2 to help improve local governments’ capacity to provide high-quality public services; (iii) $600 million Build Universal Health Care Program (Subprogram 1), a loan to help the Government implement health, financing, service delivery, and performance monitoring results under the Universal Health Care Act; and (iv) $175.1 million Metro Manila Bridges Project, a loan to finance the construction of three new bridges crossing the Marikina River. The ADB and AIIB also agreed to co-finance an aggregate amount of $1,200 million in loans to the Republic intended to fund the procurement of COVID-19 vaccines from the COVID-19 Vaccines Global Access Facility (“COVAX”), as well as other eligible bilateral vaccine suppliers. The ADB’s commitment under this program totaled $650 million out of the total $700 million, with the remaining $550 million funded by the AIIB.

In 2022, the ADB has thus far committed to four projects and programs with an aggregate amount of $2,402.0 million: (i) $2 million for the Typhoon Odette Emergency Response Project; (ii) $400 million loan for Support to Capital Market-Generated Infrastructure Program Subprogram 2; (iii) $250 million loan for Climate Change Action Program Subprogram 1; and (iv) $1.75 billion loan for the South Commuter Railway Project Tranche 1.

Territorial Dispute over the West Philippine Sea

In the first eight months of 2011, tensions rose in relation to long-standing territorial disputes involving the Republic, other Southeast Asian nations (including Vietnam, Malaysia and Brunei) and China over certain islands in the West Philippine Sea, also known as the South China Sea. The increased tensions were brought about by allegations of more aggressive measures being taken by certain nations to assert their claims in these disputes. In July 2011, representatives of the claimant nations, along with other members of ASEAN, met in Bali, Indonesia to discuss how to advance the negotiations with respect to the competing claims. At this meeting, these nations, including China, agreed on basic guidelines for drafting the Code of Conduct to implement the 2002 ASEAN-China Declaration on the Conduct of Parties in the South China Sea. The Republic maintains that its claim over the disputed territories is supported by recognized principles of international law consistent with the 1982 United Nations Convention on the Law of the Sea (the “UNCLOS”).

The Republic reiterated its position in November 2011 during the ASEAN and East Asia summits in Bali, Indonesia, where China, the United States and representatives from a number of Asian countries were in attendance. The Republic also proposed a new peace plan for the disputed waters, which it labeled the “Zone of Peace, Freedom, Friendship and Cooperation.” The plan aims to clearly define the territorial claims of different countries in the region and then to cooperate in respecting those parts of the region where certain countries have undisputed claims, leaving the disputed territories for later resolution. No agreement has been reached to implement this plan.

On April 8, 2012, during one of its regular maritime patrols, a Philippine Navy surveillance aircraft identified eight Chinese fishing vessels anchored inside and around Bajo de Masinloc (also known as Scarborough Shoal), an area in the Municipality of Masinloc, Province of Zambales that the Republic regards as an integral part of its territory. The area is located 124 nautical miles west of Zambales and is within the Republic’s 200 nautical-mile Exclusive Economic Zone and the Philippine Continental Shelf. On April 10, 2012, the BRP Gregorio del Pilar dispatched an inspection team that reported that large amounts of illegally collected coral, clams and sharks were found in the compartments of the fishing vessels. The arrival of Chinese maritime surveillance vessels resulted in a standoff.

On January 22, 2013, the Republic submitted a “Notification and State of Claim against China” to an arbitral tribunal in The Hague pursuant to Article 287 and Annex VII of the UNCLOS in order to achieve a peaceful solution to the dispute over the West Philippine Sea. Despite China’s decision not to participate in the proceedings, a five-member arbitral tribunal has been constituted (the “Tribunal”). On August 27, 2013, the Tribunal released its “Rules of Procedure and Procedural Order No. 1,” setting a timetable for the submission of written arguments by each of China and the Republic. The Republic submitted its written arguments on March 30, 2014, in which it addressed matters relating to jurisdiction, admissibility and the merits of the disputes. On March 16, 2015, the Republic submitted a supplemental written submission, responding to questions posed by the Tribunal relating to issues concerning the Tribunal’s jurisdiction over and the merits of the Philippines’ claims. Between July 7 and 13, 2015, the Republic participated in oral hearings on the Tribunal’s jurisdiction over and admissibility of the Republic’s claim against China, and on July 23, 2015, the Republic filed a written submission responding to questions posed by the Tribunal at the hearing. On October 29, 2015, the Tribunal unanimously ruled that it has jurisdiction to consider the Republic’s claims and that such claims are admissible to arbitration. In addition, the Tribunal ruled that China’s decision not to participate in these proceedings does not deprive the Tribunal of jurisdiction and that the Republic’s decision to commence arbitration unilaterally was not an abuse of the UNCLOS’s dispute settlement procedure. The Republic also continues to pursue the conclusion of the Code of Conduct to implement the 2002 ASEAN-China Declaration on the Conduct of Parties in the South China Sea as a complementary approach to the arbitral proceedings.

On May 10, 2013, the Republic formally lodged a protest with China concerning vessels that arrived on or around May 8, 2013 escorting a fleet of 30 fishing boats in another disputed area — the Second Thomas Shoal. The Second Thomas Shoal is near the Spratly Islands, a chain of resource-rich islands, islets and reefs which are claimed in part or in whole by each of China, Brunei, Malaysia, the Philippines, Taiwan and Vietnam.

From May to August 2013, China unilaterally imposed a three-month fishing ban on the northern area of the West Philippine Sea, including Bajo de Masinloc, by placing makeshift barriers. In the first half of 2013, China Marine Surveillance and Fisheries Law Enforcement Command vessels maintained their presence in the area. Beginning in August 2013, China also started deploying Chinese Coast Guard vessels in the West Philippine Sea, after the formation of China’s Unified Coast Guard Agency in July 2013. The Chinese Coast Guard vessels took over the task of the China Marine Surveillance and Fisheries Law Enforcement Command to maintain Chinese presence in the area.

Beginning in November 2013, China took certain unilateral actions to advance its claims in the West Philippine Sea, including (i) the imposition of annual fishing bans and the issuance of “Nansha Special Fishing Permits” to its fishing vessels allowing them to fish in the Spratly Islands; (ii) the issuance of new fishing regulations that require non-Chinese fishing vessels to obtain approval from Chinese authorities before fishing or surveying in the West Philippine Sea; (iii) the frequent conduct of military exercises and patrols in the West Philippine Sea; (iv) the blockade of Philippine vessels re-supplying provisions to Philippine personnel stationed in the Second Thomas Shoal; (v) the deployment of an oil rig off the continental shelf of Vietnam; and (vi) large scale reclamation activities at Johnson Reef, Cuarteron Reef, McKennan/Hughes Reef, Gaven Reef and Fiery Cross Reef.

On March 30, 2014, the Philippines submitted a memorial to the Tribunal regarding these actions, and the Tribunal set December 15, 2014 as the deadline for China’s submission of its Counter-Memorial. On December 16, 2014, a spokesman for the Chinese foreign ministry announced that China would not participate in the arbitration. On April 4, 2014, the Philippines Department of Foreign Affairs also lodged a protest with China regarding these actions. The Republic also raised these issues at the ASEAN summit meeting, held in May 2014 in Myanmar.

In August 2014, the Republic proposed a “triple-action plan” which sought a moratorium on activities that could escalate tensions in the West Philippine Sea while pushing for a speedy conclusion of a code of conduct in the West Philippine Sea and urging that disputes be resolved through arbitration under international law.

Throughout 2015, the Republic monitored Chinese vessels conducting exploration and other activities within the Exclusive Economic Zone of the Philippines, including cargo vessels, China Coast Guard vessels and vessels potentially intended for oil drilling operations. On May 28, 2015, the Chinese Navy challenged a Philippine Air Force plane.

As a part of its reclamation activities in the West Philippine Sea, on October 9, 2015, China’s Ministry of Transport announced the completion of two lighthouses in disputed areas. Airstrips have been constructed by China on Fiery Cross, Mischief and Subi Reefs. The United States and the Republic have expressed concern that China’s land reclamation projects in that area could be used to base military planes and navy ships to intimidate other claimants. On October 27, 2015, the United States, in a “freedom of navigation” patrol, sailed a guided missile destroyer within the 12 nautical mile territorial limit claimed by China around one of the artificial islands built as a part of China’s reclamation efforts in the West Philippine Sea. This action has been criticized by China. The United States conducted similar patrols near islands claimed by Vietnam and the Republic during the same patrol. On November 3, 2015, the head of the United States Pacific military command stated that the United States would continue to conduct such operations in the West Philippine Sea.

On July 12, 2016, the Tribunal issued its decision pursuant to the dispute settlement procedures established under the UNCLOS. The Tribunal determined that as between the Philippines and China, the UNCLOS defines the scope of maritime entitlements in the West Philippine Sea and that such entitlements may not extend beyond the limits imposed therein. Accordingly, the Tribunal determined that China’s claims to historic rights, or other sovereign rights or jurisdiction, with respect to the relevant maritime areas of the West Philippine Sea are contrary to UNCLOS and without lawful effect to the extent that they exceed the geographic and substantive limits of China’s maritime entitlements under the UNCLOS. The Tribunal concluded that the UNCLOS superseded any historic rights or other sovereign rights or jurisdiction in excess of the limits imposed under the UNCLOS.

The Tribunal classified the shoals and reefs in the West Philippine Sea according to their natural condition at high tide and low tide. It was determined that although Scarborough Shoal, Johnson Reef, Cuarteron Reef, Fiery Cross Reef, Gaven Reef (north), McKennan Reef and the Spratly Islands all contain features that remain above water during high tide, these high tide features cannot sustain human habitation or economic life and thus are not entitled to an exclusive economic zone or continental shelf under the UNCLOS. Similarly, it was determined that Mischief Reef and Second Thomas Shoal are both low tide elevations that generate no maritime zones of their own. Accordingly, in respect of the foregoing, there is no possible entitlement by China to any maritime zone. Finally, the Tribunal found that both Mischief Reef and Second Thomas Shoal are located within 200 nautical miles of the Philippines’ coast on the island of Palawan and are located in an area that is not overlapped by the entitlements generated by maritime features claimed by China; therefore, Mischief Reef and Second Thomas Shoal form part of the exclusive economic zone and continental shelf of the Philippines.

Regarding interference in the Republic’s exclusive economic zone, the Tribunal found that China has, through the operation of its marine surveillance vessels, breached Article 77 of the UNCLOS with respect to the Philippines’ sovereign rights over its continental shelf, and that China has, by promulgating its 2012 moratorium on fishing in the West Philippine Sea, without exception for areas of the West Philippine Sea falling within the exclusive economic zone of the Philippines and without limiting the moratorium to Chinese flagged vessels, breached Article 56 of the UNCLOS with respect to the Philippines’ sovereign rights over the living resources of its exclusive economic zone. Similarly, the Tribunal found that in failing to prevent fishing by Chinese-flagged vessels at Mischief Reef and Second Thomas Shoal in May 2013 and its failure to prevent Chinese fishing vessels from engaging in harmful harvesting activities of endangered species at Scarborough Shoal, Second Thomas Shoal and other features in the Spratly Islands, China had breached its obligations under Articles 58(3), 192 and 194(5) of UNCLOS, and that China unlawfully prevented Filipino fishermen from engaging in traditional fishing at Scarborough Shoal from May 2012 onwards.

Regarding the island-building activities by China at Cuarteron Reef, Fiery Cross Reef, Gaven Reef (north), Johnson Reef, Hughes Reef, Subi Reef and Mischief Reef, the Tribunal also found that China had breached Articles 192, 194(1), 194(5), 197, 123 and 206 of the UNCLOS in failing to protect and preserve the marine environment. Moreover, the Tribunal found that in constructing installations and artificial islands at Mischief Reef without the authorization of the Philippines, China had breached Articles 60 and 80 of the UNCLOS with respect to the Philippines’ sovereign rights in its exclusive economic zone and continental shelf.

Finally, regarding clashes between Chinese and Filipino vessels in the West Philippine Sea, the Tribunal found that China has, by virtue of the conduct of Chinese law enforcement vessels in the vicinity of Scarborough Shoal, created serious risk of collision and danger to Philippine vessels and personnel. The Tribunal found that China has violated Rules 2, 6, 7, 8, 15 and 16 of the Convention on the International Regulations for Preventing Collisions at Sea and, as a consequence, is in breach of Article 94 of the UNCLOS.

Immediately following the arbitral award, the Republic reiterated its abiding commitment to efforts to pursue the peaceful resolution and management of disputes with a view to promoting and enhancing peace and stability in the region. In a statement published on July 12, 2016, China declared that it considers the award null and void and without binding force. China reiterated its positions that the arbitration initiated by the Republic was in violation of earlier agreements between China and the Philippines to resolve relevant disputes in the West Philippine Sea through negotiations and that the Tribunal has no jurisdiction over the dispute.

From October 18 to 21, 2016, then President Duterte undertook a state visit to China, at which the West Philippine Sea was discussed, among other matters. In a joint statement following the visit, both sides committed to enhance cooperation between their respective coast guards to address maritime emergency incidents, as well as humanitarian and environmental concerns in the West Philippine Sea in accordance with universally recognized principles of international law including the UNCLOS. Both sides affirmed that contentious issues are not the sum total of the Philippines-China bilateral relationship and reaffirmed the importance of maintaining and promoting peace and stability, freedom of navigation in and over-flight above the West Philippine Sea, addressing their territorial and jurisdictional disputes by peaceful means, without resorting to the threat or use of force, through friendly consultations and negotiations by sovereign states directly concerned. Both sides also committed to the full and effective implementation of the 2002 Declaration on the Conduct of Parties in the South China Sea and to work substantively toward the early conclusion of a Code of Conduct in the West Philippine Sea based on consensus.

In August 2017, the 50th ASEAN Foreign Ministers’ Meeting was held in Manila and a Joint Communique was issued in relation to the West Philippine Sea. The Joint Communique emphasized the importance of non-militarization and self-restraint in the conduct of all activities by claimants and all other states. It also encouraged an improved cooperation between ASEAN and China, including the adoption of the Code of Conduct framework.

In a meeting held in Vietnam in November 2017, then President Duterte and Chinese President Xi Jinping agreed to handle the West Philippine Sea conflict through bilateral talks and reaffirmed the importance of peace in the West Philippine Sea. A few days later, at the 31st ASEAN Summit and the 20th ASEAN-China Summit, ASEAN members and China announced an agreement to begin discussion on a Code of Conduct in the West Philippine Sea to implement the 2002 ASEAN-China Declaration on the Conduct of Parties based on a negotiating framework signed in August 2017.

In March 2018, the Philippines and China identified two areas in the West Philippine Sea where joint exploration for oil and gas could be undertaken. The areas included contested territory. In May 2018, the Republic’s then Foreign Minister Alan Peter Cayetano said that then President Duterte would forcibly oppose China if it unilaterally mines the natural resources in the West Philippine Sea. The same month, Chinese strategic bombers reportedly landed on a West Philippine Sea island base, raising tensions. In July 2018, it was reported that Philippine military aircraft were receiving an increased number of Chinese radio messages warning them to stay away from fortified islands and other territories in the West Philippine Sea claimed by both countries.

In September 2018, it was reported that the Philippines and China were negotiating a deal that would enable them to jointly exploit the underwater oil and gas in disputed areas. Tension heightened between the two countries when a Chinese-registered vessel struck and sank a Philippine boat leaving 22 Filipino seamen in danger while fleeing the scene in June 2019. In September 2019, then President Duterte announced that the Republic would ignore the 2016 Arbitration Tribunal decision in order to pursue a joint oil and gas exploration venture with China. The Republic and China officially convened the intergovernmental joint steering committee on oil and gas exploration in October 2019. In 2020, China continued to assert its claims and positions in the Spratly Islands, including by declaring administrative districts to supposedly govern the Paracel Islands, the Macclesfield Bank and the Spratly Islands in April 2020.

Should the territorial dispute in the West Philippine Sea escalate or continue, the Republic’s interests in fishing, trade and offshore drilling may be adversely affected. The Kalayaan Island Group, in the West Philippine Sea, is rich in marine and energy resources and serves as an important source of food, livelihood and foreign exchange earnings. The discovery of oil and natural gas in commercial quantities in the region has also been important in supporting the Republic’s energy needs. One of the petroleum service contracts awarded by the Republic is located in this area. A total of approximately 880 thousand hectares are covered by this service contract. This service contract is aimed at developing an estimated 1.4 to 4.6 trillion cubic feet of natural gas.

In addition, should tensions with China escalate due to the dispute in the West Philippine Sea or other reasons, the volume of trade between the Republic and China may be adversely affected. The Republic meets a significant amount of its steel requirements from Chinese imports, thus the supply of steel available to the Republic may be reduced, which, among other things, may affect infrastructure development in the Republic. Bilateral trade between the Republic and China increased steadily from 2010 to 2014. In 2015, the bilateral trade between the two countries decreased; however, from 2015 to the first six months of 2020, the bilateral trade between the Republic and China has increased steadily again, reaching approximately $12.2 billion in the first half of 2020, although this was a decrease of 28.3% over the corresponding 2019 level of approximately $17.0 billion. Exports to China accounted for 13.8% of the Republic’s total exports in 2019 and 13.8% in the first six months of 2020, and imports from China accounted for 22.8% of the Republic’s total imports in 2019 and 21.0% in the first six months of 2020. In July 2020, China was the Republic’s biggest supplier of imported goods which accounted for 25.2% of the total imports and import value from China amounted to US$1.88 billion as compared to US$2.30 billion in July 2019. In the past few years, China has been among the Republic’s largest trading partners.

In 2021, the Philippines continued to assert its rights against Chinese incursions into the West Philippine Sea. In January, the Philippines issued diplomatic protests against a new Chinese law that purportedly authorized China’s coast guard to open fire on foreign vessels and to dismantle structures built on certain islands. In March, the Philippines demanded that China recall over 200 Chinese militia vessels that were identified near a disputed reef located within the Philippines’ exclusive economic zone. In May, the Philippines lodged a new diplomatic protest protesting the deployment of Chinese vessels in the disputed area. In September, the Philippines protested “provocative acts” directed by China against Philippine authorities patrolling Philippine waters. In November, the Philippines reiterated its rights over Ayungin Shoal within the West Philippine Sea. A total of 231 diplomatic protests were filed by the Philippines as of November 2021. In May 2022, the Philippines filed another diplomatic protest against a Chinese fishing ban that encroached on the Philippines’ territory and exclusive economic zone.

On July 12, 2022, the sixth anniversary of the 2016 arbitral award, the Philippines reiterated its commitment to upholding the arbitral award, particularly as an anchor of Philippine foreign policy and actions on the West Philippine Sea.

These developments have not had any immediate effect on the Philippine economy or on economic relations between the Philippines and China.

The Republic is committed to resolving disputes in the West Philippine Sea through peaceful and rules-based means and diplomatic solutions, without threat or use of force, and in accordance with international law, specifically the UNCLOS. The Philippines continues to abide by the ruling of the South China Sea Arbitration, and continually urges China to likewise abide by the same ruling. Several countries, such as Australia, the U.S., Germany, France, the United Kingdom, Indonesia, and Vietnam, have likewise officially stated their positions echoing the Arbitral ruling or reflecting key points thereof, and calling on China to respect and be bound by the Arbitral Award. Negotiations between ASEAN and China on a Code of Conduct resumed in May 2022 after being stalled due to the COVID-19 pandemic and are currently ongoing.

U.S. Mutual Defense Treaty

The Mutual Defense Treaty between the Republic of the Philippines and the United States of America (“U.S. Mutual Defense Treaty”) was signed on August 30, 1951. Under the U.S. Mutual Defense Treaty, the United States will come to the assistance of the Philippines if the Philippines’ metropolitan territory is attacked or if the armed forces of the Philippines is attacked in the Pacific Ocean area.

In August 2022, during the visit of United States Secretary of State Antony Blinken, the Philippines and the United States affirmed their commitment to the U.S. Mutual Defense Treaty.

Visiting Forces Agreement

The Visiting Forces Agreement (“VFA”) is a bilateral agreement between the Philippines and the United States, which provides the terms under which U.S. military forces are allowed to temporarily operate in the Philippines. On February 11, 2020, the Government sent the United States a notice terminating the VFA. The termination of the VFA was set to take effect on August 9, 2020, 180 days from the date of the notice of termination. However, on June 1, 2020, the Government suspended its termination of the VFA. On July 30, 2021, then President Duterte announced the withdrawal of the abrogation of the VFA. The Philippines continues to value its decades-old partnership with the United States as its lone mutual defense treaty ally and continues to maintain robust relations with United States.

Enhanced Defense Cooperation Agreement

On April 28, 2014, the Philippines and the United States signed the Enhanced Defense Cooperation Agreement (the “EDCA”) as a supplemental agreement to the U.S. Mutual Defense Treaty and the VFA. The EDCA has the goal of advancing the implementation of the Philippine—U.S. Mutual Defense Treaty, through the promotion of interoperability, capacity-building towards AFP modernization, strengthening the AFP for external defense, maritime security, maritime domain awareness and humanitarian assistance and disaster response. In 2015, the United States requested access to eight military bases to rotate troops, aircraft and ships. In April 2018, construction began on the first facility in the Basa Air Base in Pampanga in northern Luzon and was completed in January 2019. The site is intended to be used as a humanitarian assistance and disaster-relief facility.

Natural Disasters

Climate Change

Climate change has been identified as a threat to the Philippine economy, as it is dependent on climate sensitive sectors such as agriculture, tourism and energy. A change in the climate may have several consequences, including lower agriculture productivity, damage to coastal infrastructure, fragile ecosystems, impact on health and biodiversity, financial market disruption, lower GDP and altered migration matters. Increased frequency or severity of natural disasters may lead to casualties, the destruction of crops and livestock, the outbreak of waterborne disease and the destruction of infrastructure, such as roads and bridges. Droughts may negatively affect the supply of agricultural commodities, the food supply in general and the generation of hydroelectric power.

Typhoons and Flooding

Frequent regional typhoons and intense rainfall, in part due to climate change, make regions of the Republic susceptible to flash floods and landslides. In urban areas such as Metro Manila, clogging and siltation of drainage laterals and waterways caused by improper disposal of solid waste, obstructions and the presence of informal settlements along open waterways contribute to flooding. Low lying urban and rural areas, which serve as catch basins of rainwater within a watershed or river basin, also suffer from problems posed by unplanned and unregulated developments such as temporary housing and infrastructure projects and the presence of industrial operations along upstream waterways. Flooding, including as a result of Typhoon “Yolanda” in 2013, has affected hundreds of thousands of Filipinos and resulted in numerous fatalities. In addition, flooding in the Philippines has resulted in and may continue to result in significant damage to rice and other agricultural production, infrastructure and private property. Flooding and other natural disasters continue to pose a threat to other sectors such as transportation and health, and the economy as a whole. In addition to direct damage, natural disasters also inhibit social and economic development because funds must be reallocated from existing programs to finance relief and reconstruction assistance.

The transportation sector is heavily affected by floods and other natural disasters that damage roads and bridges. If a natural disaster destroys critical transportation infrastructure, roads and bridges must be repaired before other disaster-related damage can be addressed. As a result, damage to transportation infrastructure can compound the effect that floods have on other sectors. For instance, the impact of flooding and other natural disasters on the health sector is mostly seen in the disruption of the delivery of health services. Damaged roads and bridges hinder the efficient transport of patients to hospitals and medical facilities in cities and reduce the capacity of the Government to deliver timely medical services to affected populations in rural areas.

Flooding also adversely affects agricultural production by damaging crops, livestock, poultry and fisheries, as well as destroying fishing boats, farming equipment, inventory and agricultural infrastructure such as irrigation channels, spillways and farm-to-market roads. In urban areas, the manufacturing, construction, wholesale and retail, restaurant and real estate industries are also impacted by the damage caused by flooding.

In November 2013, Typhoon “Yolanda” (also known as Typhoon “Haiyan”), the Philippines’ worst typhoon on record, made landfall in Eastern Samar, sustaining winds of 270 to 312 km/h while passing over the Philippines. The impact of Typhoon “Yolanda” was centered on Regions VI, VII, and VIII. A State of National Calamity was declared in Samar, Leyte, Cebu, Iloilo, Capiz, Aklan, and Palawan, and 6,300 people were reported dead from the storm, 1,061 persons were reported missing and 28,689 persons had been injured. Estimated damages had reached ₱89.6 billion, comprising an estimated ₱55.1 billion to the social sector, ₱21.8 billion to the productive sector, ₱9.6 billion to infrastructure and ₱3.1 billion in cross-sectoral damages in the regions affected by the storm.

As of December 31, 2017, a total of ₱146.2 billion had been released to implementing national government agencies, government-owned and controlled corporations and local government units for Yolanda-related programs and projects. Since Typhoon “Yolanda,” the Philippine transportation agencies have completed at least 36 airports and 23 seaport rehabilitation projects as part of their rehabilitation projects.

Since Typhoon “Yolanda”, the Republic has been hit by numerous additional typhoons or tropical storms which caused damage to agriculture, infrastructure and property, and displacement, injuries or deaths of the population, though none of them were as severe as Typhoon “Yolanda”. In December 2021, Typhoon “Odette” (also known as Typhoon “Rai”), a category 5 super typhoon, hit the Philippines. Typhoon “Odette” caused an estimated ₱24.6 billion in damage to crops, public infrastructure, and private property, and destroyed more than 1.7 million houses in eight provinces. Rehabilitation efforts are ongoing throughout the affected areas through programs led by the national and local governments.

Earthquakes and Volcanic Eruptions

The Philippines is located in the “Pacific Ring of Fire” and along a complex system of fault lines, which geologists refer to as the “Philippine Mobile Belt.” As a consequence, the Republic is susceptible to volcanic eruptions and periodic seismic activity, such as the magnitude 7.8 earthquake on Luzon Island in 1990, one of the strongest earthquakes to hit the country, and the eruption of Mount Pinatubo in 1991, one of the largest volcanic eruptions in the 20th century. Most recently, in January 2020, the Taal Volcano entered into a period of intense unrest beginning with phreatic or steam-driven activity in several points inside the Taal Volcano’s main crater that progressed into magmatic eruption. The Philippine Institute of Volcanology and Seismology (“PHILVOCS”) raised the alert level to alert level 4 on January 12, 2020, which meant that hazardous explosive eruption is possible with hours to days. Pursuant to such events, PHILVOCS ordered the total evacuation of the Volcano Island and high-risk areas within a 14-kilometre radius from the Taal Volcano’s main crater. PHILVOLCS has since lowered the alert level covering Taal Volcano to Level 1. These natural disasters have resulted in loss of life, the displacement of people and destruction of property.

Philippine Economy

COVID-19

COVID-19, an infectious disease that was first reported to have been transmitted to humans in late 2019, has spread globally over the course of 2020, and in March 2020 it was declared as a pandemic by the World Health Organization. On January 30, 2020, the Philippines reported its first confirmed case of COVID-19. The subsequent spread of the disease has since resulted in 3,901,033 confirmed cases and the death of 62,249 people in the Philippines as of September 9, 2022, according to the Philippine Department of Health. The Government, on a national and local level, has implemented a number of measures in varying degrees to contain the spread of COVID-19, including, among others, social distancing measures, implementation of self-isolation and community quarantine measures, closure of schools, suspension of mass public transport facilities, restrictions on public gatherings, suspension of operations of non-essential businesses and travel restrictions.

On March 27, 2021, following a sharp spike in COVID-19 infections, the Government announced that the National Capital Region and the surrounding provinces of Bulacan, Laguna, and Rizal (“NCR Plus”), as well as other parts of the Philippines, would be placed under enhanced community quarantine (“ECQ”) from March 29 to April 11, and under modified ECQ (“MECQ”) until May 14, 2021. Following this, the restrictions were eased, and the areas comprising NCR Plus were placed under a general community quarantine. This status continued until June, which saw an increase in COVID-19 cases in other provinces outside the greater Manila region notwithstanding the Government’s vaccination efforts, and which led to the provinces of Cagayan, Apayao, Ifugao, Bataan, Iloilo, Negros Oriental, Zamboanga Sibugay, Zamboanga del Sur, Zamboanga del Norte, Agusan del Sur, Dinagat Islands, Surigao del Sur and the cities of Santiago, Lucena, Puerto Princesa, Naga, Iloilo, Davao, Butuan, Cagayan de Oro, and Zamboanga City being placed under modified enhanced community quarantine until the end of June 2021.

Legislative Efforts to Combat COVID-19

Former President Duterte’s emergency powers under Republic Act No. 11494, otherwise known as the “Bayanihan to Recover as One Act”, lapsed on December 19, 2020.

On December 29, 2020, then President Duterte signed Republic Act No. 11519 and Republic Act No. 11520 into law. Republic Act No. 11519 extended the availability of funds appropriated through the Bayanihan to Recover as One Act until June 30, 2021. Republic Act No. 11520 extended the availability of the 2020 budget until December 31, 2021, which enabled government agencies to spend or release unused funds under the 2020 budget during the course of 2021, rather than expiring at the end of 2020, which would have otherwise been the case.

Republic Act No. 11523, the Financial Institutions Strategic Transfer (FIST) Act (the “FIST Act”) was signed into law on February 16, 2021, and became effective on February 17, 2021. The FIST Act is intended to assist banks and other financial institutions by enabling them to sell their non-performing assets and bad loans to asset management companies, referred to as FIST corporations. It aims to strengthen the banking industry’s risk-bearing capacity, and free up capital for productive uses in the economy rather than the management of non-performing loans.

The Corporate Recovery and Tax Incentives for Enterprise (“CREATE”) Act was passed into law on March 26, 2021. The CREATE Act allows businesses to recover from the effects of the COVID-19 pandemic and aims to improve the Republic’s capacity to attract investments by lowering the corporate income tax rate and rationalizing the Republic’s tax incentives system by making it targeted, time-bound, and performance-based.

COVID-19 Vaccination and Related Efforts

In January 2021, the Department of Health unveiled its Philippine National Deployment and Vaccination Plan for COVID-19 Vaccines. As part of this plan, the Government secured initial doses of vaccines from various manufacturers and participated in the World Health Organization’s COVAX facility in order to increase the Republic’s access to vaccine supplies.

In February 2021, the IATF adopted a vaccination priority framework conceived by the Interim National Immunization Technical Advisory Group to promote the effective deployment of the Republic’s vaccination efforts in light of the limited supply of vaccines. On February 26, 2021 then President Duterte signed into law the COVID-19 Vaccination Program Act of 2021, which authorized local government units to undertake negotiated procurement of COVID-19 vaccines, and also authorized private entities, including the Philippine Red Cross, to procure vaccines in coordination with the Government.

On March 1, 2021, the Government began its vaccination drive, with vaccines being administered to frontline health care professionals followed by eligible senior citizens, persons with comorbidities, frontline personnel in essential sectors, and indigent persons, before the vaccines were opened to the rest of the population in October 2021. As of June 25, 2021, the Philippine Food and Drug Administration (“FDA”) had granted emergency use authorization to eight COVID-19 vaccines. The Government has ramped up its COVID-19 vaccination efforts to include children aged 12 to 17 with effect from November 3, 2021, and the FDA on December 23, 2021 approved emergency use of some vaccines for children aged five to 11.

The Philippine FDA amended its emergency use authorization for certain COVID-19 vaccines to make way for a booster program. On November 16, 2021, the National Task Force Against COVID-19 issued interim operational guidelines on the administration of COVID-19 booster doses to essential workers and frontline health service providers. On November 19, 2021, the task force issued additional interim guidelines, expanding the coverage of the booster program to senior citizens aged 60 and above, and to adults with comorbidities. On December 23, 2021, the FDA announced that it had approved a shorter administration interval between the primary doses and booster shots, making around 19 million fully-vaccinated adults eligible to receive booster doses.

On July 26, 2022, the Marcos administration, together with various local government units, launched the “PinasLakas” campaign, a vaccination drive that aims to vaccinate 90% of the country’s senior citizens and to administer booster doses to 50% of the target population during the first 100 days of the Marcos administration.

As of June 28, 2022, a total of 245,382,600 doses of COVID-19 vaccines had been delivered to the Philippines. As of September 8, 2022, a total of 161,377,772 doses have been administered, with 70,211,956 administered as first dose and 72,719,989 administered as complete dose, including single-dose vaccines. In addition, 18,445,827 booster doses were administered under the booster program.

In addition to the vaccine program, the Philippine FDA also granted emergency use authorization to an anti-COVID pill for use in treating adults with mild to moderate symptoms, as well as those at risk of developing severe illnesses such as senior citizens and individuals with comorbidities.

Economic Impacts

In June 2022, the World Bank issued a growth forecast for the Philippines of 5.7% in 2022, and an average growth rate of 5.6% in 2023-2024, citing strong domestic demand and the recovery of industry and services sectors amid intensifying external uncertainties. In July 2022, the IMF projected real GDP growth for the Philippines of 6.7% in 2022.

The uncertainty due to the COVID-19 pandemic, including possible delays in the delivery of vaccines and the emergence of new variants of concern, continue to pose downside risks to the Republic’s economic recovery. Nonetheless, the Government consistently monitors developments to assess the potential impact of the COVID-19 pandemic and implement appropriate policies to mitigate the associated risks. To ensure the continued safety of the economy’s gradual reopening, the Government will continue to accelerate vaccination, and implement a risk-based approach to restrictions through the rollout of the alert level system in the Republic.

In August 2022, the NEDA cited timely changes in COVID-related policies, such as easing alert levels, removing tourism restrictions, and accelerated vaccine rollout, as having helped increase economic activities. This allowed the Philippine economy to expand with real GDP growth of 7.4% in the second quarter of 2022, within the NEDA’s projected 2022 real GDP growth of 6.5% to 7.5%.

However, the extent of the impact of COVID-19 on the Philippine economy and the speed and certainty of any economic recovery cannot be predicted, and any new surge in infections or slowdown in vaccinations may result in stricter quarantine or lockdown measures across provinces, cities, and municipalities, which may lead to further contraction of the Philippine economy, closure of businesses, and rise in unemployment rates. The situation continues to evolve, and the impact on the global and Philippine economy and the related government responses, including additional measures to be adopted by the Philippine national government and local government units, will depend on future developments which remain uncertain.

Overview

Like many developing countries after World War II, the Philippines protected local industry from foreign competition through measures such as import tariffs and quotas, and hoped to replace imported finished goods with domestically produced goods over time. Successive administrations also intervened in domestic economic affairs by imposing quantitative trade barriers, price controls and subsidies. Initially, the economy grew rapidly, with GNI growing at an average rate of 5.7% per annum from 1970 to 1980, largely due to increased exports and Government investments. Infrastructure spending increased, and state ownership and nationalization of commercial enterprises became more prevalent. By the early 1980s, however, the Republic began to face increasing budget deficits, growing levels of foreign and domestic borrowing, rising inflation, climbing interest rates, a depreciating peso, declining investment capital and slowing economic growth or, at times, a contraction in GNI. The Republic’s unstable political situation during that period, highlighted by the assassination of opposition leader Benigno Aquino in 1983, exacerbated its economic problems.

The general optimism brought about by the peaceful removal of the unpopular Marcos administration in 1986 helped economic recovery. GNI grew by 3.4% in 1986, increasing to a growth of 6.8% in 1988 before reversing to a decline of 0.6% in 1991. The economic contraction in the early 1990s was caused principally by underlying macroeconomic imbalances, compounded by supply bottlenecks, natural disasters, political instability, a global recession and the Persian Gulf crisis of 1990 to 1991.

The government of then President Corazon Aquino, who came to power in 1986, embarked on a stabilization program aimed at preventing an upsurge in inflation, controlling the fiscal deficit and improving the external current account position. The economy responded favorably to these measures, posting increases in GNI, investments, private consumption and imports in 1992. The Corazon Aquino administration also recognized that the Republic’s economic difficulties in large part resulted from its protectionist policies. The Corazon Aquino administration therefore initiated reforms to open the economy to market forces and reduce the size and role of the government in the Philippine economy. The government of then President Fidel Ramos, who assumed office in 1992, accelerated the reform efforts initiated by the Corazon Aquino administration. Following a review of a number of the policies and programs initiated by previous administrations, the Estrada administration continued many of the financial policies and market-oriented reforms of the Corazon Aquino and Ramos administrations.

After the onset of the Asian economic crisis in mid-1997, the Philippines experienced economic turmoil characterized by currency depreciation, a decline in the performance of the banking sector, interest rate volatility, a significant decline in share prices on the local stock market and a reduction of foreign currency reserves. These factors led to a slowdown in the Philippine economy in 1997 and 1998. In response, the Government adopted a number of policies to address the effects of the Asian economic crisis by strengthening the country’s economic fundamentals.

The Philippines was not as severely affected by the Asian financial crisis as many of its neighbors, aided in part by remittances from Overseas Filipino Workers (“OFWs”). With the exception of 1998, when agricultural harvests were negatively impacted by poor weather and drought, the Republic had recorded positive real GDP growth every year since the Asian financial crisis. After a 0.6% decline in 1998, GDP growth increased to 3.1% in 1999 and 4.4% in 2000 before slowing down to 2.9% in 2001. In the early 2000s, the Government pursued economic strategies to improve infrastructure, implement changes to the tax system, support deregulation and privatization of the economy, and further develop trade ties within Asia. GDP growth increased to 3.7% in 2002 and 5.0% in 2003 notwithstanding the impact of the Iraq War, the SARS epidemic and credit ratings downgrades. GDP growth accelerated to 6.7% in 2004 before leveling off to 4.8% in 2005 and 5.2% in 2006.

Against the backdrop of the global financial crisis which began in the second half of 2007, the Republic experienced limited exposure to subprime assets and bankrupt financial institutions. Nonetheless, in 2008, the Republic experienced slower growth rates, a weakening of equity prices, a lower exchange rate for the peso against major currencies and increasing inflation. In 2009, the Republic’s economy began to exhibit indications of a recovery, although certain of the Republic’s economic recovery policies had yet to result in positive effects. In 2010, the Republic continued its recovery despite an erratic economic recovery globally.

Between 2012 and 2015, the Republic was largely spared from the economic fallout of the European sovereign debt crisis due primarily to minimal trade and financial linkages with the affected nations, but the Republic nevertheless sought through its financial regulatory framework and monetary policy to mitigate the impact on the Republic of the European sovereign debt crisis and the resulting economic slowdown in Europe.

In January 2020, the IMF world economic outlook update projected that the Republic would see economic growth at 6.3% in 2020, underpinned by an increase in government spending and recent monetary policy easing. In April 2020, however, against the backdrop of the COVID-19 outbreak, the IMF world economic outlook update revised downwards its economic growth forecasts for the Republic to 0.6%.

The Government initially expected the Republic’s GDP to contract by 2% to 3.4% due to the economic effects of the COVID-19 outbreak and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers.

On May 7, 2020, the NEDA reported that the Philippine economy had slowed down for the first time in 22 years, contracting 0.2% in the first quarter of 2020, from a 5.6% growth rate in the first quarter of 2019. In June 2020, the IMF world economic outlook update further revised its economic growth forecasts downwards, projecting the Republic’s GDP to contract by 3.6% in 2020. The Bangko Sentral had also projected that Philippine GDP for the second quarter of 2020 would decline by 5.7% to 6.7%. However, on August 7, 2020, the Philippine Statistics Authority announced that the Republic’s second quarter GDP contracted by 16.5%, primarily as a result of the lockdowns in April and May 2020.

In 2021, quarantine restrictions and other responses by the Government affected employment and productivity of the economy. The Government’s economic managers reported that the unemployment rate moderately increased from 7.1% in March 2021 to an estimated 7.4% in October 2021, an effect attributed to the re-imposition of enhanced community quarantine restrictions, the continued imposition of strict quarantine measures, and weather disturbances that affected agriculture, most notably Typhoon Jolina which affected some 30,000 hectares of agricultural land across the regions of Central Luzon, Calabarzon, MIMAROPA, Bicol, Western Visayas, Central Visayas, and Eastern Visayas. The NEDA noted that as restrictions eased in favor of more granular lockdowns, labor outcomes are expected to improve.

The NEDA also cautioned that it estimated that the impact of the COVID-19 pandemic would cost the Philippine economy ₱41.4 trillion over the next 40 years.

In the first six months of 2022, GDP grew by 7.8% due to the gradual reopening of the Philippine economy. However, developments, such as the conflict between Russia and Ukraine, resulted in trade disruptions in key industries, which led to accelerated inflation.

The Republic believes that domestic liquidity remains adequate to meet the demand for financing to support economic growth in the Philippines; however, there can be no assurance that a contraction in liquidity in the international financial markets due to the COVID-19 pandemic, U.S-China relations or other causes will not adversely impact the financial condition of the Republic or of Philippine companies generally.

Recent Economic Indicators

The following table sets out the performance of certain of the Republic’s principal economic indicators for the specified periods.

Years 2017 – 2022

	2017	2018	2019	2020	2021		2022 (1)
GDP growth (constant 2018 prices) (%)	6.9	6.3	6.1	(9.5)	5.7		7.8
GNI growth (%) (constant 2018 prices)	6.8	5.9	5.4	(11.5)	1.7		9.9
Inflation rate (2018 CPI basket)(%)	2.9	5.2	2.4	2.4	3.9		4.7
Unemployment rate	5.7	5.3	5.1	10.3	7.8	(2)	5.2	(3)
91-day T-bill rate (%)	2.2	3.5	4.7	2.0	1.1		1.9
External position
Balance of payments ($ million)	(863)	(2,306)	7,843	16,022	1,345		495	(4)
Export growth (%)	19.7	0.9	2.3	(8.1)	7.1		8.5	(4)
Import growth (%)	14.2	17.4	(1.1)	(19.5)	38.3		23.9	(4)
External debt ($ billion)	73.1	79.0	83.6	98.5	106.4		109.8	(4)
International reserves
Gross ($ billion)	81.6	79.2	87.8	110.1	108.8		99.8	(5)
Net ($ billion)	81.6	79.2	87.8	110.1	108.8		99.8	(5)
Months of retained imports(6)	7.8	6.9	7.6	12.3	9.6		8.3	(5)
Domestic credit growth (%)	13.9	14.9	10.7	4.7	8.2	(7)	9.6

Sources: Philippine Statistics Authority, Bangko Sentral.

Notes:

(1)	Preliminary data for the six months ended June 30, 2022, unless otherwise stated.
(2)	Preliminary results as of May 2022 based on the 2021 Labor Force Survey.
(3)	Preliminary results as of July 2022 based on the 2022 Annual Estimates of Labor Force Survey July rounds.
(4)	Preliminary data for the three months ended March 31, 2022.
(5)	Preliminary data as of July 31, 2022.
(6)	Number of months of average imports of goods and payment of services and primary income that can be financed by reserves.
(7)	Preliminary data for 2021.

Sources: Philippine Statistics Authority, Bangko Sentral.

GDP and Major Financial Indicators

Periodic Revisions to Philippine National Accounts

Economists show gross domestic product (“GDP”) and gross national income (“GNI”) in both current and constant market prices. Presentations of GDP and GNI at current market prices value a country’s output using the actual prices for each year, whereas GDP and GNI at constant market prices (also referred to as “real” GDP and GNI) value output using the prices from a specified base year, thereby eliminating the distorting effects of inflation and deflation.

The Philippine Statistics Authority (“PSA”) releases quarterly data on the Republic’s national accounts, which include GDP and GNI data. Under PSA policy, GDP and GNI data for a particular quarter are revised the following quarter, while annual data are released together with first quarter data and are revised thereafter in May of each year. GDP and GNI estimates are considered “final” after three years. However, the PSA may still revise the “final” estimates whenever it undertakes an overall revision of the national accounts.

Revisions in the Republic’s national accounts are normally due to the availability of new or more complete data, receipt of revised data from original sources, and inclusion or exclusion of emerging or closed industries. The PSA has traditionally followed the 1968 revision of the United Nations System of National Accounts.

In the first quarter of 2011, the standards under the Philippine System of National Accounts (the “PSNA”) for the calculation of GDP and GNI (known as gross national product (“GNP”) prior to the 2011 revisions) were revised, changing the constant base year for these calculations from 1985 to 2000. In April 2020, the PSNA further revised the PSNA standards, changing the constant base year for GDP calculations from 2000 to 2018.

In this prospectus, unless otherwise specified, growth figures for GDP and GNI are period-on-period comparisons of real GDP and GNI, respectively, using the year 2018 as the base year.

Gross Domestic Product

Gross domestic product, or GDP, measures the market value of all final goods and services produced within a country during a given period. By comparison, gross national income, or GNI, measures the market value of all final goods and services produced by a country’s residents during a given period, whether or not the production occurred within the country.

In 2017, GDP grew by 6.7%, compared with growth of 6.9% in 2016. The largest contributor to the decreased rate of growth in 2017 was a decrease in the rate of growth of the construction subsector, from growth of 12.1% in 2016 to growth of 5.3% in 2017. Decreased rates of growth in the electricity, gas and water supply subsector and the transport, storage and communications subsector, from growth of 9.0% and 5.3%, respectively, in 2016 to growth of 3.4% and 4.0%, respectively, over the same period in 2017, were also contributors to this decrease. Partially offsetting the performance of these subsectors were increases in the rate of growth in the agriculture and forestry subsector and the manufacturing subsector, from contraction of 0.6% and growth of 7.1%, respectively, in 2016, to growth of 5.0% and 8.4%, respectively, in 2017. Growth in the public administration and defense; compulsory social security subsector and the fishing subsector also increased from growth of 7.1% and a contraction of 4.0%, respectively, in 2016 to growth of 7.8% and a contraction of 0.9%, respectively, in 2017. GNI in 2017 grew by 6.6%, compared to growth of 6.7% in 2016. The GNI growth rate was lower than the GDP growth rate due to the relatively lower growth in net primary income of 5.9% in 2017, compared to growth in GDP in 2017. The growth in net primary income of 5.9% in 2017 represented a slight decrease from the 5.8% growth in net primary income over the same period in 2016.

In 2018, GDP grew by 6.2%, compared with growth of 6.7% in 2017. The largest contributor to the decreased rate of growth in 2018 was a decrease in the rate of growth of the manufacturing subsector, from growth of 8.4% in 2017 to growth of 4.9% in 2018. Decreased rates of growth in the agriculture, hunting, forestry and fishing subsector and the real estate, renting and business activities subsector, from growth of 4.0% and 7.4%, respectively, in 2017 to growth of 0.9% and 4.7%, respectively, in 2018, were also contributors to this decrease. Partially offsetting the performance of these subsectors were increases in the rate of growth in the construction subsector, the electricity, gas and water supply subsector and the public administration and defense and compulsory social security subsector, from growth of 5.1%, 3.4% and 8.7%, respectively, in 2017, to growth of 14.9%, 5.5% and 15.2%, respectively, in 2018. GNI in 2018 grew by 5.9%, compared to growth of 6.5% in 2017. The GNI growth rate was lower than the GDP growth rate due to the relatively lower growth in net primary income of 4.3% in 2018, compared to growth in GDP in 2018. The growth in net primary income of 4.3% in 2018 represented a decrease from the 5.9% growth in net primary income in 2017.

In 2019, GDP grew by 5.9%, compared with growth of 6.2% in 2018. The largest contributor to the lower rate of growth in 2019 was a decrease in the rate of growth in the industry sector, from growth of 6.7% in 2018 to growth of 4.9% in 2019. This was partially offset by increased rates of growth in the agriculture, hunting, forestry and fishing sector and the services sector, from growth of 0.9% and 6.8% in 2018 to growth of 1.5% and 7.1% in 2019, respectively. GNI in 2019 grew by 5.5%, compared to growth of 5.9% in 2018. The GNI growth rate was lower than the GDP growth rate due to the relatively lower growth in net primary income of 3.5% in 2019, compared to GDP growth in 2019. The growth in net primary income of 3.5% in 2019 represented a decrease from the 4.3% growth in 2018.

In 2020, GDP contracted by 9.5%, compared with growth of 6.1% in 2019 at constant 2018 market prices. The largest contributor to the contraction in 2020 was the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers. This resulted in a 9.1% contraction in the services sector in 2020, as compared with growth of 7.2% in 2019 at constant 2018 market prices, and a 13.1% contraction in the industry sector in 2020, as compared with growth of 5.5% in 2019 at constant 2018 market prices. GNI in 2020 contracted by 11.5%, compared to growth of 5.4% in 2019 at constant 2018 market prices. Net primary income contracted by 31.1% in 2020, compared to a contraction of 1.6% in 2019 at constant 2018 market prices.

In 2021, GDP grew by 5.7%, compared with a contraction of 9.5% in 2020, at constant 2018 market prices. The largest contributor to growth in 2021 was the improved management of the COVID-19 pandemic, driven by industry sector growth of 8.5% in 2021 compared with a contraction of 13.1% in 2020, at constant 2018 prices, as a result of the COVID-19 pandemic. The services sector also grew by 5.4% at constant 2018 prices in 2021 compared to a contraction of 9.1% at constant 2018 prices in 2020. GNI in 2021 grew by 1.7% compared to a contraction of 11.5% in 2020, each at constant 2018 prices. Net primary income contracted by 51.3% in 2021 compared to a contraction of 31.1% in 2020, each at constant 2018 prices.

In the first six months of 2022, GDP grew by 7.8% compared with growth of 3.9% in the first six months of 2021. The largest contributor was the gradual reopening of the economy which saw the services sector record 8.7% growth in the first six months of 2022 at constant 2018 market prices compared to 2.8% in the first six months of 2021. GNI grew by 9.9% in the first six months of 2022 compared to a contraction of 2.2% during the same period in 2021 at constant 2018 market prices. Net primary income grew by 81.6% in the first six months of 2022 at constant 2018 market prices compared to a contraction of 67.2% during the same period in 2021.

The following table shows GDP by sector, net primary income and GNI at current market prices for the specified periods.

	Gross Domestic Product by Major Sector (at current market prices)						Percentage of GDP
	2017	2018	2019	2020	2021	2022 (1)	2017	2022 (1)
	(₱ in millions, except as indicated)						(%)
Agriculture, forestry and fishing sector	1,685,956	1,762,616	1,721,539	1,828,424	1,954,345	980,185	10.2	9.5
Industry sector
Mining and quarrying	148,094	163,322	161,656	137,060	185,284	144,980	0.9	1.4
Manufacturing	3,228,580	3,488,331	3,614,016	3,169,921	3,423,404	1,765,926	19.5	17.1
Electricity, steam, water, and waste management	505,119	557,030	607,881	611,051	650,876	417,311	3.1	4.0
Construction	1,106,154	1,373,841	1,535,727	1,180,199	1,347,446	808,294	6.7	7.8

Total	4,987,948	5,582,525	5,919,281	5,098,232	5,607,011	3,136,511	30.1	30.4
Service sector
Wholesale and retail trade; repair of motor vehicles and motorcycles	2,926,502	3,237,304	3,517,653	3,317,371	3,503,236	1,697,750	17.7	16.4
Transport and storage	637,191	697,839	757,661	551,045	604,919	346,835	3.8	3.4
Accommodation and food service activities	346,119	403,289	431,778	253,013	285,244	179,270	2.1	1.7
Information and communication	490,330	515,925	562,834	593,039	640,192	347,479	3.0	3.4
Financial and insurance activities	1,326,583	1,498,147	1,681,870	1,823,979	1,961,922	1,119,145	8.0	10.8
Real estate and ownership of dwellings	1,076,332	1,189,673	1,255,644	1,081,612	1,138,901	595,691	6.5	5.8
Professional and business services	1,110,458	1,159,265	1,219,757	1,137,558	1,220,837	608,776	6.7	5.9
Public administration and defense; compulsory social activities	642,127	767,706	890,688	950,590	1,030,438	510,604	3.9	4.9
Education	649,366	731,607	778,868	719,494	796,827	447,161	3.9	4.3
Human health and social work activities	289,060	308,268	329,862	325,260	385,686	183,969	1.7	1.8
Other services	388,679	411,025	450,429	271,957	281,010	169,377	2.3	1.6

Total	9,882,747	10,920,048	11,877,043	11,024,918	11,849,213	6,206,057	59.7	60.1

Total GDP	16,556,651	18,265,190	19,517,863	17,951,574	19,410,568	10,322,753	100.0	100.0

Net primary income	1,826,528	1,947,159	1,954,197	1,360,427	693,869	534,744
Total GNI	18,383,179	20,212,349	21,472,060	19,312,001	20,104,437	10,857,497
Total GDP ($ billions)(2)	316.6	330.9	383.7	361.7	394.1	198.2
Per capita GDP, PPP concept ($)(3)	8,199	8,793	9,363	8,458	9,101	10,500

Notes:

(1)	Preliminary data for the first six months of 2022.
(2)	Calculated using the average exchange rate for the period indicated. See “—Monetary System—Foreign Exchange System.”
(3)	Figure represents annualized per capita GDP, PPP concept. Based on preliminary data for the first six months of 2022.

Source: Philippine Statistics Authority.

The following table shows GDP by sector, net primary income and GNI at constant 2018 market prices for the specified periods.

	Gross Domestic Product by Major Sector (at constant 2018 market prices)						Percentage of GDP
	2017	2018	2019	2020	2021	2022 (1)	2017	2022 (1)
	(₱ in millions, except as indicated)						(%)
Agriculture, forestry and fishing sector	1,743,134	1,762,616	1,783,855	1,780,391	1,775,358	851,657	10.1	8.9
Industry sector
Mining and quarrying	160,065	163,322	168,857	137,493	144,431	87,086	0.9	0.9
Manufacturing	3,317,641	3,488,331	3,620,456	3,266,302	3,554,737	1,873,480	19.3	19.5
Electricity, steam, water, and waste management	523,161	557,030	591,312	589,213	615,505	309,548	3.0	3.2
Construction	1,201,714	1,373,841	1,507,244	1,122,308	1,234,811	669,879	7.0	7.0

Total	5,202,582	5,582,525	5,887,869	5,115,316	5,549,484	2,939,993	30.3	30.6
Service sector
Wholesale and retail trade; repair of motor vehicles and motorcycles	3,057,552	3,237,304	3,489,299	3,275,537	3,414,326	1,608,128	17.8	16.7
Transport and storage	648,153	697,839	742,347	515,149	547,542	311,002	3.8	3.2
Accommodation and food service activities	371,234	403,289	425,692	231,811	248,457	149,624	2.2	1.6
Information and communication	483,683	515,925	557,007	585,185	639,123	351,839	2.8	3.7
Financial and insurance activities	1,382,521	1,498,147	1,676,448	1,769,952	1,853,154	1,009,442	8.0	10.5
Real estate and ownership of dwellings	1,129,083	1,189,673	1,238,469	1,031,275	1,053,944	537,321	6.6	5.6
Professional and business services	1,117,257	1,159,265	1,182,159	1,068,769	1,135,218	581,213	6.5	6.1
Public administration and defense; compulsory social activities	666,393	767,706	871,564	911,188	962,824	500,206	3.9	5.2
Education	671,837	731,607	766,089	687,610	744,503	428,679	3.9	4.5
Human health and social work activities	309,316	308,268	323,261	306,903	350,268	176,025	1.8	1.8
Other services	393,233	411,025	438,691	258,758	263,851	158,165	2.3	1.6

Total	10,230,262	10,920,048	11,711,027	10,642,137	11,213,211	5,811,645	59.6	60.5

Total GDP	17,175,978	18,265,190	19,382,751	17,537,843	18,538,054	9,603,294	100.0	100.0

Note:

(1)	Preliminary data for the first six months of 2022.

Source: Philippine Statistics Authority.

Principal Sectors of the Economy

Agriculture, Hunting, Forestry and Fishing Sector

The agriculture, hunting, forestry, and fishing sector’s share to GDP was approximately 8.9% in the first six months of 2022 based on preliminary data, compared to approximately 10.1% in 2017, at constant 2018 market prices.

The Republic’s principal agricultural products include cereals, such as rice and corn, both of which are cultivated primarily for domestic use, and other crops, such as coconuts, sugar cane and bananas, produced for both the domestic market and export. The Philippines’ diverse agricultural system contains many coconut plantations farmed by agricultural tenants and workers, sugar haciendas farmed either under labor administration or by tenants, and large “agro-business” plantations devoted mainly to crops for export such as bananas and pineapples. Rice, corn and coconuts each account for approximately a quarter of the country’s cultivated area. Fishing production is divided into commercial, municipal and aquaculture fishing.

The country’s forests, one of the Philippines’ main natural resources, contain a large quantity of hardwood trees. Over the years, population growth, shifting cultivation, illegal logging and inadequate reforestation have depleted the forests, leading to Government-imposed bans on nearly all logging activity in old growth virgin forests and in second growth residual forests.

Production in the agriculture, hunting, forestry and fishing sector grew by 4.0% in 2017, compared to a contraction of 1.2% in 2016. This increased rate of growth was primarily the result of an increase in rice production, which recorded 9.4% growth in 2017, compared to a contraction of 2.9% in 2016, as well as a reversal in corn production to growth of 9.8% in 2017, from a contraction of 4.0% in 2016. Sugarcane production also experienced an increase, from a contraction of 0.7% in 2016 to growth of 30.2% in 2017. These factors were partially offset by livestock production, which recorded growth of 1.1% in 2017, compared to growth of 4.6% in 2016.

Production in the agriculture, hunting, forestry and fishing sector grew by 0.9% in 2018, compared to growth of 4.0% in 2017. The decreased rate of growth was the result of decreased growth rate or contraction in most subsectors, particularly in palay production, corn production and surgarcane production which grew by 9.4%, 9.8% and 30.2%, respectively, in 2017, compared to contraction of 1.0%, 1.7% and 16.6%, respectively, in 2018.

Production in the agriculture, hunting, forestry and fishing sector grew by 1.5% in 2019, compared to growth of 0.9% in 2018. The increased rate of growth was primarily a result of reversals in corn production, mango production and fishing from contractions of 1.7%, 3.1% and 0.2%, respectively, in 2018 to growth of 3.3%, 4.3% and 2.5% respectively, in 2019 and higher growth in production of other crops from growth of 0.6% in 2018 to 4.0% in 2019. These were partially offset by higher contraction rates in rice production from 1.0% in 2018 to 1.2% in 2019, lower growth in production of coconut including copra from 5.3% in 2018 to 1.0% in 2019, and a reversal in banana production from 2.1% growth in 2018 to 2.1% contraction in 2019.

Production in the agriculture, forestry, and fishing sector contracted by 0.2% in 2020, compared to growth of 1.2% in 2019 at constant 2018 market prices. The largest contributor to the contraction in 2020 was the effect of the ongoing global COVID-19 pandemic, which contributed to reversals in other animal production and poultry and egg production from growth of 31.8% and 5.8%, respectively, in 2019 to contraction of 3.2% and 2.4%, respectively, in 2020 at constant 2018 market prices, as well as a 6.9% contraction in livestock production in 2020 compared to a lower, 0.8% contraction in 2019 at constant 2018 market prices. These effects were partially offset by a reversal in palay production from a 5.9% contraction in 2019 to a 3.1% growth in 2020 at constant 2018 market prices.

Production in the agriculture, hunting, forestry and fishing sector contracted by 0.3% in 2021, from a previous contraction of 0.2% in 2020. The increased contraction was caused by a contraction in the manufacturing of abaca by 11.1% at constant 2018 market prices compared to a contraction of 1.7% in 2020, as well as a 17.3% contraction in livestock production compared to a contraction of 6.9% in 2020, each at constant 2018 market prices.

Production in the agriculture, forestry, and fishing sector grew by 0.2% in the first six months of 2022 at constant 2018 market prices based on preliminary data, compared to a contraction of 0.7% during the same period in 2021 at constant 2018 market prices. Poultry and egg production was the main contributor to the increase with 10.3% growth at constant 2018 market prices in the first six months of 2022 compared to a contraction of 3.1% during the same period in 2021 at constant 2018 market prices. This was followed by production of abaca with 5.6% growth and other animal production with 5.1% growth compared with contraction of 7.6% and lower growth of 4.0% for the same period in 2021, respectively, at constant 2018 market prices. This was partially offset by a reversal in sugarcane including muscovado-making in the farm at 27.6% in the first six months of 2022, compared to growth of 8.7%, during the same period of 2021 at constant 2018 market prices.

Industry Sector

The industry sector consists of the mining and quarrying, manufacturing, construction, and electricity, gas and water supply subsectors. The industry sector’s share to GDP in the first six months of 2022 was approximately 30.6% based on preliminary data, compared to approximately 30.3% in 2017, at constant 2018 market prices.

In 2017, the industry sector grew by 7.0%, compared with growth of 8.2% in 2016. This lower rate of growth was mainly due to the slowdown in the growth of the construction subsector and the decline in electricity, gas and water supply subsector, which decreased from growth of 12.1% and 9.0%, respectively, in 2016 to growth of 5.3% and 3.4%, respectively, in 2017. The decrease in the construction subsector was mainly due to a decrease in public construction, from growth of 26.8% in 2016 to growth of 14.9% in 2017. These factors were partially offset by increased growth in the manufacturing subsector, from growth of 7.1% in 2016 to growth of 8.4% in 2017. See “—Manufacturing Subsector” for details regarding the growth in the manufacturing subsector.

In 2018, the industry sector grew by 6.7%, compared with growth of 7.1% in 2017. This lower rate of growth was mainly due to a decrease in the growth of the manufacturing subsector, which decreased from growth of 8.4% in 2017 to growth of 4.9% in 2018. This was partially offset by higher growth in the construction subsector and the electricity, gas and water supply subsector, from growth of 5.1% and 3.4%, respectively, in 2017 to growth of 14.9% and 5.5%, respectively, in 2018. See “—Manufacturing Subsector” for details regarding the growth in the manufacturing subsector.

In 2019, the industry sector grew by 4.9%, compared with growth of 6.7% in 2018. The lower rate of growth was primarily a result of lower growth in the manufacturing subsector and the construction subsector, from 4.9% and 14.9% in 2018 to 3.8% and 7.7% in 2019, respectively. These were partially offset by higher growth in the mining and quarrying subsector and the electricity, gas and water supply subsector, from 1.3% and 5.5% in 2018 to 5.9% and 6.5% in 2019, respectively.

In 2020, the industry sector contracted by 13.2%, compared with growth of 5.5% in 2019 at constant 2018 prices. The largest contributor to the contraction in 2020 was a 25.7% contraction in the construction subsector in 2020, as compared to a growth of 9.7% in 2019 at constant 2018 prices, as well as a 9.8% contraction in the manufacturing subsector in 2020, as compared to a growth of 3.8% in 2019 at constant 2018 prices.

In 2021, the industry sector grew by 8.5%, from a contraction of 13.1% in 2020 at constant 2018 prices primarily on account of easing restrictions, which allowed more industries to operate at limited capacity. This resulted in a growth of 10% in the construction sector, 8.8% growth in manufacturing, 5.0% growth in mining and quarrying, and 4.5% growth in electricity, steam, and waste management, respectively in 2021, versus contractions of 25.5%, 9.8%, 18.6%, and 0.4%, respectively, in 2020 at constant 2018 market prices.

In the first six months of 2022, the industry sector grew by 8.3% at constant 2018 market prices based on preliminary data, compared with growth of 7.8% during the same period in 2021. The higher rate of growth was primarily a result of higher growth across all subsectors. Construction grew by 17.3% in the first six months of 2022 compared to by 1.7% during the same period in 2021 at constant 2018 market prices. Electricity, steam, water, and waste management recorded 5.5% growth during the first six months of 2022, higher than the 5.4% growth it recorded during the same period in 2021 at constant 2018 market prices. This was partially offset by a decrease in manufacturing sector from growth of 10.5% in the first six months of 2021 to growth of 5.9% in the same period of 2022.

Manufacturing Subsector

The Republic’s manufacturing subsector comprises three major industry groups:

•	consumer goods, including the food, footwear and garment industries;

•	intermediate goods, including the petroleum, chemical and chemical product industries; and

•	capital goods, including the electrical machinery and electronics industries.

In 2017, the manufacturing subsector grew by 8.4%, compared to growth of 7.1% in 2016, The higher growth rate was primarily due to a 51.4% growth in fabricated metal products, a 13.0% growth in radio, television and communication equipment and apparatus, a 20.6% growth in non-metallic mineral products, and a 16.8% growth in furniture and fixtures. These increases were partially offset by food manufacturing and office, accounting and computing machinery, which experienced growth of 5.0% and 17.4%, respectively, in 2017, compared to 8.4% and 44.1%, respectively, in 2016.

In 2018, the manufacturing subsector grew by 4.9%, compared to growth of 8.4% in 2017. The lower growth rate was primarily the result of contractions in tobacco manufacturing, basic metal industries and chemical and chemical products of 14.8%, 4.8% and 3.9%, respectively. These contractions were partially offset by growth in petroleum and other fuel products, paper and paper products and rubber and plastic products of 19.4%, 13.8% and 13.4%.

In 2019, the manufacturing subsector grew by 3.8%, compared with growth of 4.9% in 2018. The lower rate of growth was primarily due to reversal in the radio, television and communication equipment and apparatus and furniture and fixtures subsectors from growth of 9.6% and 6.4% in 2018 to contraction of 2.0% and 19.4% in 2019, respectively, and lower growth rates in rubber and plastic products, non-metallic mineral products, and office, accounting and computing machinery subsectors, from 13.4%, 11.9% and 8.7% in 2018 to 4.0%, 1.6% and 1.5% in 2019, respectively. These were partially offset by higher growth in food manufactures from 5.1% in 2018 to 7.8% in 2019 and a reversal in chemical and chemical products from 3.9% contraction in 2018 to 10.7% growth in 2019.

In 2020, the manufacturing subsector contracted by 9.8%, compared to growth of 3.8% in 2019 at constant 2018 market prices. The largest contributor to the contraction in 2020 was the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers. This resulted in a 2.7% contraction in the manufacture of food products in 2020 as compared to growth of 3.7% in 2019, a 1.8% contraction in manufacture of chemical and chemical products in 2020 as compared to a growth of 13.3% in 2019, and a 48.1% contraction in manufacture of coke and refined petroleum products in 2020 as compared to a lower contraction of 16.2% in 2019, each at constant 2018 market prices.

In 2021, the manufacturing subsector grew by 8.8%, compared to a contraction of 9.8% in 2020 at constant 2018 market prices. The largest contributors to the subsector’s growth were 38.7% growth in the manufacture of other non-metallic mineral products in 2021 as compared to a contraction of 21.1% in 2020, 23.9% growth in the manufacture of textiles in 2021 as compared to a contraction of 35.8% in 2020, and 11.3% growth in the manufacture of coke and refined petroleum products in 2021 as compared to a contraction of 48.1% in 2020, each at constant 2018 market prices.

In the first six months of 2022, the manufacturing subsector grew by 5.9% compared to growth of 10.5% during the same period in 2021 at constant 2018 market prices. The largest contributor to the subsector’s growth was the manufacture of machinery and equipment except electrical at 29.5% compared to 1.1% for the same period in 2021. Manufacture of wood, bamboo, cane, rattan articles, and related products posted 29.0% growth in the first six months of 2022, but this was lower than the 31.5% growth in the same period of 2021 at constant 2018 market prices.

The Electric Power Industry

The Republic’s electric power industry comprises four sectors: generation, transmission, distribution, and supply.

In recent years, the Government has sought to implement measures designed to establish a more competitive power market. These measures include the planned privatization of at least 70% of the NPC-owned power generation facilities and Independent Power Producer Contracts (“IPP”), and the grant of a concession to operate transmission facilities. Through the Electric Power Industry Reform Act of 2001 (the “EPIRA”), the Government began to institute major reforms with the goal of fully privatizing all aspects of the power industry. The major aspects of the reforms include the (1) restructuring of the entire power industry to introduce competition in the generation sector, (2) change from government to private ownership, and (3) introduction of a stable regulatory framework for the electricity sector. The EPIRA also created PSALM, which is in the process of privatizing the remaining NPC power generation assets, and the National Transmission Corporation (“Transco”), which is wholly owned by PSALM and is the owner of the electrical transmission system of the government.

PSALM has been privatizing NPC’s generation assets through public bidding processes since the last quarter of 2003. PSALM successfully privatized the Government’s transmission business in 2009 and its operation and management was turned-over to the winning concessionaire on January 15, 2009. As of September 30, 2021, a total of 37 generation assets, including 32 generating plants and five decommissioned plants had been successfully transferred to private owners, representing a total generation capacity of 5,251.43 MW. As of September 30, 2021, PSALM had also successfully transferred to private entities (known as IPP Administrators) the management and control of the energy output of power plants covered by six NPC IPP contracts totaling 3,355 MW. In 2014, PSALM was successful in privatizing a total of 295.25 MW contracted capacity covered by three IPP contracts and such capacities were transferred to the winning IPP Administrators (“IPPA”). However, these IPPA agreements were terminated in 2017 and 2019 due to contractual issues and only 40 MW remain privatized with one IPPA.

As of September 30, 2021, the successful privatization of the power plants, both operational and decommissioned, had generated an aggregate of ₱168.97 billion in proceeds, while the successful transfer of the six NPC Independent Power Producers contracts had generated ₱482.50 billion in proceeds. In addition, the successful privatization of the Transco business via concession had generated ₱260.54 billion in proceeds. In total, the proceeds from the privatization of power assets were approximately ₱912.01 billion. The privatization proceeds have been used and continue to be used to service the financial obligations of the NPC. Pursuant to the implementing rules and regulations of the EPIRA, PSALM plans to continue to privatize the Republic’s power generation assets.

As of September 30, 2021, PSALM’s indebtedness stood at ₱367.1 billion, and the projected shortfall of PSALM’s cash flow at the end of its corporate life in 2026 is expected to be approximately ₱380 billion. PSALM’s debt maturities are estimated at ₱46.5 billion and ₱68.8 billion for the second quarter of 2022 and for 2023, respectively. This will be financed from the corporate funds from power sales, collection of privatization proceeds, remaining collection of universal charges and the proposed borrowing for its 2023 funding requirement up to ₱60.0 billion. Under the EPIRA, upon the expiry of PSALM’s statutory mandate in 2026, its assets and debts will be assumed by the Government.

The extension of the corporate life of PSALM beyond the mandated 25 years provided in the EPIRA was proposed before both houses of the 18th Congress in 2021. However, the House of Representatives and Senate did not complete acting on these initiatives before the Congress adjourned.

Service Sector

The service sector includes transport, storage and communications; trade and repair of motor vehicles, motorcycles, personal and household goods; financial intermediation; real estate, renting and business activities; public administration and defense; compulsory social security; and other services subsectors. The service sector’s share to GDP is the largest at 60.5% in the first six months of 2022, an increase from 59.6% in 2017.

The service sector grew by 7.4% in 2017, compared to growth of 7.5% in 2016. The decreased rate of growth was largely due to the slower growth in trade and repair of motor vehicles, motorcycles, personal and household goods and real estate, renting and business activities subsectors, which grew by 7.3% and 7.4%, respectively, in 2017, compared to growth of 7.6% and 8.9%, respectively, in 2016. The lower growth in the trade and repair of motor vehicles, motorcycles, personal and household goods subsector was largely driven by the decreased growth in wholesale trade, which experienced growth of 7.8% in 2017 compared to growth of 10.3% in 2016. The lower rate of growth in the real estate, renting and business activities subsector was mainly due to the decreased rate of growth in renting and other business activities, which experienced a growth of 9.3% in 2017, compared to growth of 14.8% in 2016. These factors were partially offset by higher growth in the public administration and defense; compulsory social security subsector, which experienced growth of 7.8% in 2017 compared to growth of 7.1% in 2016.

The service sector grew by 6.7% in 2018, down from 7.4% growth recorded in 2017. This was primarily due to higher growth rates in public administration and defense; compulsory social security, transport, storage and communication, and other services from 8.7%, 4.0% and 6.4% , respectively, in 2017 to 15.2%, 5.4% and 7.7%, respectively, in 2018, being partially offset by lower growth rates in financial intermediation, real estate, renting and business activities, and trade and repair of motor vehicles, motorcycles, personal and household goods from 7.6%, 7.4% and 7.3%, respectively, in 2017 to 7.2%, 4.7% and 6.0%, respectively, in 2018.

The service sector grew by 7.2% in 2019, compared with growth of 6.7% in 2018. The higher growth was primarily a result of higher growth in the trade and repair of motor vehicles, motorcycles, personal and household goods subsector and the financial intermediation subsectors from 6.0% and 7.2% in 2018 to 8.0% and 10.4%, respectively, in 2019. These were partially offset by lower growth in the real estate, renting and business activities subsector, the public administration and defense, compulsory social security subsector, and the other services subsector, from 4.7%, 15.2% and 7.7% in 2018 to 3.7%, 10.3% and 6.1% in 2019, respectively.

The service sector contracted by 9.1% in 2020, compared to 7.2% growth recorded in 2019 at constant 2018 prices. The main contributor to the contraction in the 2020 was the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers. This resulted in a 6.0% contraction in the wholesale and retail trade and repair of motor vehicles and motorcycles subsector as compared to 7.8% growth in 2019; a 30.9% contraction in the transportation and storage subsector as compared to 6.4% growth in 2019; and a 17.0% contraction in the real estate and ownership of dwellings subsector as compared to 4.1% growth in 2019, in each case, at constant 2018 prices.

The service sector grew by 5.4% in 2021, from a contraction of 9.1% in 2020 at constant 2018 market prices. Notwithstanding the gradual reopening of the economy, growth in wholesale and retail trade; repair of motor vehicles and motorcycles declined to 18.4% from growth of 18.7% in 2020. Real estate and ownership of dwellings 5.7% in 2021, compared to 5.9% in 2020, and growth in financial and insurance services declined from 10.1% growth of in 2020 to 10.0% in 2021.

In the first six months of 2022, the service sector grew by 8.7% compared to growth of 2.8% in the same period of 2021 at constant 2018 market prices. In the first six months of 2022 growth was recorded across the service sector, with in other services at 30.7%, transportation and storage at 26.6%, and accommodation and food service activities at 24.4%, compared to contractions of 16.6%, 4.6%, and 1.4%, respectively, in the same period in 2021, respectively, at constant 2018 market prices.

The government has also implemented several measures to support the tourism industry. The Department of Tourism launched the “It’s More Fun With You” campaign to promote domestic travel. Subsequently, the gradual reopening of the country’s borders was accompanied by the easing of vaccination requirements for travelers. Under the Marcos administration, the Department of Tourism also partnered with the Department of Labor and Employment to boost employment in the tourism industry,

Transport, Storage and Communications Subsector

The geographically diverse nature of the Philippines makes it important to have well developed road, air and sea transportation systems. The Government has encouraged the private sector to provide basic transportation services and strengthen inter-regional and urban links. The Government has expressed its commitment to prioritizing the acceleration of infrastructure development. The Government revisited the list of Infrastructure Flagship Projects (“IFPs”) to review and assess the projects based on the progress of implementation/ government approvals/ project development, and consider emerging priorities under the “new normal”. On April 14, 2021, the NEDA Board Committee on Infrastructure approved the revised list of IFPs, consisting of 112 projects. The NEDA Board confirmed approval of the revised list of IFPs on May 12, 2021. There are 76 transport projects in the May 12, 2021 iteration of the IFP. The Philippine road network is the most important transportation system in the nation. Traffic remains congested in the Manila metropolitan area, despite traffic management and various engineering measures. To ease traffic congestion, the Government has built and continues to promote alternative road networks and mass rapid urban-transit-rail.

Use of Philippine rail facilities has declined largely because of the outdated facilities of the Philippine National Railways. To promote the use of rail facilities, the Government approved several public transportation projects in 2017, including the construction of a 25.3 kilometers underground rail in Manila, a commuter rail from Manila to Laguna (with the latest configuration terminating in Calamba, Laguna), and two other railway projects.

Faced with historical shortages of telephone lines and long waits for basic telephone service, especially outside the Manila metropolitan area, the Government liberalized the telecommunications industry in 1993 to intensify competition with the goal of substantially increasing the number of telephone lines and interconnections. The Government has continued to implement programs designed to provide telephone and mobile services to underserved regions of the country.

As of October 31, 2021, eight international airports and 79 other facilities throughout the Republic helped meet the Republic’s air transport needs. The Government continues to construct, rehabilitate and upgrade airports to modernize air navigation and communications operations in the Republic, with more regional airports capable of accommodating night flights. In line with the Duterte administration’s “Build Build Build” program, 28 airport projects for construction, rehabilitation or upgrade were listed in the Department of Transportation’s priority agenda. The Marcos administration has stated its intent to build on the “Build Build Build” agenda of the previous administration to improve the country’s railways, roads, and airports in order to spur economic activity and growth.

Open skies agreements generally allow operating and traffic rights to be granted to foreign air carriers without restrictions on capacity, frequency or type of aircraft. The United States and the Philippines do not have an open skies agreement in place. In February 2016, the Philippines ratified the ASEAN Open Skies agreement with other member nations of the ASEAN bloc. Manila was restricted from participation under the ASEAN Open Skies agreement due infrastructure concerns, including challenges in managing increased air traffic.

In 2017, the International Civil Aviation Organization (“ICAO”) performed safety oversight audits within the framework of its Universal Safety Oversight Audit Programme to determine the Republic’ safety capabilities and the status of implementation of all safety-relevant ICAO Standards and Recommended Practices, associated procedures, guidance material, and best safety practices. In June 2017, the Philippines received approval from the International Civil Aviation Organization, signaling that the country’s aviation sector is compliant with global standards in terms of air safety regulations.

In response to the COVID-19 pandemic, the Government placed restrictions on international flights from and to the Philippines and limited the number of international routes and flights each airline in the Philippines could operate. The Government has adopted a color-coding risk scheme for countries of origin through IATF Resolution No. 144-A to have a more targeted approach to restrictions.

Net Primary Income

Net primary income is a component of GNI but is not included in GDP. Net primary income is a significant factor in the Philippine economy, largely driven by OFW remittances. Net primary income includes estimates of the amount of compensation of OFWs, as well as investment income of OFWs from their properties. According to the latest figures from the PSA for years 2017, 2018, 2019, 2020, 2021, and the first six months of 2022, net primary income accounted for 10.0%, 9.6%, 9.0%, 7.0%, 3.3%, and 4.8% of GNI, respectively, at constant 2018 market prices.

In 2017, net primary income grew by 5.9%, compared to growth of 5.8% in 2016. This increase was primarily due to an increase in inflows arising from increased growth of compensation, from a growth of 3.8% in 2016 to growth of 5.5% in 2017. This was partially offset by a reversal in the outflows arising from increased growth of property expense, from a contraction of 7.6% in 2016 to growth of 9.3% in 2017.

In 2018, net primary income grew by 4.3%, compared to growth of 5.9% in 2017. This decrease was primarily due to decreased growth in inflows arising from compensation of 5.5% in 2017 compared to growth of 4.0% in 2018. This was partially offset by increased growth in inflows arising from property income of 35.4% in 2017 to 42.3% in 2018.

In 2019, net primary income grew by 3.5%, compared with growth of 4.3% in 2018. This decrease in growth was primarily due to decreased growth in inflows arising from compensation of 4.0% in 2018 compared to growth of 1.7% in 2019 and decreased growth in inflows arising from property income from 42.3% in 2018 to 3.5% in 2019. This was partially offset by a reversal in the outflows arising from decreased growth of property expense, from growth of 15.2% in 2018 to a contraction of 11.6% in 2019.

In 2020, net primary income contracted by 31.1%, compared to a 1.6% contraction in 2019, based on constant 2018 market prices. This higher contraction was primarily due to a 29.3% decrease in inflows arising from compensation in 2020 from growth of 2.4% in 2019. This was partially offset by a 38.3% decrease in outflows arising from compensation in 2020 from growth of 100.3% in 2019.

In 2021, net primary income contracted by 51.3%, compared to a 31.1% contraction the year before, based on constant 2018 market prices. This higher contraction was primarily due to a 48.2% decrease in inflows arising from compensation compared to a 29.3% decrease in 2020, as well as a further decrease in outflows from compensation of 79.2% in 2021 compared to 38.3% the year before.

In the first six months of 2022, net primary income grew by 81.6% compared to a 67.2% contraction during the same period in 2021. Inflows arising from compensation and property income grew at 51.6% and 29.3%, respectively, in the first six months of 2022, compared to contractions of 62.6% and 20.4%, respectively, for the same period in 2021 at constant 2018 market prices.

Prices, Employment and Wages

Inflation

The Philippines reports inflation as the annual percentage change in the consumer price index (“CPI”), which measures the average price of a standard “basket” of goods and services used by a typical consumer. The NSO conducts a nationwide Family Income and Expenditure Survey every three years. The Family Income and Expenditure Survey 2018 was released in February 2020. In January 2022, the PSA announced that it was rebasing the CPI to base year 2018, and that it would start reporting figures based on the 2018 CPI basket in February 2022. The Government stopped reporting inflation figures based on the 2012 CPI basket in January 2022.

The following table sets out the principal components of the 2018 CPI basket and their weights.

Category	2018 CPI Basket
Food and non-alcoholic beverages, total	37.75%
Alcoholic beverages and tobacco, total	2.16%
Clothing and footwear	3.14%
Housing, water, electricity, gas and other fuels	21.38%
Furnishings, household equipment, and routine maintenance of the house	3.22%
Health	2.89%
Transport	9.03%
Information and communication	3.41%
Recreation, sport, and culture	0.96%
Education services	1.96%
Restaurants and accommodation services	9.62%
Financial services	0.03%
Personal care and miscellaneous goods and services	4.46%

The following table sets out the CPI and inflation rate. 2017 and 2018 figures are presented based on the 2012 CPI basket. All other figures are based on the 2018 CPI basket.

	Changes in Consumer Price Index
	2017	2018	2019	2020	2021	2022(1)
Consumer price index	111.5	117.3	102.4	104.8	108.9	115.8
Inflation rate	2.9%	5.2%	2.4%	2.4%	3.9%	4.7%

Note:

(1)	Based on preliminary data as of July 31, 2022.

Source: Bangko Sentral; Philippine Statistics Authority.

Consumer Price Index

The discussion below is based on the 2018 CPI basket, except for 2017 and 2018, which are based on the 2012 CPI basket.

The average inflation rate for 2017 was 2.9%, higher than the 1.3% average inflation rate in 2016. The higher rate of inflation in 2017 was mainly due to higher growth in the price indices of all commodity groups except for education.

The average inflation rate for 2018 was 5.2%, higher than the 2.9% average inflation rate in 2017. The higher rate of inflation in 2018 was due to higher growth in the price indices of all commodity groups except for clothing and footwear, communication and education. The price index for clothing and footwear recorded an average inflation of 2.4% in both 2017 and 2018. The price index for education recorded an average deflation of 0.8 in 2018, compared to an average inflation of 2.5 in 2017.

The average inflation rate for 2019 was 2.4% based on the 2018 CPI basket. The rate of inflation in 2019 was due mainly to decreases in the price indices of food and non-alcoholic beverages, alcoholic beverages and tobacco, housing, water, electricity, gas, and other fuels, transportation, restaurant and miscellaneous goods and services.

The average inflation rate for 2020 was 2.4%, unchanged from the rate in 2019. Inflation in 2020 saw growth in the price indices of food and non-alcoholic beverages at 2.7% in 2020 as compared to 2.1% in 2019, which was offset by lower growth in the price indices of housing, water, electricity, gas, and other fuels at 0.9% in 2020 and restaurants and miscellaneous goods and services at 2.4% in 2020 as compared to 2.4% and 3.4%, respectively, in 2019.

The average inflation rate for 2021 was 3.9%, higher than the average inflation rate of 2.4% in 2020, based on the 2018 CPI basket. The higher rate of inflation in 2021 was due mainly to increases in the rates of inflation for food, transport, and housing, water, electricity, gas, and other fuels from 2.9%, 1.5%, and 0.7%, respectively, in 2020 to 4.5%, 9.3%, and 2.5%, respectively, for 2021.

The average inflation rate as of July 2022 was 4.7% based on preliminary data, higher than the average of 3.9% for the same period in 2021. The upward trend was due mainly to the higher annual growth rate in the price index for food and non-alcoholic beverages at 6.9%, followed by growth in the price index for transport at 18.1%. The following increases to price indices during the period also contributed to the increase in average inflation rate during the period: alcoholic beverages and tobacco, 8.5%; clothing and footwear, 2.5%; furnishings, household equipment and routine household maintenance, 3.1%; recreation, sport and culture, 2.2%; restaurants and accommodation services, 3.4%; and personal care and miscellaneous goods and services, 2.8%. This was partially offset by decreases in the indices of housing, water, electricity, gas and other fuels; and health of 5.7% and 2.4%, respectively. According to the Bangko Sentral, the further rise in inflation was due mainly to supply constraints, particularly in food and the continued elevated prices of oil in the international market. The Russia-Ukraine conflict also exacerbated conditions in the global commodities markets, which had already been struggling with soaring prices, supply-chain disruptions, and the continuing fallout from the COVID-19 pandemic.

Producer Price Index

In January 2021, the 2018 PPI basket was released. The PSA rebased 2019 and 2020 PPI to base year 2018. The Government stopped reporting inflation figures based on the 2000 PPI basket in January 2021. The discussion below is based on the 2018 PPI basket, except for 2017 and 2018, which are based on the 2000 PPI basket.

In 2017, the producer price index recorded average deflation of 0.9%, a lower rate of deflation than the average deflation of 4.9% recorded in 2016. The price indices for petroleum products, iron and steel, basic metals, machinery excluding electrical and non-ferrous metals, posted average inflation of 15.4%, 7.8%, 3.7% and deflation of 2.6% and 0.2%, respectively, in 2017, compared to deflation of 10.5%, 4.8%, 8.2%, 16.3% and 12.1%, respectively, in 2016. The price indices for fabricated metals, cement, leather products and non-metallic mineral products contracted by 38.1%, 15.4%, 16.3% and 6.4%, respectively, in 2017, compared to deflation of 6.3%, inflation of 1.8%, deflation of 3.8% and inflation of 2.6%, respectively, in 2016. The price indices for food manufacturing, beverages, textiles, furniture and fixtures, paper and paper products, chemical products (excluding plastic products), miscellaneous metallic mineral products and miscellaneous manufacturing also recorded contractions in 2017.

In 2018, the producer price index recorded average inflation of 0.7%, a reversal from the average deflation of 0.9% recorded in 2017. The price indices for beverages, tobacco and non-metallic mineral products posted average inflation of 14.7%, 41.1% and 7.7% in 2018, respectively, compared to an average deflation of 1.0%, an average inflation of 8.9% and an average deflation of 6.4% in 2017, respectively. The price indices for leather products, furniture and fixtures and fabricated metals posted average deflation of 8.7%, 4.6% and 8.3% in 2018, respectively, compared to an average deflation of 16.3%, 20.2% and 38.1% in 2017, respectively.

In 2019, the producer price index recorded an average inflation of 1.6% based on the 2018 PPI basket, compared to average inflation of 0.7% based on the 2020 PPI basket recorded in 2018. This was primarily due to decreases in the producer price indices for basic metals which posted an average deflation of 6.4% based on the 2018 PPI basket, compared with average inflation of 4.6% based on the 2020 PPI basket.

In 2020, the producer price index recorded an average deflation of 4.0%, compared to average inflation of 1.6% recorded in 2019. This was primarily due to decreases in the price indices for furniture, which posted a average deflation of 6.5%, compared to an average deflation of 2.4% in 2019. The producer price indices for most other major industry groups likewise decreased during this period.

The producer price index as of December 31, 2021 was 93.3 as compared to 92.7 as of December 31, 2020, based on the 2018 PPI basket. The full year PPI year-on-year growth rate (2018=100) for 2020 and 2021 are -4.6% and -1.8%, respectively.

In 2021, the producer price index recorded an average deflation of 1.8%, compared to average deflation of 4.6% in 2020. Manufacture of coke and refined petroleum products posted an average inflation of 5.0% compared to deflation of 21.8% in 2020.

The producer price index as of June 30, 2022 was 97.5, as compared to 90.9 as of June 30, 2021. The year-on-year PPI growth rate (2018=100) for these periods in 2021 and 2022 were -1.4% and 7.2%, respectively. The year-on-year increase in the PPI in June 2022 was attributable to annual expansions in the indices of 21 industry subdivisions, led by the manufacture of coke and refined petroleum products, which registered an annual growth of 22.1%.

Employment and Wages

The following table presents selected employment estimates for various sectors of the economy.

	Selected Employment Information
	2017	2018 (1)	2019 (2)	2020 (3)	2021 (4)	2022 (5)
	(all figures in percentages except as indicated)
Employed persons (in thousands)(6)	40,334	41,157	41,961	39,837	46,274	47,391
Unemployment rate	5.7	5.3	5.1	10.3	6.6	5.2
Employment share by sector:
Agriculture, hunting, forestry and fishing sector	25.4	24.3	22.2	24.8	25.6	23.5
Industry sector
Mining and quarrying	0.5	0.5	0.4	0.5	0.4	0.4
Manufacturing	8.6	8.8	8.7	8.1	8.0	7.4
Construction	8.8	9.4	9.8	9.4	9.1	9.5
Water supply, sewerage, waste management and remediation activities	0.2	0.1	0.2	0.1	0.2	0.2
Electricity, gas, steam and air conditioning supply	0.2	0.2	0.2	0.2	0.1	0.2

Total industry sector	18.3	19.1	19.3	18.3	17.8	17.7
Service sector
Transport and storage	7.8	7.8	8.2	7.4	6.5	6.6
Wholesale and retail trade; repair of motor vehicles and motorcycles	19.6	19.4	20.0	20.5	21.5	22.5
Finance and housing(7)	7.7	8.0	8.5	8.4	8.2	8.0
Other services(8)	21.3	21.4	21.9	20.6	20.4	21.7

Total service sector	56.3	56.6	58.4	56.9	56.6	58.8

Total employed	100.0	100.0	100.0	100.0	100.0	100.0

Notes:

(1)	Annual estimates were based on the final results of the 2018 Labor Force Survey.
(2)	Annual estimates were based on the final results of the 2019 Labor Force Survey.
(3)	Annual estimates were based on the final results of the 2020 Labor Force Survey.
(4)	Preliminary results as of December 31, 2021 based on the 2021 Annual Estimates of Labor Force Survey December rounds.
(5)	Preliminary results as of July 2022 based on the 2022 Annual Estimates of Labor Force Survey July rounds.
(6)	Does not include Overseas Filipino Workers.
(7)	Sum of financial and insurance activities, real estate activities and public administration and defense; compulsory social security subsectors.
(8)	Sum of all other service sectors excluding transport and storage, wholesale and retail trade; repair of motor vehicles and motorcycles, finance and housing.

Sources: Philippine Statistics Authority; Annual Labor and Employment Status; Labor Force Survey.

Regional tripartite bodies consisting of representatives of Government, businesses and workers establish minimum wage adjustments, which vary based on region and industry. Under Philippine law, minimum wage adjustments may only be increased once in any 12-month period. However, petitions for a minimum wage increase may be entertained when there is a supervening condition, such as an extraordinary increase in the prices of petroleum products and/or basic goods and services. The minimum wages for workers in Metro Manila and the surrounding areas are the highest in the country. In 2019, the minimum wage for non-agricultural workers in the Republic’s Manila metropolitan area, which includes Metro Manila, was ₱537 per day, while for agricultural workers, the minimum wage was ₱500 per day. In other regions of the Republic, the minimum wage for non-agricultural workers ranges from ₱280 to ₱400 per day, while for agricultural workers the minimum wage ranges from ₱270 to ₱391 per day.

The Government defines unemployment to include all persons at least 15 years old without work who are seeking work and are also immediately available for work (excluding, for example, students seeking work who would not be able to immediately take on new employment). A person may still be considered unemployed despite not seeking work if he/she did not look for work due to any of the following reasons: (a) tired/believe no work is available, (b) awaiting results of previous job application, (c) temporary illness/disability, (d) bad weather, or (e) waiting for rehire/job recall.

In 2017, the total number of employed persons in the Republic, excluding OFWs, was estimated at 40.3 million people. The unemployment rate was 5.7%, an increase from the 5.5% rate recorded as of the end of 2016. Both the rate of labor force participation and the rate of underemployment experienced a decrease, from 63.4% and 18.3%, respectively, as of the end of 2016 to 61.2% and 16.1%, respectively, as of the end of 2017. As in previous years, workers in the Republic were employed primarily in the service sector, representing 56.3% of the total employed population in the Republic. Workers in other services comprised 21.3% of the total employed and workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.6% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 25.4% and 18.3%, respectively, of the total employed as of the end of 2017.

In 2018, the total number of employed persons in the Republic, excluding OFWs, was estimated at 41.2 million people. The unemployment rate was 5.3%, a decrease from the 5.7% rate recorded as of the end of 2017. The rate of labor force participation and the rate of underemployment were 60.9% and 16.4% in 2018, respectively, representing a decrease from the 61.2% and an increase from the 16.1% in 2017, respectively. As in previous years, workers in the Republic were employed primarily in the service sector, representing 56.6% of the total employed population in the Republic. Workers in other services comprised 21.4% of the total employed and workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.4% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 24.3% and 19.1%, respectively, of the total employed in 2018.

In 2019, the total number of employed persons in the Republic, excluding OFWs, was estimated at 42.4 million people. The unemployment rate was 5.1%, a decrease from the 5.3% rate recorded as of the end of 2018. The rate of labor force participation and the rate of underemployment were 61.3% and 14.0% in 2019, respectively, representing an increase from the 60.9% and a decrease from the 16.4% in 2018, respectively. As in previous years, workers in the Republic were employed primarily in the service sector, representing 58.0% of the total employed population in the Republic, of which workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 19.9% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 22.9% and 19.1%, respectively, of the total employed in 2019.

In 2020, the total number of employed persons in the Republic, excluding OFWs, was estimated at 39.8 million people. The unemployment rate was 10.3%, higher than the 5.1% rate recorded in 2019. The rate of labor force participation and the rate of underemployment were 59.5% and 16.2%, respectively, representing a decrease from the 61.3% and an increase from the 13.8% in 2019, respectively. As in previous years, workers in the Republic were employed primarily in the service sector, representing 56.9% of the total employed population in the Republic, of which workers in wholesale and retail trade; repair of motor vehicles and motorcycles comprised 20.5% of the total employed. The agriculture, hunting, forestry and fishing sector and the industry sector comprised 24.8% and 18.3%, respectively, of the total employed in 2020.

In 2021, the total number of employed persons in the Republic, excluding OFWs, was estimated at 46.3 million. The unemployment rate was 6.6% in 2021, lower than the 10.3% unemployment rate recorded in 2020. The rate of labor force participation and the rate of underemployment were 65.1% and 14.7% respectively, representing an increase from 59.5% in 2020, and a decrease from 16.2%, in 2020, respectively. In 2021, workers in the Republic were primarily employed in the service sector, representing 58.1% of the total employed population in the Republic, of which workers in the wholesale and retail trade and repair of motor vehicles and motorcycles made up 20.5% of the total employed. Workers in the agriculture, hunting, forestry and fishing sector and the industry sector comprised 22.0% and 19.9%, respectively, of the total employed in 2021.

In July 2022, based on preliminary data the total number of employed persons in the Republic, excluding OFWs, was estimated at 47.4 million. The unemployment rate was 5.2% in July 2022 based on preliminary data, lower than the 7.2% unemployment rate recorded in July 2021. The rate of labor force participation and the rate of unemployment were 65.2% and 5.2% in July 2022, respectively, lower than 59.4% and 7.2%, respectively, in July 2021, respectively. In July 2022, workers in the Republic were primarily employed in the service sector, representing 58.8% of the total employed population in the Republic, of which workers in the wholesale and retail trade and repair of motor vehicles and motorcycles comprised 22.5% of the total employed. Workers in the agriculture, hunting, forestry and fishing sector and the industry sector comprised 23.5% and 17.7%, respectively, of the total employed in July 2022, compared to 22.0% and 19.9%, respectively, in July 2021.

The following tables present employment information in the Republic by gender and by age group:

	Percentage Distribution of Population 15 Years Old and over by Employment Status, by Age Group
Age Group	July 2021	July 2022
	(Unemployed)
	(all figures in percentages)
Both sexes 15 – 24	32.3	34.2
25 – 34	33.6	36.0
35 – 44	15.5	13.3
45 – 54	10.8	9.5
55 – 64	6.4	5.3
65 and over	1.4	1.6
Not reported	0.0	0.0
Total for all ages	100.0	100.0

Source: Philippine Statistics Authority; July 2022 Labor Force Survey.

	Percentage Distribution of Labor Force by Sex
	July 2021	July 2022
	(all figures in percentages)
Labor Force
Male	60.8	58.8
Female	39.2	41.2

Total	100.0	100.0
Employed
Male	61.1	58.9
Female	38.9	41.1

Total	100.0	100.0
Unemployed
Male	57.0	57.6
Female	43.0	42.4

Total	100.0	100.0

Source: Philippine Statistics Authority; July 2022 Labor Force Survey.

As of July 2022, 34.2% of the total unemployed population consisted of young people aged 15 to 24 years old, lower than the 32.3% recorded as of July 2021. In terms of gender, the female population represented 41.1% and 42.4% of the employed and unemployed workforce, respectively, as of July 2022, whereas the male population represented 58.9% and 57.6% of the employed and unemployed workforce, respectively, in July 2022.

The PSA publishes statistics on poverty in the Republic measured in terms of a Government-determined per capita poverty threshold, which is the minimum income required for a family or individual to meet basic food and non-food requirements and a per capita subsistence threshold, which is the minimum income required for a family or individual to meet basic food requirements. According to the PSA, the proportion of families with per capita income below the per capita poverty threshold was 13.2% in 2021, an increase from 12.1% recorded in 2018. The poverty incidence in 2021 was 18.1%, an increase from 16.7% recorded in 2018. According to NEDA, the effects of the COVID-19 pandemic, including income and employment losses, caused the poverty incidence rate to rise, accompanied by difficulties for poor families caused by restrictions on mobility and low earning capacity.

Overseas Employment

OFW remittances are a significant source of income for the Philippine economy. The Republic accounts for estimates of the amount of compensation of OFWs as well as investment income of OFWs from their properties as net primary income, and net primary income accounted for 9.9%, 9.6%, 9.1%, 7.0%, 3.5%, and 4.9% of GNI in 2017, 2018, 2019, 2020, 2021 and the first six months of 2022, respectively, according to the PSA. Cash inflows from OFWs increased by 2.9% to $15.3 billion in the first six months of 2022 as compared to $14.9 billion in the first six months of 2021. Meanwhile, cash inflows from OFWs increased by 5.1% to $31.4 billion in 2021 compared to $29.9 billion in 2020.

According to the PSA’s 2020 Survey on Overseas Filipinos, there were approximately 1.8 million OFWs, approximately 40.4% of which were males and 59.6% of which were females.

The following table presents the geographical distribution of OFWs.

	Geographical Distribution of OFWs
	By Place of Work as of 2020(1)	Total Cash Remittances for the nine months ended September 30, 2020(2)	Average Cash Remittance per OFW for the nine months ended September 30, 2020 (2)
	(in percentages)	(₱ in millions)	(₱ in thousands)
Africa	1.1	3,117	177
Asia	83.6	87,888	71
East Asia(3)	17.7	—	—
Southeast and South-Central Asia(4)	8.3	—	—
Western Asia(5)	57.5	—	—
Australia	3.4	4,019	86
Europe	6.7	9,003	100
North and South America	5.2	9,006	138

Total	100.0	113,075	78

Notes:

(1)	Estimates cover overseas Filipinos whose departure occurred within the last five years and who are working or had worked abroad during the six months from April 1, 2020 to September 30, 2020.
(2)

Estimates cover remittances during six months prior to survey of overseas Filipinos whose departure occurred within the last five years ended September 2020 and who are working or had worked abroad during the six months from April 1, 2020 to September 30, 2020.

(3)	Includes Hong Kong, Japan, Taiwan, the People’s Republic of China and South Korea, among others.
(4)	Includes Malaysia, Singapore, Brunei, Cambodia and Indonesia, among others.
(5)	Includes Kuwait, Qatar, Saudi Arabia, United Arab Emirates, Bahrain, Israel, Lebanon and Jordan, among others.

Source: Philippine Statistics Authority-2020 Survey on Overseas Filipinos.

The following table presents the occupational distribution of OFWs.

Occupational Distribution of OFWs
By Occupation as of 2020(1)
(in percentages)
Managers	1.5
Professionals	8.2
Technicians and associate professionals	6.7
Clerical support workers	3.8
Service and sales workers	14.4
Skilled agricultural forestry and fishery workers	0.4
Craft and related trades workers	6.8
Plant and machine operators and assemblers	11.5
Elementary occupations	46.7

Total	100.0

Notes:

(1)

Estimates cover overseas Filipinos whose departure occurred within the last five years ended September 2020 and who are working or had worked abroad during the six months from April 1, 2020 to September 30, 2020.

Source: Philippine Statistics Authority-2020 Survey on Overseas Filipinos.

The following table presents the gender and age distribution of OFWs.

	Age Distribution of OFWs as of 2020 (1)
Age Group	Both sexes	Male	Female
	(%)
15 – 24	3.8	2.9	4.4
25 – 29	19.0	18.9	19.0
30 – 34	22.4	21.2	23.3
35 – 39	20.5	18.0	22.2
40 – 44	15.2	15.6	14.9
45 and over	19.1	23.3	16.2
Total for all ages	100.0	100.0	100.0

Note:

(1)	Estimates cover overseas Filipinos whose departure occurred within the last five years and who are working or had worked abroad during the six months from April 1, 2020 to September 30, 2020.

Source: Philippine Statistics Authority-2020 Survey on Overseas Filipinos.

As a result of the economic effects of the global COVID-19 pandemic, the Government estimates that over 100,000 OFWs had lost their overseas employment by April 30, 2020. In response, the Government implemented the COVID-19 Adjustment Measures Program, a cash assistance program entitling OFWs to receive a one-time cash transfer in the amount of ₱10,000 or $200 to ameliorate the economic effects of the COVID-19 pandemic. This program is available to OFWs who lose their overseas employment, contract COVID-19, or who are unable to return to their overseas employment country due to lockdown or border control measures.

Despite the recent challenges posed by the COVID-19 pandemic, demand for Filipino workers abroad is expected to remain strong in the medium to long terms, especially for those in the healthcare and information technology sectors. Specifically, demand for doctors, nurses, radiologists, psychologists, and occupational therapists is expected to be high in Europe, while demand for IT-skilled workers and construction workers are expected to be high in both Europe and the Americas, particularly Guam, in the medium to long terms.

Social Security System and Government Service Insurance System

The Republic does not pay any unemployment compensation or make any general welfare payments other than through the Social Security System and the Government Service Insurance System. The Social Security System provides private sector employees, including self-employed persons and their families, with protection against decreases in income due to disability, sickness, old age and death. Monthly contributions by covered employees and their employers, and investment income of the Social Security System, fund the system. The Social Security System invests its funds in Government securities and in domestic equity securities.

The Government Service Insurance System administers social security benefits for Government employees, including retirement benefits, life insurance, medical care and sickness and disability benefits. It also administers the self-insurance program for Government properties, such as buildings and equipment. The Government Service Insurance System also oversees loan programs, including housing loans for Government employees. Monthly contributions by covered employees and their employers fund the system. Government agencies must include in their annual appropriations the amounts needed to cover their share of the contributions and any additional premium required based on the hazardous nature of the work. The Government Service Insurance System invests its funds in a manner similar to the Social Security System.

National Savings

The following table sets out gross savings and gross domestic savings as a percentage of GDP.

	National Savings
	2017	2018	2019	2020	2021
Item	(%)
Gross savings (% of GDP)	35.5	33.8	31.8	24.9	20.0

Gross domestic savings (% of GDP)	16.5	15.4	14.3	9.7	9.2

Source: World Bank national accounts data; OECD national accounts data.

Sustainable Finance Framework

In January 2022, the Republic published its Sustainable Finance Framework (the “Framework”) to support its sustainability commitments. The Framework solidifies its commitment to implementing the United Nations Sustainable Development Goals (“UN SDGs”) set by the United Nations General Assembly in 2015 for the year 2030. The Framework sets out how the Republic intends to raise green, social or sustainability bonds, loans and other debt instruments in the international capital markets. The Republic’s Framework and eligible expenditures portfolio under the Framework are aligned with the four core components of the Green Bond Principles 2021, Social Bond Principles 2021, and Sustainability Bond Guidelines 2021 published by the International Capital Market Association, as well as Green Loan Principles 2021 and Social Loan Principles 2021 published by the Loan Market Association and the ASEAN Green Bond Standards issued by the ASEAN Capital Markets Forum in October 2018.

With any financing raised under the Framework, the Republic intends to contribute to the development of the sustainable financing market domestically in the Philippines. The Framework lays out the process that will be used to ensure transparency and disclosure of the use of proceeds, as well as the expected environmental and social impact of eligible green and social projects, in keeping with international best practices.

Proceeds of financings raised under the Framework will be used to support projects that reflect the Republic’s commitment toward sustainable development and the UN SDGs, in line with the Philippine Development Plan 2017-2022 and Public Investment Program 2017-2022. The issuance of sustainable financing instruments will also support the Republic’s climate change commitments under its National Framework Strategy on Climate Change, including the Republic’s Nationally Determined Contribution in accordance with Decision 1/CP.21 of the Conference of Parties of the United Nations Framework Convention on Climate Change, which has the objective to reduce greenhouse gas emissions by 75% by 2030. Eligible social expenditures, and/or eligible green expenditures under the Framework can include direct or indirect investments, subsidies, support schemes, incentive mechanisms or tax foregone (or a combination of such expenditures) and selected operational expenditures. Such eligible social projects and/or eligible green projects exclude any contributions from other stakeholders.

The Republic has also endeavored to follow the United Nations Environment Programme’s Sustainable Blue Economy Finance Principles in respect of asset categories in relation to a sustainable blue economy. The following are the four core components of these principles (i) Use of Proceeds, (ii) Process for Project Evaluation and Selection, (iii) Management of Proceeds and (iv) Reporting; including a reference to external reviews. Sustainable financing instruments issued under the Framework will be standard recourse-to-the-issuer obligations and investors will not bear the credit risk of the underlying allocated eligible asset exposures. The Republic expects to publish an allocation and impact report for any outstanding sustainable financing instrument issued under the Framework on an annual basis on the Department of Finance and Bureau of Treasury’s publicly available websites.

The Framework has been evaluated by Vigeo Eiris, an independent rating and research agency based in France, which has so indicated in a second party opinion (“Opinion”) delivered to the Republic stating that the Framework is aligned with the International Capital Market Association’s Green Bond Principles and Social Bond Principles (each as adopted in 2021), and the Loan Market Association’s Green Loan Principles and Social Loan Principles (each as adopted in 2021). The Opinion provides opinions on certain environmental and related considerations and is not intended to address any credit, market, or other aspects of an investment in any securities, including without limitation market price, marketability, investor preference, or suitability of any security. The Opinion is a statement of opinion, not a statement of fact. The Opinion is not, nor should be deemed to be, a recommendation by the Republic or any other person to buy, sell or hold any securities. No representation or assurance is given by the Republic as to the suitability or reliability of the Opinion or any other opinion or certification of any third party made available in connection with any sustainable financing instrument, including any global bonds, issued by the Republic under the Framework or otherwise, nor is any such opinion or certification a recommendation by the Republic to buy, sell or hold any such securities.

The Framework and the Opinion are available on the Republic’s publicly available website. The contents of any publicly available website referred to herein, the Framework, the Opinion and any practices contemplated under these documents are not incorporated into this annual report, any prospectus or prospectus supplement, or the terms of the global bonds. They do not establish enforceable contractual obligations of the Republic. These documents speak only as of their respective dates, and are subject to change without notice and the Republic does not assume any responsibility or obligation to update or revise such documents, regardless of whether such documents are affected by the results of new information, future events or otherwise. Although the Framework contemplates certain practices with respect to reporting and use of proceeds, any failure by the Republic to conform to these practices does not constitute or give rise to a breach or an event of default under the global bonds. The Republic does not accept any responsibility for any losses howsoever arising, directly or indirectly, from the Framework, the Opinion or their respective contents. Accordingly, investors are cautioned not to place undue reliance on these documents.

Balance of Payments

Overview

Balance of payments figures measure the relative flow of goods, services, and capital into and out of the country as represented in the current account and the capital and financial account. The current account tracks a country’s trade-in-goods, services, income and current transfer transactions. The capital and financial account includes the capital account, which covers all transactions involving capital transfers and acquisition or disposal of non-produced, non-financial assets, and the financial account, which covers all transactions associated with changes of ownership in the foreign financial assets and liabilities of an economy. A balance of payments surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. A balance of payments deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency.

Revisions

The balance of payments statistics released by the Bangko Sentral are based on the trade-in-goods statistics compiled by the NSO. However, for purposes of inclusion in the overall balance of payments, the trade-in-goods statistics reported by the NSO are adjusted by the Bangko Sentral to exclude temporary exports and imports and returned goods. In March 2013, the Bangko Sentral adopted the IMF’s BPM6 framework covering balance of payments statistics for 2011 onwards, pursuant to which the property income and expense accounts have been revised. Concurrently with the releases of the latest balance of payments data, the Bangko Sentral often releases revisions to the balance of payments data previously reported adjusting for any updated data received from various departments and any change in reporting methodology. The balance of payments data presented below reflects the latest data published by the Bangko Sentral as of the date of this prospectus.

The following table sets out the balance of payments of the Republic for the periods indicated.

	Balance of Payments
	2017	2018	2019	2020	2021 (1)	2022 (2)

	($ in millions)
Current account(3)	(2,143)	(8,877)	(3,047)	11,578	(6,922)	(4,808)
Exports	124,126	129,980	136,889	119,867	130,189	33,487
Imports	126,269	138,857	139,936	108,289	137,111	38,295
Goods, Services, and Primary Income	(28,295)	(35,695)	(30,996)	(15,807)	(36,383)	(12,007)
Total exports	97,229	102,373	108,143	91,627	99,778	26,074
Total imports	125,525	138,068	139,139	107,435	136,161	38,081
Goods and Services	(31,522)	(39,364)	(36,272)	(19,909)	(39,608)	(13,157)
Exports	86,646	90,374	94,741	80,034	87,795	23,116
Imports	118,168	129,738	131,013	99,943	127,403	36,273
Goods	(40,215)	(50,972)	(49,312)	(33,775)	(53,781)	(16,353)
Exports	51,814	51,977	53,477	48,212	54,169	14,450
Imports	92,029	102,949	102,789	81,987	107,950	30,803
Services	8,693	11,608	13,039	13,866	14,174	3,195
Exports	34,832	38,397	41,264	31,822	33,627	8,666
Imports	26,139	26,789	28,225	17,956	19,453	5,470
Primary Income	3,226	3,669	5,276	4,101	3,225	1,151
Receipts	10,583	11,999	13,402	11,594	11,983	2,959
Payments	7,357	8,330	8,125	7,492	8,758	1,808
Secondary Income	26,153	26,818	27,949	27,386	29,461	7,198
Receipts	26,897	27,607	28,746	28,240	30,411	7,413
Payments	745	788	797	854	950	214
Capital account(3)	69	65	127	63	80	(20)
Receipts	103	103	147	88	99	26
Payments	34	38	20	25	19	46
Financial account(4)	2,798	(9,332)	(8,034)	(6,906)	(6,942)	(4,944)
Net acquisition of financial assets(5)	6,717	7,522	7,297	13,286	8,271	(106)
Net incurrence of liabilities(5)	9,515	16,855	15,331	20,192	15,213	4,838
Direct investment	(6,952)	(5,833)	(5,320)	(3,260)	(8,116)	(1,391)
Net acquisition of financial assets(5)	3,305	4,116	3,351	3,562	2,402	1,048
Net incurrence of liabilities(5)	10,256	9,949	8,671	6,822	10,518	2,439
Portfolio investment	2,454	1,448	(2,474)	(1,680)	8,046	298
Net acquisition of financial assets(5)	1,658	4,740	2,402	6,567	6,599	1,278
Net incurrence of liabilities(5)	(796)	3,292	4,876	8,246	(1,448)	980
Financial derivatives	(51)	(53)	(173)	(199)	(603)	(219)
Net acquisition of financial assets(5)	(503)	(679)	(874)	(796)	(1,105)	(325)
Net incurrence of liabilities(5)	(453)	(626)	(701)	(596)	(502)	(106)
Other investment	1,750	(4,894)	(67)	(1,767)	(6,268)	(3,632)
Net acquisition of financial assets(5)	2,257	(654)	2,417	3,953	376	(2,106)
Net incurrence of liabilities(5)	508	4,240	2,484	5,720	6,644	1,526
Net unclassified items(6)	(1,588)	(2,826)	2729	(2,526)	1,245	379
Overall balance of payments position(7)	(863)	(2,306)	7,843	16,022	1,345	495

Notes:

(1)	Preliminary data for 2021.
(2)	Preliminary data for the three months ended March 31, 2022.
(3)	Balances in the current and capital accounts are derived by deducting debit entries from credit entries.
(4)	Balances in the financial account are derived by deducting net incurrence of liabilities from net acquisition of financial assets.
(5)	Negative values of Net Acquisition of Financial Assets indicate withdrawal/disposal of financial assets; negative values of Net Incurrence of Liabilities indicate repayment of liabilities.
(6)

Net unclassified items is an offsetting account to the overstatement or understatement in either receipts or payments of the recorded balance of payments components relative to the overall balance of payments position.

(7)

The overall balance of payments position is calculated as the change in the country’s net international reserves, less non-economic transactions (revaluation and gold monetization/demonetization). Alternatively, it can be derived by adding the current and capital account balances less financial account plus net unclassified items

Source: Department of Economic Statistics, Bangko Sentral.

Overall Balance of Payments Performance

In 2017, the overall balance of payments position of the Republic recorded a deficit of $863 million compared to the $1.0 billion deficit recorded in 2016. The change was primarily the result of increased deficit in the current account, which was partially offset by a reversal in the financial account from net outflows to net inflows. The current account recorded a deficit of $2.1 billion in 2017, representing an increase of 78.7% from the deficit of $1.2 billion in 2016. The financial account recorded net inflows of $2.8 billion in 2017, representing a reversal from the net outflows of $175 million in 2016.

In 2018, the overall balance of payments position of the Republic recorded a deficit of $2.3 billion compared to the $863 million deficit recorded in 2017. The change was primarily the result of increased deficit in the current account, which was partially offset by increased net inflows in the financial account. The current account recorded a deficit of $8.7 billion in 2018, representing a significant increase from the deficit of $2.1 billion in 2017. The financial account recorded net inflows of $8.6 billion in 2018, representing a significant increase from the net inflows of $2.8 billion in 2017.

In 2019, the overall balance of payments position of the Republic recorded a surplus of $7.8 billion, compared to a deficit of $2.3 billion recorded in 2018. The reversal was primarily the result of a decreased deficit in the current account and decreased net inflow in the financial account. The current account recorded a deficit of $3.0 billion in 2019, representing a 65.7% decrease from the deficit of $8.9 billion recorded in 2018. The financial account recorded a net inflow of $8.0 billion in 2019, representing a 13.9% decrease from the net inflow of $9.3 billion recorded in 2018.

In 2020, the overall balance of payments position of the Republic recorded a surplus of $16.0 billion compared to the $7.8 billion surplus recorded in 2019. The change was primarily the result of a net inflow in the current account, which recorded a surplus of $11.0 billion in 2020, as compared to a deficit of $3.0 billion in 2019. This was partially offset by a lower net outflow in the financial account, which recorded net outflows of $7.0 billion in 2020, as compared to net outflows of $8.0 billion in 2019.

In 2021, according to preliminary data, the overall balance of payments position of the Republic recorded a surplus of $1.3 billion compared to the $16.0 billion surplus in 2020. The change was primarily the result of a deficit in the current account, as well as a higher deficit in the financial account. The current account recorded a deficit of $6.9 billion in 2021, a reversal from the surplus of $11.6 billion recorded in 2020. In 2021, the financial account recorded a 0.5% increase in net inflows, with the level broadly unchanged at $6.9 billion compared to the level recorded in 2020.

In the first three months of 2022, according to preliminary data, the overall balance of payments position of the Republic recorded a surplus of $0.5 billion compared to the $2.8 billion deficit in the first three months of 2021. The change was primarily the result of a reversal in the financial account, which recorded net inflows of $4.9 billion in the first quarter of 2022, compared with net outflows of $4.1 billion in the same period of 2021. The current account recorded a deficit of $4.8 billion in the first three months of 2022, as compared to a deficit of $32 million in the first three months of 2021. The financial account recorded a net outflow of $4.9 billion in the first three months of 2022, compared with the net inflow of $4.1 billion recorded in the first three months of 2021.

In the first seven months of 2022, based on preliminary data, the overall balance of payments position of the Republic recorded a deficit of $4.9 billion, compared to a deficit of $1.3 billion in the same period of 2021. The higher deficit was primarily a result of a higher current account deficit, as imports were higher due to both higher volumes of imports and higher prices of imported goods.

Current Account

In 2017, the current account recorded a deficit of $2.1 billion, compared to a deficit of $1.2 billion recorded in 2016. The increase in the current account deficit was primarily the result of a higher trade-in-goods deficit of $40.2 billion in 2017, representing an increase of 13.1% over the trade-in-goods deficit of $35.5 billion in 2016. Partially offsetting the increase in trade-in-goods deficit were an increased secondary income surplus and a higher surplus in trade-in-services. The secondary income surplus increased to $26.2 billion in 2017, 5.8% higher than the $24.7 billion surplus recorded in 2016. The trade-in-services surplus also increased to $8.7 billion in 2017, 23.4% higher than the $7.0 surplus recorded in 2016. Overall, current account exports increased by 14.0% to $124.1 billion in 2017 from $108.9 billion in 2016, while current account imports increased by 14.7% to $126.3 billion in 2017 from $110.1 billion in 2016.

In 2018, the current account recorded a deficit of $8.7 billion, compared to a deficit of $2.1 billion recorded in 2017. The increase in the current account deficit was primarily the result of a higher trade-in-goods deficit of $51.0 billion in 2018, representing an increase of 26.8% over the trade-in-goods deficit of $40.2 billion in 2017. The higher trade-in-goods deficit was a result of an increase in imports of goods by 11.9% from $92.0 billion in 2017 to $103.0 billion in 2018. These were partially offset by an increase in the trade-in-service surplus by 33.5% from $8.7 billion in 2017 to $11.6 billion in 2018.

In 2019, the current account recorded a deficit of $3.0 billion, compared to a deficit of $8.9 billion recorded in 2018. This decreased deficit was primarily due to a 3.3% decrease in trade-in-goods deficit from $51.0 billion in 2018 to $49.3 billion in 2019, an 12.3% increase in trade-in-services surplus from $11.6 billion in 2018 to $12.9 billion in 2019, a 43.8% increase in primary income from $3.7 billion in 2018 to $5.3 billion in 2019 and a 4.2% increase in secondary income from $26.8 billion in 2018 to $27.9 billion in 2019.

In 2020, according to revised data, the current account recorded a surplus of $11.1 billion, compared to a deficit of $3.0 billion recorded in 2019. This surplus was primarily due to a 31.5% decrease in trade-in-goods deficit from $49.3 billion in 2019 to $33.8 billion in 2020. This effect was partially offset by 19.3% and 1.6% decreases in surplus in primary income and secondary income to $4.3 billion and $27.5 billion in 2020, respectively, compared to $5.3 billion and $27.9 billion in 2019, respectively.

In 2021, according to preliminary data, the current account recorded a deficit of $6.9 billion, a reversal from the surplus of $11.6 billion recorded in 2020. This deficit was primarily due to a 59.2% increase in the trade-in-goods deficit from $33.8 billion in 2020 to $53.8 billion in 2021, and a 21.4% decrease in the primary income surplus from $4.1 billion in 2020 to $3.2 billion in 2021. These effects were partially offset by a 7.6% increase in the secondary income surplus from $27.4 billion in 2020 to $29.5 billion in 2021.

In the first three months of 2022, according to preliminary data, the current account recorded a deficit of $4.8 billion, compared to a deficit of $0.3 million in the first three months of 2021. This deficit was primarily due to a 49.1% increase in the trade-in-goods deficit from $11.0 billion in the first three months of 2021 to $16.4 billion compared to the first three months of 2022. This effect was partially offset by higher net receipts in both primary and secondary income in the first three months of 2022 compared to the same period of 2021 (of $1.2 billion compared to $0.6 billion and $7.2 billion compared to $7.0 billion, respectively), and a 4.9% decrease in the trade-in-services surplus from $3.4 billion in the first three months of 2021 to $3.2 billion in the first three months of 2022. In addition to imports growing more than exports during the first three months of 2022, higher import prices and weakening global demand contributed to the restraints on the current account.

Goods Trade

Trading in goods significantly affects the Philippine economy. A significant proportion of exports depends on imported raw materials or other inputs, rendering the country’s exports vulnerable to any import decline resulting from a peso depreciation. See “—Monetary System—Foreign Exchange System.”

In 2017, the trade-in-goods deficit was $27.4 billion, 2.5% higher than the trade-in-goods deficit of $26.7 billion recorded in 2016. The higher deficit was primarily the result of an increase in imports, which increased by 14.2% during 2017 to $96.1 billion, compared to $84.1 billion in imports recorded in 2016. This was partially offset by a 19.7% increase in exports of goods to $68.7 billion in 2017, from the $57.4 billion recorded in 2016.

In 2018, the trade-in-goods deficit was $43.5 billion, 59.0% higher than the trade-in-goods deficit of $27.4 billion recorded in 2017. The higher deficit was primarily the result of an increase in imports, which increased by 17.4% in 2017 to $112.8 billion, compared to $96.1 billion recorded in 2017.

In 2019, the trade-in-goods deficit was $40.7 billion, a 6.6% decrease from the trade-in-goods deficit of $43.5 billion recorded in 2018. This lower deficit was primarily the result of a 1.1% decrease in imports from $112.8 billion in 2018 to $111.6 billion in 2019 and a 2.3% increase in exports from $69.3 billion in 2018 to $70.9 billion in 2019. The increase in exports was mainly attributable to an increase of 1.2% in manufactured goods exports from $58.2 billion in 2018 to $58.9 billion in 2019, mainly electronic products, which increased by 4.4% from $38.3 billion in 2018 to $40.0 billion in 2019. The decrease in imports were mainly attributable to a 9.4% decrease in importation of raw materials and intermediate goods. Imports of mineral fuels and lubricant likewise decreased by 4.8%.

In 2020, the trade-in-goods deficit decreased by 39.5% to $24.6 billion, compared to a deficit of $40.7 billion recorded in 2019. The decrease in trade-in-goods deficit was primarily the result of a decrease in imports, which decreased by 19.5% in 2020 to $89.8 billion, compared to $111.6 billion recorded in 2019. In addition, exports of goods decreased by 8.1% to $65.2 billion in 2020, compared to $70.9 billion in 2019. Both decreases in exports as well as imports of goods were due mainly to the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers.

In 2021, according to preliminary data, the trade-in-goods deficit increased by 59.2% to $53.8 billion, compared to $33.8 billion in 2020. This was caused by the recovery in imports of goods which continued to outpace that of exports due to increased trade and commerce as COVID-19 restrictions continued to ease globally.

In the first three months of 2022, according to preliminary data, the trade-in-goods deficit increased by 49.1% to $16.4 billion, compared to $11.0 billion in the first three months of 2021. The higher deficit was primarily the result of a 28.6% increase in imports, which increased to $30.8 billion in the first three months of 2022 compared to $23.9 billion in the first three months of 2021, which effect was partially offset by a 11.3% increase in exports, which increased to $14.5 billion in the first three months of 2022 compared to $13.0 billion in the first three months of 2021.
Increases in both exports as well as imports of goods were mainly due to the gradual reopening of the domestic economy due to the relative easing of COVID-19 containment measures during most of the period.

Exports of Goods

The following table sets out the Republic’s exports of goods by major commodity group, as reported by the PSA.

	Exports by Major Commodity Groups
	Annual						Growth Rates		January-July		Growth Rates	Percentage of Total Exports
Commodities	2017	2018	2019	2020	2021(1)	2022(2)	2020	2021(1)	2021(1)	2022(2)	2022(2)	2017	2022(2)
									(%)		(%)	(%)
	($ in millions, except percentages)
Agricultural products
Coconut products	2,051	1,539	1,294	1,230	1,956	1,803	(5.0)	59.0	956	1,803	88.6	3.0	4.0
Sugar and products	217	76	67	66	75	4	(1.4)	13.5	72	4	(94.4)	0.3	0.0
Fruits and vegetables	1,850	1,980	2,854	2,624	2,202	1,325	(8.0)	(16.1)	1,277	1,325	3.7	2.7	3.0
Other agro-based products	1,013	990	953	864	996	656	(9.3)	15.4	549	656	19.6	1.5	1.5

Total agricultural based products	5,130	4,585	5,168	4,784	5,154	3,121	(7.4)	7.7	2,305	3,121	32.7	7.5	7.0

Forest products	184	257	358	297	378	221	(16.9)	27.2	215	221	2.6	0.3	0.5
Mineral products	4,285	4,045	4,675	5,093	5,908	4,635	8.9	16.3	3,824	4,635	21.2	6.2	10.4
Petroleum products	396	494	226	193	6	5	(14.6)	(96.9)	4	5	24.0	0.6	0.0
Manufacturing
Electronic products	36,536	38,327	40,022	37,951	42,486	24,564	(5.2)	11.9	23,955	24,564	2.5	53.2	54.9
Other electronics	3,197	3,302	3,469	2,724	3,435	1,944	(21.5)	26.1	2,034	1,944	(4.5)	4.7	4.3
Garments	1,099	974	928	652	758	491	(29.7)	16.3	422	491	16.2	1.6	1.1
Textile yarns/fabrics	235	215	217	313	295	170	44.7	(5.9)	171	170	(0.4)	0.3	0.4
Footwear	80	103	132	114	111	58	(13.8)	(2.1)	63	58	(9.2)	0.1	0.1
Travel goods and handbags	485	597	745	420	647	437	(43.6)	54.0	353	437	23.7	0.7	1.0
Wood manufacturing	1,204	320	251	187	205	111	(25.5)	9.6	111	111	0.6	1.8	0.2
Furniture and fixtures	337	353	299	344	384	183	(15.2)	11.4	223	183	(17.9)	0.5	0.4
Chemicals	1,786	1,572	1,508	1,339	1,937	1,225	(11.2)	44.6	1,094	1,225	11.9	2.6	2.7
Non-metallic mineral manufacturing	202	236	267	226	296	183	(15.4)	30.8	155	183	18.6	0.3	0.4
Machinery and transport equipment	5,093	4,813	4,031	2,249	2,373	1,266	(45.5)	5.5	1,413	1,266	(10.4)	7.4	2.8
Processed food and beverages	1,395	1,333	1,330	1,245	1,470	841	(6.4)	18.1	838	841	0.5	2.0	1.9
Iron and steel	131	124	93	37	66	49	(59.8)	77.9	37	49	32.6	0.2	0.1
Baby carriages, toys, games and sporting goods	214	222	269	237	291	199	(11.9)	23.0	172	199	15.7	0.3	0.4
Basketwork, wickerwork, and other articles of plaiting materials	43	35	31	43	60	30	38.6	41.4	36	30	(16.4)	0.1	0.1
Miscellaneous	729	1,042	963	819	1,018	540	(15.0)	24.4	597	540	(9.6)	1.1	1.2
Others	4,571	4,639	4,325	4,881	6,041	3,074	12.8	23.8	3,112	3,074	(1.2)	6.7	6.9

Total Manufacturing	57,336	58,207	58,877	53,779	61,872	35,364	(8.7)	15.0	34,786	35,364	1.7	83.4	79.0
Special transactions	1,382	1,720	1,623	1,068	1,259	726	(34.2)	18.0	778	726	(6.6)	2.0	1.6

Total exports	68,713	69,307	70,927	65,215	74,653	44,739	(8.1)	14.5	42,461	44,739	5.4	100.0	100.0

Notes:

(1)	Preliminary data for 2021.
(2)	Preliminary data for the seven months ended July 31, 2022.

Source: Philippine Statistics Authority, Bangko Sentral.

The Republic aims to diversify its export markets and increase its exports to other countries, particularly ASEAN countries. The Republic is a party to the ASEAN Free Trade Agreement, which provides for reduced tariffs among ASEAN nations as well as plans for intra-regional investments, industrial linkages and banking and financial integration. Under ASEAN, the Philippines has preferential trade agreements with China, Hong Kong, India, Japan, South Korea, and Australia and New Zealand.

In 2008, the Republic and Japan entered into the Philippines-Japan Economic Partnership Agreement, which remains as the Philippines’ only bilateral free trade agreement, covering, among others, trade in goods, trade in services, investments, movement of natural persons, intellectual property, customs procedures, improvement of the business environment, and government procurement. In addition, in 2016 the Republic entered into an agreement with the European Free Trade Association to improve market access for Philippine exporters to the European market. The Republic has also entered into the ASEAN-Hong Kong, China Free Trade Agreement in November 2017, which is aimed at facilitating trade in goods and services in the region. In 2020, the Republic entered into the Regional Comprehensive Economic Partnership (“RCEP”) Agreement with 14 Asia Pacific countries aimed at further lowering trade barriers and securing improved market access for goods and services for businesses. The target entry-into-force of RCEP is in 2022. The Senate was unable to complete the deliberations for concurrence in the RCEP’s ratification before the 18th Congress adjourned. This has yet to be taken up by the 19th Congress.

The following table sets out the Republic’s exports of goods by destination, as reported by the PSA.

	Export of Goods by Destination						Percentage of Total Exports
Country/Region	2017	2018	2019	2020	2021(1)	2022(2)	2017	2022(2)
	($ millions)						(%)
North America(3)	10,826	11,849	12,860	10,971	13,050	3,311	15.8	17.0
United States	9,661	10,636	11,567	10,018	11,849	2,992	14.1	15.4
Europe(5)	10,126	9,465	8,890	7,570	9,261	2,500	14.7	12.9
European Union(4)	9,085	8,373	7,779	6,536	8,059	2,158	13.2	11.1
Asia(6)	45,513	45,761	47,101	44,994	50,371	13,105	66.2	67.5
Japan	10,853	10,323	10,675	10,034	10,725	2,775	15.8	14.3
People’s Republic of China	8,017	8,817	9,814	9,830	11,553	2,879	11.7	14.8
Hong Kong	9,024	9,564	9,625	9,226	9,932	2,443	13.1	12.6
South Korea	4,334	2,608	3,241	2,855	2,574	682	6.3	3.5
Singapore	3,973	4,316	3,832	3,775	4,195	1,247	5.8	6.4
Taiwan	2,451	2,521	2,253	2,121	2,526	662	3.6	3.4
Southeast Asia(7)	6,122	6,832	6,958	6,441	7,925	2,195	8.9	11.3
Oceania(8)	568	665	527	459	629	160	0.8	0.8
Middle East(9)	1,051	753	831	629	567	141	1.5	0.7
Others(10)	629	814	717	592	775	207	0.9	1.1

Total	68,713	69,307	70,927	65,215	74,653	19,422	100.0	100.0

Notes:

(1)	Based on preliminary data for 2021.
(2)	Based on preliminary data for the three months ended March 31, 2022.
(3)	Includes the United States, Canada, and others.
(4)	Includes the European Union, Switzerland, the Russian Federation, and others.
(5)

Includes Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, France, Federal Republic of Germany, Finland, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden and Romania.

(6)

Includes Japan, the People’s Republic of China, Hong Kong, South Korea, Singapore, Taiwan, Indonesia, Malaysia, Thailand, Brunei Darussalam, Vietnam, Myanmar, Laos, Bangladesh. Nepal, Pakistan, Sri Lanka, India, and others.

(7)	Includes only Malaysia, Indonesia, Thailand, Brunei Darussalam, Cambodia, Vietnam, Myanmar and Laos.
(8)	Includes Australia, New Zealand, Pacific Island, and others.
(9)	Includes Iran, Iraq, Kuwait, Saudi Arabia, the United Arab Emirates (including Abu Dhabi), and others.
(10)	Includes countries in Central America, South America (including Brazil), Africa, and others.

Source: Philippine Statistics Authority, Bangko Sentral.

In 2017, according to PSA data, total exports of goods increased by 19.7% to $68.7 billion, from the $57.4 billion recorded in 2016. The increase was driven primarily by increases in exports of manufactured goods and mineral products. Exports of manufactured goods, which comprised 83.4% of total exports, increased to $57.3 billion in 2017, an increase of 15.3% over the $49.7 billion recorded in 2016. Exports of mineral products, which comprised 6.2% of total exports, increased to $4.3 billion in 2017, an increase of 82.4% from the $2.4 billion recorded in 2016. Exports of fruits and vegetables also increased by 17.0% to $1.9 billion in 2017 from $1.8 billion in 2016.

In 2018, according to PSA data, total exports of goods increased by 0.9% to $69.3 billion, from the $68.7 billion recorded in 2017. The increase was primarily a result of an increase in exports of manufactured goods being largely offset by decreases in exports of mineral products and agricultural based products. Exports of manufactured goods, which comprised 84.0% of total exports, increased to $58.2 billion in 2018, an increase of 1.2% over the $57.3 billion recorded in 2017. Exports of mineral products, which comprised 5.8% of total exports, decreased to $4.0 billion in 2018, a decrease of 5.6% from $4.3 billion in 2017. Exports of agriculture-based products, which comprised 6.6% of total exports, decreased to $4.6 billion in 2018, a decrease of 10.6% from $5.1 billion in 2017.

In 2019, according to PSA data, total exports of goods increased by 2.3% to $70.9 billion, from the $69.3 billion recorded in 2018. The increase was primarily a result of an increase in exports of manufactured goods, total agricultural products and mineral products. Exports of manufactured goods, which comprised 83.0% of total exports, increased to $58.9 billion in 2019, an increase of 1.1% over the $58.2 billion recorded in 2018. Exports of total agriculture products, which comprised 7.3% of total exports, increased to $5.2 billion in 2019, an increase of 12.7% over the $4.6 billion recorded in 2018. Exports of mineral products, which comprised 6.6% of total exports, increased to $4.7 billion in 2019, an increase of 15.3% over the $4.0 billion recorded in 2018.

In 2020, according to PSA data, total exports of goods decreased by 8.1% to $65.2 billion, from the $70.9 billion recorded in 2019. This was primarily a result of the effect of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers. As a result, exports of manufactured goods, which comprised 82.5% of total exports, decreased to $53.8 billion in 2020, a decrease of 8.7% over the $58.9 billion recorded in 2019. Exports of agriculture-based products, which comprised 7.3% of total exports, decreased to $4.8 billion in 2020, a decrease of 7.4% from $5.2 billion in 2019. These effects were partially offset by an 8.9% increase in exports of mineral products, which comprised 7.8% of total exports, to $5.1 billion in 2020 from $4.7 billion in 2019.

In 2021, according to preliminary PSA data, total exports of goods increased by 14.5% to $74.7 billion, from the $65.2 billion recorded in 2020. This was primarily a result of the relative easing of COVID-19 containment measures in effect during most of the period, which resulted in a 15.0% increase in exports of manufactured goods from $53.8 billion in 2020 to $61.9 billion in 2021. The 9.3% increase in exports of agricultural products from $4.8 billion in 2020 to $5.2 billion in 2021 also contributed to the increase in total export of goods.

In the first seven months of 2022, according to preliminary PSA data, total exports of goods increased by 5.4% to $44.7 billion, from the $42.5 billion recorded in the first seven months of 2021. This was primarily a result of the relative easing of COVID-19 containment measures in effect during most of the period, which resulted in a 1.7% increase in exports of manufactured goods from $34.8 billion in the first seven months of 2021 to $35.4 billion in the first seven months of 2022. The 32.7% increase in exports of agricultural products from $2.9 billion in the first seven months of 2021 to $3.8 billion in the first seven months of 2022 also contributed to the increase in total exports of goods.

Imports of Goods

The following table sets out the sources of the Philippines’ imports of goods by commodity group.

	Imports of Goods by Commodity Group
	Annual						Growth Rates		January – July		Growth Rate	Percentage of Total Imports
Commodities	2017	2018	2019	2020	2021(1)	2022(2)	2020	2021	2021	2022(2)	2022(2)	2017	2022(2)
									(%)		(%)	(%)
	($in millions, except percentages)
Capital goods	31,469	35,285	37,434	29,752	25,881	22,227	(20.5)%	(13.0)	19,991	22,227	11.2	32.7	27.6
Raw materials and intermediate goods
Unprocessed raw materials	4,276	4,851	3,576	3,576	3,128	3,130	(8.7)	(12.5)	2,166	3,130	44.5	4.4	3.9
Semi-processed raw materials	32,662	39,979	37,041	32,893	31,662	28,075	(11.2)	(3.7)	23,832	28,075	17.8	34.0	34.9

Raw materials and intermediate goods	36,938	44,830	40,617	36,158	34,790	31,205	(11.0)	(3.8)	25,997	31,205	20.0	38.4	38.8

Mineral fuels and lubricants	10,796	14,041	13,362	7,635	9,731	14,312	(42.9)	27.5	6,755	14,312	111.9	11.2	17.8
Consumer goods
Durable	9,467	9,804	10,176	7,196	6,465	5,722	(29.3)	(10.2)	5,025	5,722	13.9	9.9	7.1
Non-durable	6,931	8,202	9,081	8,251	7,290	6,551	(9.2)	19.3	5,590	6,551	17.2	7.2	8.1

Total consumer goods	16,398	18,006	19,260	15,447	13,755	12,272	(19.8)	(11.0)	10,615	12,272	15.6	17.1	15.2
Special transactions(1)	493	680	920	820	728	469	(10.8)	(11.2)	561	469	(16.4)	0.6	0.6

Total imports	96,093	112,841	111,593	89,812	84,885	80,486	(19.5)	(5.5)	63,919	80,486	25.9	100.0	100.0

Notes:

(1)	Preliminary data for 2021. Excludes value of goods that do not involve change in ownership such as consigned, returned/replacement and temporarily imported goods.
(2)	Preliminary data for the seven months ended July 31, 2022.

Source: Philippine Statistics Authority, Bangko Sentral.

	Import of Goods by Source/Origin						Percentage of Total Imports
Country/Region	2017	2018	2019	2020	2021(1)	2022(2)	2017	2022(2)
	($ millions)						(%)
North America(3)	8,582	9,007	8,781	7,555	8,749	2,570	9.0	7.7
United States	7,784	8,062	8,072	6,922	7,751	2,280	8.1	6.8
Europe(4)	7,848	10,854	11,117	8,052	9,638	2,856	8.2	8.6
European Union(3)	6,644	7,901	8,531	6,036	7,673	1,963	6.9	5.9
Asia(5)	71,879	83,184	84,186	69,460	91,244	24,643	74.9	74.0
Japan	10,912	10,818	10,580	8,616	11,108	3,216	11.4	9.7
People’s Republic of China	17,464	22,015	25,496	20,868	26,799	6,106	18.2	18.3
Hong Kong	2,715	3,046	3,598	2,784	3,268	960	2.8	2.9
South Korea	8,465	11,312	8,477	6,895	9,351	3,335	8.8	10.0
Singapore	3,973	6,174	6,658	5,622	6,948	1,785	5.8	5.4
Taiwan	5,090	5,500	4,753	4,683	5,763	1,743	5.3	5.2
Southeast Asia(6)	19,616	22,250	22,465	18,153	25,483	6,896	20.5	20.7
Oceania(7)	2,635	2,461	2,213	1,443	2,310	725	2.7	2.2
Middle East(8)	3,800	5,685	3,704	1,867	3,965	1,927	4.0	5.8
Others(9)	1,350	1,650	717	1,592	1,974	596	1.3	1.8

Total	96,093	112,841	111,593	89,812	117,879	33,317	100.0	100.0

Notes:

(1)	Preliminary data for 2021.
(2)	Based on preliminary data for the three months ended March 31, 2022.
(3)	Includes the United States, Canada, and others.
(4)	Includes the European Union, Switzerland, the Russian Federation, and others.
(5)

Includes Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, France, Federal Republic of Germany, Finland, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Poland, Portugal, Slovak Republic, Slovenia, Spain, Sweden and Romania.

(6)

Includes Japan, the People’s Republic of China, Hong Kong, South Korea, Singapore, Taiwan, Indonesia, Malaysia, Thailand, Brunei Darussalam, Vietnam, Myanmar, Laos, Bangladesh. Nepal, Pakistan, Sri Lanka, India, and others.

(7)	Includes Australia, New Zealand, Pacific Island, and others.
(8)	Includes only Malaysia, Indonesia, Thailand, Brunei Darussalam, Cambodia, Vietnam, Myanmar, and Laos.
(9)	Includes Iran, Iraq, Kuwait, Saudi Arabia, the United Arab Emirates (including Abu Dhabi), and others.
(10)	Includes countries in Central America, South America (including Brazil), Africa, and others.

Source: Philippine Statistics Authority, Bangko Sentral.

In 2017, according to PSA data, total imports of goods increased 14.2% to $96.1 billion compared to imports of $84.1 billion recorded in 2016. This increase was primarily attributable to an increase in imports of raw materials and intermediate goods, as well as imports of mineral fuels and lubricant. Imports of raw materials and intermediate goods increased by 15.3% to $36.9 billion in 2017, compared to the $32.0 billion recorded in 2016. Imports of mineral fuels and lubricant increased by 35.5% to $10.8 billion in 2017, compared to the $8.0 billion recorded in 2016. Capital goods and consumer goods imports also increased in 2017. Imports of capital goods increased by 9.5% to $31.5 billion in 2017 from $28.7 billion in 2016. Imports of consumer goods increased by 10.6% to $16.4 billion in 2017 from $14.8 billion in 2016.

In 2018, according to PSA data, total imports of goods increased by 17.4% to $112.8 billion compared to imports of $96.1 billion recorded in 2017. This increase was primarily attributable to an increase in imports of capital goods, raw materials and intermediate goods and mineral fuels and lubricants. Imports of capital goods increased by 12.1% to $35.3 billion in 2018, compared to the $31.5 billion in 2017. Imports of raw materials and intermediate goods increased by 21.4% to $44.8 billion recorded in 2018, compared to the $36.9 billion recorded in 2017. Imports of mineral fuels and lubricant increased by 30.1% to $14.0 billion recorded in 2018, compared to the $10.8 billion recorded in 2017. Imports of consumer goods also increased, by 9.8% to $18.0 billion in 2018 from $16.4 billion in 2017.

In 2019, according to PSA data, total imports of goods decreased by 1.1% to $111.6 billion compared to imports of $112.8 billion recorded in 2018. This decrease was primarily attributable to a decrease in imports of raw materials and intermediate goods and mineral fuels and lubricants. Imports of raw materials and intermediate goods decreased by 9.4% to $40.6 billion in 2019, compared to the $44.8 billion in 2018. Imports of mineral fuels and lubricants decreased by 4.8% to $13.4 billion in 2019, compared to the $14.0 billion in 2018. These decreases were partially offset by a 6.1% increase in capital goods to $37.4 million in 2019, compared to $35.3 million in 2018.

In 2020, according to PSA data, total imports of goods decreased by 19.5% to $89.8 billion, from the $111.6 billion recorded in 2019. This decrease was primarily due to the effects of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers, which led to decreases in imports of capital goods, raw materials and intermediate goods, mineral fuels and lubricants, and consumer goods by 20.5%, 11.0%, 42.9%, and 19.8% to $29.8 billion, $36.22 billion, $7.6 billion, and $15.4 billion in 2020, respectively, from $37.4 billion, $40.6 billion, $13.4 billion, and $19.3 billion in 2019, respectively.

In 2021, according to preliminary PSA data, total imports of goods increased by 31.3% to $117.9 billion, from the $89.8 billion recorded in 2020. This was primarily a result of the relative easing of COVID-19 containment measures in effect during most of the period, which resulted in increases in capital goods, raw materials and intermediate goods, mineral fuels and lubricants, and consumer goods by 19.2%, 32.7%, 1.0%, 91.5% and 22.1% to $35.5 billion, $48.0 billion, $14.6 billion, and $18.9 billion in 2021, respectively, from $29.8 billion, $36.2 billion, $7.6 billion, and $15.4 billion in 2020, respectively.

In the first seven months of 2022, according to preliminary PSA data, total imports of goods increased by 25.9% to $80.5 billion, from the $63.9 billion recorded in the first seven months of 2021. This was primarily a result of the relative easing of COVID-19 containment measures in effect during most of the period, which resulted in increases in imports of capital goods, raw materials and intermediate goods, mineral fuels and lubricants, and consumer goods by 11.2%, 20.0%, 111.9% and 15.6% to $22.2 billion, $31.2 billion, $14.3 billion, and $12.3 billion in the first seven months of 2022, respectively, from $20.0 billion, $10.5 billion, $26.0 billion, and $10.6 billion, respectively, in the first seven months of 2021.

Services

The following table sets out the Republic’s services by sector for the periods indicated.

	Service Trade
	2017	2018	2019	2020	2021(1)	2022(2)
	($ in million)
Total services	8,693	11,608	13,039	13,866	14,174	3,195

Exports	34,832	38,397	41,264	31,822	33,627	8,666
Imports	26,139	26,789	28,225	17,956	19,453	5,470
Manufacturing services on physical inputs owned by others	3,453	4,140	4,339	4,152	5,028	1,359
Exports	3,453	4,140	4,339	4,152	5,028	1,359
Imports	—	—	—	—	—	—
Maintenance and repair services	(51)	(54)	(61)	(11)	(8)	(25)
Exports	80	83	110	59	42	24
Imports	132	136	171	70	50	48
Transport	(2,533)	(2,653)	(2,280)	(2,525)	(3,479)	(909)

Exports	2,485	2,703	2,883	1,669	1,567	546
Imports	5,018	5,356	5,164	4,194	5,047	1,455
of which: Passenger	768	865	787	460	194	88
Exports	1,361	1,475	1,674	708	384	174
Imports	592	611	887	248	190	87
of which: Freight	(3,188)	(3,434)	(3,046)	(3,132)	(3,974)	(1,101)
Exports	687	764	763	564	673	189
Imports	3,875	4,197	3,809	3,696	4,647	1,290
of which: Other	(113)	(84)	(282)	147	301	103
Exports	438	464	446	396	510	182
Imports	550	548	468	249	209	79
Travel	(4,861)	(3,623)	(2,257)	(2,298)	(2,661)	(612)

Exports	6,988	8,240	9,781	1,791	600	305
Imports	11,850	11,863	12,038	4,088	3,262	916
Construction services	(6)	(12)	(5)	(11)	41	9

Exports	57	61	66	85	88	19
Imports	63	73	71	97	47	10
Insurance and pension services	(1,417)	(1,379)	(1,554)	(1,314)	(1,741)	(482)

Exports	85	86	90	75	101	26
Imports	1,502	1,465	1,644	1,389	1,842	508
Financial services	(268)	(287)	(539)	(453)	(146)	(102)

Exports	237	279	232	90	192	39
Imports	506	566	772	543	338	141
Charges for the use of intellectual property	(734)	(873)	(805)	(504)	(590)	(118)

Exports	17	44	28	15	33	5
Imports	751	917	833	519	623	122
Telecommunications, computer, and information services	4,787	4,949	4,766	4,414	4,169	1,152
Exports	5,638	5,940	6,098	5,930	6,300	1,640
Imports	852	991	1,332	1,515	2,131	488
Other business services	10,596	12,025	11,981	12,815	13,986	(163)

Exports	15,580	16,653	17,456	17,798	19,478	69
Imports	4,984	4,628	5,475	4,983	5,492	232
Personal, cultural and recreational services	3	(125)	(26)	(18)	(40)	(24)

Exports	191	149	161	136	175	25
Imports	188	274	187	154	214	48
Government services	(275)	(499)	(520)	(381)	(385)	(92)

Exports	19	19	19	22	22	5
Imports	294	518	539	403	407	97

Notes:

(1)	Preliminary data for 2021.
(2)	Preliminary data for the three months ended March 31, 2022.

Source: Bangko Sentral.

In 2017, the trade-in-services account recorded a surplus of $8.7 billion, 23.4% higher than the $7.0 billion surplus recorded in 2016. The higher surplus was mainly attributable to the strong performance of other business services and the decrease in the deficit recorded by travel. Other business services recorded an increased surplus of $10.6 billion in 2017, a 3.7% increase compared to the surplus of $10.2 billion recorded in 2016, primarily as a result of higher exports of technical, trade related, and other business services. The higher surplus was also attributable to a decrease in the deficit of travel, which changed from a deficit of $6.0 billion in 2016 to a deficit of $4.9 billion in 2017. These factors were partially offset by an increase in the deficit in charges for the use of intellectual property, which recorded an increased deficit of $734 million in 2017, a 36.7% increase compared to the deficit of $537 million recorded in 2016.

In 2018, the trade-in-services account recorded a surplus of $11.6 billion, 33.5% higher than the $8.7 billion surplus recorded in 2017. The higher surplus was mainly attributable to the strong performance of other business services and the decrease in the deficit recorded by travel. Other business services recorded an increased surplus of $12 billion in 2018, a 13.5% increase compared to the surplus of $10.6 billion recorded in 2017, primarily as a result of higher exports of technical, trade related, and other business services. The higher surplus was also attributable to a decrease in the deficit of travel, which changed from a deficit of $4.9 billion in 2017 to a deficit of $3.6 billion in 2018. These factors were partially offset by an increase in the deficit in charges for the use of intellectual property, which recorded an increased deficit of $873 million in 2018, a 18.9% increase compared to the deficit of $734 million recorded in 2017.

In 2019, the trade-in-services surplus increased by 12.3% from $11.6 billion in 2018 to $13.0 billion. The higher surplus was mainly attributable to a decrease of 38.4% in deficits recorded by travel from $3.6 billion in 2018 to $2.2 billion in 2019 and a decrease of 16.6% in deficits recorded by transport from $2.7 billion in 2018 to $2.2 billion in 2019. These were partially offset by a decrease of 1.4% in surplus recorded by telecommunications, computer and information services from $4.9 billion in 2018 to $4.8 billion in 2019.

In 2020, the trade-in-services account recorded a surplus of $13.1 billion, a 0.4% increase from the $13.0 billion surplus recorded in 2019. The higher surplus was mainly attributable to a 5.2% increase in the surplus of other business and services from $12.0 billion in 2019 to $12.6 billion in 2020; a 20.6% decrease in the deficit of insurance and pension services from $1.6 billion in 2019 to $1.2 billion in 2020; and a 37.4% decrease in the deficit of insurance and pension services from $805 million billion in 2019 to $504 million in 2020. These effects were partially offset by a 15.0% decrease in the surplus of telecommunications, computer, and information services from $4.8 billion in 2019 to $4.1 billion in 2020.

In 2021, according to preliminary data, the trade-in-services account showed a 2.2% growth from a $13.9 billion surplus recorded in 2020 to a $14.2 billion surplus. This was primarily a result of the relative easing of COVID-19 containment measures during most of the period, which resulted in a 9.1% increase in the surplus from other business services, from $12.8 billion in 2020 to $14.0 billion in 2021, and a 21.1% increase in manufacturing services on physical inputs, from $4.2 billion in 2020 to $5.0 billion in 2021.

In first three months of 2022, according to preliminary data, the trade-in-services account showed a 4.8% deficit from a $3.4 billion surplus in the first three months of 2021 to a $3.2 billion surplus. This resulted in an 2.3% decrease in the surplus from other business services, from $3.1 billion in the first three months of 2021 to $3.0 billion in the first three months of 2022, and a 11.4% increase in the deficit for transport, from $0.8 billion in the first three months of 2021 to $0.9 billion in the first three months of 2022. These factors were partially offset by an increase of 9.3% in manufacturing services on physical inputs owned by others, from $1.2 billion in the first three months of 2021 to $1.4 billion in the first three months of 2022.

Primary Income

The following table sets out the Republic’s primary income for the periods indicated.

	Primary Income
	2017	2018	2019	2020	2021(1)	2022(2)

	($ in millions)
Total Primary Income	3,226	3,669	5,276	4,101	3,225	1,151

Receipts	10,583	11,999	13,402	11,594	11,983	2,959
Payments	7,357	8,330	8,125	7,492	8,758	1,808
Compensation of employees	7,769	8,130	8,685	8,413	8,662	2,164

Receipts	7,926	8,288	8,827	8,549	8,825	2,210
Payments	157	158	142	136	163	46
Investment income	(4,542)	(4,461)	(3,409)	(4,311)	(5,437)	(1,013)

Receipts	2,658	3,711	4,575	3,045	3,158	749
Payments	7,200	8,172	7,894	7,356	8,595	1,762
Direct investment	(3,067)	(3,619)	(2,740)	(3,076)	(4,154)	(484)
Receipts	960	1,471	2,033	1,218	1,023	219
Payments	4,027	5,090	4,773	4,293	5,177	703
Income on equity and investment fund shares	(3,490)	(3,994)	(3,410)	(3,476)	(4,672)	(569)
Receipts	240	379	565	362	384	31
Payments	3,730	4,373	3,975	3,838	5,056	600
Dividends and withdrawals from income of quasi-corporations	(2,756)	(3,170)	(2,379)	(2,682)	(3,530)	(350)
Receipts	111	306	464	212	253	20
Payments	2,867	3,476	2,843	2,894	3,784	370
Reinvested earnings	(734)	(824)	(1,031)	(794)	(1,141)	(219)
Receipts	129	73	101	150	131	11
Payments	863	897	1,132	944	1,272	229
Interest	423	375	670	400	517	85
Receipts	720	1,092	1,468	855	639	188
Payments	297	717	798	455	121	103
Portfolio investment	(2,210)	(2,041)	(2,004)	(1,962)	(2,257)	(875)
Receipts	394	427	377	456	693	102
Payments	2,604	2,469	2,380	2,417	2,950	977
Income on equity and investment fund shares	(1,092)	(1,003)	(985)	(825)	(846)	(375)
Receipts	2	11	1	10	6	0
Payments	1,094	1,014	986	835	852	375
Dividends on equity excluding investment fund shares	(1,092)	(1,003)	(985)	(825)	(846)	(375)
Receipts	2	11	1	10	6	0
Payments	1,094	1,014	986	835	852	375
Interest	(1,119)	(1,038)	(1,019)	(1,136)	(1,411)	(500)
Receipts	391	416	375	446	687	102
Payments	1,510	1,455	1,394	1,582	2,098	601
Short term	(44)	(12)	(5)	(84)	(385)	(62)
Receipts	18	9	8	118	133	3
Payments	62	21	12	202	518	65

	Primary Income
	2017	2018	2019	2020	2021(1)	2022(2)

	($ in millions)
Long term	(1,075)	(1,026)	(1,014)	(1,052)	(1,026)	(438)
Receipts	373	408	367	328	555	98
Payments	1,447	1,434	1,381	1,380	1,581	536
Central Banks	(18)	(18)	(13)	(12)	(12)	0
Deposit-taking corporation, except the central bank	(49)	(65)	(143)	(143)	(138)	(57)
General government	(1,080)	(1,128)	(1,100)	(1,073)	(1,261)	(451)
Other sectors	72	185	242	176	384	70
Receipts	373	408	367	328	555	98
Payments	301	223	125	152	171	28
Other investment income	(214)	(15)	(192)	(381)	(331)	12
Receipts	355	598	639	264	136	95
Payments	569	613	831	645	467	82
Central banks	(5)	(10)	(12)	(4)	(1)	(1)
Receipts	0	0	0	0	0	0
Payments	5	10	12	4	1	1
Deposit-taking corporations, except the central bank	160	283	275	105	4	30
Receipts	230	379	420	196	115	42
Payments	70	96	145	91	111	12
General government	(281)	(347)	(467)	(374)	(206)	(35)
Other sectors	(88)	59	12	(108)	(129)	18
Receipts	125	219	219	69	21	53
Payments	213	160	207	176	150	35

Notes:

(1)	Preliminary data for 2021.
(2)	Preliminary data for the three months ended March 31, 2022.

Source: Bangko Sentral.

In 2017, the primary income account recorded a surplus of $3.2 billion, a 25.1% increase from the $2.6 billion surplus recorded in 2016. The increased surplus was primarily the result of a 5.2% increase in the compensation of employees account surplus, to $7.8 billion in 2017 from $7.4 billion in 2016. The deficit in primary income from portfolio investment also decreased by 10.1% to a $2.2 billion deficit in 2017 from a $2.5 billion deficit in 2016.

In 2018, the primary income account recorded a surplus of $3.7 billion, a 13.7% increase from the $3.2 billion surplus recorded in 2017. The increased surplus was primarily the result of a 4.6% increase in the compensation of employees account surplus, to $8.1 billion in 2018 from $7.8 billion in 2017. The deficit in primary income from portfolio investment also decreased by 7.6% to a $2.0 billion deficit in 2018 from a $2.2 billion deficit in 2017.

In 2019, the primary income account recorded a surplus of $5.3 billion, representing a 43.8% increase from the surplus of $3.7 billion recorded in 2018. This increase was primarily the result of a 23.6% decrease in net payments of investment income from $4.5 billion in 2018 to $3.4 billion in 2019 and a 6.8% increase in the compensation of employees account surplus from $8.1 billion in 2018 to $8.7 billion in 2019. These gains were partially offset by an increase in interest payments deficit from $0.4 in 2018 to $0.7 in 2019.

In 2020, the primary income account recorded a surplus of $4.3 billion, a 19.4% decrease from the $5.3 billion surplus recorded in 2019. The lower surplus was primarily the result of the effects of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers, which led to a 2.9% decrease in the compensation of employees account surplus to $8.4 billion in the 2020 from $8.7 billion in the 2019, and 22.9%, 9.0% and 4.1% respective increases in the deficit in investment income, direct investment and income on equity and investment fund shares to deficits of $4.2 billion, $3.0 billion and $3.6 billion, respectively, in 2020 from deficits of $3.4 billion, $2.7 billion and $3.4 billion in 2019. These effects were partially offset by a 2.6% decrease in deficit of portfolio investment to a deficit of $2.0 billion in 2020, compared to a deficit of $1.9 billion in 2019.

In 2021, according to preliminary data, the primary income account recorded a surplus of $3.2 billion, a 21.4% decrease from the $4.1 billion surplus recorded in 2020. The lower surplus was primarily the result of a 31.7% increase in payments for income on equity and investment fund shares, from $3.8 billion recorded in 2020 to $5.1 billion recorded in 2021.

In the first three months of 2022, according to preliminary data, the primary income account recorded a surplus of $1.2 billion, a 101.1% increase from the $0.6 billion surplus recorded in the first three months of 2021. The increased surplus was primarily the result of the combined effect of the 18.7% drop in primary income payments to $1.8 billion and 5.8% increase in primary income receipts to $3 billion during the period compared to the first three months of 2021.

Secondary Income

The following table sets out the Republic’s secondary income for the periods indicated.

	Secondary Income
	2017	2018	2019	2020	2021(1)	2022(2)

	($ in millions)
Total Secondary Income	26,153	26,818	27,949	27,512	29,461	7,198
Receipts	26,897	27,607	28,746	28,388	30,411	7,413
Payments	745	788	797	875	950	214
General Government	569	554	846	648	680	57
Receipts	636	583	883	687	719	78
Payments	67	29	37	39	39	21
Financial corporations, nonfinancial corporations, households and non-profit institutions serving households	25,584	26,264	27,103	26,864	28,781	7,141
Receipts	26,261	27,024	27,863	27,700	29,692	7,334
Payments	677	759	760	836	911	193
Personal transfers	24,795	25,421	26,256	26,259	27,767	6,851
Receipts	24,884	25,521	26,341	26,334	27,860	6,887
Payments	89	100	84	75	93	36
Other current transfers	789	844	846	605	1,014	290
Credit	1,377	1,502	1,523	1,367	1,832	447
Debit	588	659	676	761	818	157

Notes:

(1)	Preliminary data for 2021.
(2)	Preliminary data for the three months ended March 31, 2022.

Source: Bangko Sentral.

In 2017, the secondary income account recorded a surplus of $26.2 billion, a 5.8% increase from the $24.7 billion surplus recorded in 2016. The higher surplus was primarily the result of a 5.2% increase in the personal transfers account surplus to $24.8 billion in 2017, compared to a surplus of $23.6 billion in 2016 and a 5.9% increase in the financial corporations, nonfinancial corporations, households account surplus to $25.6 billion in 2017 from a surplus of $24.2 billion in 2016.

In 2018, the secondary income account recorded a surplus of $26.8 billion, a 2.6% increase from the $26.2 billion surplus recorded in 2017. The higher surplus was primarily the result of a 2.5% increase in the personal transfers account surplus to $25.4 billion in 2018, compared to a surplus of $24.8 billion in 2017 and a 2.8% increase in the financial corporations, nonfinancial corporations, households account surplus to $26.3 billion in 2018 from a surplus of $25.6 billion in 2017. These increases were partially offset by a 3.2% decrease in the general government surplus to $550 million in 2018, compared to a surplus of $569 million in 2017.

In 2019, the secondary income account recorded a surplus of $27.7 billion, representing a 3.3% increase from the surplus of $26.8 billion recorded in 2018. This increase was primarily due to a 3.3% increase in the personal transfers account surplus to $26.3 billion in 2019, compared to a surplus of $25.4 billion in 2018, and a 3.2% increase in the financial corporations, non-financial corporations, households and non-profit institutions serving households account surplus to $27.1 billion in 2019, compared to a surplus of $26.3 billion in 2018.

In 2020, the secondary income account recorded a surplus of $27.4billion, 2.0% lower than the $28.0 billion surplus recorded in 2019. The decreased surplus was due mainly to 1.3% and 42.0% respective decreases in the financial corporations, non-financial corporations, households and non-profit institutions serving households account surplus and the other transfers surplus to $26.8 billion and $491 million, respectively, in 2020 from $27.1 billion and $846 million, respectively, in 2019.

In 2021, according to preliminary data, the secondary income account recorded a surplus of $29.5 billion, 7.6% higher than the $27.4 billion recorded in 2020. This higher surplus was due mainly to a 5.7% increase in personal transfers, consisting mainly of remittance inflows from non-resident overseas Filipino workers, from the $26.3 billion recorded in 2020 to $27.8 billion 2021.

In the first three months of 2022, according to preliminary data, the secondary income account recorded a surplus of $7.2 billion, 2.8% higher than the $7.0 billion recorded in the first three months of 2021. This increased surplus was due mainly to a 4.1% increase in the surpluses recorded in the financial corporations, nonfinancial corporations, households, and non-profit institutions serving households account, from $6.9 billion in the first three months of 2021 to $7.1 billion in the first three months of 2022.

Financial Account

The financial account is divided into four categories: direct investments, portfolio investments, financial derivative investments and other investments.

The following table sets out the Republic’s direct investments for the periods indicated.

	Direct Investments
	2017	2018	2019	2020	2021(1)	2022(2)

	($ in millions)
Total direct investment	(6,952)	(5,833)	(5,320)	(3,260)	(8,116)	(1,391)

Net acquisition of financial assets	3,305	4,116	3,351	3,561	2,402	1,048

Direct investor in direct investment enterprises	1,758	1,029	926	125	285	73
Placements	2,027	1,123	1,103	248	501	170
Withdrawals	270	94	178	123	216	97
Reinvestment of earnings	129	73	101	150	131	11
Debt instruments	1,419	3,014	2,325	3,287	1,986	964
Direct investor in direct investment enterprises	6	7	418	22	401	3
Direct investment enterprises in direct investor	1,413	3,007	1,907	3,265	1,584	961
Net incurrence of liabilities	10,256	9,949	8,671	6,822	10,518	2,439

Equity and investment fund shares	4,261	3,242	3,427	2,651	2,991	540
Direct investor in direct investment enterprises	3,398	2,346	2,295	1,706	1,718	311
Placements	3,885	2,935	3,002	2,099	2,118	352
Withdrawals	487	590	706	392	399	42
Reinvestment of earnings	863	897	1,132	944	1,272	229
Debt instruments	5,996	6,706	5,244	4,172	7,527	1,899
Direct investor in direct investment enterprises	5,856	6,367	4,500	3,868	7,153	1,858
Direct investment enterprises in direct investor	140	339	744	304	374	41

Notes:

(1)	Preliminary data for 2021.
(2)	Preliminary data for the three months ended March 31, 2022.

Source: Bangko Sentral.

The following table sets out the Republic’s portfolio investments for the periods indicated.

	Portfolio Investments
	2017	2018	2019	2020	2021(1)	2022 (2)

	($ in millions)
Portfolio Investment	2,454	1,448	(2,474)	(1,680)	8,046	298
Net acquisition of financial assets	1,658	4,740	2,402	6,567	6,599	1,278
Equity and investment fund shares	743	85	702	1,014	836	104
Central banks	0	0	0	0	0	0
Deposit-taking corporations, except the central bank	(9)	(42)	81	2	(35)	(1)
Other sectors	752	127	622	1,012	871	105
Debt securities	915	4,655	1,700	5,553	5,762	1,174
Central bank	32	(5)	95	1,378	3,414	(32)
Deposit-taking corporations, except the central bank	445	3,190	1,983	1,985	(1,414)	1,056
Other sectors	437	1,471	(379)	2,190	3,763	150
Net incurrence of liabilities	(796)	3,292	4,876	8,246	(1,448)	980
Equity and investment fund shares	496	(1,031)	1,764	(2,541)	(804)	579
Deposit-taking corporations, except the central bank	0	(487)	(99)	(739)	803	641
Other sectors	495	(544)	1,863	(1,802)	1	(62)
Debt securities	(1,292)	4,324	3,112	10,787	(2,251)	401
Central bank	(15)	1	(6)	(24)	(7)	(8)
Deposit-taking corporations, except the central bank	214	1,491	1,304	424	(1,069)	(13)
General government	(299)	3,111	600	6,094	229	964
Other sectors	(1,192)	(280)	1,214	4,294	(1,404)	(542)

Notes:

(1)	Preliminary data for 2021.
(2)	Preliminary data for the three months ended March 31, 2022.

Source: Bangko Sentral.

From 2017 to March 31, 2022, the Government did not engage in derivative transactions with non-resident counterparties for either hedging or speculative purposes. However, the Bangko Sentral occasionally engages in derivative instrument transactions such as options, forwards and swaps for purposes of managing risk and enhancing yield.

The following table sets out the Republic’s other investments for the periods indicated.

	Other Investments
	2017	2018	2019	2020	2021(1)	2022(2)

	($ in millions)
Total other investment	1,750	(4,894)	(67)	(1,767)	(6,268)	(3,632)

Net acquisition of financial assets	2,257	(654)	2,417	3,953	376	(2,106)

Currency and deposits	1,542	(1,430)	1,019	2,673	(905)	(1,334)
Deposit-taking corporations, except the central bank	517	(891)	787	1,240	184	(784)
Other sectors	1,025	(539)	232	1,433	(1,089)	(550)
Loans	629	425	1,210	1,174	1,165	(835)

Deposit-taking corporations, except the central bank	629	425	1,210	1,174	1,165	(835)
Trade credits and advances(3)	90	344	188	118	141	63
Other accounts receivable	(4)	7	0	(12)	(26)	(1)
Net incurrence of liabilities	508	4,240	2,484	5,720	6,644	1,526

Currency and deposits	654	121	169	(333)	380	20
Loans	(676)	3,560	2,111	6,462	3,492	706
Deposit-taking corporations, except the central bank	37	1,722	267	(3,260)	(1,166)	(1,642)
Long-term	—	—	—	—	—	—
Short-term	37	1,722	267	(3,260)	(1,166)	(1,642)
General government	223	873	1,463	7,334	3,998	2,036
Long-term drawings	1,382	2,065	2,627	8,517	5,167	2,254
Long-term repayments	1,158	1,192	1,164	1,182	1,169	218
Other sectors	(937)	965	382	2,387	661	312
Long-term	(558)	687	263	1,932	403	454
Drawings	2,386	3,049	2,219	3,507	2,084	765
Repayments	2,945	2,363	1,956	1,576	1,681	311
Short-term	(378)	278	118	456	258	(142)

Trade credits and advances	476	720	117	(787)	201	645
Other accounts payable — other	55	(162)	87	378	(202)	155

Notes:

(1)	Preliminary data for 2021.
(2)	Preliminary data for the three months ended March 31, 2022.
(3)	All trade credits are short-term credits in non-governmental sectors.

Source: Bangko Sentral.

In 2017, the financial account recorded a net outflow of $2.8 billion, as compared to a net outflow of $175 million recorded in 2016. This development was mainly attributable to the increased net inflow of the direct investment account in 2017, recording an increase in net inflow to $7.0 billion in 2017 compared to $5.9 billion recorded in 2016 and a 63.0% decrease in the other investment account to a net outflow of $1.7 billion in 2017 from a net outflow of $4.6 billion in 2016. The increase in net inflow was partially offset by an increase in the portfolio investment account to a net outflow of $2.5 billion in 2017 from a net outflow of $1.5 billion in 2016.

In 2018, the financial account recorded a net inflow of $9.3 billion, as compared to a net inflow of $2.8 billion recorded in 2017. This development was mainly attributable to the reversal in other investment from a net outflow of $1.8 billion in 2017 to a net inflow of $4.9 billion in 2018. In addition, there was a 44.0% decrease in the net outflow in the portfolio investment account to $1.4 billion in 2018 from $2.5 billion in 2017. These were partially offset by a 15.4% decrease in the net inflow in the direct investment account to $5.8 billion in 2018 from $7.0 billion in 2017.

The financial account recorded a net inflow of $8.0 billion in 2019, representing a 13.9% decrease from the net inflow of $9.3 billion recorded in 2018. This decrease was primarily due to an 8.8% decrease in direct investment inflow from $5.8 billion in 2018 to $5.3 billion in 2019 and a decrease in other investments inflow from $4.9 billion in 2018 to $67.0 million in 2019. These were partially offset by a reversal in portfolio investment from an outflow of $1.4 billion in 2018 to an inflow of $2.5 billion in 2019, which reversal was primarily a result of an 49.3% decrease in net acquisition of financial assets from $4.7 billion in 2018 to $2.4 billion in 2019 and an increase of 48.1% in net incurrence of liabilities from $3.3 billion in 2018 to $4.9 billion in 2019.

The financial account recorded a net inflow of $6.9 billion in 2020, representing a 14.0% decrease from the net inflow of $8.0 billion recorded in 2019. This decrease was primarily due to an 80.1% increase in net acquisition of financial assets from $7.3 billion to $13.1 billion. This effect was partially offset by a reversal in other investments from an inflow of $67.0 million in 2019 to an outflow of $2.0 billion in 2020.

According to preliminary data, the financial account recorded a net inflow of $6.9 billion in 2021, with the level broadly unchanged at $6.9 billion compared to the level recorded in 2020. This slight increase was primarily a result of a 149.0% increase in the net inflows of direct investments from $3.3 billion in 2020 to $8.1 billion in 2021, as well as an increase of 254.7% in the net inflows from other investments from $1.8 billion 2020 to $6.3 billion in 2021. This effect was partially offset by a reversal in portfolio investments from an inflow of $1.7 billion in 2020 to an outflow of $8.0 billion in 2021.

According to preliminary data, the financial account recorded a net inflow of $4.9 billion in the first three months of 2022, representing a significant reversal from the net outflow of $4.1 billion recorded in the first three months of 2021. This was primarily due to the reduction in net outflows of portfolio investments alongside the increase in net inflows from the other investment account and trading of financial derivatives. This was offset in part by the lower net inflows in the direct investment account.

Foreign Direct Investment

Domestic macroeconomic policies and structural reforms have significantly affected the flow of foreign investment into the Philippines. The Foreign Investment Act of 1991, as amended (the “Foreign Investment Act”), introduced a more favorable investment environment to the Philippines. The act permits foreigners to own 100% of Philippine enterprises, except in certain specified areas included in a “negative list” with respect to which the Constitution or applicable statute limits foreign ownership. The negative list includes two sub-lists: list A, comprising sectors in which foreign ownership is limited or prohibited by mandate of the Constitution and specific laws, and list B, comprising sectors in which foreign ownership is limited for reasons of security, defense, risk to health and morals and protection of small- and medium-scale enterprises.

Section 8 of the Foreign Investment Act permits amendments to sub-list A of the negative list to be promulgated at any time to reflect changes in specific laws and amendments to sub-list B of the negative list to be promulgated not more often than once every two years, in each case by way of presidential proclamation. The 12th Regular Foreign Investment Negative List was promulgated on June 27, 2022 pursuant to Executive Order No. 175 (2022). The following table presents a summary of the sectors in which foreign ownership is limited under the 11th Regular Foreign Investment Negative List.

List A: Foreign Ownership Limited by Mandate of the Constitution and Specific Laws	List B: Foreign Ownership Limited for Reasons of Security, Defense, Risk to Health and Morals and Protection of Small- and Medium-Scale Enterprises
Up to 40% Foreign Equity(1)	Up to 40% Foreign Equity

•  Procurement of certain infrastructure projects, subject to Section 23.4.2.1(b), (c), and (e) of the Implementing Rules and Regulations of RA No. 9184

•  Exploration, development and utilization of natural resources(2)

•  Ownership of private lands

•  Operation of public utilities, except power generation and the supply of electricity to the contestable market and similar businesses or services not covered by the definition of public utilities(3)(4)

•  Educational institutions other than those established by religious groups and mission boards for foreign diplomatic personnel and their dependents and other foreign temporary residents, or for short-term high-level skills development that do not form part of the formal education system as defined in Section 20 of Batas Pambansa No. 232 (1982)(5)

•  Culture, production, milling, processing, trading, except retailing, of rice and corn and acquiring, by barter, purchase or otherwise, rice and corn and the by-products thereof(6)

•  Contracts for the supply of materials, goods and commodities to GOCCs

•  Operation of deep-sea commercial fishing vessels

•  Private radio communications network

•  Ownership of condominium units

•  Manufacture, repair, storage and/or distribution of products and/or ingredients requiring PNP clearance

•  Manufacture and distribution of dangerous drugs

•  Sauna and steam bathhouses, massage clinics and other like activities regulated by law because of risks posed to public health and morals, except wellness centers

•  All forms of gambling except those covered by investment agreements with the Philippine Amusement and Gaming Corporation

•  Micro and small domestic market enterprises with paid-in equity capital of less than the equivalent of $200,000

•  Micro and small domestic market enterprises which (i) involve advanced technology as determined by the Department of Science and Technology, (ii) are endorsed as startups or startup enablers by the Department of Trade and Industry, Department of Information and Communications Technology, or Department of Science and Technology, or (iii) have a majority of their employees as Filipino (no less than 15), with paid-in equity capital of less than the equivalent of $100,000

Up to 30% Foreign Equity

• Advertising

Up to 25% Foreign Equity

• Private recruitment, whether for local or overseas employment • Contracts for the construction of defense-related structures

Note:

(1)

Lending companies regulated by the Philippine Securities and Exchange Commission (the “Philippine SEC”) are allowed to have up to 100% foreign equity participation under the Lending Company Regulation Act, Republic Act No. 9474 as amended by Republic Act No. 10881. Financing companies and investment houses regulated by the Philippine SEC are allowed to have up to 100% foreign equity participation under the Financing Company Act, Republic Act No. 8556, as amended by Republic Act No. 10881 and under the Investment House Law. Presidential Decree No. 129, as amended by Republic Act No. 10881, respectively.

(2)	Full foreign participation is allowed through a financial or technical assistance agreement with the President of the Philippines.
(3)

The participation of foreign investors in the governing body of any public utility enterprise is limited to their proportionate share in its capital, and all the executive and managing officers of such corporation or association must be citizens of the Philippines.

(4)

RA No. 11659 amended the Public Service Act to define a “public utility” as a public service that operates, manages, or controls for public use any of the following: (i) distribution of electricity; (ii) transmission of electricity; (iii) petroleum and petroleum products pipeline transmission systems; (iv) water pipeline distribution systems and wastewater pipeline systems, including sewerage pipeline systems; (v) seaports; and (vi) public utility vehicles. All concessionaires, joint ventures, and other similar entities that wholly operate, manage, or control for public use the aforementioned sectors shall be treated as public utilities as well. Power generation and supply of electricity to the contestable market are not considered public utility operations.

(5)	Control and administration of educational institutions shall be vested in citizens of the Philippines.
(6)	Full foreign participation is allowed provided that within the 30-year period from start of operation, the foreign investor shall divest a minimum of 60% of their equity to Filipino citizens.

In March 2000, the Retail Trade Liberalization Act was enacted. The law aims to promote efficiency and competition among domestic industries and foreign competitors and better service and lower prices for consumers. Prior to its enactment, only citizens of the Philippines and corporations wholly owned by Filipino citizens could own a retail business in the Philippines. The law was amended in January 2022. Under the amended law, a foreign-owned partnership, association, or corporation may engage or invest in the retail trade business, provided it has a minimum paid-up capital of ₱25 million, its country of origin does not prohibit the entry of Filipino retailers, and where it is engaged in retail trade through more than one physical store, it makes a minimum investment of ₱10 million per store.

The Republic’s Board of Investments coordinates with national agencies and local governments on investment policies and procedures and establishes and administers annual investment priority plans to promote certain sectors of the economy by providing special investment incentives to specific industries. In May 2020, the Board of Investments submitted its proposed 2020 Investment Priorities Plan (“2020 IPP”) to then President Duterte for approval. The 2020 1PP provides a transition for the implementation of the CREATE tax law, and integrates investment incentives (including income tax holidays and exemption from tax and duty on imports of capital equipment) for rural development, as well as COVID-19 pandemic-mitigating activities, such as the manufacture of COVID-19 essential goods and personal protective equipment. Following this, in March 2022, the Board of Investments submitted its proposed 2022 Strategic Investment Priorities Plan (“2022 SIPP”) to then President Duterte for approval. The 2022 SIPP builds on the 2020 IPP, and is aligned with the Philippine Development Plan 2017-2022, the Inclusive Innovation Industrial Strategy of the Department of Trade and Industry, and the Pagtanaw 2050 program of the Department of Science and Technology. It lists investments eligible for tax incentives, including activities under the 2020 IPP, and these include activities such as the development of green ecosystems and others that will help build a more competitive economy and boost the Philippines’ industrial value chains, and technology research and development investments.

The following table sets out foreign direct investments in the Philippines by industry.

	Net Foreign Direct Investment by Industry(1)
Industry	2017	2018	2019	2020	2021(2)	2022(3)

	($ in millions)
Total equity other than reinvestment of earnings, net	3,397.9	2,345.6	2,295.2	1,706.3	1,718.4	607.4
Agriculture, forestry and fishing	20.0	0.9	0.4	0.0	0.4	1.4
Mining and quarrying	8.9	5.0	1.4	0.6	6.0	0.3
Manufacturing	1,181.8	1,094.9	303.2	754.0	550.8	202.3
Electricity, gas, steam and air conditioning supply	1,388.0	199.2	307.3	(38.3)	485.9	12.7
Water supply, sewerage, waste management and remediation activities	1.3	0.4	5.8	4.7	(8.5)	0.0
Construction	162.4	42.7	66.0	99.8	51.8	99.7
Wholesale and retail trade and repair of motor vehicles and motorcycles	83.1	(18.0)	(180.7)	93.4	51.6	20.8
Transportation and storage	49.5	11.2	104.8	102.9	34.5	8.8
Accommodation and food service activities	(38.4)	6.7	20.6	7.8	10.2	7.3
Information and communication	38.3	15.9	357.1	130.0	53.1	51.0
Financial and insurance activities	141.5	454.2	949.7	230.5	269.1	83.5
Real estate activities	247.8	294.2	250.4	187.9	139.5	76.9
Professional, scientific and technical activities	66.0	15.0	8.1	24.4	45.7	28.16
Administrative and support service activities	(5.6)	22.1	59.5	90.7	12.7	8.7
Public administration and defense; compulsory social security	0.0	0.0	0.0	0.0	0.0	0.0
Education	1.4	0.3	1.5	0.8	7.3	0.1
Human health and social work activities	23.9	2.0	32.2	14.3	4.6	0.2
Arts, entertainment and recreation	27.8	198.4	9.1	2.8	3.3	0.9
Other service activities	0.1	0.5	(1.0)	0.1	0.3	4.7
Others, not elsewhere classified(4)	0.0	0.0	0.0	0.0	0.0	0.0
Reinvestment of earnings	862.6	896.6	1,132.0	944.2	1,272.3	434.8
Debt instruments	5,995.9	6,706.4	5,244.2	4,171.6	7,527.4	3,127.7

Total	10,256.4	9,948.6	8,671.4	6,822.1	10,518.0	4,169.9

Notes:

(1)

Data restated using the 2009 Philippine Standard Industrial Classification and in accordance with the BPM6 framework. Pursuant to BPM6, net FDI flows refer to non-residents’ net equity capital (calculated as placements less withdrawals plus reinvestment of earnings plus debt instruments (i.e., net intercompany borrowings)).

(2)	Preliminary data for 2021.
(3)	Preliminary data for the five months ended May 31, 2022.
(4)	Covers non-residents investments in non-banks sourced from the Cross-Border Transactions Survey and in local banks; sectoral or industry breakdown statistics are not available.

The following table sets out foreign direct investments in the Philippines by country.

	Net Foreign Direct Investment by Country(1)
	2017	2018	2019	2020	2021(2)	2022(3)
	($ in millions)
Country
Total equity other than reinvestment of earnings, net	3,397.9	2,345.6	2,295.2	1,706.3	1,718.4	607.4
Japan	72.1	85.6	304.7	720.5	581.2	220.1
North America(4)	467.7	177.3	292.8	158.6	141.6	97.4
United Kingdom	9.4	43.2	9.1	43.3	15.8	10.4
European Union(5)	1,786.7	355.2	351.5	277.4	25.7	24.1
Other Europe(6)	14.1	1.1	22.0	4.5	6.2	7.1
Asia(7)	110.0	210.4	283.6	70.6	17.5	51.2
Asia Newly Industrialized Economies (ANIES)(8)	203.8	490.2	288.2	98.2	102.6	19.6
ASEAN(9)	725.5	1,070.2	662.2	295.8	794.5	165.5
Australia and New Zealand	(2.8)	(105.9)	(1.9)	(3.8)	(7.6)	2.2
Central and South America(10)	7.4	37.5	5.6	2.8	2.5	3.3
Others	13.4	37.4	77.4	37.2	38.2	6.1
International organization	0.0	0.0	0.0	0.0	0.0	0.0
Reinvestment of earnings(11)	862.6	896.6	1,132.0	944.2	1,272.3	434.8
Debt instruments(11)	5,995.9	6,706.4	5,244.2	4,171.6	7,527.4	3,127.7
Total	10,256.4	9,948.6	8,671.4	6,822.1	10,518.0	4,169.9

Notes:

(1)

Data restated using the 2009 Philippine Standard Industrial Classification and in accordance with the BPM6 framework. Pursuant to BPM6, net FDI flows refers to non-residents’ net equity capital (calculated as placements less withdrawals plus reinvestment of earnings plus debt instruments (i.e., net intercompany borrowings)).

(2)	Preliminary data for 2021.
(3)	Preliminary data for the five months ended May 31, 2022.
(4)	Includes the United States and Canada.
(5)

The United Kingdom left the European Union effective January 1, 2021. For comparability across periods, data prior to January 1, 2021 were revised to reflect the United Kingdom’s exit from the European Union.

(6)	Includes Albania, Belarus, Croatia, Gibraltar, Iceland, Liechtenstein, Norway, Romania, Russian Federation, Switzerland and Ukraine.
(7)	Includes China, India, Pakistan and Western, Central, South and East Asia except South Korea, Hong Kong, Taiwan and ASEAN countries.
(8)	Includes South Korea, Hong Kong and Taiwan.
(9)	Includes Brunei Darussalam, Cambodia, Indonesia, Laos, Malaysia, Myanmar, Singapore, Thailand and Vietnam.
(10)	Includes Argentina, Brazil, Mexico, Panama and other Central and South American countries.
(11)	Country breakdowns for debt instruments are not available.

In 2017, net inflows of foreign direct investment were $10.3 billion, 23.9% higher than the $8.3 billion recorded in 2016. The higher inflows were mainly due to higher net investments in debt instruments, manufacturing, and electricity, gas, steam and air conditioning supply. Net investments in debt instruments increased 20.5% to $6.0 billion in 2017 from $5.0 billion recorded in 2016. Net investments in manufacturing increased significantly to $1.2 billion in 2017 from $334.3 million in 2016. Net investments in electricity, gas, steam and air conditioning supply reversed from a net outflow of $83.1 million in 2016 to a net inflow of $1.4 billion in 2017. The increases were partially offset by the decrease in net inflows of financial and insurance activities, which decreased 87.4% to $141.5 million in 2017 from the $1.1 billion recorded in 2016.

The contribution of new equity investments to net inflows of foreign direct investment increased from $2.6 billion in 2016 to $3.4 billion in 2017. This increase was primarily a result of an increase in the net inflows from the European Union from $106.8 million recorded in 2016 to $1.8 billion in 2017, an increase in the net inflows from ASEAN countries from $269.4 million recorded in 2016 to $725.5 million in 2017, and an increase in the net inflows from the United States and Canada from $79.1 million in 2016 to $467.7 million in 2017. These increases were partially offset by a decrease in net inflows from Japan, from net inflows of $1.1 billion in 2016 to net inflows of $72.1 million in 2017 and a decrease in net inflows from ANIEs, from net inflows of $918.2 million in 2016 to net inflows of $203.8 million in 2017. Reinvestment of earnings in the Republic increased by 21.5% in 2017 and placements of debt instruments abroad increased by 20.5% in 2017.

In 2018, net inflows of foreign direct investment were $9.8 billion, 4.1% lower than the $10.3 billion recorded in 2017. The lower inflows were mainly due to lower net investments manufacturing, and electricity, gas, steam and air conditioning supply. Net investments in electricity, gas, steam and air conditioning supply decreased from net inflows of $1.4 billion in 2017 to a net inflow of $192.8 million in 2018. This decrease was partially offset by the increases in net inflows in debt instruments and arts, entertainment and recreation. Net inflows in debt instruments increased by 11.8% to $6.7 billion in 2018 from $6.0 billion recorded in 2017 and net inflows from arts, entertainment and recreation increased significantly to $188.4 million in 2018 from the $27.8 million recorded in 2017.

The contribution of new equity investments to net inflows of foreign direct investment decreased from $3.4 billion in 2017 to $2.3 billion in 2018. This decrease was primarily a result of a decrease in the net inflows from the European Union from $1.8 billion recorded in 2017 to $340.3 million in 2018 and a decrease in the net inflows from the United States and Canada from $467.7 million recorded in 2017 to $153.1 million in 2018. These decreases were partially offset by an increase in net inflows from Japan, from net inflows of $72.1 million in 2017 to net inflows of $218.9 million in 2018 and an increase in net inflows from ASEAN countries, from net inflows of $725.5 million in 2017 to net inflows of $989.7 million in 2018. Reinvestment of earnings in the Republic decreased by 0.4% in 2018 and placements of debt instruments abroad increased by 11.8% in 2018.

In 2019, net inflows of foreign direct investment were $7.7 billion, 22.7% lower than the $9.9 billion recorded in 2018. The lower inflows were mainly due to a decline in net equity investment other than reinvestment of earnings and in net debt instruments from $2.3 billion and $6.7 billion in 2018 to $1.4 billion and $5.2 billion, respectively, in 2019. Net investments in manufacturing decreased from net inflows of $1.1 billion in 2018 to a net inflow of $257.5 million in 2019. This decrease was partially offset by the increases in net inflows in financial and insurance activities from net inflows of $454.2 million in 2018 to a net inflow of $543.5 million in 2019.

The contribution of new equity investments to net inflows of FDI decreased from $2.3 billion in 2018 to $1.4 billion in 2019. This decrease was mainly due to decreases in net inflows from ASEAN countries, China and Hong Kong, and the European Union from $1.1 billion, $471.1 million and $355.2 million in 2018 to $480.9 million, $154.0 million and $79.1 million, respectively, in 2019. These were partially offset by increases in net inflows from the United States from $184.6 million in 2018 to $280.4 million in 2019.

In 2020, net inflows of foreign direct investment were $6.8 billion, 21.3% lower than the $8.7 billion recorded in 2019. The lower inflows were mainly due to a decline in net debt instruments from $5.2 billion in 2019 to $4.2 billion in 2020, and a decline in net equity investment other than reinvestment of earnings from $2.3 billion in 2019 to $1.7 billion in 2020. Net investments in manufacturing activities increased from a net inflow of $303.2 million in 2019 to a net inflow of $754.0 million in 2020, while net investments in financial and insurance activities decreased from a net inflow of $949.7 million in 2019 to a net outflow of $230.5 million in 2020.

The contribution of new equity investments to net inflows of foreign direct investment decreased to $1.7 billion in 2020 from $2.3 million in 2019. Foreign direct investment decreased primarily as a result of decreases in new equity investments from Singapore and China to net inflows of $237.1 million and $58.9 million, respectively, in 2020 from a net inflow of $545.1 and $276.4 million, respectively, in 2019. These were partially offset by an increase in net inflows from Japan from a net inflow of $304.7 million in 2019 to a net inflow of $720.5 million in 2020. Reinvestment of earnings in the Republic decreased to $944.2 million in 2020, compared with $1.1 billion in 2019.

In 2021, according to preliminary data, net inflows of foreign direct investment were $10.5 billion, 54.2% higher than the $6.8 billion recorded in 2020. The higher inflows were mainly due to an 80.4% increase in net debt instruments, from $4.2 billion in 2020 to $7.5 billion in 2021. Net investments in electricity, gas, steam, and air conditioning supply reversed from a net outflow of $38.3 million in 2020 to a net inflow of $485.9 million in 2021. Net investments in financial and insurance activities increased from a net inflow of $230.5 million in 2020 to a net inflow of $269.1 million in 2021. These were partially offset by a decrease in net investments in manufacturing activities from a net inflow of $754.0 million in 2020 to a net inflow of $550.8 million in 2021.

The contribution of new equity investments to net inflows of foreign direct investment in 2021 remained broadly the same with 2020 at $1.7 billion. Foreign direct investment increased primarily as a result of increases in new equity investments of foreign direct investment from ASEAN to an inflow of $794.5 million in 2021 from $295.8 million in 2020. These were partially offset by decreases in net inflows from the European Union from a net inflow of $277.4 million in 2020 to a net inflow of $25.7 million in 2021. Reinvestment of earnings in the Republic increased to $1.3 billion in 2021, compared with $944.2 million in 2020.

In the first five months of 2022, according to preliminary data, net inflows of foreign direct investment were $4.2 billion, 18.8% higher than the $3.5 billion recorded in the first five months of 2021. The higher inflows were mainly due to a significant increase in net debt instruments, from $2.2 billion in the first five months of 2021 to $3.1 billion in the first five months of 2022. Foreign direct investments increased primarily as a result of the increase in net investments in construction from a net inflow of $7.8 million in the first five months of 2021 to a net inflow of $99.7 million in the first five months of 2022, as well as a reversal in the net investments in agriculture, forestry and fishing from a net outflow of $40,000 in the first five months of 2021 to a net inflow of $1.39 million in the first five months of 2022. These were partially offset by a decrease in net investments in electricity, gas, steam and air conditioning supply from a net inflow of $240.2 million in the first five months of 2021 to a net inflow of $12.7 million in the first five months of 2022, and a decrease in net investments in financial and insurance activities from a net inflow of $209.5 million in the first five months of 2021 to a net inflow of $83.5 million in the first five months of 2022.The contribution of new equity investments to net inflows of foreign direct investment decreased to $0.6 billion in the first five months of 2022 from $0.9 billion in the first five months of 2021. Foreign direct investment decreased primarily as a result of decreases in new equity investments of foreign direct investment from the ANIEs countries and Singapore to net inflows of $19.6 million and $52.2 million, respectively, in the first five months of 2022 from net inflows of $33.7 million and $515.4 million, respectively, in the first five months of 2021. These were partially offset by increases in net inflows from Malaysia from a net inflow of $16.4 million in the first five months of 2021 to a net inflow of $104.5 million in the first five months of 2022. Reinvestment of earnings in the Republic increased to $434.8 million in the first five months of 2022, compared with $434.8 million in the first five months of 2021.

International Reserves

The following table sets out the gross international reserves of the Bangko Sentral, compiled in a manner consistent with the revised balance of payments framework and the treatment of IMF accounts in the depository corporations survey published in the IMF’s International Financial Statistics.

	Gross International Reserves of Bangko Sentral As of December 31,
Sector	2017	2018	2019	2020	2021	2022(1)

	($ in millions, except months and percentages)
Reserve position in the IMF(2)	424.4	473.8	590.4	813.1	801.6	740.9
Gold	8,336.9	8,153.5	8,015.9	11,605.3	9,332.8	8,532.7
SDRs	1,210.8	1,183.7	1,181.9	1,232.9	3,938.9	3,727.2
Foreign investments	65,815.3	66,732.9	75,303.8	93,644.5	91,624.5	84,117.2
Foreign exchange(3)	5,782.5	2,649.5	2,747.5	2,821.6	3,096.6	1,857.9

Total	81,569.9	79,193.4	87,839.5	110,117.4	108,794.4	98,975.8

Total as number of months of imports of goods and services	7.8	6.9	7.6	12.3	9.6	8.3
Total as a % of short-term debt(4)
Original maturity	571.4	492.9	510.5	775.0	721.0	712.1
Residual maturity	419.3	364.9	396.5	529.0	532.4	457.0

Notes:

(1)	Preliminary data as of August 31, 2022.
(2)	The reserve position in the IMF refers to the country’s claim on the IMF’s General Resources Account. It is an asset of the Government but is treated as part of the gross international reserves.
(3)	Consists of time deposits, investments in securities issued or guaranteed by Government or international organizations and repurchase agreements.
(4)

Short-term debt based on residual maturity refers to outstanding short-term external debt on original maturity plus principal payments on medium-and long-term loans of the public and private sectors due within the next 12 months.

Source: Bangko Sentral.

The gross international reserves controlled by the Bangko Sentral constitute substantially all of the Philippines’ official international reserves. The Bangko Sentral occasionally enters into options with respect to gold, foreign exchange and foreign securities for purposes of managing yield or market risk. It also enters into financial swap contracts to optimize yield on its gold reserves.

As of December 31, 2017, gross international reserves were $81.6 billion, an increase from the $80.7 billion recorded as of December 31, 2016. The increase in 2017 was mainly due to an increase of $2.2 billion in foreign exchange to $5.8 billion in 2017 from $3.6 million in 2016, and an increase of $1.1 billion in gold reserves to $8.3 billion in 2017 from $7.3 billion in 2016. These increases were partially offset by a decrease of $2.5 billion in foreign investments to $65.8 billion in 2017 from $68.3 billion in 2016. The level of gross international reserves as of December 31, 2017 was sufficient to cover approximately 7.7 months of imports of goods and payments of services and income, and was equivalent to 5.7 times the Republic’s short-term debt based on original maturity and 4.2 times based on residual maturity. Net international reserves at the end of 2017 were $81.6 billion.

As of December 31, 2018, gross international reserves were $79.2 billion, a decrease from the $81.6 billion recorded as of December 31, 2017. The decrease in 2018 was mainly due to a decrease of $2.9 billion in foreign exchange to $2.6 billion in 2018 from $5.8 billion in 2017, and a decrease of $183 million in gold reserves to $8.2 billion in 2018 from $8.3 billion in 2017. The level of gross international reserves as of December 31, 2018 was sufficient to cover approximately 6.9 months of imports of goods and payments of services and income, and was equivalent to 4.9 times the Republic’s short-term debt based on original maturity and 3.7 times based on residual maturity. Net international reserves at the end of 2018 were $79.2 billion.

As of December 31, 2019, gross international reserves were $87.8 billion, an increase of 10.9% from the $79.2 billion recorded as of December 31, 2018. This increase was primarily attributable to an increase of 12.8% in foreign investments to $75.3 billion as of December 31, 2019 from $66.7 billion as of December 31, 2018, partially offset by a 1.7% decrease in gold reserves to $8.0 billion as of December 31, 2019 from $8.2 billion as of December 31, 2018. The level of gross international reserves as of December 31, 2019 was sufficient to cover approximately 7.6 months of imports of goods and services and payments of primary income, and was also equivalent to 5.1 times the Republic’s short-term debt based on original maturity and 4.0 times based on residual maturity. Net international reserves at the end of 2019 were $87.8 billion.

As of December 31, 2020, gross international reserves were $110.1 billion, an increase from the $87.8 billion recorded as of December 31, 2019. This increase was mainly due to an increase of $18.3 billion in foreign investments to $93.6 billion as of December 31, 2020 from $75.3 billion as of December 31, 2019. The level of gross international reserves as of December 31, 2020 was sufficient to cover approximately 12.3 months of imports of goods and payments of services and income, and was equivalent to 7.8 times the Republic’s short-term debt based on original maturity and 5.0 times based on residual maturity. Net international reserves at the end of December 2020 were $110.1 billion.

As of December 31, 2021, gross international reserves were $108.8 billion, a decrease from the $110.1 billion recorded as of December 31, 2020. This decrease was mainly due to a decrease of $2.0 billion in foreign investments to $91.6 billion as of December 31, 2021 from $93.6 billion as of December 31, 2020. The level of gross international reserves as of December 31, 2021 was sufficient to cover approximately 9.6 months of imports of goods and payments of services and income, and was equivalent to 7.2 times the Republic’s short-term debt based on original maturity and 5.3 times based on residual maturity. Net international reserves at the end of December 2021 were $108.8 billion.

Preliminary data indicates that gross international reserves were $99.0 billion as of August 31, 2022, a decrease from the $108.8 billion recorded as of December 31, 2021. This decrease was mainly due to a decrease of $8.1 billion in foreign investments to $84.1 billion as of August 31, 2022 from $91.6 billion as of December 31, 2021. The level of gross international reserves as of August 31, 2022 was sufficient to cover approximately 8.3 months of imports of goods and payments of services and income, and was equivalent to 7.1 times the Republic’s short-term debt based on original maturity and 4.6 times based on residual maturity. Net international reserves at the end of August 2022 were $99.0 billion.

Monetary System

Monetary Policy

In 1993, the Government established the Bangko Sentral, the Republic’s central bank, pursuant to the New Central Bank Act. The Bangko Sentral replaced the old Central Bank of the Philippines. The Bangko Sentral functions as an independent central monetary authority responsible for policies in the areas of money, banking and credit, as authorized under the New Central Bank Act. The New Central Bank Act prohibits the Bangko Sentral from engaging in quasi-fiscal activities, commercial banking or development banking or financing, all of which had contributed to substantial deficits at the old Central Bank of the Philippines.

The Bangko Sentral’s primary objectives are to maintain price stability, monetary stability and the convertibility of the peso. To achieve its price stability objective, the Bangko Sentral undertakes monetary management mainly through adjustments to policy rates and the conduct of open market operations, including the purchase and sale of Government securities, rediscounting transactions and adjustments in reserve requirements.

The Bangko Sentral’s functions include:

•	conducting monetary policy;

•	issuing the national currency;

•	managing foreign currency reserves;

•	acting as depository for the Government, its political subdivisions and instrumentalities and GOCCs; and

•	regulating banks and quasi-banks in the Philippines.

The Government owns all of the capital stock of the Bangko Sentral. A seven-member Monetary Board consisting of the Bangko Sentral’s Governor, a member of the Cabinet designated by the President, and five full-time private sector representatives governs the Bangko Sentral. The President appoints each of the seven Monetary Board members, except the Cabinet representative, to six-year terms.

Philippine law requires the Bangko Sentral to maintain international reserves adequate to meet any foreseeable net demands for foreign currencies.

On February 14, 2019, then President Duterte signed Republic Act No. 11211, a law amending the New Central Bank Act by, among others, increasing the capitalization as well as the powers of the Bangko Sentral. Under this law, the Bangko Sentral’s capitalization was increased from ₱50 billion to ₱200 billion, a measure that provides more funds either for absorbing losses or for investment. The law also expands the Bangko Sentral’s supervisory powers to cover more types of financial institutions, including money service businesses, credit granting businesses and payment system operators.

In addition, the Bangko Sentral is empowered to demand the forfeiture of profits from unauthorized financial transactions, as well as impose additional administrative and criminal sanctions. Finally, the Bangko Sentral was given the authority to issue debt papers for more flexibility in determining the timing and size of its monetary operations.

As of December 31, 2021, Bangko Sentral, according to audited financial information, had total assets of ₱7,576.2 billion, of which international reserves accounted for ₱5,505.4 billion. Bangko Sentral’s remaining assets consisted mainly of domestic securities, loans and advances, bank premises and other fixed assets and other assets, and its liabilities consist mainly of currency in circulation and deposits from banks and quasi-banks.

Money Supply

The following table presents certain information regarding the Philippines’ money supply. In July 2013, the Bangko Sentral adopted a new system for compiling and reporting monetary statistics called the SRF format as part of the Bangko Sentral’s adherence to international best practices in statistical compilation. The adoption of the SRF system did not result in any change to overall monetary balances. However, the Bangko Sentral has, in connection with the adoption of the SRF, also implemented certain recommendations from the IMF pertaining to the inclusion of unsecured subordinated debt and accrued interest expense, which has given rise to minor changes in amounts previously reported.

	Money Supply (SRF-based)
	As of December 31,
	2017	2018	2019	2020	2021(1)		2022(2)

	(₱ in billions, except percentages)
M1(3)
Currency in circulation	1,047.6	1,231.8	1,395.8	1,731.8	1,876.8		1,826.4
Current account deposits	2,503.3	2,657.2	3,104.5	3,724.1	4,323.3		4,461.5
Total	3,550.8	3,889.0	4,500.3	5,455.9	6,200.1		6,287.9
percentage increase(4)	15.7%	9.5%	15.7%	21.2%	13.6	%(6)	12.0	%(7)
M2(5)	10,202.3	11,080.2	12,293.2	13,564.2	14,769.5		14,822.0
percentage increase(4)	11.6%	8.6%	10.9%	10.3%	8.9	%(6)	8.0	%(7)
M3(6)	10,636.1	11,643.0	12,976.3	14,222.0	15,343.4		15,378.0
percentage increase(4)	11.9%	9.5%	11.5%	9.6%	7.9	%(6)	7.0	%(7)

Notes:

(1)	Preliminary data for 2021.
(2)	Preliminary data as of July 31, 2022.
(3)	Consists of currency in circulation and demand deposits.
(4)	Period-on-period.
(5)	Consists of Ml, savings deposits and time deposits.
(6)	Consists of M2 and deposit substitutes.
(7)	Compared to July 31, 2021.

Source: Department of Economic Statistics, Bangko Sentral.

As of December 31, 2017, the Republic’s money supply (M3) was ₱10.6 trillion, an increase of 11.9% from the ₱9.5 trillion recorded as of December 31, 2016. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 13.9% compared to the level as of December 31, 2016. This increase was primarily driven by a 16.4% increase over the period in claims on other sectors, particularly claims on the private sector, which increased by 16.4% compared to the level as of December 31, 2016. Net claims on the Government also increased by 2.0% as of December 31, 2017 compared to the level as of December 31, 2016. The Bangko Sentral’s net foreign asset position increased by 1.4% and the net foreign asset position of other depository corporations also increased by 10.3% over the period.

As of December 31, 2018, the Republic’s money supply (M3) was ₱11.6 trillion, an increase of 9.5% from the ₱10.6 trillion recorded as of December 31, 2017. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 14.9% compared to the level as of December 31, 2017. This increase was primarily driven by a 14.5% increase over the period in claims on other sectors, particularly claims on the private sector, which increased by 15.1% compared to the level as of December 31, 2017. Net claims on the Government also increased by 16.9% as of December 31, 2018 compared to the level as of December 31, 2017. The Bangko Sentral’s net foreign asset position increased by 1.3% and the net foreign asset position of other depository corporations decreased by 6.9% over the period.

As of December 31, 2019, the Republic’s money supply (M3) was ₱13.0 trillion, an increase of 11.3% from the ₱11.6 trillion recorded as of December 31, 2018. This growth in money supply was mainly driven by the increase in domestic claims, which increased by 10.6% compared to the level recorded as of December 31, 2018. The increase in domestic claims was primarily driven by an 8.1% increase in claims on other sectors, particularly claims on the private sector, which increased by 7.7% compared to the level as of December 31, 2018. Net claims on the central Government also increased by 23.8% as of December 31, 2019, compared to the level as of December 31, 2018. From December 31, 2018 to December 31, 2019, the Bangko Sentral’s net foreign asset position increased by 8.9% from ₱4.7 trillion to ₱4.9 trillion and the net foreign asset position of other depository corporations increased by 23.3% from ₱0.4 trillion to ₱0.5 trillion.

As of December 31, 2020, the Republic’s money supply (M3) was ₱14.2 trillion, an increase of 9.6% from the ₱13.0 trillion as of December 31, 2019. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 4.7% compared to the level as of December 31, 2019. This increase was primarily driven by an increase in net claims on Central Government, which increased by 30.6% compared to the level as of December 31, 2019. The Bangko Sentral’s net foreign asset position increased by 20.5% to ₱5.3 trillion as of December 31, 2020 and the net foreign asset position of other depository corporations also increased by 72.8% to ₱0.8 trillion as of December 31, 2020.

As of December 31, 2021, according to preliminary data, the Republic’s money supply (M3) was ₱15.3 trillion, an increase of 7.9% from the ₱14.2 trillion as of December 31, 2020. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 8.2% compared to the level as of December 31, 2020. This increase was primarily driven by an increase in net claims on Central Government, which increased by 21.9% compared to the level as of December 31, 2020. The Bangko Sentral’s net foreign asset position increased by 6.5% to ₱6.5 trillion as of December 31, 2021 and the net foreign asset position of other depository corporations also increased by 15.9% to ₱0.9 trillion as of December 31, 2021.

As of July 31, 2022, according to preliminary data, the Republic’s money supply (M3) was ₱15.4 trillion, an increase of 7.0% from the ₱14.4 trillion as of July 31, 2021. This growth in money supply was driven mainly by the increase in domestic claims, which increased by 11.5% compared to the level as of July 31, 2021. This increase was primarily driven by an increase in net claims on Central Government, which increased by 22.2% compared to the level as of July 31, 2021. The Bangko Sentral’s net foreign asset position decreased marginally by 0.5% to ₱6.5 trillion as of July 31, 2022 and the net foreign asset position of other depository corporations also increased by 1.5% to ₱1.0 trillion as of July 31, 2022.

In 2020, the average 91-day T-bill rate was 2.02%. In the first seven months of 2022, the average 91-day T-bill rate was 2.10%.

The following table presents information regarding domestic interest and deposit rates.

	Domestic Interest and Deposit Rates
	2017	2018	2019	2020	2021	2022(1)

	(weighted averages per period) (%)
91-day Treasury bill rates	2.2	3.5	4.7	2.0	1.1	2.1
Bank average lending rates	5.6	6.1	7.1	N/A	N/A	N/A

Note:

(1)	Preliminary data for the seven months ended July 31, 2022.

Source: Bangko Sentral.

Monetary Regulation

The Bangko Sentral formally adopted inflation targeting as the framework for monetary policy in January 2002. This policy move is aimed at providing the Bangko Sentral with a more focused and forward-looking approach in the pursuit of its primary mandate, which is to ensure price stability. This approach involves the announcement of an explicit inflation target that the Bangko Sentral seeks to achieve over a given time period. The target inflation rate is set and announced jointly by the Bangko Sentral and the Government through an inter-agency body. Although the responsibility of achieving the target rests primarily with the Bangko Sentral, this joint announcement reflects active Government participation in achieving the goal of price stability and the inflation target. The Bangko Sentral also created an Advisory Committee which deliberates, discusses and recommends to the Monetary Board the appropriate monetary policy stance that will enable the Bangko Sentral to achieve the desired inflation target.

On June 3, 2016, the Bangko Sentral adopted an interest rate corridor (“IRC”) system in its monetary operations. The primary aim of the adoption of the IRC system was to improve the transmission of monetary policy. By helping to ensure that money market rates move within a reasonably close range around the Monetary Board’s policy rate, the IRC system is expected to help enhance the link between the stance of the Bangko Sentral monetary policy and financial markets and, thereby, impact the real economy. The IRC system consists of the following instruments: standing liquidity facilities, namely, the overnight lending facility and the overnight deposit facility; the overnight reverse repurchase facility; and a term deposit auction facility. The interest rates for the standing liquidity facilities form the upper and lower bound of the corridor while the overnight reverse repurchase rate is set at the middle of the corridor. The interest rates applied on the overnight lending facility and reverse repurchase facility signal the stance of the Bangko Sentral’s monetary policy, while the term deposit facility serves as the main tool for absorbing liquidity.

In connection with the establishment of the IRC system, on June 3, 2016, the Monetary Board set a new overnight lending facility rate of 3.5% (a reduction of the interest rate for the upper bound of the corridor from the previous overnight lending facility rate of 6.0%), adjusted the reverse repurchase rate to 3.0% (a reduction from the previous 4.0%) and set a new overnight deposit facility rate of 2.5% (consistent with the previous SDA rate). In doing so, the Monetary Board noted that the shift to the IRC system does not represent a change in the Bangko Sentral’s stance on monetary policy. The IRC reforms are primarily operational in nature and have not materially affected prevailing monetary policy settings upon implementation. In particular, the weighted rate for monetary operations will remain broadly the same as before the implementation of the IRC system. Moreover, the interest rate at the floor of the corridor, where the bulk of the Bangko Sentral’s liquidity absorption with the market currently takes place, is being kept steady at the launch of the IRC system. At the same time, short-term liquidity conditions have remained broadly unchanged as funds continued to be absorbed through monetary operations under the new IRC system.

In 2017, the Bangko Sentral held six monetary policy meetings and at each of these meetings its key policy rate for the overnight reverse repurchase facility was maintained at 3.0%. The interest rates for other monetary policy instruments were also kept steady. Similarly, the reserve requirement ratios were left unchanged.

In May 2018, the Monetary Board decided to increase the reverse repurchase rate to 3.25% and the overnight lending facility rate to 6.25%, citing potential inflation pressures and elevated inflationary expectations. In June 2018, the Monetary Board decided to increase the reverse repurchase to 3.50% and the overnight lending facility rate to 6.50% citing elevated inflationary expectations. In August 2018, the Monetary Board decided to increase the reverse repurchase rate to 4.0% and the overnight lending facility rate to 7.0%, noting rising inflation. In September 2018, the Monetary Board decided to increase the reverse repurchase rate to 4.5% and the overnight lending facility rate to 7.5%, citing signs of sustained and broadening price pressures. In November 2018, the Monetary Board decided to increase the reverse repurchase rate to 4.75% and the overnight lending facility rate to 7.75%, citing that inflation expectations remained high and wage pressures continued to drive price developments. In 2018, average lending rates ranged between 4.6% to 7.1%, compared to average lending rates that ranged between 4.1% to 6.5% in 2017.

In March 2019, the Monetary Board decided to keep the reverse repurchase rate at 4.75% and the overnight lending facility rate at 7.75%, citing a more manageable inflation environment. In May 2019, the Monetary Board decided to reduce the reverse repurchase rate to 4.5% and the overnight lending facility rate to 7.5%, citing its assessment that the inflation outlook continues to be manageable, with easing price pressures owing to the decline in food prices amid improved supply conditions. In August 2019, the Monetary Board cut the interest rate on the reverse repurchase rate to 4.25% and the overnight lending facility rate to 4.75%, citing inflation momentum that has eased while growth prospects in the country remained firm on the back of a projected recovery in household spending as well as the accelerated implementation of the Government’s infrastructure spending program. In September 2019, the Monetary Board cut the interest rate on the reverse repurchase rate further to 4.0% and the overnight lending facility rate to 4.5%, respectively, citing continued deceleration in the inflation momentum and well-anchored inflation expectations. These reverse repurchase and overnight lending facility rates were maintained for the rest of 2019 resulting from continued deceleration in the inflation momentum. Average lending rates over the past five years were an average range of 4.5% to 6.9% in 2015, 4.3% to 6.7% in 2016, 4.1% to 6.5% in 2017, 4.6% to 7.1% in 2018 and 5.5% to 8.0% in 2019.

On February 6, 2020, the Monetary Board cut the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 25 basis points to 3.75%. The interest rates on the overnight lending facility rate and deposit facilities were reduced to 4.25% and 3.25%, respectively. On March 19, 2020, the Monetary Board further cut the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 50 basis points to 3.25%. The interest rates on the overnight lending facility rate and deposit facilities were reduced to 3.75% and 2.75%, respectively.

During the COVID-19 pandemic, the Bangko Sentral entered into a zero-interest “cash advance” reverse repurchase transaction with the Bureau of the Treasury amounting to ₱300.0 billion for a period of three months, commencing on March 27, 2020, as approved by the Monetary Board on March 23, 2020. On June 29, 2020, the Monetary Board approved the renewal for another three months. The renewed transaction matured on September 29, 2020.

On April 16, 2020, the Monetary Board assessed the impact of the COVID-19 pandemic on the Philippine economy, and decided to cut the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 50 basis points to 2.75%. The interest rates on the overnight lending facility rate and deposit facilities were reduced to 3.25% and 2.25%, respectively. On June 25, 2020, the Monetary Board decided to cut the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 50 basis points to 2.25%. The interest rates on the overnight deposit and overnight lending facility rate were reduced to 1.75% and 2.75%, respectively. On August 20, 2020, the Monetary Board decided to maintain the interest rate on the Bangko Sentral’s overnight reverse repurchase facility at 2.25% and the overnight deposit and overnight lending facility rate at 1.75% and 2.75%, respectively. On October 1, 2020, the Monetary Board decided to maintain the interest rate on the Bangko Sentral’s overnight reverse repurchase facility at 2.25%. The interest rates on the overnight deposit and lending facilities were likewise kept at 1.75% and 2.75%, respectively. On November 19, 2020, the Monetary Board decided to cut the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 25 basis points to 2.0%, citing its assessment that with a benign inflation environment and stable inflation expectations, there is enough policy space for a reduction in the policy rate at this time to uplift market sentiment and nurture the country’s economic recovery amid increased downside risks to growth. The interest rates on the overnight deposit and lending facilities were likewise reduced to 1.5% and 2.5%, respectively. On December 17, 2020, the Monetary Board decided to maintain the interest rate on the Bangko Sentral’s overnight reverse repurchase facility at 2.0%. The interest rates on the overnight deposit and lending facilities were likewise kept at 1.5% and 2.5%, respectively.

On February 11, 2021, March 25, 2021, May 12, 2021, June 24, 2021, August 12, 2021, September 23, 2021, November 18, 2021 and December 16, 2021, the Monetary Board decided to maintain the interest rate on the BSP’s overnight reverse repurchase facility at 2.0%, citing a manageable inflation environment and that the prevailing monetary policy settings remain appropriate to support the Government’s broader efforts to facilitate the recovery of the economy. The interest rates on the overnight deposit and lending facilities were likewise kept at 1.5% and 2.5%, respectively.

On March 24, 2022, the Monetary Board decided to maintain the interest rate on the BSP’s overnight reverse repurchase facility at 2.0%. The interest rates on the overnight deposit and lending facilities were likewise kept at 1.5% and 2.5%, respectively. On May 19, 2022, the Monetary Board decided to raise the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 25 basis points to 2.25%, effective on May 20, 2022. Accordingly, the interest rates on the overnight deposit and lending facilities were raised to 1.75% and 2.75%, respectively. On June 23, 2022, the Monetary Board decided to raise the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 25 basis points to 2.5%, effective on June 24, 2022. Accordingly, the interest rates on the overnight deposit and lending facilities were raised to 2.0% and 3.0%, respectively. On July 14, 2022, the Monetary Board decided to raise the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 75 basis points to 3.25%, effective on July 14, 2022. Accordingly, the interest rates on the overnight deposit and lending facilities were raised to 2.75% and 3.75%, respectively. On August 18, 2022, the Monetary Board decided to raise the interest rate on the Bangko Sentral’s overnight reverse repurchase facility by 50 basis points to 3.75%, effective on August 19, 2022. Accordingly, the interest rates on the overnight deposit and lending facilities were raised to 3.25% and 4.25%, respectively. The increases in the interest rates since May 2022 aim to anchor inflation expectations and temper mounting risks to the inflation outlook, including easing depreciation pressures on the peso.

Foreign Exchange System

The Republic maintains a floating exchange rate system under which market forces determine the exchange rate for the peso. The Bangko Sentral may, however, intervene in the market to maintain orderly market conditions and limit sharp fluctuations in the exchange rate.

The following table sets out exchange rate information between the peso and the U.S. dollar.

	Exchange Rates of Peso per U.S. Dollar
Year	Period End	Period Average(1)
2017	49.923	50.404
2018	52.724	52.661
2019	50.744	51.796
2020	48.036	49.624
2021	50.774	49.255
2022(2)	55.722	55.893

Notes:

(1)	The average of the monthly average exchange rates for each month of the applicable period.
(2)	Preliminary data for the seven months ended July 31, 2022.

Source: Reference Exchange Rate Bulletin, Treasury Department, Bangko Sentral.

Foreign exchange may be freely sold and purchased outside the banking system and deposited in foreign currency accounts. Both residents and non-residents may maintain foreign currency deposit accounts with authorized banks in the Philippines, and residents may maintain deposits overseas without restriction. However, foreign exchange may not be purchased from the domestic banking system for deposit in these overseas accounts.

Payments related to foreign loans registered with the Bangko Sentral and foreign investments approved by or registered with the Bangko Sentral may be serviced with foreign exchange purchased from authorized agent banks in the Philippines. The Bangko Sentral must approve and register all outgoing investments by residents exceeding $60 million per investor per year if the funds will be sourced from the Philippine banking system. For a discussion of the Bangko Sentral’s loan approval regime, see “The Philippine Financial System—Foreign Currency Loans.”

While the Government imposes no currency requirements for outgoing payments, all exchange proceeds from exports, services and investments must be obtained in any of 22 prescribed currencies. Authorized agent banks may convert the acceptable currencies to pesos.

Individual or corporate non-residents may open peso bank accounts without the Bangko Sentral’s approval. The export or electronic transfer out of the Philippines of peso amounts exceeding ₱50,000 requires prior authorization from the Bangko Sentral.

Since it allowed the free float of the peso on July 11, 1997, the Bangko Sentral has intervened minimally in the foreign exchange market. It has, however, adopted measures related to foreign exchange trading aimed to reduce currency speculation and combat money laundering and has issued regulations to support foreign exchange liberalization.

In 2017, the average exchange rate was ₱50.404 per U.S. dollar, compared to ₱47.493 per U.S. dollar in 2016. The weakening of the peso against the U.S. dollar in 2017 was primarily attributable to market concerns over the widening trade gap and the growing expectations of further rate hikes during the year by the U.S. Federal Reserve. Furthermore, the Government repaid and prepaid certain foreign debt obligations during the period, which also contributed to the depreciation of the peso.

In 2018, the average exchange rate was ₱52.661 per U.S. dollar, compared to ₱50.404 per U.S. dollar in 2017. The weakening of the peso against the U.S. dollar in 2018 was primarily attributable to market expectations of further US Federal Reserve rate hikes during the year and concerns over the country’s widening trade gap as well as trade tensions between the United States and its major trading partners, including China.

In 2019, the average exchange rate was ₱51.796 per U.S. dollar, compared to ₱52.661 per U.S. dollar in 2018. The appreciation of the peso against the U.S. dollar in 2019 was primarily attributable to easing inflation, robust inflows of remittances, the dovish stance of the US Federal Reserve and improving market sentiment over the trade negotiations between the United States and China and, later in the year, market expectation of a US Federal Reserve rate cut.

In 2020, the average exchange rate was ₱49.624 per U.S. dollar, compared to ₱51.796 per U.S. dollar in 2019. The appreciation of the peso against the U.S. dollar in 2020 was partly attributable to the decrease in the Republic’s imports as compared to its exports, which improved its balance of payment position. The Republic’s access to foreign loans and bonds on favorable terms, which increased its foreign reserves, also helped sustain confidence in the peso.

In 2021, the average exchange rate was ₱49.255 per U.S. dollar, compared to ₱49.624 per U.S. dollar in 2020. The appreciation of the peso against the U.S. dollar in 2021 was primarily attributable to prospects of earlier U.S. monetary policy normalization as well as uncertainties in growth outlook due to the ongoing health crisis.

In the seven months ended July 31, 2022, the average exchange rate was ₱55.893 per U.S. dollar, compared to ₱49.943 per U.S. dollar in the seven months ended July 31, 2021. The depreciation of the peso against the U.S. dollar in in the seven months ended July 31, 2022 was primarily attributable to the strengthening of the U.S. dollar against all other currencies following changes to U.S. monetary policy.

The Philippine Financial System

Composition

The following table sets out the total resources of the Philippine financial system by category of financial institution.

	Total Resources of the Financial System(1) As of December 31,
	2017	2018(2)	2019	2020	2021	2022(1)(3)

	(₱ in billions)
Banks
Universal/Commercial banks	14,054	15,692	17,216	18,527	19,761	20,633
Thrift banks	1,214	1,293	1,204	1,192	1,338	956
Rural banks	257	274	291	308	341	359	(4)

Total banks	15,524	17,259	18,712	20,028	21,440	21,948

Non-bank financial institutions(5)	3,740	3,835	4,443	4,527	4,771	4,797	(4)

Total assets	19,264	21,093	23,155	24,555	26,211	26,745

Notes:

(1)	Excludes assets of the Bangko Sentral. The amounts presented here include allowance for probable losses.
(2)	Data was revised starting end-March 2017 to include Other Financial Corporations (OFC) data.
(3)	Preliminary data as of June 30, 2022, unless otherwise indicated.
(4)	Preliminary data as of March 31, 2022.
(5)

Includes Investment Houses, Finance Companies, Investment Companies, Securities Dealers/Brokers, Pawnshops, Lending Investors, Non Stocks Savings and Loan Associations, Credit Card Companies (which are under Bangko Sentral supervision), Government Non-bank Financial Institutions, Authorized Agent Banks Forex Corporations, and Private and Government Insurance Companies (i.e., SSS and GSIS).

Source: Bangko Sentral.

The Philippine financial system consists of banks and non-bank financial institutions. Banks include all financial institutions that lend funds obtained from the public primarily through the receipt of deposits and deposit substitutes. Non-banks include financial institutions other than banks which lend, invest or place funds, or at which evidences of indebtedness or equity are deposited with or acquired by them, either for their own account or for the account of others. Non-bank financial institutions may have quasi-banking functions. Quasi-banking functions include borrowing money to relend or purchase receivables and other obligations by issuing, endorsing or accepting debt or other instruments or by entering into repurchase agreements with 20 or more lenders at any one time.

The Bangko Sentral, through its supervision and examination sector, supervises all banks and non-banks with quasi-banking functions or those with trust authorities such as investment management activities. This includes subsidiaries and affiliates of banks and quasi-banks engaged in related activities and those non-bank financial institutions placed under the effective supervision of the Bangko Sentral through special laws such as pawnshops and non-stock savings and loan associations. The Monetary Board serves as the main policy-making body and has the ultimate supervisory authority.

Structure of the Financial System

The Philippine financial system consists of universal banks, commercial banks, thrift banks, rural banks, cooperative banks, Islamic banks, digital banks, and non-bank financial institutions. Each type of bank participates in distinct business activities and geographic markets.

Commercial banks may:

•	accept drafts and issue letters of credit;

•	discount and negotiate promissory notes, drafts, bills of exchange and other evidence of indebtedness;

•	accept or create demand deposits;

•	receive other types of deposits and deposit substitutes;

•	buy and sell foreign exchange and gold or silver bullion;

•	acquire marketable bonds and other debt securities; and

•	lend money on a secured or unsecured basis.

Expanded commercial banks, otherwise known as universal banks, in addition to regular commercial banking activities, may also engage in investment banking activities, invest in non-allied enterprises and own up to 100% of the equity in a thrift bank, a rural bank, a financial allied enterprise or a non-financial allied enterprise. In the case of a publicly listed universal bank, it may also own up to 100% of the voting stock of only one other universal bank or commercial bank. As of July 31, 2022, according to preliminary data, the Republic had 45 operating universal and commercial banks.

The following table sets out the outstanding loans of universal and commercial banks classified by sector and their percentages by sector are net of BSP Reverse Repurchase Agreements.

	Universal and Commercial Banks’ Outstanding Loans by Sector(1) As of December 31,
	2018		2019		2020		2021		2022(2)
	(₱ in billions, except percentages)
Total	8,584.1	100%	9,508.8	100%	9,442.2	100%	9,892.2	100%	10,486.3	100%
Agriculture, Forestry and Fishing	192.2	2.2%	221.9	2.3%	211.4	2.2%	200.6	2.0%	200.9	1.9%
Mining and Quarrying	53.9	0.6%	48.0	0.5%	43.5	0.5%	37.3	0.4%	42.0	0.4%
Manufacturing	1,068.5	12.4%	1,048.7	11.0%	993.2	10.5%	1,088.8	11.0%	1,166.7	11.1%
Electricity, Gas, Steam & Air conditioning Supply	929.5	10.8%	1,006.4	10.6%	1,044.0	11.1%	1,046.4	10.6%	1,108.2	10.6%
Water Supply, Sewerage, Waste Management and Remediation Activities	82.5	1.0%	106.0	1.1%	103.7	1.1%	109.7	1.1%	128.8	1.2%
Construction	298.7	3.5%	368.7	3.9%	375.6	4.0%	383.5	3.9%	413.8	3.9%
Wholesale & Retail Trade, Repair of Motor Vehicles and Motorcycles	1,160.0	13.5%	1,193.9	12.6%	1,112.6	11.8%	1,125.8	11.4%	1,160.5	11.1%
Accommodation and Food Services Activities	152.5	1.8%	153.7	1.6%	162.4	1.7%	150.7	1.5%	146.3	1.4%
Transportation and Storage	271.4	3.2%	287.9	3.0%	302.2	3.2%	330.0	3.3%	329.1	3.1%
Information and Communication	316.4	3.7%	357.3	3.8%	376.1	4.0%	482.0	4.9%	560.6	5.3%
Financial and Insurance Activities	787.4	9.2%	923.8	9.7%	881.0	9.3%	970.6	9.8%	962.6	9.2%
Real Estate Activities	1,402.4	16.3%	1,677.8	17.6%	1,768.1	18.7%	1,930.9	19.5%	2,090.0	19.9%
Professional, Scientific and Technical Activities	71.4	0.8%	68.1	0.7%	54.6	0.6%	57.8	0.6%	46.4	0.4%
Administrative and Support Services Activities	36.2	0.4%	41.6	0.4%	37.6	0.4%	31.1	0.3%	31.5	0.3%
Public Administration and Defense; Compulsory Social Security	136.1	1.6%	142.4	1.5%	144.6	1.5%	152.6	1.5%	160.7	1.5%
Education	39.7	0.5%	42.9	0.5%	39.9	0.4%	34.8	0.4%	33.5	0.3%
Human Health and Social Work Activities	55.6	0.6%	59.9	0.6%	89.3	0.9%	93.2	0.9%	96.3	0.9%
Arts, Entertainment and Recreation	132.2	1.5%	146.8	1.5%	150.1	1.6%	162.4	1.6%	168.9	1.6%
Other Service Activities	128.0	1.5%	100.2	1.1%	65.0	0.7%	67.8	0.7%	68.3	0.7%
Activities of Households as Employers, Undifferentiated Goods & Services Producing Activities of Households for Own Use	85.6	1.0%	79.8	0.8%	86.3	0.9%	67.3	0.7%	68.1	0.6%
Others(3)	1,183.9	13.8%	1,433.0	15.1%	1,400.8	14.8%	1,368.8	13.8%	1,503.7	14.3%

Notes:

(1)	Net of amortization.
(2)	Preliminary data as of July 31, 2022.
(3)	Includes loans to individuals for household consumption purposes, loans under the Bangko Sentral’s reverse repurchase arrangement and loans to non-residents.

Rural and cooperative banks extend credit in the rural areas on reasonable terms to meet the normal credit needs of farmers, fishermen, cooperatives and merchants and, in general, the people in the rural communities. As of July 31, 2022, according to preliminary data, the Republic had 405 operating rural and cooperative banks.

Thrift banks invest their capital and the savings of depositors in:

•	financing for homebuilding and home development;

•	readily marketable debt securities;

•	commercial papers and accounts receivables, drafts, bills of exchange, acceptances or notes arising out of commercial transactions; or

•

short-term working capital and medium and long-term loans to small and medium-sized businesses and individuals engaged in agriculture, services, industry, housing and other financial and allied services in its market.

As of July 31, 2022, according to preliminary data, the Republic had 43 operating thrift banks (including microfinance-oriented banks).

As of July 31, 2022, there were five microfinance rural banks with 135 branches. Meanwhile, there were 15 microfinance-oriented branches of thrift banks and three microfinance-oriented branches of rural banks. Microfinance-oriented banks are required at all times to hold at least 50% of their gross loan portfolio in microfinance loans. Microfinance loans are loans with principal amounts of up to ₱150,000. The loan ceiling can be further increased to ₱300,000 in the case of loans to growing microenterprises, or “Microfinance Plus,” and housing microfinance loans.

The specialized Government banks are Al-Amanah Islamic Investment Bank of the Philippines (AIIBP), Development Bank of the Philippines, and Land Bank of the Philippines. AIIBP promotes the development of the Autonomous Region in Muslim Mindanao (ARMM) by offering banking, financing and investment services based on Islamic banking principles and rulings. LBP was founded in 1963 in conjunction with the passage of the Agricultural Land Reform Code to finance the acquisition and distribution of agricultural estates for division and resale to small landholders. Currently it focuses on providing financing for countryside development and poverty alleviation while striving to operate in a sustainable manner with no budgetary support from the Government. To achieve this goal, LBP maintains commercial banking operations, the profits of which are reinvested in the bank’s developmental programs and initiatives. LBP’s loan portfolio prioritizes farmers and fishermen, small and medium enterprises and microenterprises, livelihood loans and agribusiness, agri-infrastructure and other agri- and environment-related projects, socialized housing, schools and hospitals.

DBP, originally founded in 1935 as the National Loan and Investment Board and reorganized into DBP in 1958, is the primary development financial institution in the Republic. Under its most recent charter adopted in 1998, DBP is classified as a development bank and may perform all the other functions of a thrift bank. Its mission is to raise the level of competitiveness of the Republic’s economy for sustainable growth and to support infrastructure development, responsible entrepreneurship, efficient social services and protection of the environment. DBP provides banking services that cater to the medium- and long-term needs of agricultural and industrial enterprises in the Republic with an emphasis on small- and medium-scale industries.

Meanwhile, digital banks were recognized in Bangko Sentral Circular No. 1105 dated December 2, 2020 as a separate and distinct class from the existing bank classifications. They offer financial products and services that are processed end-to-end through a digital platform and/or electronic channels with no physical branches/sub-branches or branch-lite units offering financial products and services. To date, the BSP has approved a total of six digital banks – two of which are converting banks while the rest are new market players. All of the approved digital banks have already commenced operations in 2022 after they were issued a Certificate of Authority to Operate by the BSP. The BSP has issued a moratorium on the grant of additional digital bank licenses. This will allow the BSP to closely monitor the banks’ performance and impact on the banking system including their contribution to increasing competition and expanding financial inclusion. Nonetheless, the limit on the number of digital bank licenses may be modified or lifted at any point, subject to review and approval of the Monetary Board.

Non-bank financial institutions are primarily long-term financing institutions, though they also facilitate short-term placements in other financial institutions. As of July 31, 2022, the Bangko Sentral regulated or supervised five non-bank financial institutions with quasi-banking functions. The Bangko Sentral also supervised or regulated 1,331 non-bank financial institutions without quasi-banking functions.

Non-Performing Loans

In view of the effects of the COVID-19 pandemic, the Bayanihan to Heal As One Act mandated, among other things, the grant of debt repayment moratorium to borrowers in the Republic. As a result of the Bayanihan to Heal as One Act and the disruptive economic impact of the COVID-19 pandemic, the Philippine banking industry experienced a significant increase in non-performing loans (“NPLs”) between December 31, 2019 and June 30, 2022. The full implementation of the Financial Institutions Strategic Transfer (“FIST”) Act in February 2021 is intended to reinforce banks’ capital and liquidity position by allowing them to dispose non-performing assets to FIST Corporations, special purpose vehicles and eligible individuals. Moreover, the FIST Act is expected to enhance the financial institutions’ risk-bearing capacity and strengthen their capability to provide financial services to productive sectors of the economy.

The following table provides information regarding NPLs for universal and commercial banks for the periods indicated.

	Total Loans (Gross) and Non-Performing Loans by type of Bank(1) As of December 31, (unless otherwise stated)
	2017	2018	2019	2020	2021	2022(2)

	(₱ in billions, except percentages)
Private Domestic Universal banks
Total loans	6,041.0	6,881.3	7,682.5	7,711.6	8,061.1	8,351.2
Non-performing loans	72.0	84.1	111.9	244.6	290.8	238.5
Ratio of non-performing loans to total loans	1.2%	1.2%	1.5%	3.2%	3.6%	2.9%
Other Private Commercial banks
Total loans	309.8	345.1	360.2	361.0	387.0	415.6
Non-performing loans	8.7	9.5	11.0	17.6	19.7	20.2
Ratio of non-performing loans to total loans	2.8%	2.8%	3.1%	4.9%	5.1%	4.9%
Government banks(3)
Total loans	968.3	1,196.4	1,305.9	1,321.3	1,434.5	1,615.1
Non-performing loans	12.5	15.6	28.6	36.3	55.1	92.1
Ratio of non-performing loans to total loans	1.3%	1.3%	2.2%	2.8%	3.9%	5.7%
Foreign banks(4)
Total loans	548.1	595.0	605.4	525.5	574.5	578.7
Non-performing loans	4.3	4.3	5.0	10.2	6.1	6.0
Ratio of non-performing loans to total loans	0.8%	0.7%	0.8%	2.0%	1.1%	1.0%
Total loans	7,867.1	9,017.8	9,954.0	9,919.5	10,457.1	10,960.6
Total non-performing loans	97.5	113.5	156.5	308.8	371.6	356.8
Ratio of non-performing loans to total loans	1.2%	1.3%	1.6%	3.1%	3.6%	3.3%

Notes:

(1)	Consists of two foreign bank subsidiaries.
(2)	Preliminary data as of June 30, 2022.
(3)	Consists of LBP, DBP and Al-Amanah Islamic Investment Bank of the Philippines.
(4)	Consists of 24 foreign banks, and excludes two foreign banks’ subsidiaries.

Source: Bangko Sentral.

As of December 31, 2017, the gross non-performing loan ratio was 1.2%, which was lower than the ratio of 1.4% recorded as of December 31, 2016. Non-performing loans increased by 4.0% to ₱97.5 billion as of December 31, 2017 from the ₱93.8 billion recorded as of December 31, 2016. The U/KB industry’s total loan portfolio also increased 17.3% to ₱7,867.1 billion as of December 31, 2017 from ₱6,706.3 billion as of December 31, 2016.

As of December 31, 2018, the gross non-performing loan ratio was 1.3%, which was higher than the ratio of 1.2% recorded as of December 31, 2017. Non-performing loans increased by 16.4% to ₱113.5 billion as of December 31, 2018 from the ₱97.5 billion recorded as of December 31, 2017. The U/KB industry’s total loan portfolio also increased 14.6% to ₱9,017.8 billion as of December 31, 2018 from ₱7,867.1 billion as of December 31, 2017.

As of December 31, 2019, the gross non-performing loan ratio was 1.6%, which was higher than the ratio of 1.3% recorded as of December 31, 2018. Gross non-performing loans increased by 37.9% to ₱156.5 billion as of December 31, 2019 from the ₱113.5 billion recorded as of December 31, 2018, primarily due to declining asset quality and growing gross loan portfolio. The U/KB industry’s total loan portfolio increased by 10.4% to ₱9,954.0 billion as of December 31, 2019 from the ₱9,017.8 billion recorded as of December 31, 2018.

As of December 31, 2020, the gross non-performing loan ratio was 3.1%, which was higher than the ratio of 1.6% recorded as of December 31, 2019. Non-performing loans increased significantly by 97.3% to ₱308.8 billion as of December 31, 2020 from the ₱156.5 billion recorded as of December 31, 2019, primarily due to the effects of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers which resulted in declining asset quality and tempered credit growth. The banking system’s total loan portfolio decreased by 0.4% to ₱9,919.5 billion as of December 31, 2020 from the ₱9,954.0 billion recorded as of December 31, 2019.

As of December 31, 2021, the gross non-performing loan ratio was 3.6%, which was higher than the ratio of 3.1% recorded as of December 31, 2020. Non-performing loans increased by 20.3% to ₱371.6 billion as of December 31, 2021 from the ₱308.8 billion recorded as of December 31, 2020, primarily due to the effects of the ongoing global COVID-19 pandemic and the resulting domestic shutdowns, border controls, reduced tourism, disrupted trade and manufacturing and financial market spillovers which resulted in declining asset quality and tempered credit growth. The U/KB industry’s total loan portfolio increased by 5.4% to ₱10,457.1 billion as of December 31, 2021 from the ₱9,919.5 billion recorded as of December 31, 2020.

As of June 30, 2022, according to preliminary data, the gross non-performing loan ratio was 3.3%, which was lower than the ratio of 3.6% recorded as of December 31, 2021. Non-performing loans decreased by 4.1% to ₱356.8 billion as of June 30, 2022 from the ₱371.6 billion recorded as of December 31, 2021, primarily due to easing of the effects of the ongoing global COVID-19 pandemic and the gradual reopening of the economy. The U/KB industry’s total loan portfolio increased by 4.8% to ₱10,960.6 billion as of June 30, 2022 from the ₱10,457.1 billion recorded as of December 31, 2021.

Financial Sector Reforms

The Government has undertaken a number of reforms in the financial sector intended to reduce bank holdings of non-performing assets and improve the health of the banking industry in general.

The Bangko Sentral continues to build on its existing regulatory framework to align with international standards and best practices while considering domestic conditions in the Republic.

In November 2017, as part of the Bangko Sentral’s strategic initiatives to modernize the Republic’s retail payment system, increase the adoption of greater use of e-payments and to shift the Republic from a cash-heavy country to a cash-lite country, the Bangko Sentral launched the Philippine EFT System and Operations Network (“PESONet”). PESONet is an automated clearing house to allow businesses, the Government and individuals to conveniently initiate electronic funds transfers and recurring payments from accounts maintained in the Bangko Sentral supervised financial institutions.

On August 22, 2019, Republic Act No. 11439 (“Islamic Banking Act”) was signed into law. The Islamic Banking Act provides for the organization, regulation and powers of Islamic banks to be established in the Philippines. On December 27, 2019, the Bangko Sentral issued the preliminary implementing regulations under the Islamic Banking Act consisting of (a) Circular No. 1069 on the Guidelines on the Establishment of Islamic Banks and Islamic Banking Units (IB/IBUs), and (b) Circular No. 1070 on the Shari’ah Governance Framework. Moreover, the Bangko Sentral Task Force on Islamic Banking continues to conduct policy studies to implement the provisions covering prudential reporting, liquidity and capital adequacy framework, leverage ratio framework and customized training modules for Islamic banks until 2021.

Amid the COVID-19 pandemic, the Bangko Sentral issued monetary as well as regulatory and operational relief measures to assist the Bangko Sentral supervised financial institutions endure the effects of the COVID-19 crisis as well as to continue their support to households and business enterprises. These time-bound measures provide incentives for the Bangko Sentral supervised financial institutions to extend financial relief to their borrowers, make credit available to consumers and particularly micro, small and medium enterprises, promote continued access to credit/financial services, support continued delivery of financial services to enable consumers to complete financial transactions during the ECQ period, and support the level of domestic liquidity.

Cognizant of the risks posed by climate-related and sustainability issues to the stability of the financial system as well as the inherent role of the Bangko Sentral as the regulator to “lead by example”, the Sustainable Central Banking Program was pursued as part of Bangko Sentral’s Strategy Map for 2020-2023. The Bangko Sentral rolled out a two-pronged approach to sustainable finance: (1) by increasing capacity building and awareness initiatives; and (2) by mainstreaming sustainable finance through the issuance of enabling regulations. In particular, the Sustainable Finance Framework was issued which sets out the expectations of the Bangko Sentral on the integration of sustainability principles, including environmental and social risk areas, in the corporate governance and risk management frameworks, and in the strategic objectives and operations of banks.

Through its Digital Payments Transformation Roadmap 2020-2023, the Bangko Sentral is also focused on fostering an efficient, inclusive, safe and secure digital payments ecosystem. This roadmap identifies two key strategic objectives: (1) converting 50% of the total volume of retail payments into digital form and expanding the number of the financially included individuals in the Republic to 70% of all Filipino adults by 2023, and (2) increasing the availability of more innovative digital financial products and services designed to be responsive to the needs of Filipino consumers.

In line with this, the Bangko Sentral, under Circular No. 1105 dated December 2, 2020, introduced digital banks as a new bank classification distinct from the existing categories of banks (i.e., universal bank, commercial bank, thrift banks, rural banks, cooperative banks, and Islamic Banks). The said circular embodied the guidelines on the establishment of digital banks. The regulatory framework for digital banks is seen to support the expansion of the adoption and use of digital financial services in the Republic. This is included among the priority policy initiatives under the three-year Digital Payments Transformation Roadmap.

In June 2021, the Financial Action Task Force (“FATF”), an intergovernmental body developing and promoting policies to combat money laundering and terrorist financing, placed the Philippines on its list of jurisdictions with strategic deficiencies in their anti-money laundering (“AML”) and combating terrorism financing (“CFT”) legal and regulatory framework, also commonly referred to as the FATF’s “gray list”. Although the Philippines has taken steps towards improving its AML/CFT regime and had successfully addressed 52 out of the FATF’s 70 recommendations, the FATF nonetheless noted that certain strategic AML/CFT deficiencies remained. The Republic is committed to continuing its work with the FATF to strengthen its strategic AML/CFT legal and regulatory framework with the objective of securing its removal from the FATF’s gray list at the earliest possible date.

Foreign Currency Loans

Bangko Sentral imposes a combination of prior approval, registration and reporting requirements on all non-peso denominated loans. The regime is as follows:

Type of Loan	Requirements

• Public sector loans, except short-term foreign currency deposit loans for trade financing and short-term normal interbank borrowings	Prior approval and reporting requirements.

• Private sector loans guaranteed by government corporations and/or governmental financial institutions or covered by foreign exchange guarantees issued by authorized agent banks

• Loans with maturities exceeding one year to be obtained by private non-bank financial institutions intended for relending to public or private sector enterprises

• Other loans if to be serviced using foreign exchange purchased from an authorized agent bank or its subsidiary/affiliate foreign exchange corporation

• Private sector loans which are specifically exempt from the prior approval requirement, and which will be serviced with foreign exchange purchased from the banking system.	Subsequent registration and reporting requirements.

•  All private sector loans of resident borrowers from banks operating in the Philippines, provided that the obligations (i) are not publicly- guaranteed; and (ii) are reported by the creditor bank to the Bangko Sentral using the prescribed forms to be serviced with foreign exchange not purchased from the banking system.

Reporting requirements.

The Philippine Securities Markets

History and Development

The securities industry in the Philippines began with the opening of the Manila Stock Exchange in 1927. In 1936, the Government established the Philippine SEC to oversee the industry and protect investors. Subsequently, the Makati Stock Exchange opened in 1963 and merged with the Manila Stock Exchange to form the Philippine Stock Exchange in 1994.

In June 1998, the Philippine SEC granted the Philippine Stock Exchange self-regulatory organization status, empowering it to supervise and discipline its members, including by examining a member’s books of account and conducting audits.

To broaden the range of securities eligible for listing, the Philippine Stock Exchange established a board for small- and medium-sized enterprises with an authorized capital of ₱20.0 million to ₱99.9 million of which at least 25% must be subscribed and fully paid.

In August 2001, the Philippine Stock Exchange completed its conversion to a publicly held stock corporation. As its first shareholders, each of the 184 member-brokers subscribed and fully paid for 50,000 shares. The listing of its shares on the Philippine Stock Exchange took effect in December 2003 and 40% of the unissued shares were sold through a private placement in February 2004.

As of August 28, 2022, the Philippine Stock Exchange had 286 listed companies and 125 active trading participants.

The PSEi closed at 6,704.41 points on August 22, 2022.

In addition to the Philippine Stock Exchange, the Philippine Dealing and Exchange Corporation (“PDEX”), which deals mainly with trading of foreign exchange and fixed-income securities, was granted self-regulatory organization status by the Philippine SEC in 2006. The PDEX registered a trading volume of ₱6.1 trillion of both Government and corporate securities in 2020, a 15.9% increase from the ₱5.3 trillion registered in 2019.

In May 2013, plans of a merger between the Philippine Stock Exchange and Philippine Dealing System Holding Corporation (PDS), the holding company that owns the PDEX, were announced. The aim of the merger was to create a consolidated equity and bond trading platform. On March 28, 2016, the SEC denied the proposed transaction. The PSE received an offer from state-owned bank, Land Bank of the Philippines to acquire its shares in PDS sometime in April 2018. As of August 2022, no merger or acquisition has materialized.

Government Securities Market

The Bureau of the Treasury currently conducts weekly public offerings of treasury bills with maturities of 91 days, 182 days and 364 days, as well as treasury bonds with maturities ranging from two years to 28.5 years.

As of December 31, 2017, outstanding Government securities amounted to ₱4.4 trillion, 50.2% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of RTBs, progress bonds, foreign exchange promissory notes and Government-guaranteed debt, among others.

As of December 31, 2018, outstanding Government securities amounted to ₱4.8 trillion, 51.2% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of retail treasury bonds, progress bonds, foreign exchange promissory notes and Government-guaranteed debt, among others.

As of December 31, 2019, outstanding Government securities amounted to ₱5.1 trillion, 49.9% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of retail treasury bonds, benchmark bonds and onshore dollar bonds, among others.

As of December 31, 2020, outstanding Government securities amounted to ₱6.7 trillion, 51.2% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of retail treasury bonds, benchmark bonds and onshore dollar bonds, among others.

As of December 31, 2021, outstanding Government securities amounted to ₱8.2 trillion, 50.3% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of retail treasury bonds, benchmark bonds and onshore dollar bonds, among others.

As of June 30, 2022, outstanding Government securities amounted to ₱8.8 trillion, 49.1% of which were issuances of treasury bills and fixed rate treasury bonds. The remaining issuances of Government securities consisted of retail treasury bonds, benchmark bonds and onshore dollar bonds, among others.

Public Finance

The Consolidated Financial Position

The consolidated public sector financial position measures the overall financial standing of the Republic’s public sector. It consists of the public sector borrowing requirement and the aggregate deficit or surplus of the Social Security System and the Government Service Insurance System, the Bangko Sentral, the GFIs and the local government units. The public sector borrowing requirement reflects the aggregate deficit or surplus of the Government, the Central Bank-Board of Liquidation’s accounts, the Oil Price Stabilization Fund and the major GOCCs.

The following table sets out the consolidated financial position on a cash basis for the periods indicated.

	Consolidated Public Sector Financial Position of the Republic As of December 31,
	2017	2018	2019	2020	2021

	(₱ in billions, except percentages)
Public sector borrowing requirement:
National Government	(350.6)	(558.3)	(660.2)	(1,371.4)	(1,670.1)
CB Restructuring	(4.8)	(0.0)	(0.0)	0.0	0.0
Monitored Government-owned corporations	40.2	5.5	13.5	(1.5)	43.7
Adjustment of net lending and equity to GOCCs	(3.9)	5.4	20.5	22.1	22.1
Other adjustments	0.0	0.0	0.0	0.0	0.0

Total public sector borrowing requirement	(319.1)	(547.3)	(626.2)	(1,350.8)	(1,604.3)

As a percentage of GDP	(1.9)%	(3.0)%	(3.2)%	(7.5)%	8.3%
Other public sector:
Social Security System and Government Service Insurance System	58.3	63.2	103.6	84.1	191.2
Bangko Sentral(1)	21.8	37.0	43.2	(7.9)	27.2
Government financial institutions	17.2	20.5	25.4	25.9	28.3
Local government units	217.4	255.5	269.6	272.3	284.6
Timing adjustment of interest payments to the Bangko Sentral	0.0	0.0	0.0	0.0	0.0
Other adjustments	0.0	0.0	0.0	0.0	0.0

Total other public sector	314.6	376.3	441.7	374.4	531.3

Consolidated public sector financial position	(4.6)	(171.0)	(184.6)	(976.4)	(1,073.0)

As a percentage of GDP	(0.03)%	(0.9)%	(0.9)%	(5.4)%	5.5%

Note:

(1)	Amounts are net of interest rebates, dividends and other amounts remitted to the Government and the Central Bank-Board of Liquidation.

Source: Fiscal Policy and Planning Office, Department of Finance.

In 2017, the consolidated public sector financial position of the Republic recorded a deficit of ₱4.6 billion, a 79.0% decrease from the deficit of ₱21.8 billion recorded in 2016. The reversal was also attributable to the increase in surplus from local government units, which increased from ₱193.4 billion in 2016 to ₱217.4 billion in 2017, and was higher than the program surplus of ₱85.8 billion. The deficit in 2017 was equivalent to 0.03% of the Republic’s GDP in 2017 at current prices.

In 2018, the consolidated public sector financial position of the Republic recorded a deficit of ₱171.0 billion, a significant increase from the deficit of ₱4.6 billion recorded in 2017. The increase in deficit was largely due to an increase in the Government’s borrowing requirements, which a deficit of ₱350.6 billion in 2017 increased further to ₱558.3 billion in 2018. The deficit in 2018 was equivalent to 0.9% of the Republic’s GDP in 2018 at current prices.

In 2019, the consolidated public sector financial position of the Republic recorded a deficit of ₱184.6 billion, an increase from the deficit of ₱171.0 billion recorded in 2018. The increase in deficit was largely due to an increase in the National Government’s borrowing requirements, which deficit increased from ₱558.3 billion in 2018 to ₱660.2 billion in 2019. The deficit in 2019 was equivalent to 0.9% of the Republic’s GDP in 2019 at current prices.

In 2020, the consolidated public sector financial position of the Republic recorded a deficit of ₱976.4 billion, a significant increase from the ₱184.6 billion deficit recorded in 2019. The increase in the public sector deficit was largely due to a significant increase in expenditures and decrease in tax revenues, primarily due to the ongoing global COVID-19 pandemic. This increased the National Government’s borrowing requirements, which deficit increased from ₱660.2 billion in 2019 to ₱1,371.4 billion in 2020. The deficit in 2020 was equivalent to 5.4% of the Republic’s GDP in 2020 at current prices.

In 2021, the consolidated public sector financial position of the Republic recorded a deficit of ₱1,073.0 billion, an increase from the ₱976.4 billion deficit recorded in 2020. The increase in the public sector deficit was largely due to a significant increase in the National Government’s borrowing requirements, which deficit increased from ₱1,371.4 billion in 2020 to ₱1,670.1 billion in 2021. The deficit in 2021 was equivalent to 5.5% of the Republic’s GDP in 2021 at current prices.

Government Revenues and Expenditures

The following table sets out Government revenues and expenditures for the periods indicated.

	Government Revenues and Expenditures
	Actual						Budget
	2017(3)	2018(3)	2019(1)	2020(1)	2021(3)	2022(1)(3)	2020	2021

	(₱ in billions, except percentages)
Cash Revenues
Tax revenues:
Bureau of Internal Revenue	1,772.3	1,951.9	2,175.5	1,951.0	2,078.1	1,329.9	1,531.8	2,081.2
Bureau of Customs	458.2	593.1	630.3	537.7	643.6	480.3	455.6	616.7
Others Government offices(2)	20.2	20.9	22.0	15.7	21.0	12.8	14.2	16.9

Total tax revenues	2,250.7	2,565.8	2,827.8	2,504.4	2,742.7	1,823.1	2,001.6	2,714.8
As a percentage of GDP (at current market prices)	13.6%	14.0%	14.5%	14.0%	14.8%	14.5%	10.1%	14.0%
Non-tax revenues:
Bureau of the Treasury income	99.9	114.2	146.5	219.7	125.3	117.5	65.3	74.7
Fees and charges	40.8	52.7	55.4	23.1	31.7	24.6	25.0	31.2
Privatizations	0.8	15.7	0.8	0.5	0.3	0.8	0.0	0.5
Others (including Foreign grants)	80.9	101.8	106.9	108.3	105.1	55.3	44.7	60.3

Total non-tax revenues	222.4	284.3	309.4	351.3	262.5	212.1	135.0	166.7

Total revenues	2,473.1	2,850.2	3,137.5	2,856.0	3,005.5	2,036.1	2,136.6	2,881.5

Expenditures
Allotment to local government units	530.2	575.7	618.0	804.5	892.7	617.7	500.1	655.8
Interest payments
Foreign	100.1	106.0	110.6	101.4	96.1	71.2	110.9	142.6
Domestic	210.5	243.2	250.3	279.1	333.3	238.1	302.1	389.0

Total interest payments	310.5	349.2	360.9	380.4	429.4	309.3	412.9	531.5

Tax expenditures	8.3	21.6	27.3	33.1	36.7	20.1	9.3	14.5
Subsidy	131.1	136.7	201.5	230.4	184.8	75.0	210.4	231.4
Equity and net lending	1.1	8.9	20.4	34.9	47.5	20.2	75.3	85.5
Others	1,842.5	2,316.5	2,569.6	2,774.0	3,084.5	2,007.7	2,354.4	3,218.5

Total expenditures	2,823.8	3,408.4	3,797.7	4,227.4	4,675.6	2,797.1	3,562.3	4,737.1

Surplus/(Deficit)	(350.6)	(558.3)	(660.2)	(1,371.4)	(1,670.1)	(761.0)	(1,425.8)	(1,855.6)
Financing
Net domestic borrowings	731.4	591.5	691.5	1,898.4	1,920.7	908.0	2,255.1	1,940.6
Gross domestic borrowings	733.6	594.5	693.8	1,998.7	2,010.1	909.1	2,258.1	2,491.0
Less: Amortization	2.2	2.9	2.4	100.3	89.6	1.2	407.1	550.4
Net foreign borrowings	27.6	191.8	184.8	600.8	331.5	288.1	202.9	332.5

Total net financing requirement	758.9	783.3	876.3	2,499.2	2,252.2	1,196.0	2,458.0	2,273.1

Change in cash	255.4	(52.7)	(224.6)	701.7	66.1	754.3

Notes:

(1)

Follows the GFSM 2014 concept wherein reporting of debt amortization reflects the actual principal repayments to the creditor including those serviced by the Bond Sinking Fund. Financing includes gross proceeds of liability management transactions such as bond exchanges.

(2)	Represents tax revenues of the Department of Environment and Natural Resources, Bureau of Immigration and Deportation, Land Transportation Office and other Government entities.
(3)	Preliminary data for the seven months ended July 31, 2022.

Sources: Bureau of the Treasury; Department of Finance; Department of Budget and Management.

Revenues

Sources

The Government derives its revenues from both tax and non-tax sources. The main sources of revenue include income taxes, value-added taxes, excise taxes and customs duties. The main sources of non-tax revenue consist of interest on deposits, amounts earned from GOCCs and privatization receipts.

Total Government revenues in 2017 were ₱2,473.1 billion, a 12.6% increase over the ₱2,195.9 billion recorded in 2016. Total revenues for 2017 were 1.9% higher, or ₱46.3 billion higher, than the ₱2,426.9 billion program target for the year. This was primarily the result of higher actual collection by the BIR against its program targets. BIR collections in 2017 were ₱1,772.3 billion, an increase of 13.1% from the ₱1,567.2 billion recorded in 2016. The BOC recorded collections of ₱458.2 billion in 2017, a 15.6% increase from the ₱396.4 billion recorded in 2016. Non-tax revenues, including BTR income, were ₱222.4 billion in 2017, a 3.2% decrease from the ₱215.4 billion recorded in 2016.

Total Government revenues in 2018 were ₱2,850.2 billion, a 15.2% increase over the ₱2,473.1 billion recorded in 2017. Total revenues for 2018 were 0.14% higher, or ₱3.9 billion higher, than the ₱2,846.3 billion program target for the year. This was primarily the result of higher actual collection by the BOC against its program targets. BIR collections in 2018 were ₱1,951.9 billion, an increase of 10.1% from the ₱1,772.3 billion recorded in 2017. The BOC recorded collections of ₱593.1 billion in 2018, a 29.4% increase from the ₱458.2 billion recorded in 2017. Non-tax revenues, including BTR income, were ₱284.3 billion in 2018, a 27.8% increase from the ₱222.4 billion recorded in 2017.

Total Government revenues in 2019 were ₱3,137.5 billion, a 10.1% increase over the ₱2,850.2 billion recorded in 2018. This was primarily the result of higher actual collection by the BIR against its program targets. In 2019, Bureau of Internal Revenue collections were ₱2,175.5 billion, an 11.5% increase from the ₱1,951.9 billion recorded in 2018. The Bureau of Customs recorded collections of ₱630.3 billion in 2019, a 6.3% increase from the ₱593.1 billion recorded in 2018. Non-tax revenues were ₱309.3 billion in 2019, an 8.8% increase from the ₱284.3 billion recorded in 2018.

Total Government revenues in 2020 were ₱2,856.0 billion, a 9.0% decrease over the ₱3,137.5 billion recorded in 2019. This was primarily the result of lower collection by the Bureau of Internal Revenue and the Bureau of Customs in 2020 as a result of the economic effects of the COVID-19 pandemic, which effect was partially offset by an increase in the collection of non-tax revenues in 2020 as compared to the same period in 2019. In 2020, the Bureau of Internal Revenue collections were ₱1,951.0 billion, a 10.3% decrease from the ₱2,175.5 billion recorded in 2019. The Bureau of Customs recorded collections of ₱537.7 billion in 2020, a 14.7% decrease from the ₱630.3 billion recorded in 2019. Non-tax revenues were ₱351.3 billion in 2020, a 13.5% increase from the ₱309.6 billion recorded in 2019.

Total Government revenues in 2021 were ₱3,005.5 billion, a 5.2% increase over the ₱2,856.0 billion recorded in 2020. This was primarily the result of higher actual collection by the BIR against its program targets. In 2021, Bureau of Internal Revenue collections were ₱2,078.1 billion, a 6.5% increase from the ₱1,951.0 billion recorded in 2020. The Bureau of Customs recorded collections of ₱643.6 billion in 2021, a 19.7% increase from the ₱537.7billion recorded in 2020. Other tax revenues were ₱21.0 billion in the 2021, a 33.8% decrease from the ₱15.7 billion recorded in 2020. Non-tax revenues were ₱262.5 billion in 2020, a 25.3% decrease from the ₱351.3 billion recorded in 2020.

Total Government revenues in the first seven months of 2022, according to preliminary data, were ₱2,036.1 billion, a 36.6% increase over the ₱1,490.4 billion recorded in the first seven months of 2021. In the first seven months of 2022, Bureau of Internal Revenue collections were ₱1,329.9 billion, a 28.9% increase from the ₱1,031.8 billion recorded in the first seven months of 2021. The Bureau of Customs recorded collections of ₱480.3 billion in the first seven months of 2022, a 59.2% increase from the ₱301.8 billion recorded in the first seven months of 2021. Non-tax revenues were ₱212.1 billion in the first seven months of 2022, a 44.7% increase from the ₱146.7 billion recorded in the first seven months of 2021.

Expenditures

Total Government expenditures in 2017 were ₱2,823.8 billion, a 10.8% increase from the ₱2,549.3 billion recorded in 2016, but ₱85.2 billion, or 2.9%, lower than the program target of ₱2,909.0 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of other national Government expenditure accounts of ₱1,842.5 billion, 9.9% lower than the programmed other disbursements.

Total Government expenditures in 2018 were ₱3,408.4 billion, a 20.7% increase from the ₱2,823.8 billion recorded in 2017, but ₱38.4 billion, or 1.1%, lower than the program target of ₱3,370.0 billion for the year. Total expenditures were below the program target mainly because of lower disbursements of other national Government expenditure accounts of ₱2,316.5 billion, 4.0% lower than the programmed other disbursements.

Total Government expenditures in 2019 were ₱3,797.7 billion, an 11.4% increase over the ₱3,408.4 billion recorded in 2018. This increase was primarily due to higher disbursements in subsidy and allotment to local government units as well as higher disbursements of other national Government expenditures. Total expenditures in 2019 were 0.7% higher than the program target of ₱3,769.7 billion for the year.

Total Government expenditures in 2020 were ₱4,227.4 billion, an 11.3% increase over the ₱3,797.7 billion recorded in 2019. This increase was primarily due to higher disbursements relating to the Government’s efforts to contain the COVID-19 pandemic. Total expenditures in 2020 were 2.5% lower than the program target of ₱4,335.2 billion for the year.

Total Government expenditures in 2021 were ₱4,675.6 billion, a 10.6% increase over the ₱4,227.4 billion recorded in 2020. This increase was primarily due to higher disbursements relating to the Government’s efforts to contain the COVID-19 pandemic.

Total Government expenditures in the first seven months of 2022 were ₱2,797.1 billion, a 26.8% increase over the ₱2,206.4 billion recorded in the first seven months of 2021. This increase was primarily due to higher disbursements relating to the Government’s efforts to address the effects of the COVID-19 pandemic.

The Government Budget

The Budget Process

The Administrative Code of 1987 requires the Government to formulate and implement a national budget. The President submits the budget to Congress within 30 days of the opening of each regular session of Congress, which occurs on the fourth Monday of each July. The House of Representatives reviews the budget and transforms it into a general appropriations bill. The Senate then reviews the budget. A conference committee composed of members of both houses of Congress then formulates a common version of the bill. Once both houses approve the budget, the bill goes to the President for signing as a general appropriations act.

Prior to fiscal year 2019, the Government formulated budgets with an obligation-based appropriations system. Obligation-based appropriations authorize the delivery of goods and services as well as the payment of obligations for so long as there is an existing valid contract. There is no time limit within which the appropriation must be spent, or the goods/services provided. As a consequence, the Government must provide funds to pay the supplier upon acceptance of deliveries even beyond the validity of the appropriation.

Starting in fiscal year 2019, the Government adopted a cash-based appropriations system in order to encourage the timely completion of projects. Cash-based appropriations authorize agencies to incur contractual obligations and disburse payments for goods delivered and services rendered and inspected only within the fiscal year.

2020 Budget

On January 6, 2020, then President Duterte signed into law Republic Act No. 11465, or the General Appropriations Act for 2020. The 2020 budget set program expenditures at ₱4.1 trillion, 12% higher than the ₱3.662 trillion 2019 budget.

The Department of Education received the highest allocation in the 2020 budget with ₱692.6 billion, followed by the Department of Public Works and Highways, which received ₱581.7 billion.

2021 Budget

On December 28, 2020, then President Duterte signed into law Republic Act No. 11518, or the General Appropriations Act for 2021. The 2021 budget set program expenditures at ₱4.5 trillion, 10% higher than the ₱4.1 trillion 2020 budget.

The 2021 budget was developed as a blueprint to recovery in response to the COVID-19 pandemic. The social services sector received the largest allocation of the 2021 budget, totaling ₱1.7 trillion, corresponding to approximately 37% of the total budget. This is followed by the economic services sector, which includes the Duterte administration’s “Build, Build, Build” program, with an allocation of ₱1.3 trillion, or approximately 29% of the budget. Finally, the general public services sector has been allocated ₱0.8 trillion, or approximately 17% of the budget.

The 10 executive departments with the highest allocations under the 2021 allocations compared to their corresponding adjusted allocations for 2020 are listed below. The amounts indicated below are the departments’ “all-in” budgets, comprising department-specific budgets plus allocations from special purpose funds.

Department	2021 Allocation	Adjusted 2020 Allocation	2021 Increase/ (Decrease) from 2020
	(₱ in billions)
Department of Education(1)	751.7	692.6	8.5%
Department of Public Works and Highways	695.7	581.7	19.6%
Department of the Interior and Local Government	249.3	241.6	3.2%
Department of Social Welfare and Development	176.9	200.5	(11.8)%
Department of National Defense	205.8	192.1	7.1%
Department of Health(2)	210.2	175.9	19.5%
Department of Transportation	87.9	100.6	(12.6)%
Department of Agriculture	71.0	64.7	9.7%
The Judiciary	45.3	41.2	10.0%
Department of Environment and Natural Resources	37.1	17.4	113.2%

Notes:

(1)	Including States Universities and Colleges, Commission on Higher Education and the Technical Education and Skills Development Authority.
(2)	Including the Philippine Health Insurance Corporation.

2022 Budget

On December 30, 2021, then President Duterte signed into law Republic Act No. 11639, or the General Appropriations Act for 2022. The 2022 budget set program expenditures at ₱5.024 trillion, 11.5% higher than the ₱4.5 trillion 2021 budget.

The 2022 budget is the Republic’s main fiscal stimulus that will fund programs, activities, and/or projects which focus on building resilience amidst the COVID-19 pandemic, sustaining the momentum towards recovery, and continuing the legacy of infrastructure development. The Department of Education received the highest allocation in the 2022 budget with ₱773.6 billion, followed by the Department of Public Works and Highways, which received ₱686.1 billion.

Debt

External Debt

For foreign borrowings by the private sector, Bangko Sentral approval is required if the loans (i) are guaranteed by the public sector; or (ii) will be serviced with foreign exchange from the Philippine banking system.

The following table sets out the total outstanding Bangko Sentral-approved and registered external debt.

	Bangko Sentral Approved External Debt As of December 31,
	2017	2018	2019	2020	2021		2022(1)

	($ in millions, except percentages)
By Maturity:
Short-term(2)	14,275	16,068	17,208	14,209	15,090		13,998
Medium and long-term	58,823	62,892	66,410	84,279	91,338		95,755

Total	73,098	78,960	83,618	98,488	106,428		109,753

By Debtor(3)
Banking system	19,144	22,672	23,943	21,559	23,539		21,777
Public sector(4)	53,954	56,287	59,675	76,929	82,889		87,976

Total	73,098	78,960	83,618	98,488	106,428		109,753

By Creditor Type:
Banks and financial institutions	22,539	26,529	26,478	24,006	23,695		23,630
Suppliers	3,071	3,015	4,187	3,136	3,687		4,320
Multilateral	12,501	13,746	14,428	21,407	27,125		29,028
Bilateral	11,260	10,931	10,964	12,752	12,508		12,469
Bond holders/note holders	21,779	22,684	25,449	35,028	36,940		37,930
Others	1,949	2,054	2,112	2,160	2,474		2,377

Total	73,098	78,960	83,618	98,488	106,428		109,753

Ratios:
Debt service burden to exports of goods, and services & primary income	6.2%	6.6%	6.7%	6.4%	7.2%		4.9	%(7)
Debt service burden to GNI	2.0%	2.1%	2.1%	1.9%	2.2	%(5)	1.3	%(7)
External debt to GNI	20.0%	20.6%	20.2%	25.3%	26.1	%(6)	26.4	%(7)

Notes:

(1)	Preliminary data as of March 31, 2022.
(2)	Debt with original maturity of one year or less.
(3)	Classification by debtor is based on the primary obligor under the relevant loan or rescheduling documentation.
(4)	Includes public sector debt whether or not guaranteed by the Government; does not include public banks.
(5)	Preliminary data for 2021.
(6)	Preliminary data as of September 30, 2021. For comparability with annual figures, GNI and GDP were annualized by taking the sum over the past four quarters of the GNI and GDP, respectively.
(7)	Preliminary data as of May 31, 2022.

Source: Bangko Sentral

Government Financing Initiatives

The following are the major program loans approved by creditor agencies or availed of by the Government from 2017 to June 2022.

Program Loan	Creditor	Amount	Date Signed
($) unless otherwise specified
Local Government Finance and Fiscal Decentralization Reform Program, Subprogram 2	Agence Française de Développement	EUR 100 million	October 2017
Facilitating Youth School-To-Work Transition Program, Subprogram 1	ADB	300 million	November 2017
Encouraging Investment through Capital Market Reform, Subprogram 2	ADB	EUR 300 million	December 2017
Expanding Private Participation in Infrastructure Program, Subprogram 2	ADB	300 million	August 2018
Inclusive Finance Development Program (Subprogram 1)	ADB	474 million	October 2018
Emergency Assistance for Reconstruction and Recovery of Marawi	ADB	300 million	December 2018
Secondary Education Support Program	ADB	300 million	June 2018
Improving Fiscal Management Project	WB	450 million	March 2019
Social Welfare Development and Reform Project II (Additional Financing)	WB	300 million	June 2019
Local Governance Reform Program (Subprogram 1)	ADB	300 million	December 2019
Facilitating Youth School-to-Work Transition Program (Subprogram 2)	ADB	400 million	December 2019
Promoting Competitiveness and Enhancing Resilience to Natural Disasters Sub-program 1 DPL	WB	400 million	December 2019
Philippines-Korea Project Preparation Facility	KEXIM-EDCF	50 million	January 2020
Metro Manila Priority Bridges Seismic Improvement Project II	Japan International Cooperation Agency	4,409 million	March 2020
COVID-19 Active Response and Expenditure Support Program	ADB	1,500 million	April 2020
Social Protection Support Project	ADB	200 million	April 2020
Third Disaster Risk Management Development Policy Loan	WB	500 million	April 2020
Philippines COVID-19 Emergency Response Project	WB	100 million	April 2020
Support to Capital Market Generated Infrastructure Financing, Subprogram 1	ADB	400 million	June 2020
Expanded Social Assistance Program	ADB	500 million	June 2020
COVID-19 Active Response and Expenditure Support Program	AIIB	750 million	June 2020
Expanding Private Participation in Infrastructure Program, Subprogram 2	Agence Française de Developpement	EUR 150 million	June 2020
Inclusive Finance Development Program, Subprogram 2	Agence Française de Developpement	EUR 100 million	June 2020
Davao City Bypass Construction Project II	Japan International Cooperation Agency	YEN 35 billion	June 2020
Cebu-Mactan Bridge (4th Bridge) and Coastal Road Construction Project	Japan International Cooperation Agency	YEN 119 billion	June 2020
Emergency COVID-19 Response Development Policy Loan	WB	500 million	June 2020
Local Governance Reform Project	ADB	27 million	July 2020
COVID-19 Crisis Response Emergency Support Loan	Japan International Cooperation Agency	YEN 50 billion	July 2020
Support to Parcelization of Lands for Individual Titling Project	WB	370 million	July 2020
Competitive and Inclusive Agriculture Development Program, Subprogram 1	ADB	400 million	August 2020
Inclusive Development Program, Subprogram 2	ADB	300 million	August 2020
Disaster Resilience Improvement Program	ADB	500 million	September 2020
Post Disaster Standby Loan (Phase 2)	Japan International Cooperation Agency	YEN 50 billion	September 2020
Angat Water Transmission Improvement Project - Additional Financing	ADB	126 million	October 2020
Program Loan for COVID-19 Emergency Response Program	KEXIM-EDCF	100 million	October 2020
Philippines Beneficiary FIRST Social Protection Project	WB	600 million	November 2020
Philippines Customs Modernization Project	WB	88 million	December 2020
Additional Financing for the KALAHI-CIDSS National Community Driven Development Project	WB	300 million	December 2020
Promoting Competitiveness and Enhancing Resilience to Natural Disasters Subprogram 2 Development Policy Loan	WB	600 million	December 2020
Philippines First Financial Sector Reform Development Policy Loan	WB	400 million	December 2020
Facilitating Youth School-to-Work Transition Program, Subprogram 3	ADB	400 million	December 2020
EDSA Greenways Project	ADB	123 million	December 2020
EDSA Greenways Project	AIF	15 million	December 2020
Maritime Safety Enhancement Project	KEXIM-EDCF	105 million	January 2021
Additional Financing for the COVID-19 Emergency Response Project	WB	500 million	March 2021
Second Health System Enhancement to Address and Limit COVID-19 under the Asia Pacific Vaccine Access Facility	ADB	400 million	March 2021
Second Health System Enhancement to Address and Limit COVID-19 under the Asia Pacific Vaccine Access Facility	AIIB	300 million	March 2021
Safe Philippines Project, Phase 1	CEXIM	276 million	June 2021
Philippine Rural Development Project – Second Additional Financing (PRDP-AF2)	WB	280 million	July 2021
Philippines First Financial Sector Reform Development Policy Loan	WB	400 million	July 2021
Facilitating Youth School to Work Program, Subprogram 3	ADB	400 million	August 2021
Philippines Seismic Risk Reduction and Resilience Project	WB	300 million	September 2021
Local Governance Reform Program, Subprogram 2	ADB	400 million	November 2021
Philippines Fourth Disaster Risk Management Development Policy Loan with a Catastrophe-Deferred Drawdown Option	WB	500 million	November 2021
Second Health System Enhancement to Address and Limit COVID-19 under the Asia Pacific Vaccine Access Facility - Additional Financing	ADB	250 million	December 2021
Disaster Risk Reduction Enhancement At Local Level Program	Agence Française de Developpement	EUR 250 million	December 2021
Metro Manila Bridges Project	ADB	175 million	December 2021
Build Universal Health Care Program, Subprogram 1	ADB	600 million	December 2021
Promoting Competitiveness and Enhancing Resilience to Natural Disasters Subprogram 3 Development Policy Loan	WB	600 million	December 2021
Program Loan for COVID-19 Emergency Response Program	KEXIM-EDCF	100 million	December 2021
Second Health System Enhancement to Address and Limit COVID-19 under the Asia Pacific Vaccine Access Facility - Additional Financing	AIIB	250 million	December 2021
Philippines COVID-19 Emergency Response Project - AF2	WB	300 million	December 2021
Metro Manila Subway Project, Phase I (2nd Tranche Loan)	Japan International Cooperation Agency	YEN 253 billion	February 2022
Engineering Service for the Panay-Guimaras-Negros Island Bridges Project	KEXIM-EDCF	56 million	April 2022
COVID-19 Crisis Response Emergency Support Loan II	Japan International Cooperation Agency	YEN 30 billion	April 2022
Samal Island-Davao City Connector Project	CEXIM	RMB 2 billion	May 2022
Climate Change Action Program, Subprogram 1	ADB	250 million	June 2022
Support to Capital Market Generated Infrastructure Financing, Subprogram 2	ADB	400 million	June 2022
South Commuter Railway Project (Tranche 1)	ADB	1,750 million	June 2022
Philippines Multisectoral Nutrition Project	WB	178 million	June 2022

Source: International Finance Group, Department of Finance.

Public Sector Debt

The following table presents the Republic’s outstanding consolidated public sector debt as of the dates indicated.

	Outstanding Consolidated Public Sector Debt(1) As of December 31,
	2017	2018	2019	2020	2021

	(₱ in billions, except percentages)
Consolidated non-financial public sector debt:
Domestic	3,812.9	4,000.6	4,280.4	5,771.3	7,097.2
Foreign	2,311.2	2,618.4	2,728.9	3,201.7	3,592.9

Total	6,124.1	6,619.0	7,009.3	8,973.0	10,690.2

Financial public corporations
Bangko Sentral:(2)
Domestic	3,576.1	3,746.3	3,868.3	4,868.7	4,664.8
Foreign	200.9	211.6	193.2	183.5	330.2

Total	3,777.0	3,957.8	4,061.5	5,052.3	4,995.0

GFIs:(3)
Domestic	16.8	18.0	33.1	56.0	43.6
Foreign	130.6	143.6	130.7	113.9	104.2
Total	147.4	161.5	163.8	169.9	147.8
Domestic	3,592.9	3,764.2	3,901.4	4,924.7	4,708.4
Foreign	331.6	355.1	323.9	297.4	434.4

Total	3,924.4	4,119.4	4,225.3	5,222.1	5,142.8

Less: Intrasector-debt holdings
Domestic:
Government securities held by GFIs and Bangko Sentral	618.4	844.1	908.7	2,131.5	2,539.1
Government deposits at Bangko Sentral	326.8	170.2	159.9	798.6	907.6
GFIs deposits at Bangko Sentral	385.4	422.3	502.7	740.1	698.6
GOCC deposits at Bangko Sentral	0.0	0.5	0.2	0.0	0.0
GOCC loans/other debt held by GFIs	123.7	134.6	161.2	183.6	189.4
GFIs loans/other debt held by Bangko Sentral	53.0	53.3	53.6	36.0	36.0
Local governments debt held by GFIs	67.7	74.6	87.8	93.9	120.0

Total	1,575.1	1,699.5	1,874.1	3,983.7	4,490.6

Foreign:
Government’s securities held by Bangko Sentral	80.3	81.7	85.9	92.4	87.5

Total	1,655.4	1,781.3	1,960.0	92.4	87.5

Total public sector:
Domestic	5,830.7	6,065.3	6,307.7	6,712.4	7,315.0
Foreign	2,562.4	2,891.8	2,966.9	3,406.7	3,939.8

Total	8,393.2	8,957.1	9,274.6	10,119.1	11,524.8

Notes:

(1)

The consolidated public sector comprises the general government sector, non-financial public corporations, and financial public corporations, after elimination of intra-debt holdings among these sectors.

(2)	Comprises all liabilities of Bangko Sentral (including currency issues) except for allocation of SDRs and revaluation of international reserves.
(3)	Comprises all liabilities of DBP, LBP, and Trade & Investment Development Corporation.

Source: Fiscal Policy and Planning Office, Department of Finance.

The following table presents the Republic’s outstanding consolidated non-financial public sector debt as of the dates indicated.

	Outstanding Consolidated Non-financial Public Sector Debt(1) As of December 31,
	2017	2018	2019	2020	2021

	(₱ in billions, except percentages)
Total(2)	6,124.1	6,619.0	7,009.3	8,973.0	10,690.2
Domestic	3,812.9	4,000.6	4,280.4	5,771.3	7,097.2
Foreign	2,311.2	2,618.4	2,728.9	3,201.7	3,592.9
National Government	6,652.4	7,292.5	7,731.3	9,795.0	11,728.5
Domestic	4,441.3	4,776.9	5,127.6	6,694.7	8,170.4
Foreign	2,211.2	2,515.6	2,603.7	3,100.3	3,558.1
Non-financial public corporations (major GOCCs)(3)	424.8	408.1	430.2	399.7	367.3
Domestic(3)	256.4	233.5	236.7	234.2	246.7
Foreign(3)	168.4	174.7	193.6	165.5	120.6
Extrabudgetary: NIA and PNR	3.8	2.6	1.2	1.1	1.0
Domestic	2.3	1.1	0.1	0.0	0.0
Foreign	1.6	1.4	1.2	1.0	1.0
Local government units(4)	86.4	94.2	107.2	113.1	136.6
Domestic	86.4	94.2	107.2	113.1	136.6
Foreign	0	0	0.0	0.0	0.0
Less: Government debt held by Bond Sinking Fund(5)	531.2	501.9	562.0	640.0	698.6
Domestic	466.1	433.7	497.4	579.5	616.7
Foreign	65.1	68.2	64.6	60.5	81.9
Intra-sector debt holdings (domestic)	428.9	604.2	623.4	638.2	801.2
Government debt held by SSIs	421.5	595.7	613.9	628.6	791.9
Government debt held by LGUs	0.0	0.0	0.01	0.01	0.00
LGU loans held by MDFO	7.4	8.4	9.5	9.6	9.3
Government debt held by GOCCs	23.0	20.6	25.1	11.2	9.7
Onlending from National Government to GOCCs	55.4	46.6	45.3	41.8	28.9
Intra-sector debt holdings (external)	4.9	5.1	4.9	4.7	4.9
GOCCs debt held by National Government	4.9	5.1	4.9	4.7	4.9
Total (as % of GDP)	50.7%	49.0%	47.5%	56.4%	58.0%
Domestic (as % of GDP)	41.8%	43.5%	45.2%	37.4%	37.7%
Foreign (as % of GDP)	18.4%	20.7%	21.3%	19.0%	20.3

Notes:

(1)

The consolidated non-financial public sector comprises the general government sector and non-financial public corporations. The consolidated non-financial public sector does not include financial public corporations.

(2)	Government debt under the revised methodology excludes contingent obligations.
(3)	Excludes extrabudgetary items (NIA and PNR).
(4)	Borrowings from private banks guaranteed by the LGUs since the fourth quarter of 2016.
(5)	Including Securities Stabilization Fund and adjustment in the Government debt held by the Bond Sinking Fund.

Source: Fiscal Policy and Planning Office, Department of Finance.

As of December 31, 2017, the outstanding consolidated public sector debt was ₱8.4 trillion, equivalent to 50.7% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 49.7% as of December 31, 2016. As of December 31, 2017, total outstanding consolidated General Government (“GG”) debt was ₱5.8 trillion, reflecting a 15.1% increase over the ₱5.0 trillion recorded as of December 31, 2016. Total domestic debt increased by 23.8% to ₱3.6 trillion on December 31, 2017 compared to ₱2.9 trillion on December 31, 2016. Foreign debt increased by 3.0% to ₱2.1 trillion on December 31, 2017 from ₱2.1 trillion on December 31, 2016. The overall increase in GG debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2016 to December 31, 2017.

As of December 31, 2018, the outstanding consolidated public sector debt was close to ₱9.0 trillion, equivalent to 49.0% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 50.7% as of December 31, 2017. As of December 31, 2018, total outstanding consolidated GG debt was ₱6.3 trillion, reflecting an 8.7% increase over the ₱5.8 trillion recorded as of December 31, 2017. Total domestic debt increased by 5.5% to ₱3.8 trillion on December 31, 2018 from ₱3.6 trillion on December 31, 2017. Foreign debt increased by 14.0% to ₱2.5 trillion on December 31, 2018 from ₱2.1 trillion on December 31, 2017. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2017 to December 31, 2018.

As of December 31, 2019, the outstanding consolidated public sector debt was ₱9.3 trillion, equivalent to 47.5% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 49.0% as of December 31, 2018. As of December 31, 2019, total outstanding consolidated GG debt was ₱6.7 trillion, reflecting a 5.9% increase over the ₱6.3 trillion recorded as of December 31, 2018. Total domestic debt increased by 7.3% to ₱4.1 trillion on December 31, 2019 from ₱3.8 trillion on December 31, 2018. Foreign debt increased by 3.7% to ₱2.5 trillion on December 31, 2019 from ₱2.4 trillion on December 31, 2018. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2018 to December 31, 2019.

As of December 31, 2020, the outstanding consolidated public sector debt was ₱10.1 trillion, equivalent to 56.4% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 47.5% as of December 31, 2019. As of December 31, 2020, total outstanding consolidated GG debt was ₱8.6 trillion, reflecting a 29.7% increase over the ₱6.7 trillion recorded as of December 31, 2019. Total domestic debt increased by 35.9% to ₱5.6 trillion on December 31, 2020 from ₱4.1 trillion on December 31, 2019. Foreign debt increased by 2.0% to ₱3.0 trillion on December 31, 2019 from ₱2.5 trillion on December 31, 2019. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2019 to December 31, 2020.

As of December 31, 2021, the outstanding consolidated public sector debt was ₱11.3 trillion, equivalent to 58.0% of the Republic’s GDP, compared with a public sector-debt-to-GDP ratio of 56.4% as of December 31, 2020. As of December 31, 2021, total outstanding consolidated GG debt was ₱10.4 trillion, reflecting a 20.1% increase over the ₱8.6 trillion recorded as of December 31, 2020. Total domestic debt increased by 23.2% to ₱6.9 trillion on December 31, 2021 from ₱5.6 trillion on December 31, 2020. Foreign debt increased by 14.4% to ₱3.5 trillion on December 31, 2021 from ₱3.0 trillion on December 31, 2020. The overall increase in Government debt was attributed to an increase in borrowings and issuances of securities by the Government during the period from December 31, 2020 to December 31, 2021.

Direct Debt of the Republic

The following table summarizes the outstanding direct debt of the Republic as of the dates indicated.

	Outstanding Direct Debt of the Republic(1)(2)
	As of December 31,
	2017	2018	2019	2020	2021	2022(3)

	(₱ in millions, except as otherwise indicated)
Medium/long-term debt(4)	6,337,111	6,797,270	7,240,159	8,838,966	10,932,406	12,247,604
Domestic	4,125,941	4,281,605	4,636,469	5,738,647	7,374,271	8,222,885
External (US$)	44,261	47,860	51,252	64,562	69,803	73,217
Short-term debt(5)
Domestic	314,369	494,306	491,131	956,040	796,143	544,225

Total debt	6,652,430	7,292,500	7,731,290	9,795,006	11,728,549	12,791,829

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars or pesos, using the Bangko Sentral’s reference exchange rates at the end of each period.
(3)	Preliminary data as of June 30, 2022.
(4)	Debt with original maturities of one year or longer.
(5)	Debt with original maturities of less than one year.

Source: Bureau of the Treasury, Department of Finance.

Direct Domestic Debt of the Republic

The following table summarizes the outstanding direct domestic debt of the Republic as of the dates indicated.

	Outstanding Direct Domestic Debt of the Republic(1)(2)
	As of December 31,
	2017	2018	2019	2020	2021(3)	2022(3)

	(₱ in millions)
Loans
Direct	156	156	156	156	540,156	156
Assumed(5)	792	792	792	792	0	0
Total loans	948	948	948	948	540,156	156
Securities
Treasury bills	314,369	494,306	486,170	949,479	796,143	537,035
Treasury notes/bonds	4,125,942	4,281,605	4,640,482	5,744,260	7,374,115	8,294,990

Total securities	4,440,312	4,775,911	5,126,652	6,693,739	8,170,414	8,832,025

Total debt	4,441,260	4,776,859	7,731,290	9,795,006	11,728,549	12,887,918

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only, and does not include any other public sector debt

(2)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using the Bangko Sentral’s reference exchange rates at the end of each period.
(3)

Preliminary data as of July 31, 2022. Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates as of August 1, 2022, which was the next business day following the end of the period indicated.

(4)	Assumed loans of Development Bank of the Philippines, the National Development Company and the Philippine National Bank.

Source: Bureau of the Treasury, Department of Finance.

The following table sets out the direct domestic debt service requirements of the Republic for the years indicated.

	Direct Domestic Debt Service Requirements of the Republic(1)
Year	Principal Repayments	Interest Payments	Total(2)

	(₱ in millions)		(₱ in millions)	($ in millions)
2017	229,330	206,571	435,902	8,718
2018	315,461	223,751	539,213	10,307
2019	481,575	360,874	842,449	16,583
2020	430,832	255,390	686,222	14,290
2021	537,451	333,335	870,786	17,088
2022(3)	617,867	405,678	1,023,545	18,620
2023(3)	897,170	451,008	1,348,178	24,526
2024(3)	1,003,470	479,584	1,483,054	26,979

Notes:

(1)

Excludes debt service in respect of Government debt that is on-lent to GOCCs and other public sector entities guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government.

(2)

Amounts in pesos were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates at the end of each period. For the period from 2022 to 2024, amounts in pesos were translated into U.S. dollars using the Bangko Sentral’s July 1, 2022 reference exchange rates bulletin.

(3)	Projection based on outstanding balance as of December 31, 2021.

Source: Bureau of the Treasury, Department of Finance.

Direct External Debt of the Republic

The following table summarizes the outstanding direct external debt of the Republic as of the dates indicated.

	Outstanding Direct External Debt of the Republic(1)(2)
	As of December 31,
	2017	2018	2019	2020	2021	2022(3)

	($ in millions)
Loans:
Multilateral	10,709	11,726	12,793	19,275	22,574	25,011
Bilateral	6,238	6,289	6,484	8,042	8,308	7,826
Commercial	10	7	5	2	1	1

Total loans	16,957	18,022	51,252	27,319	30,883	32,838
Securities:
Euro Bonds	0	0	841	2,387	4,609	4,140
Yen Bonds	891	2,316	3,184	2,388	1,687	1,983
Philippine Peso Notes	2,596	2,467	2,553	2,700	1,679	1,547
Chinese Yuan Bonds	—	212	569	607	392	0

U.S. Dollar Bonds	23,817	24,842	24,823	29,161	30,553	32,803
Total securities	27,304	29,838	31,970	37,243	38,920	40,743

Total	44,261	47,860	51,252	64,562	69,803	73,311

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only, and does not include any other public sector debt.

(2)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates at the end of each period.
(3)	Preliminary data as of July 31, 2022.

Source: Bureau of the Treasury, Department of Finance.

The following table sets out, by designated currency and the equivalent amount in U.S. dollars, the outstanding direct external debt of the Republic as of the date indicated.

	Summary of Outstanding Direct External Debt of the Republic by Currency(1),
	As of December 31, 2021
	Amount in Original Currency	Equivalent Amount in $(2)	% of Total

	(in millions, unless otherwise indicated, except percentages)
U.S. dollar	52,593	52,593	75.3%
Japanese yen	938,821	8,156	11.7%
Euro	5,760	6,545	9.4%
Peso	84,250	1,679	2.4%
Other currencies	—	830	1.2%

Total	—	69,803	100.0%

Notes:

(1)

Includes Government debt that is on-lent to GOCCs and other public sector entities. Excludes debt guaranteed by the Government and debt originally guaranteed by other public sector entities for which the guarantee has been assumed by the Government. The table reflects debt of the Government only and does not include any other public sector debt.

(2)

Amounts in original currencies were translated into U.S. dollars using Bangko Sentral’s reference exchange rates as of January 3, 2022, which was the next business day following the end of the period indicated.

Source: Bureau of the Treasury, Department of Finance.

The following table sets out the direct external debt service requirements of the Republic for the years indicated.

	Direct External Debt Service Requirements of the Republic(1)
Year	Principal Repayments	Interest Payments	Total

	($ in millions)
2017(2)	2,813	2,003	4,816
2018(2)	2,114	2,013	4,127
2019(2)	2,637	2,108	4,746
2020(2)	2,832	1,987	4,819
2021(3)	4,315	1,748	6,063
2022(3) (4)	2,423	1,945	4,368
2023(3) (4)	2,229	2,389	4,617
2024(3) (4)	4,114	3,114	7,229

Notes:

(1)

Excludes debt service in respect of Government debt that is on-lent to GOCCs and other public sector entities or guaranteed by the Government, other than debt originally guaranteed other public sector entities for which the guarantee has been assumed by the Government.

(2)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates prevailing on the date of payment.
(3)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates prevailing on July 1, 2022.
(4)	Projection based on outstanding balance as of December 31, 2021.

Source: Bureau of the Treasury, Department of Finance.

Government-Guaranteed Debt

The following table sets out guarantees of indebtedness by the Republic, including guarantees assumed by the Government, as of the dates indicated.

	Summary of Outstanding Guarantees of the Republic(1)(2) As of December 31,						As of July 31,(1)(3)
	2017	2018	2019	2020	2021		2022

	(in billions)
Total (₱)	478.1	487.6	488.8	458.3	423.9		408.0
Domestic (₱)	197.5	197.5	260.8	254.4	195.1		186.7
External (₱)	280.6	290.0	228.0	203.9	228.8		221.3
External ($)(4)	5.6	5.5	4.5	4.2	4.5	(5)	4.0	(6)

Notes:

(1)	Includes debt originally guaranteed by the Government and debt guaranteed by other public sector entities for which the guarantee has been assumed by the Government.
(2)	Amounts in original currencies were translated into U.S. dollars or pesos, as applicable, using Bangko Sentral’s reference exchange rates at the end of each period.
(3)	Based on preliminary data as of July 31, 2022.
(4)	Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates as of the next business day following the end of the period indicated.
(5)

Amounts in original currencies were translated into U.S. dollars using Bangko Sentral’s reference exchange rates as of January 3, 2022, which was the next business day following the end of the period indicated.

(6)

Amounts in original currencies were translated into U.S. dollars using Bangko Sentral’s reference exchange rates as of August 1, 2022, which was the next business day following the end of the period indicated.

Source: Bureau of the Treasury, Department of Finance.

The Government monitors and manages contractual contingent liabilities, which broadly comprise debt guarantees issued to GOCCs and contractual obligations stipulated under the Republic’s public-private partnership initiative. The Government, through the Bureau of the Treasury, in its financial statements, discloses with regards to contingent liabilities only the outstanding amount of Government direct guaranteed and assumed GFI guaranteed debts, broken down on a monthly basis.

Contingent liabilities corresponding to projects under the public-private partnership initiative are excluded from the disclosure described above partly because the extent of the Government’s exposure cannot yet be established in the absence of complete data regarding these projects.

In relation to the above, reporting of contingent liabilities exist in various levels of the Government. For example, the Public-Private Partnership Center reports those liabilities related to projects that the Government has carried out through the public-private partnership initiative. Other contingent liability amounts that originate from various sources are disclosed by other entities. For example, the Home Guaranty Corporation discloses the amount of guarantees it has issued, the Philippine Deposit Insurance Corporation discloses liabilities for the deposit insurance fund and social security institutions disclose unfunded pension liabilities.

The Government publishes annually a Fiscal Risks Statement (the “FRS”) that includes a more thorough discussion of contingent liabilities. It includes potential fiscal risks stemming not only from potential calls on the guarantees described above, but also potential claims arising from other sources of contingent liabilities such as public-private partnership contracts. According to the FRS for 2021, contingent liabilities arising from public-private partnerships for 2020 are estimated to be ₱311.8 billion and the potential budgetary outflows for 2020 are estimated to be around ₱331. billion.

In its 2013 Annual Audit Report (the “2013 Report”), the Commission on Audit reported its findings regarding the Government’s disclosure of contingent liabilities, which the Commission on Audit said did not include approximately ₱1,030.5 billion, of which approximately ₱920.3 billion related to undetermined contingent liabilities arising from build-operate-transfer/public-private partnership projects. The remaining approximately ₱32.3 billion related to outstanding guarantees issued by the Government and DBP and approximately ₱77.9 billion related to foreign borrowings of private sector borrowers guaranteed by the Government. In the 2013 Report, the Commission on Audit also made various recommendations to the Bureau of the Treasury to revise the Government’s reporting of contingent liabilities.

Since then, the Government has taken, and continues to take, appropriate steps to improve transparency in relation to monitoring and reporting the Government’s contingent liabilities. The Government has also pursued, and continues to pursue, several initiatives that seek to allow more effective monitoring and management of contingent liabilities. Moreover, the Bureau of the Treasury is working with the Commission on Audit and various other Government agencies on improving the reporting and disclosure of contingent liabilities through establishing information linkages between Government agencies carrying contingent liabilities and the Bureau of the Treasury, in accordance with new accounting standards that the Commission on Audit is employing.

Payment History of Foreign Debt

The Republic has in the past engaged in various debt restructuring, as well as debt buyback, debt-to-equity, debt-for-debt, debt-for-nature and other debt reduction arrangements to reduce its debt. The Republic intends to maintain various efforts to manage its debt portfolio to improve yield and maturity profiles. The Republic may utilize proceeds from debt issues for the purpose of repurchasing outstanding debt through a variety of methods, including public auctions and repurchases of debt securities in the open markets.

While there have been a number of reschedulings of the Republic’s debt to its bilateral creditors in the past few years, the Republic has not defaulted on, and has not attempted to restructure, the payment of principal or interest on any of its external securities in the last 20 years.

The following table sets out the outstanding foreign-currency bonds issued by the Republic as of the dates indicated.

	Foreign Currency Bonds Issued by the Republic(1)
	Original Balance as of Issue Date(2)	Outstanding Balance as of December 31, 2020(3)	Outstanding Balance as of December 31, 2021(4)	Outstanding Balance as of July 31, 2022(5)

	($ in millions)
U.S. dollar bonds	30,938	24,823	30,533	32,803
Chinese Yuan Bonds	592	569	392	0
Euro Bonds	2,170	841	4,609	4,140
Japanese yen bonds	2,256	3,184	1,687	1,983

Total foreign-currency bonds	35,956	29,417	37,241	38,926

Notes:

(1)	Excludes debt securities of GOCCs and other public sector entities guaranteed by the Government.
(2)

Represents the aggregate of the original balances as of the issue dates of foreign currency bonds outstanding as of December 31, 2020. Amounts in original currencies were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rates prevailing on the date of issuance.

(3)	Amounts were translated into U.S. dollars using the applicable Bangko Sentral reference exchange rate as of January 4, 2021.
(4)

Amounts in original currencies were translated into U.S. dollars using Bangko Sentral’s reference exchange rates as of January 3, 2022, which was the next business day following the end of the period indicated.

(5)

Amounts in original currencies were translated into U.S. dollars using Bangko Sentral’s reference exchange rates as of August 1, 2022, which was the next business day following the end of the period indicated.

Source: Bureau of the Treasury, Department of Finance.

DEBT TABLES OF THE REPUBLIC OF THE PHILIPPINES

EXTERNAL GUARANTEED DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

	INTEREST		INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
GRAND TOTAL							6,846,949,672.77		3,978,588,699.40

I. NG-GUARANTEED DEBT							6,761,452,806.43		3,893,091,833.06

A. LOANS							5,009,822,806.43		2,183,521,833.06

EURO							150,138,317.38		75,261,595.00

FIXED			3.000	16.11.1990	31.12.2022	1,829,388.21	1,917,747.66	2,672.59	2,801.68
FIXED			3.000	16.11.1990	30.06.2023			5,787.28	6,066.81
FIXED			2.500	25.01.1991	31.12.2022	2,210,510.74	2,317,278.41	24,528.95	25,713.70
FIXED			1.500	30.08.1996	31.03.2023	5,157,960.05	5,407,089.52	60,076.05	62,977.72
FIXED			1.500	30.08.1996	30.06.2023			83,939.79	87,994.08
FIXED			1.500	30.08.1996	31.03.2024			47,917.13	50,231.53
FIXED			0.400	10.11.2004	31.03.2032	13,500,000.00	14,152,050.00	2,217,860.00	2,324,982.64
FIXED			0.400	10.11.2004	31.03.2032			68,271.00	71,568.49
FIXED			0.400	10.11.2004	31.03.2033			639,496.00	670,383.66
FIXED			0.400	10.11.2004	30.06.2033			1,169,014.00	1,225,477.38
FIXED			0.400	10.11.2004	30.09.2033			1,252,097.00	1,312,573.29
FIXED			0.400	10.11.2004	31.12.2033			356,753.00	373,984.17
FIXED			0.400	10.11.2004	31.03.2034			693,552.00	727,050.56
FIXED			0.400	10.11.2004	30.06.2034			167,232.00	175,309.31
FIXED			0.400	10.11.2004	30.09.2034			272,625.00	285,792.79
FIXED			0.400	10.11.2004	30.12.2034			249,050.00	261,079.12
FIXED			0.400	10.11.2004	30.06.2035			699,374.00	733,153.76
FIXED			2.991	31.01.2007	30.06.2025	2,536,050.00	2,658,541.22	634,012.50	664,635.30
FIXED			0.750	17.09.1991	31.12.2031	8,819,784.95	9,245,780.56	438,524.29	459,705.01
FIXED			0.750	30.12.2003	31.12.2039	25,564,594.06	26,799,363.95	7,462,305.08	7,822,734.42
FIXED			0.750	27.12.1996	30.12.2036	4,703,885.30	4,931,082.96	2,278,827.85	2,388,895.24
FIXED			0.750	21.12.2004	30.12.2044	5,112,918.81	5,359,872.79	3,837,918.81	4,023,290.29
FIXED			0.750	21.12.2004	30.12.2045	5,287,649.52	5,543,042.99	4,143,649.52	4,343,787.79
FIXED			0.750	08.11.1999	30.12.2039	14,699,641.58	15,409,634.27	8,576,921.33	8,991,186.63
FIXED			0.750	30.06.2009	30.06.2049	10,200,000.00	10,692,660.00	3,111,882.93	3,262,186.88
FIXED			0.750	04.12.2000	30.12.2040	9,356,641.43	9,808,567.21	5,769,928.97	6,048,616.54
FIXED			0.750	15.03.2004	30.12.2043	7,500,000.00	7,862,250.00	5,375,000.00	5,634,612.50
FIXED			0.750	29.12.2005	30.12.2045	15,000,000.00	15,724,500.00	11,750,000.00	12,317,525.00
FIXED			0.750	20.12.2007	30.12.2047	4,741,730.27	4,970,755.84	4,030,730.27	4,225,414.54
FIXED			0.750	07.04.2010	30.06.2050	7,000,000.00	7,338,100.00	6,374,000.00	6,681,864.20

EXTERNAL GUARANTEED DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
JAPANESE YEN							2,821,793,178.51		1,192,972,076.75

LIBOR-BASED	0.000	0.168	0.168	15.05.2002	15.08.2026	3,676,050,000.00	27,085,136.40	484,640,819.00	3,570,833.55
LIBOR-BASED	0.000	0.000	0.000	27.04.2009	15.09.2040	4,520,780,200.00	33,309,108.51	1,736,573,239.00	12,795,071.62
FIXED			2.410	08.12.2003	01.08.2023	1,188,200,000.00	8,754,657.60	1,476,941.00	10,882.10
FIXED			1.860	08.12.2003	01.08.2023			16,034,700.00	118,143.67
FIXED			2.420	08.12.2003	01.08.2023			11,007,407.00	81,102.57
FIXED			2.160	08.12.2003	01.08.2023			30,469,501.00	224,499.28
FIXED			2.300	08.12.2003	01.08.2023			37,498,254.00	276,287.14
FIXED			1.910	08.12.2003	01.08.2023			10,081,992.00	74,284.12
FIXED			2.010	08.12.2003	01.08.2023			20,428,700.00	150,518.66
FIXED			1.480	08.12.2003	01.08.2023			19,712,860.00	145,244.35
FIXED			1.590	08.12.2003	01.08.2023			982,926.00	7,242.20
LIBOR-BASED	0.500	-0.040	0.460	29.06.2006	15.06.2026	11,710,000,000.00	86,279,280.00	2,325,744,841.00	17,136,087.99
FIXED			3.000	20.12.1994	20.12.2024	22,499,999,999.00	165,779,999.99	2,743,895,000.00	20,217,018.36
FIXED			3.000	20.12.1994	20.12.2024	15,000,000,000.00	110,520,000.00	1,548,750,000.00	11,411,190.00
FIXED			2.500	30.08.1995	20.08.2025	6,131,000,000.00	45,173,208.00	235,018,000.00	1,731,612.62
FIXED			2.100	30.08.1995	20.08.2025			92,323,000.00	680,235.86
FIXED			2.500	30.08.1995	20.08.2025	1,352,000,000.00	9,961,536.00	174,433,000.00	1,285,222.34
FIXED			2.100	30.08.1995	20.08.2025			56,126,000.00	413,536.37
FIXED			2.700	30.08.1995	20.08.2025	12,315,000,000.00	90,736,920.00	1,857,842,000.00	13,688,579.86
FIXED			2.100	30.08.1995	20.08.2025			240,758,000.00	1,773,904.94
FIXED			2.700	29.03.1996	20.03.2026	24,712,000,000.00	182,078,016.00	2,855,152,000.00	21,036,759.94
FIXED			2.300	29.03.1996	20.03.2026			1,161,688,000.00	8,559,317.18
FIXED			2.700	29.05.1996	20.03.2026	10,494,000,000.00	77,319,792.00	1,998,048,000.00	14,721,617.66
FIXED			2.300	29.05.1996	20.03.2026			48,784,000.00	359,440.51
FIXED			2.500	29.03.1996	20.03.2026	5,158,000,000.00	38,004,144.00	956,184,000.00	7,045,163.71
FIXED			2.100	29.03.1996	20.03.2026			30,816,000.00	227,052.29
FIXED			2.300	18.03.1997	20.03.2027	876,000,000.00	6,454,368.00	122,640,000.00	903,611.52
FIXED			2.500	18.03.1997	20.03.2027	7,228,000,000.00	53,255,904.00	681,600,000.00	5,022,028.80
FIXED			2.100	18.03.1997	20.03.2027			348,290,000.00	2,566,200.72
FIXED			2.500	18.03.1997	20.03.2027	1,034,000,000.00	7,618,512.00	71,190,000.00	524,527.92
FIXED			2.100	18.03.1997	20.03.2027			123,390,000.00	909,137.52
FIXED			2.500	18.03.1997	20.03.2027	2,746,000,000.00	20,232,528.00	86,370,000.00	636,374.16
FIXED			2.100	18.03.1997	20.03.2027			44,040,000.00	324,486.72
FIXED			2.200	10.09.1998	20.09.2028	14,555,000,000.00	107,241,240.00	4,210,479,000.00	31,022,809.27
FIXED			0.750	10.09.1998	20.09.2038			552,189,000.00	4,068,528.55
FIXED			2.200	10.09.1998	20.09.2028	19,990,000,000.00	147,286,320.00	6,015,932,000.00	44,325,386.98
FIXED			0.750	10.09.1998	20.09.2038			221,826,000.00	1,634,413.97
FIXED			2.200	10.09.1998	20.09.2028	6,072,000,000.00	44,738,496.00	157,118,000.00	1,157,645.42
FIXED			1.700	10.09.1998	20.09.2028			1,113,515,000.00	8,204,378.52

EXTERNAL GUARANTEED DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

	INTEREST		INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.750	10.09.1998	20.09.2038			1,114,806,000.00	8,213,890.61
FIXED			0.750	28.12.1999	20.12.2039	35,350,000,000.00	260,458,800.00	20,231,260,000.00	149,063,923.68
FIXED			0.750	28.12.1999	20.12.2039	20,529,000,000.00	151,257,672.00	11,778,865,000.00	86,786,677.32
FIXED			0.950	31.08.2000	20.08.2040	16,450,000,000.00	121,203,600.00	8,617,485,000.00	63,493,629.48
FIXED			0.750	31.08.2000	20.08.2040			887,445,000.00	6,538,694.76
FIXED			0.950	14.09.2001	20.09.2041	59,037,000,000.00	434,984,616.00	35,021,337,000.00	258,037,211.02
FIXED			0.750	14.09.2001	20.09.2041			2,149,056,000.00	15,834,244.61
FIXED			1.400	30.09.2008	20.09.2038	24,846,000,000.00	183,065,328.00	6,117,045,000.00	45,070,387.56
FIXED			0.650	30.09.2008	20.09.2048			14,770,464,000.00	108,828,778.75
FIXED			0.010	30.09.2008	20.09.2048			186,136,000.00	1,371,450.05
FIXED			1.400	25.12.2009	20.11.2039	14,608,000,000.00	107,631,744.00	2,747,605,000.00	20,244,353.64
FIXED			0.650	25.12.2009	20.11.2049			6,375,105,000.00	46,971,773.64
FIXED			0.010	25.12.2009	20.11.2049			194,425,000.00	1,432,523.40
FIXED			1.400	09.11.2009	20.11.2039	30,380,000,000.00	223,839,840.00	16,488,220,000.00	121,485,204.96
FIXED			0.010	09.11.2009	20.11.2039			72,030,000.00	530,717.04
FIXED			1.400	12.01.2017	20.01.2042	4,928,000,000.00	36,309,504.00	2,610,072,000.00	19,231,010.50
FIXED			2.390	20.12.2007	30.12.2022	5,593,500,000.00	41,212,908.00	108,201,242.00	797,226.75
KOREAN WON							25,754,664.00		15,450,079.30

FIXED			2.500	07.05.2004	20.05.2034	33,189,000,000.00	25,754,664.00	19,909,896,000.00	15,450,079.30
UNITED STATES DOLLAR							2,012,136,646.54		899,838,082.02

FIXED			3.000	07.01.2010	21.01.2030	116,602,000.00	116,602,000.00	61,509,477.48	61,509,477.48
FIXED			2.000	20.11.2018	21.01.2039	211,214,646.54	211,214,646.54	31,682,392.76	31,682,392.76
LIBOR-BASED	0.000	0.840	0.840	28.03.2019	17.05.2024	1,100,000,000.00	1,100,000,000.00	495,070,120.00	495,070,120.00
LIBOR-BASED	0.500	0.259	0.759	27.05.2016	15.03.2041	123,300,000.00	123,300,000.00	66,568,176.42	66,568,176.42
LIBOR-BASED	0.500	0.259	0.759	19.05.2016	15.03.2041	60,000,000.00	60,000,000.00	13,856,584.77	13,856,584.77
LIBOR-BASED	0.500	2.000	2.500	13.10.2020	01.02.2045	126,020,000.00	126,020,000.00	755,020.67	755,020.67
LIBOR-BASED	0.500	0.460	0.960	31.05.2012	15.05.2037	275,000,000.00	275,000,000.00	230,396,309.92	230,396,309.92
B. BONDS							1,751,630,000.00		1,709,570,000.00

JAPANESE YEN							272,616,000.00		272,616,000.00

FIXED			3.500	10.12.2002	13.12.2022	37,000,000,000.00	272,616,000.00	37,000,000,000.00	272,616,000.00
UNITED STATES DOLLAR							1,479,014,000.00		1,436,954,000.00

FIXED			9.625	05.05.1998	15.05.2028	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
FIXED			7.390	02.12.2009	02.12.2024	579,014,000.00	579,014,000.00	579,014,000.00	579,014,000.00
FIXED			7.390	23.11.2009	02.12.2024	600,000,000.00	600,000,000.00	557,940,000.00	557,940,000.00

EXTERNAL GUARANTEED DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

	INTEREST		INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
II. GFI GUARANTEE ASSUMED BY NATIONAL GOVERNMENT							85,496,866.34		85,496,866.34

CANADIAN DOLLAR							208,021.50		208,021.50

INTEREST FREE				30.06.1986	31.12.2023	267,807.00	208,021.50	267,807.00	208,021.50
EURO							340,943.63		340,943.63

INTEREST FREE				30.06.1986	31.12.2023	325,234.79	340,943.63	325,234.79	340,943.63
BRITISH POUND							328.86		328.86

INTEREST FREE				30.06.1986	31.12.2023	270.00	328.86	270.00	328.86
JAPANESE YEN							20,197.16		20,197.16

INTEREST FREE				30.06.1986	31.12.2023	2,741,200.00	20,197.16	2,741,200.00	20,197.16
SAUDI RIYAL							7,285,805.21		7,285,805.21

INTEREST FREE				30.06.1986	31.12.2023	5,918,966.00	1,577,593.85	5,918,966.00	1,577,593.85
INTEREST FREE				30.06.1986	31.12.2023	18,456,608.00	4,919,276.64	18,456,608.00	4,919,276.64
INTEREST FREE				30.06.1986	31.12.2023	2,960,000.00	788,934.72	2,960,000.00	788,934.72
UNITED STATES DOLLAR							77,641,569.98		77,641,569.98

INTEREST FREE				30.06.1986	31.12.2023	8,333,333.32	8,333,333.32	8,333,333.32	8,333,333.32
INTEREST FREE				30.06.1986	31.12.2023	5,215,433.52	5,215,433.52	5,215,433.52	5,215,433.52
INTEREST FREE				30.06.1986	31.12.2023	33,088,000.00	33,088,000.00	33,088,000.00	33,088,000.00
INTEREST FREE				30.06.1986	31.12.2023	7,511,546.63	7,511,546.63	7,511,546.63	7,511,546.63
INTEREST FREE				30.06.1986	31.12.2023	18,598,000.00	18,598,000.00	18,598,000.00	18,598,000.00
INTEREST FREE				30.06.1986	31.12.2023	509,091.00	509,091.00	509,091.00	509,091.00
INTEREST FREE				30.06.1986	31.12.2023	514,525.51	514,525.51	514,525.51	514,525.51
INTEREST FREE				30.06.1986	31.12.2023	2,180,000.00	2,180,000.00	2,180,000.00	2,180,000.00
INTEREST FREE				30.06.1986	31.12.2023	717,440.00	717,440.00	717,440.00	717,440.00
INTEREST FREE				30.06.1986	31.12.2023	974,200.00	974,200.00	974,200.00	974,200.00

1/	Original currencies converted using BSP reference rate prevailing on 1 July 2022

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

	INTEREST		INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
GRAND TOTAL							94,899,242,140.48		73,225,578,140.03

I. NG DIRECT EXTERNAL LOANS							50,289,260,067.43		32,674,097,066.97

A. AVAILED BY GOVERNMENT AGENCIES							49,417,160,912.12		32,421,182,824.97

CANADIAN DOLLAR							4,916,884.47		188,673.53

INTEREST FREE				15.11.1974	30.09.2024	6,330,000.00	4,916,884.47	242,898.42	188,673.53
CHINA YUAN							179,102,400.00		51,709,375.39

FIXED			2.000	11.05.2006	21.03.2026	400,000,000.00	59,700,800.00	106,456,834.10	15,888,895.40
FIXED			2.000	15.01.2007	21.09.2026	800,000,000.00	119,401,600.00	239,999,999.93	35,820,479.99
EURO							2,214,187,058.96		1,753,977,485.52

LIBOR-BASED	0.000	0.233	0.233	23.04.2020	15.04.2030	231,632,000.00	242,819,825.60	231,632,000.00	242,819,825.60
LIBOR-BASED	0.000	0.105	0.105	23.04.2020	15.04.2025	463,263,000.00	485,638,602.90	463,263,000.00	485,638,602.90
FIXED			0.750	14.02.2002	30.06.2042	6,828,167.68	7,157,968.18	4,480,167.68	4,696,559.78
FIXED			0.750	26.06.2002	30.06.2042	7,464,861.47	7,825,414.28	4,924,861.47	5,162,732.28
FIXED			0.750	20.12.2007	30.12.2047	10,000,000.00	10,483,000.00	8,353,536.60	8,757,012.42
FIXED			0.750	24.12.2008	30.12.2048	4,000,000.00	4,193,200.00	3,537,663.86	3,708,533.02
LIBOR-BASED	0.000	0.980	0.980	14.10.2015	01.05.2034	22,800,000.00	23,901,240.00	13,708,857.31	14,370,995.12
LIBOR-BASED	0.000	0.980	0.980	26.10.2015	01.11.2033	27,310,000.00	28,629,073.00	14,539,458.97	15,241,714.84
FIXED			4.500	23.07.1999	31.12.2022	72,672,834.17	76,182,932.06	2,794,755.53	2,929,742.22
FIXED			4.000	16.11.2000	30.06.2023	31,249,318.69	32,758,660.78	2,604,109.79	2,729,888.29
FIXED			4.400	11.12.2001	18.10.2024	23,986,986.00	25,145,557.42	4,997,288.75	5,238,657.80
FIXED			3.650	28.02.2002	31.10.2024	36,279,013.93	38,031,290.30	5,038,751.84	5,282,123.55
FIXED			3.450	28.02.2002	17.05.2025	18,168,208.54	19,045,733.01	4,542,052.11	4,761,433.23
FIXED			3.000	08.04.1988	30.06.2023	4,344,796.99	4,554,650.68	8,672.09	9,090.95
FIXED			3.000	08.04.1988	30.09.2023			4,656.38	4,881.28
FIXED			3.000	08.04.1988	31.12.2024			1,626.50	1,705.06
FIXED			2.500	09.02.1990	31.12.2022	4,431,330.44	4,645,363.70	68,316.19	71,615.86
FIXED			2.500	09.02.1990	31.12.2022	4,153,865.01	4,354,496.69	68,477.63	71,785.10
FIXED			2.500	09.02.1990	31.12.2023			27,930.97	29,280.04
FIXED			2.500	09.02.1990	31.12.2022	2,652,595.39	2,780,715.75	49,706.68	52,107.51
FIXED			2.500	22.01.1992	31.12.2022	1,017,361.58	1,066,500.14	6,569.56	6,886.87
FIXED			2.500	22.01.1992	31.12.2023			37,173.57	38,969.05
FIXED			2.500	22.01.1992	31.12.2024			30,614.05	32,092.71
FIXED			2.000	07.12.1990	31.12.2022	10,518,982.19	11,027,049.03	121,147.53	126,998.96
FIXED			2.000	07.12.1990	31.12.2023			357,971.94	375,261.98
FIXED			2.000	07.12.1990	31.12.2024			75,895.85	79,561.62

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.000	07.12.1990	31.12.2025			33,919.21	35,557.51
FIXED			2.000	07.12.1990	31.12.2022	729,010.47	764,221.68	7,394.53	7,751.69
FIXED			2.000	07.12.1990	31.12.2023			32,491.69	34,061.04
FIXED			2.000	07.12.1990	31.12.2022	2,881,286.42	3,020,452.55	32,719.03	34,299.36
FIXED			2.000	07.12.1990	30.12.2023			114,387.20	119,912.10
FIXED			2.000	07.12.1990	31.12.2024			5,920.41	6,206.37
FIXED			2.000	07.12.1990	31.12.2022	759,194.79	795,863.90	18,979.75	19,896.47
FIXED			2.000	07.12.1990	31.12.2022	2,167,469.20	2,272,157.96	13,403.71	14,051.11
FIXED			2.000	07.12.1990	31.12.2023			122,348.43	128,257.86
FIXED			1.400	13.09.1994	31.12.2022	2,689,415.88	2,819,314.67	6,695.71	7,019.11
FIXED			1.400	13.09.1994	31.03.2023			46,236.30	48,469.51
FIXED			1.400	13.09.1994	30.06.2023			27,437.63	28,762.87
FIXED			1.400	13.09.1994	30.09.2023			24,330.25	25,505.40
FIXED			1.400	13.09.1994	31.03.2024			2,468.00	2,587.20
FIXED			1.400	13.09.1994	31.03.2023	15,568,940.42	16,320,920.24	526,098.00	551,508.53
FIXED			1.400	13.09.1994	30.09.2023			26,803.19	28,097.78
FIXED			1.400	13.09.1994	31.12.2025			203,042.12	212,849.05
FIXED			1.400	13.09.1994	31.12.2028			213,004.97	223,293.11
FIXED			1.500	18.12.1995	30.09.2022	1,920,857.62	2,013,635.04	38,300.25	40,150.15
FIXED			1.500	18.12.1995	31.03.2023	743,803.27	779,728.97	9,576.19	10,038.72
FIXED			1.500	18.12.1995	30.06.2023			18,286.25	19,169.48
FIXED			1.500	18.12.1995	30.09.2023			11,857.49	12,430.21
FIXED			1.500	18.12.1995	30.06.2024			6,755.99	7,082.30
FIXED			1.500	18.12.1995	30.09.2022	3,658,776.41	3,835,495.31	23,348.54	24,476.27
FIXED			1.500	18.12.1995	31.12.2022			56,784.45	59,527.14
FIXED			1.500	18.12.1995	31.03.2023			2,501.06	2,621.86
FIXED			1.500	18.12.1995	30.06.2023			949.71	995.58
FIXED			1.500	18.12.1995	30.09.2023			4,565.65	4,786.17
FIXED			1.500	18.12.1995	31.12.2023			7,328.64	7,682.61
FIXED			1.500	18.12.1995	31.03.2024			9,676.01	10,143.36
FIXED			1.500	18.12.1995	30.09.2024			6,375.00	6,682.91
FIXED			1.500	18.12.1995	31.03.2025			5,526.00	5,792.91
FIXED			1.500	18.12.1995	30.06.2025			34,668.02	36,342.49
FIXED			1.500	18.12.1995	31.12.2022	3,099,676.12	3,249,390.48	19,527.24	20,470.41
FIXED			1.500	18.12.1995	30.06.2024			27,600.03	28,933.11
FIXED			1.500	18.12.1995	31.12.2024			10,275.01	10,771.29
FIXED			1.500	18.12.1995	30.09.2025			1,407.00	1,474.96
FIXED			1.500	18.12.1995	31.12.2025			1,407.00	1,474.96
FIXED			1.500	18.12.1995	31.03.2026			198,208.00	207,781.45
FIXED			1.500	18.12.1995	31.12.2026			20,475.01	21,463.95
FIXED			1.500	18.12.1995	30.06.2027			4,300.00	4,507.69

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			1.500	18.12.1995	30.09.2027			11,869.00	12,442.27
FIXED			1.500	18.12.1995	31.12.2027			6,006.00	6,296.09
FIXED			1.500	18.12.1995	30.09.2029			41,250.00	43,242.38
FIXED			1.500	18.12.1995	31.12.2029			311,490.00	326,534.97
FIXED			1.500	15.01.1997	30.09.2023	5,497,311.79	5,762,831.95	106,160.88	111,288.45
FIXED			1.500	15.01.1997	31.03.2024			189,008.00	198,137.09
FIXED			1.500	15.01.1997	30.06.2024			88,192.02	92,451.69
FIXED			1.500	15.01.1997	30.09.2024			103,974.97	108,996.96
FIXED			1.500	15.01.1997	31.12.2024			4,445.00	4,659.69
FIXED			1.500	15.01.1997	31.03.2025			7,224.01	7,572.93
FIXED			1.500	15.01.1997	30.06.2025			25,386.00	26,612.14
FIXED			1.500	15.01.1997	30.09.2025			6,663.99	6,985.86
FIXED			1.500	15.01.1997	31.12.2025			7,616.01	7,983.86
FIXED			1.500	15.01.1997	31.03.2026			10,808.01	11,330.04
FIXED			1.500	15.01.1997	30.06.2026			75,704.00	79,360.50
FIXED			1.500	15.01.1997	30.09.2023	9,144,059.29	9,585,717.35	178,284.51	186,895.65
FIXED			1.500	15.01.1997	30.09.2024			231,970.17	243,174.33
FIXED			1.500	15.01.1997	31.12.2024			3,824.99	4,009.74
FIXED			1.500	15.01.1997	31.03.2025			20,478.04	21,467.13
FIXED			1.500	15.01.1997	30.06.2025			389,118.10	407,912.50
FIXED			1.500	15.01.1997	30.09.2025			97,783.06	102,505.98
FIXED			0.470	22.01.1998	31.12.2029	3,298,662.49	3,457,987.89	359,090.53	376,434.60
FIXED			0.470	22.01.1998	30.06.2030			26,994.28	28,298.10
FIXED			0.470	22.01.1998	30.09.2030			1,592.90	1,669.84
FIXED			0.470	22.01.1998	31.12.2031			783,332.00	821,166.94
FIXED			0.470	22.01.1998	31.03.2032			30,260.00	31,721.56
FIXED			0.470	22.01.1998	30.06.2032			183,396.44	192,254.49
FIXED			0.470	22.01.1998	30.09.2032			71,022.00	74,452.36
FIXED			0.470	22.01.1998	31.12.2029	741,169.01	776,967.47	83,379.47	87,406.70
FIXED			0.470	22.01.1998	31.03.2030			42,976.00	45,051.74
FIXED			0.470	22.01.1998	30.06.2030			31,645.72	33,174.21
FIXED			0.470	22.01.1998	30.09.2030			26,491.10	27,770.62
FIXED			0.470	22.01.1998	31.12.2030			49,742.00	52,144.54
FIXED			0.470	22.01.1998	31.03.2031			9,396.00	9,849.83
FIXED			0.470	22.01.1998	30.06.2031			18,504.00	19,397.74
FIXED			0.470	22.01.1998	30.09.2031			18,886.00	19,798.19
FIXED			0.470	22.01.1998	30.06.2032			25,510.36	26,742.51
INTEREST FREE				27.11.2007	15.05.2024	5,387,110.80	5,647,308.25	897,851.80	941,218.04
INTEREST FREE				07.11.2008	31.10.2022	11,351,426.36	11,899,700.25	454,053.72	475,984.51
FIXED			0.300	06.11.2009	10.02.2040	15,708,268.88	16,466,978.27	15,708,015.38	16,466,712.52
FIXED			4.740	06.11.2009	15.09.2022	15,708,268.88	16,466,978.27	9,603.53	10,067.38

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
LIBOR-BASED	1.100	-0.536	0.564	15.02.2010	30.11.2029	150,000,000.00	157,245,000.00	75,000,000.00	78,622,500.00
FIXED			1.000	12.01.2012	28.01.2031	20,493,740.00	21,483,587.64	13,174,546.94	13,810,877.56
FIXED			0.150	10.02.2011	11.04.2034	26,190,016.00	27,454,993.77	23,492,000.00	24,626,663.60
LIBOR-BASED	0.560	1.650	2.210	16.04.2014	31.03.2034	110,269,793.43	115,595,824.45	101,787,501.63	106,703,837.96
LIBOR-BASED	0.530	0.910	1.440	26.02.2015	31.03.2043	50,893,963.00	53,352,141.41	3,000,000.00	3,144,900.00
INTEREST FREE				01.04.2016	14.06.2039	20,493,740.00	21,483,587.64	20,493,704.00	21,483,549.90
LIBOR-BASED	0.270	0.670	0.940	04.04.2016	30.09.2035	50,000,000.00	52,415,000.00	48,214,285.71	50,543,035.71
LIBOR-BASED	0.500	1.320	1.820	27.10.2017	01.09.2037	100,000,000.00	104,830,000.00	100,000,000.00	104,830,000.00
FIXED			0.250	09.06.2020	31.03.2040	150,000,000.00	157,245,000.00	150,000,000.00	157,245,000.00
FIXED			0.250	09.06.2020	31.03.2040	100,000,000.00	104,830,000.00	100,000,000.00	104,830,000.00
FIXED			0.340	14.12.2021	30.11.2031	250,000,000.00	262,075,000.00	250,000,000.00	262,075,000.00
JAPANESE YEN							13,168,766,735.89		5,653,116,705.81

LIBOR-BASED	0.000	0.325	0.325	22.02.2008	01.11.2022	34,253,100,000.00	252,376,840.80	2,360,038,590.00	17,388,764.33
FIXED			3.000	19.08.1993	20.08.2023	6,872,000,000.00	50,632,896.00	487,743,000.00	3,593,690.42
FIXED			3.000	19.08.1993	20.08.2023	4,633,000,000.00	34,135,944.00	290,322,000.00	2,139,092.50
FIXED			3.000	19.08.1993	20.08.2023	3,803,000,000.00	28,020,504.00	260,283,000.00	1,917,765.14
FIXED			3.000	19.08.1993	20.08.2023	3,055,000,000.00	22,509,240.00	223,533,000.00	1,646,991.14
FIXED			3.000	19.08.1993	20.08.2023	9,294,000,000.00	68,478,192.00	419,922,000.00	3,093,985.30
FIXED			3.000	20.12.1994	20.12.2024	9,620,000,000.00	70,880,160.00	1,165,515,000.00	8,587,514.52
FIXED			3.000	20.12.1994	20.12.2024	4,616,000,000.00	34,010,688.00	527,250,000.00	3,884,778.00
FIXED			3.000	20.12.1994	20.12.2024	11,754,000,000.00	86,603,472.00	1,433,395,000.00	10,561,254.36
FIXED			2.700	30.08.1995	20.08.2025	6,151,000,000.00	45,320,568.00	858,795,000.00	6,327,601.56
FIXED			2.300	30.08.1995	20.08.2025			134,183,000.00	988,660.34
FIXED			2.700	30.08.1995	20.08.2025	4,040,000,000.00	29,766,720.00	564,872,000.00	4,161,976.90
FIXED			2.300	30.08.1995	20.08.2025			99,589,000.00	733,771.75
FIXED			2.500	30.08.1995	20.08.2025	8,312,000,000.00	61,242,816.00	1,272,887,000.00	9,378,631.42
FIXED			2.100	30.08.1995	20.08.2025			142,170,000.00	1,047,508.56
FIXED			2.700	30.08.1995	20.08.2025	18,391,000,000.00	135,504,888.00	2,731,393,000.00	20,124,903.62
FIXED			2.300	30.08.1995	20.08.2025			406,070,000.00	2,991,923.76
FIXED			2.700	30.08.1995	20.08.2025	5,579,000,000.00	41,106,072.00	801,353,000.00	5,904,368.90
FIXED			2.300	30.08.1995	20.08.2025			97,118,000.00	715,565.42
FIXED			2.700	30.08.1995	20.08.2025	6,386,000,000.00	47,052,048.00	898,331,000.00	6,618,902.81
FIXED			2.300	30.08.1995	20.08.2025			160,727,000.00	1,184,236.54
FIXED			2.700	30.08.1995	20.08.2025	12,895,000,000.00	95,010,360.00	1,791,895,000.00	13,202,682.36
FIXED			2.300	30.08.1995	20.08.2025			341,257,000.00	2,514,381.58
FIXED			2.700	30.08.1995	20.08.2025	4,765,000,000.00	35,108,520.00	578,459,000.00	4,262,085.91
FIXED			2.300	30.08.1995	20.08.2025			77,756,000.00	572,906.21
FIXED			2.700	30.08.1995	20.08.2025	9,551,000,000.00	70,371,768.00	1,109,535,000.00	8,175,053.88
FIXED			2.300	30.08.1995	20.08.2025			415,065,000.00	3,058,198.92

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.700	30.08.1995	20.08.2025	2,872,000,000.00	21,160,896.00	214,550,000.00	1,580,804.40
FIXED			2.300	30.08.1995	20.08.2025			95,445,000.00	703,238.76
FIXED			2.500	29.03.1996	20.03.2026	6,911,000,000.00	50,920,248.00	1,162,144,000.00	8,562,676.99
FIXED			2.100	29.03.1996	20.03.2026			186,288,000.00	1,372,569.98
FIXED			2.300	29.03.1996	20.03.2026	305,000,000.00	2,247,240.00	44,328,000.00	326,608.70
FIXED			2.700	18.03.1997	20.03.2027	5,746,000,000.00	42,336,528.00	826,410,000.00	6,088,988.88
FIXED			2.300	18.03.1997	20.03.2027			180,550,000.00	1,330,292.40
FIXED			2.700	18.03.1997	20.03.2027	7,683,000,000.00	56,608,344.00	1,519,410,000.00	11,195,012.88
FIXED			2.300	18.03.1997	20.03.2027			300,190,000.00	2,211,799.92
FIXED			2.700	18.03.1997	20.03.2027	6,339,868,462.00	46,712,150.83	1,406,750,000.00	10,364,934.00
FIXED			2.300	18.03.1997	20.03.2027			139,540,000.00	1,028,130.72
FIXED			2.500	18.03.1997	20.03.2027	9,411,000,000.00	69,340,248.00	1,956,300,000.00	14,414,018.40
FIXED			2.100	18.03.1997	20.03.2027			220,020,000.00	1,621,107.36
FIXED			2.500	18.03.1997	20.03.2027	7,979,000,000.00	58,789,272.00	1,516,020,000.00	11,170,035.36
FIXED			2.100	18.03.1997	20.03.2027			264,630,000.00	1,949,793.84
FIXED			2.700	18.03.1997	20.03.2027	11,122,000,000.00	81,946,896.00	1,698,240,000.00	12,512,632.32
FIXED			2.300	18.03.1997	20.03.2027			633,710,000.00	4,669,175.28
FIXED			2.200	10.09.1998	20.09.2028	5,849,000,000.00	43,095,432.00	1,335,568,000.00	9,840,465.02
FIXED			0.750	10.09.1998	20.09.2038			478,170,000.00	3,523,156.56
FIXED			2.200	10.09.1998	20.09.2028	13,564,000,000.00	99,939,552.00	3,101,228,000.00	22,849,847.90
FIXED			0.750	10.09.1998	20.09.2038			1,076,889,000.00	7,934,518.15
FIXED			2.200	10.09.1998	20.09.2028	5,728,000,000.00	42,203,904.00	588,861,000.00	4,338,727.85
FIXED			0.750	10.09.1998	20.09.2038			258,225,000.00	1,902,601.80
FIXED			2.200	10.09.1998	20.09.2028	4,328,000,000.00	31,888,704.00	748,384,000.00	5,514,093.31
FIXED			0.750	10.09.1998	20.09.2038			334,224,000.00	2,462,562.43
FIXED			1.700	10.09.1998	20.09.2028	458,000,000.00	3,374,544.00	8,307,000.00	61,205.98
FIXED			0.750	10.09.1998	20.09.2038			169,026,000.00	1,245,383.57
FIXED			1.700	10.09.1998	20.09.2028	6,734,000,000.00	49,616,112.00	1,570,465,000.00	11,571,186.12
FIXED			0.750	10.09.1998	20.09.2038			711,909,000.00	5,245,345.51
FIXED			1.700	10.09.1998	20.09.2028	3,201,000,000.00	23,584,968.00	11,492,000.00	84,673.06
FIXED			0.750	10.09.1998	20.09.2038			1,167,936,000.00	8,605,352.45
FIXED			2.200	10.09.1998	20.09.2028	14,136,000,000.00	104,154,048.00	3,202,914,000.00	23,599,070.35
FIXED			0.750	10.09.1998	20.09.2038			774,543,000.00	5,706,832.82
FIXED			1.700	10.09.1998	20.09.2028	2,428,000,000.00	17,889,504.00	353,366,000.00	2,603,600.69
FIXED			0.750	10.09.1998	20.09.2038			205,821,000.00	1,516,489.13
FIXED			0.750	10.03.1999	20.03.2039	36,300,000,000.00	267,458,400.00	20,232,754,000.00	149,074,931.47
FIXED			1.800	28.12.1999	20.12.2029	7,210,000,000.00	53,123,280.00	1,807,275,000.00	13,316,002.20
FIXED			0.750	28.12.1999	20.12.2039			881,125,000.00	6,492,129.00
FIXED			1.300	28.12.1999	20.12.2029	951,000,000.00	7,006,968.00	38,400,000.00	282,931.20
FIXED			0.750	28.12.1999	20.12.2039			193,865,000.00	1,428,397.32
FIXED			1.800	28.12.1999	20.12.2029	6,078,000,000.00	44,782,704.00	1,987,335,000.00	14,642,684.28

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.750	28.12.1999	20.12.2039			333,725,000.00	2,458,885.80
FIXED			1.800	28.12.1999	20.12.2029	16,990,000,000.00	125,182,320.00	3,932,160,000.00	28,972,154.88
FIXED			1.300	28.12.1999	20.12.2029			79,155,000.00	583,214.04
FIXED			0.750	28.12.1999	20.12.2039			785,715,000.00	5,789,148.12
FIXED			1.800	28.12.1999	20.12.2029	15,384,000,000.00	113,349,312.00	4,810,515,000.00	35,443,874.52
FIXED			0.750	28.12.1999	20.12.2039			1,206,170,000.00	8,887,060.56
FIXED			1.800	28.12.1999	20.12.2029	5,852,000,000.00	43,117,536.00	1,703,415,000.00	12,550,761.72
FIXED			0.750	28.12.1999	20.12.2039			496,720,000.00	3,659,832.96
FIXED			1.800	28.12.1999	20.12.2029	7,434,000,000.00	54,773,712.00	2,410,260,000.00	17,758,795.68
FIXED			0.750	28.12.1999	20.12.2039			484,820,000.00	3,572,153.76
FIXED			1.800	28.12.1999	20.12.2029	5,068,000,000.00	37,341,024.00	1,147,935,000.00	8,457,985.08
FIXED			0.750	28.12.1999	20.12.2039			371,700,000.00	2,738,685.60
FIXED			0.750	28.12.1999	20.12.2039	4,714,000,000.00	34,732,752.00	144,165,000.00	1,062,207.72
FIXED			1.300	28.12.1999	20.12.2029	9,013,000,000.00	66,407,784.00	2,464,245,000.00	18,156,557.16
FIXED			0.750	28.12.1999	20.12.2039			514,815,000.00	3,793,156.92
FIXED			0.750	28.12.1999	20.12.2039	1,167,000,000.00	8,598,456.00	553,805,000.00	4,080,435.24
FIXED			1.000	07.04.2000	20.04.2040	8,929,000,000.00	65,788,872.00	4,523,904,000.00	33,332,124.67
FIXED			0.750	07.04.2000	20.04.2040			661,248,000.00	4,872,075.26
FIXED			0.950	31.08.2000	20.08.2040	14,724,000,000.00	108,486,432.00	7,812,032,000.00	57,559,051.78
FIXED			0.750	31.08.2000	20.08.2040			875,124,000.00	6,447,913.63
FIXED			0.950	31.08.2000	20.08.2040	3,549,000,000.00	26,149,032.00	1,787,470,000.00	13,170,078.96
FIXED			0.750	31.08.2000	20.08.2040			339,216,000.00	2,499,343.49
FIXED			2.200	30.05.2001	20.05.2031	8,294,000,000.00	61,110,192.00	2,748,978,000.00	20,254,469.90
FIXED			0.750	30.05.2001	20.05.2041			941,374,000.00	6,936,043.63
FIXED			0.750	30.05.2001	20.05.2041	5,543,000,000.00	40,840,824.00	178,904,000.00	1,318,164.67
FIXED			2.200	30.05.2001	20.05.2031	11,743,000,000.00	86,522,424.00	2,494,638,000.00	18,380,492.78
FIXED			0.750	30.05.2001	20.05.2041			377,948,000.00	2,784,720.86
FIXED			2.200	30.05.2001	20.05.2031	6,205,000,000.00	45,718,440.00	1,500,930,000.00	11,058,852.24
FIXED			0.750	30.05.2001	20.05.2041			645,620,000.00	4,756,928.16
FIXED			2.200	30.05.2001	20.05.2031	5,210,000,000.00	38,387,280.00	1,261,980,000.00	9,298,268.64
FIXED			0.750	30.05.2001	20.05.2041			556,548,000.00	4,100,645.66
FIXED			2.200	30.05.2001	20.05.2031	6,515,000,000.00	48,002,520.00	2,033,532,000.00	14,983,063.78
FIXED			0.750	30.05.2001	20.05.2041			614,118,000.00	4,524,821.42
FIXED			1.700	30.05.2001	20.05.2031	2,789,000,000.00	20,549,352.00	1,154,070,000.00	8,503,187.76
FIXED			0.750	30.05.2001	20.05.2041			91,998,000.00	677,841.26
FIXED			1.700	30.05.2001	20.05.2031	6,309,000,000.00	46,484,712.00	2,271,438,000.00	16,735,955.18
FIXED			0.750	30.05.2001	20.05.2041			698,972,000.00	5,150,025.70
FIXED			0.750	30.05.2001	20.05.2041	2,034,000,000.00	14,986,512.00	1,218,242,000.00	8,976,007.06
FIXED			2.200	28.03.2002	20.03.2032	6,723,000,000.00	49,535,064.00	2,841,800,000.00	20,938,382.40
FIXED			0.750	28.03.2002	20.03.2042			523,480,000.00	3,857,000.64
FIXED			1.700	28.03.2002	20.03.2032	6,790,000,000.00	50,028,720.00	2,626,880,000.00	19,354,851.84

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.750	28.03.2002	20.03.2042			880,960,000.00	6,490,913.28
FIXED			0.950	28.03.2002	20.03.2042	18,488,000,000.00	136,219,584.00	10,691,400,000.00	78,774,235.20
FIXED			0.750	28.03.2002	20.03.2042			1,329,680,000.00	9,797,082.24
FIXED			2.200	28.03.2002	20.03.2032	22,049,000,000.00	162,457,032.00	4,665,024,742.00	34,371,902.30
FIXED			1.800	28.03.2002	20.03.2032			1,468,540,949.00	10,820,209.71
FIXED			2.200	28.03.2002	20.03.2032	3,224,000,000.00	23,754,432.00	1,123,140,000.00	8,275,295.52
FIXED			0.750	28.03.2002	20.03.2042			450,680,000.00	3,320,610.24
FIXED			2.200	11.12.2003	20.12.2033	2,365,097,269.00	17,426,036.68	1,325,812,000.00	9,768,582.82
FIXED			2.200	30.03.2004	20.03.2034	6,223,000,000.00	45,851,064.00	2,417,448,000.00	17,811,756.86
FIXED			2.200	16.12.2003	20.12.2033	3,717,000,000.00	27,386,856.00	1,775,876,000.00	13,084,654.37
FIXED			0.750	27.02.2007	20.02.2047	8,529,000,000.00	62,841,672.00	7,471,250,000.00	55,048,170.00
FIXED			1.500	18.12.2007	20.12.2037	7,604,000,000.00	56,026,272.00	4,815,168,000.00	35,478,157.82
FIXED			0.010	18.12.2007	20.12.2037			819,082,000.00	6,034,996.18
FIXED			1.500	18.12.2007	20.12.2037	11,802,000,000.00	86,957,136.00	7,439,380,000.00	54,813,351.84
FIXED			0.750	18.12.2007	20.12.2047			256,530,000.00	1,890,113.04
FIXED			0.010	18.12.2007	20.12.2037			976,531,000.00	7,195,080.41
FIXED			1.400	20.03.2009	20.03.2039	9,293,000,000.00	68,470,824.00	7,706,372,000.00	56,780,548.90
FIXED			1.400	15.03.2010	20.03.2040	9,220,000,000.00	67,932,960.00	8,095,608,000.00	59,648,439.74
LIBOR-BASED	0.000	0.040	0.040	15.03.2010	20.01.2025	13,830,000,000.00	101,899,440.00	3,319,200,000.00	24,455,865.60
FIXED			0.010	26.05.2010	20.05.2050	9,912,000,000.00	73,031,616.00	7,467,208,000.00	55,018,388.54
FIXED			1.400	31.03.2011	20.03.2036	40,847,000,000.00	300,960,696.00	25,845,738,526.00	190,431,401.46
FIXED			0.010	31.03.2011	20.03.2036			1,090,664,559.00	8,036,016.47
FIXED			0.300	30.03.2012	20.03.2052	9,244,000,000.00	68,109,792.00	7,098,990,463.00	52,305,361.73
FIXED			0.010	30.03.2012	20.03.2052			60,821,352.00	448,131.72
FIXED			1.400	30.03.2012	20.03.2042	22,796,000,000.00	167,960,928.00	20,262,325,375.00	149,292,813.36
FIXED			0.010	30.03.2012	20.03.2042			960,087,204.00	7,073,922.52
FIXED			1.400	30.03.2012	20.03.2042	4,591,000,000.00	33,826,488.00	3,869,160,000.00	28,507,970.88
FIXED			0.010	30.03.2012	20.03.2042			377,040,000.00	2,778,030.72
FIXED			1.400	30.03.2012	20.03.2042	6,063,000,000.00	44,672,184.00	5,045,636,574.00	37,176,250.28
FIXED			0.010	30.03.2012	20.03.2042			655,520,000.00	4,829,871.36
FIXED			0.200	30.03.2012	20.03.2052	11,836,000,000.00	87,207,648.00	10,586,100,000.00	77,998,384.80
FIXED			0.010	30.03.2012	20.03.2052			996,000,000.00	7,338,528.00
FIXED			1.400	30.03.2012	20.03.2042	7,546,000,000.00	55,598,928.00	6,076,040,000.00	44,768,262.72
FIXED			0.010	30.03.2012	20.03.2042			1,234,280,000.00	9,094,175.04
FIXED			1.400	30.03.2012	20.03.2042	6,187,000,000.00	45,585,816.00	3,968,080,000.00	29,236,813.44
FIXED			0.010	30.03.2012	20.03.2042			798,000,000.00	5,879,664.00
FIXED			1.400	10.10.2012	20.10.2042	7,775,000,000.00	57,286,200.00	7,775,000,000.00	57,286,200.00
FIXED			0.200	27.03.2013	20.03.2053	43,252,000,000.00	318,680,736.00	19,744,821,137.00	145,479,842.14
FIXED			0.010	27.03.2013	20.03.2053			3,070,440,309.00	22,623,004.20
FIXED			0.200	27.03.2013	20.03.2053	10,782,000,000.00	79,441,776.00	9,396,010,000.00	69,229,801.68
FIXED			0.010	27.03.2013	20.03.2053			1,385,990,000.00	10,211,974.32

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.100	14.12.2013	20.12.2053	18,732,000,000.00	138,017,376.00	13,325,076,000.00	98,179,159.97
FIXED			0.010	14.12.2013	20.12.2053			251,875,218.00	1,855,816.61
FIXED			0.010	31.01.2014	20.03.2054	50,000,000,000.00	368,400,000.00	15,000,000,000.00	110,520,000.00
FIXED			0.010	31.01.2014	20.08.2054			10,000,000,000.00	73,680,000.00
FIXED			0.010	31.01.2014	20.02.2055			25,000,000,000.00	184,200,000.00
FIXED			0.010	26.03.2015	20.03.2055	7,929,000,000.00	58,420,872.00	98,513,253.00	725,845.65
FIXED			0.300	26.03.2015	20.03.2055	11,576,000,000.00	85,291,968.00	8,892,950,243.00	65,523,257.39
FIXED			0.010	26.03.2015	20.03.2055			650,774,264.00	4,794,904.78
FIXED			0.010	25.08.2015	20.08.2055	9,783,000,000.00	72,081,144.00	345,708,598.00	2,547,180.95
FIXED			0.100	25.08.2015	20.08.2055	23,906,000,000.00	176,139,408.00	4,179,845,617.00	30,797,102.51
FIXED			0.010	25.08.2015	20.08.2055			610,866,650.00	4,500,865.48
FIXED			0.100	27.11.2015	20.11.2055	241,991,000,000.00	1,782,989,688.00	67,684,142,983.00	498,696,765.50
FIXED			0.010	27.11.2015	20.11.2055			7,987,747,700.00	58,853,725.05
FIXED			0.100	26.10.2016	20.10.2056	16,455,000,000.00	121,240,440.00	12,115,500,000.00	89,267,004.00
FIXED			0.010	26.10.2016	20.10.2056			261,998,582.00	1,930,405.55
FIXED			0.300	13.11.2017	20.11.2057	15,928,000,000.00	117,357,504.00	370,273,204.00	2,728,172.97
FIXED			0.010	13.11.2017	20.11.2057			807,766,343.00	5,951,622.42
FIXED			1.500	28.02.2018	20.02.2048	9,399,000,000.00	69,251,832.00	3,300,377,291.00	24,317,179.88
FIXED			0.010	28.02.2018	20.02.2048			106,997,793.00	788,359.74
FIXED			0.100	16.03.2018	20.03.2058	104,530,000,000.00	770,177,040.00	61,077,841,593.00	450,021,536.86
FIXED			0.010	16.03.2018	20.03.2058			6,665,289,799.00	49,109,855.24
FIXED			0.100	08.10.2018	20.10.2058	4,376,000,000.00	32,242,368.00	3,251,926,590.00	23,960,195.12
FIXED			0.010	08.10.2018	20.10.2058			108,978,299.00	802,952.11
FIXED			0.100	08.11.2018	20.11.2058	38,101,000,000.00	280,728,168.00	28,291,379,815.00	208,450,886.48
FIXED			0.010	08.11.2018	20.11.2058			393,095,603.00	2,896,328.40
FIXED			0.010	21.01.2019	20.01.2059	167,199,000,000.00	1,231,922,232.00	7,785,317,158.00	57,362,216.82
FIXED			0.100	21.01.2019	20.01.2059	37,905,000,000.00	279,284,040.00	5,399,788,486.00	39,785,641.56
FIXED			0.010	21.01.2019	20.01.2059			534,875,920.00	3,940,965.78
FIXED			0.010	01.07.2020	20.07.2035	50,000,000,000.00	368,400,000.00	50,000,000,000.00	368,400,000.00
FIXED			0.010	15.09.2020	20.10.2060	50,000,000,000.00	368,400,000.00	10,000,000,000.00	73,680,000.00
FIXED			0.010	15.09.2020	20.01.2061			10,000,000,000.00	73,680,000.00
FIXED			0.010	15.09.2020	20.06.2061			20,000,000,000.00	147,360,000.00
FIXED			0.010	15.09.2020	20.08.2061			10,000,000,000.00	73,680,000.00
FIXED			0.010	25.04.2022	20.04.2037	30,000,000,000.00	221,040,000.00	29,970,000,000.00	220,818,960.00
FIXED			2.350	26.12.2008	19.09.2022	33,963,312,331.00	250,241,685.25	1,138,299,109.00	8,386,987.84
FIXED			1.430	26.08.2009	25.09.2029	23,554,524,203.00	173,549,734.33	7,596,892,900.00	55,973,906.89
FIXED			3.000	31.03.1993	20.03.2023	6,112,000,000.00	45,033,216.00	145,708,000.00	1,073,576.54
FIXED			3.000	29.01.1993	20.01.2023	3,653,000,000.00	26,915,304.00	153,938,000.00	1,134,215.18
FIXED			3.000	12.08.1994	20.08.2024	11,433,000,000.00	84,238,344.00	1,187,775,000.00	8,751,526.20
FIXED			3.000	07.12.1994	20.12.2024	7,056,000,000.00	51,988,608.00	775,185,000.00	5,711,563.08
FIXED			3.000	07.12.1994	20.12.2024	6,630,000,000.00	48,849,840.00	678,845,000.00	5,001,729.96

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

	INTEREST		INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			3.000	20.12.1994	20.12.2024	5,513,000,000.00	40,619,784.00	629,755,000.00	4,640,034.84
FIXED			3.000	20.12.1994	20.12.2024	10,756,000,000.00	79,250,208.00	39,035,000.00	287,609.88
FIXED			3.000	20.12.1994	20.12.2024	2,896,000,000.00	21,337,728.00	148,655,000.00	1,095,290.04
FIXED			3.000	20.12.1994	20.12.2024	457,000,000.00	3,367,176.00	26,080,000.00	192,157.44
KOREAN WON							648,588,627.24		277,959,342.61

FIXED			2.500	24.02.1998	20.12.2030	21,172,000,000.00	16,429,472.00	9,795,945,710.00	7,601,653.87
FIXED			1.500	15.12.2005	20.12.2035	23,041,000,000.00	17,879,816.00	15,264,342,000.00	11,845,129.39
INTEREST FREE				13.07.2009	20.07.2049	14,953,000,000.00	11,603,528.00	1,279,245,000.00	992,694.12
FIXED			0.100	13.07.2009	20.07.2049			10,000,925,000.00	7,760,717.80
INTEREST FREE				13.07.2009	20.07.2049	32,274,000,000.00	25,044,624.00	3,330,965,000.00	2,584,828.84
FIXED			0.100	13.07.2009	20.07.2049			16,599,550,000.00	12,881,250.80
FIXED			0.150	13.10.2011	20.10.2051	14,323,000,000.00	11,114,648.00	10,777,472,280.00	8,363,318.49
INTEREST FREE				23.08.2012	20.08.2052	77,117,000,000.00	59,842,792.00	5,375,522,450.00	4,171,405.42
FIXED			0.100	23.08.2012	20.08.2052			71,540,845,570.00	55,515,696.16
INTEREST FREE				09.08.2012	20.08.2052	235,988,000,000.00	183,126,688.00	11,868,332,880.00	9,209,826.31
FIXED			0.075	09.08.2012	20.08.2052			68,155,334,470.00	52,888,539.55
INTEREST FREE				19.08.2013	20.08.2053	22,424,000,000.00	17,401,024.00	2,026,402,180.00	1,572,488.09
FIXED			0.075	19.08.2013	20.08.2053			11,415,864,010.00	8,858,710.47
INTEREST FREE				17.10.2013	20.10.2053	89,144,000,000.00	69,175,744.00	4,538,832,250.00	3,522,133.83
FIXED			0.075	17.10.2013	20.10.2053			60,313,205,910.00	46,803,047.79
INTEREST FREE				28.04.2016	20.04.2056	120,536,000,000.00	93,535,936.00	2,261,901,820.00	1,755,235.81
FIXED			0.075	28.04.2016	20.04.2056			52,259,501,430.00	40,553,373.11
INTEREST FREE				04.06.2018	20.06.2058	184,838,086,650.00	143,434,355.24	1,390,841,180.00	1,079,292.76
SPECIAL DRAWING RIGHTS							242,856,810.54		94,669,865.84

FIXED			1.000	24.04.1986	15.05.2026	39,807,621.26	52,855,763.36	9,097,821.26	12,079,905.11
FIXED			1.000	08.05.1996	15.09.2022	4,762,904.84	6,324,089.79	131,104.84	174,078.38
FIXED			1.000	03.06.1997	15.03.2023	6,765,191.11	8,982,685.45	458,591.11	608,908.10
FIXED			1.000	03.06.1997	15.05.2023	1,966,544.74	2,611,138.77	132,494.03	175,922.92
FIXED			1.000	21.01.1998	01.03.2024	9,269,975.84	12,308,488.52	1,684,775.84	2,237,011.66
FIXED			1.000	15.04.1998	15.05.2024	5,618,668.14	7,460,355.18	1,008,868.14	1,339,554.94
FIXED			0.750	06.03.1996	15.09.2035	6,150,000.00	8,165,847.00	1,770,878.96	2,351,337.67
FIXED			0.750	29.04.1998	15.03.2038	11,000,000.00	14,605,580.00	5,242,449.91	6,960,820.14
FIXED			0.750	08.04.2002	01.10.2041	11,600,000.00	15,402,248.00	6,029,986.68	8,006,495.71
FIXED			0.750	04.06.2008	15.04.2048	16,150,000.00	21,443,647.00	13,427,567.73	17,828,855.88
LIBOR-BASED	0.000	0.830	0.830	02.09.2009	15.10.2028	10,685,000.00	14,187,329.30	3,723,184.65	4,943,570.11
LIBOR-BASED	0.000	0.830	0.830	12.04.2013	01.11.2032	13,250,000.00	17,593,085.00	7,073,630.03	9,392,224.48
FIXED			0.750	25.09.2000	15.01.2040	6,000,000.00	7,966,680.00	3,619,186.56	4,805,483.53
FIXED			0.750	29.11.2000	15.01.2040	4,500,000.00	5,975,010.00	3,104,688.24	4,122,342.95

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			1.000	08.05.1996	01.01.2023	12,878,498.82	17,099,813.16	870,098.82	1,155,299.81
FIXED			0.750	08.05.1996	01.01.2036	10,150,000.00	13,476,967.00	4,595,135.53	6,101,329.05
FIXED			0.750	11.11.2005	15.04.2045	12,350,000.00	16,398,083.00	9,328,898.89	12,386,725.37
UNITED STATES DOLLAR							32,958,742,395.02		24,589,561,376.25

LIBOR-BASED	0.000	0.759	0.759	08.05.1996	15.09.2022	9,500,000.00	9,500,000.00	156,007.51	156,007.51
LIBOR-BASED	0.000	0.765	0.765	21.01.1998	01.09.2022	93,000,000.00	93,000,000.00	112,524.72	112,524.72
LIBOR-BASED	0.000	0.765	0.765	21.01.1998	01.09.2022	20,222,000.00	20,222,000.00	178,367.23	178,367.23
LIBOR-BASED	0.000	0.838	0.838	15.04.1998	15.11.2022	15,700,000.00	15,700,000.00	522,632.52	522,632.52
SOFR	0.600	0.050	0.650	21.12.1998	01.08.2022	71,000,000.00	71,000,000.00	1,258,107.65	1,258,107.65
LIBOR-BASED	0.000	0.767	0.767	01.03.1999	01.10.2025	53,000,000.00	53,000,000.00	9,924,412.56	9,924,412.56
LIBOR-BASED	0.000	0.856	0.856	01.03.1999	01.12.2023	24,300,000.00	24,300,000.00	202,112.06	202,112.06
LIBOR-BASED	0.000	0.905	0.905	01.03.1999	15.12.2023	93,162,000.00	93,162,000.00	9,041,801.59	9,041,801.59
LIBOR-BASED	0.000	0.767	0.767	01.03.1999	15.08.2023	60,000,000.00	60,000,000.00	7,107,076.35	7,107,076.35
LIBOR-BASED	0.000	0.767	0.767	18.07.2000	15.08.2024	75,000,000.00	75,000,000.00	443,996.51	443,996.51
LIBOR-BASED	0.000	0.767	0.767	21.07.2000	15.02.2025	75,000,000.00	75,000,000.00	18,875,770.28	18,875,770.28
LIBOR-BASED	0.000	0.767	0.767	16.11.2000	15.08.2025	25,000,000.00	25,000,000.00	5,931,943.82	5,931,943.82
LIBOR-BASED	0.600	0.159	0.759	22.10.2000	15.09.2025	75,000,000.00	75,000,000.00	20,642,059.73	20,642,059.73
LIBOR-BASED	0.000	0.838	0.838	10.01.2005	15.11.2030	13,000,000.00	13,000,000.00	8,333,524.13	8,333,524.13
LIBOR-BASED	0.000	0.838	0.838	28.03.2007	15.11.2031	33,800,000.00	33,800,000.00	14,884,489.83	14,884,489.83
LIBOR-BASED	0.000	0.359	0.359	07.10.2008	15.09.2023	250,000,000.00	250,000,000.00	69,196,457.50	69,196,457.50
LIBOR-BASED	0.000	0.438	0.438	08.12.2008	15.11.2033	45,144,750.20	45,144,750.20	37,079,492.53	37,079,492.53
LIBOR-BASED	0.000	0.505	0.505	18.12.2008	15.12.2023	300,000,000.00	300,000,000.00	59,206,872.00	59,206,872.00
LIBOR-BASED	0.000	0.367	0.367	02.03.2009	15.08.2033	31,100,000.00	31,100,000.00	19,299,743.46	19,299,743.46
LIBOR-BASED	0.000	0.365	0.365	16.09.2009	01.09.2024	250,000,000.00	250,000,000.00	78,440,270.00	78,440,270.00
LIBOR-BASED	0.000	0.438	0.438	08.12.2009	15.11.2024	225,000,000.00	225,000,000.00	70,596,243.00	70,596,243.00
LIBOR-BASED	0.000	0.465	0.465	14.09.2010	01.09.2035	400,000,000.00	400,000,000.00	341,407,361.85	341,407,361.85
LIBOR-BASED	0.300	0.256	0.556	22.02.2011	01.12.2025	200,000,000.00	200,000,000.00	83,868,738.00	83,868,738.00
LIBOR-BASED	0.400	0.256	0.656	13.01.2012	01.12.2026	300,000,000.00	300,000,000.00	154,533,069.00	154,533,069.00
LIBOR-BASED	0.400	0.256	0.656	12.03.2012	01.12.2036	62,000,000.00	62,000,000.00	54,583,513.39	54,583,513.39
LIBOR-BASED	0.000	0.567	0.567	04.07.2012	15.04.2027	350,000,000.00	350,000,000.00	195,860,378.00	195,860,378.00
LIBOR-BASED	0.000	0.667	0.667	22.03.2013	15.08.2032	100,000,000.00	100,000,000.00	52,166,111.76	52,166,111.76
LIBOR-BASED	0.400	0.256	0.656	27.09.2013	01.12.2032	300,000,000.00	300,000,000.00	16,635,335.54	16,635,335.54
LIBOR-BASED	0.400	0.456	0.856	23.12.2013	01.12.2045	500,000,000.00	500,000,000.00	490,000,000.00	490,000,000.00
FIXED			0.250	27.09.2013	01.12.2052	100,000,000.00	100,000,000.00	7,412,223.22	7,412,223.22
LIBOR-BASED	0.400	0.505	0.905	26.03.2014	15.12.2045	372,103,895.00	372,103,895.00	318,382,717.97	318,382,717.97
LIBOR-BASED	0.400	0.164	0.564	14.02.2014	01.02.2029	250,000,000.00	250,000,000.00	222,438,562.50	222,438,562.50
LIBOR-BASED	0.500	0.256	0.756	12.02.2015	01.12.2029	350,000,000.00	350,000,000.00	318,099,502.00	318,099,502.00
LIBOR-BASED	0.500	0.256	0.756	10.02.2015	01.12.2034	300,000,000.00	300,000,000.00	253,201,603.92	253,201,603.92
LIBOR-BASED	0.500	0.159	0.659	07.12.2015	15.09.2030	300,000,000.00	300,000,000.00	281,972,745.00	281,972,745.00

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
LIBOR-BASED	0.500	0.159	0.659	07.12.2015	15.09.2030	300,000,000.00	300,000,000.00	281,972,745.00	281,972,745.00
LIBOR-BASED	0.500	0.456	0.956	29.04.2016	01.12.2040	400,000,000.00	400,000,000.00	389,561,240.00	389,561,240.00
LIBOR-BASED	0.500	0.256	0.756	15.12.2016	01.12.2031	250,000,000.00	250,000,000.00	240,847,502.50	240,847,502.50
LIBOR-BASED	0.500	0.238	0.738	06.11.2017	15.05.2032	300,000,000.00	300,000,000.00	291,866,046.00	291,866,046.00
LIBOR-BASED	0.500	0.204	0.704	06.12.2017	01.11.2032	300,000,000.00	300,000,000.00	294,343,473.00	294,343,473.00
LIBOR-BASED	0.500	0.267	0.767	08.11.2017	15.10.2042	100,000,000.00	100,000,000.00	50,795,695.15	50,795,695.15
LIBOR-BASED	0.500	0.438	0.938	10.01.2018	15.11.2047	380,000,000.00	380,000,000.00	79,832,333.59	79,832,333.59
LIBOR-BASED	0.500	0.238	0.738	28.08.2018	15.05.2033	300,000,000.00	300,000,000.00	296,497,758.00	296,497,758.00
LIBOR-BASED	0.500	0.438	0.938	17.12.2018	15.11.2050	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.438	0.938	17.12.2018	15.11.2050	100,000,000.00	100,000,000.00	2,480,260.29	2,480,260.29
LIBOR-BASED	0.500	0.238	0.738	09.10.2018	15.05.2033	300,000,000.00	300,000,000.00	296,497,758.00	296,497,758.00
LIBOR-BASED	0.500	0.438	0.938	03.06.2019	15.05.2044	300,000,000.00	300,000,000.00	176,500,000.00	176,500,000.00
LIBOR-BASED	0.500	0.367	0.867	11.07.2019	01.04.2049	1,300,000,000.00	1,300,000,000.00	468,786,985.95	468,786,985.95
LIBOR-BASED	0.500	0.204	0.704	20.11.2019	01.11.2034	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.305	0.805	13.12.2019	15.06.2034	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.456	0.956	13.12.2019	01.12.2047	200,000,000.00	200,000,000.00	18,624,874.42	18,624,874.42
LIBOR-BASED	0.500	0.438	0.938	13.12.2019	15.11.2047	23,300,000.00	23,300,000.00	3,614,206.52	3,614,206.52
LIBOR-BASED	0.500	0.287	0.787	23.04.2020	15.04.2030	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
LIBOR-BASED	0.500	0.287	0.787	23.04.2020	15.04.2025	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR-BASED	0.500	0.367	0.867	28.04.2020	15.04.2049	200,000,000.00	200,000,000.00	200,000,000.00	200,000,000.00
LIBOR-BASED	0.500	0.167	0.667	04.06.2020	15.04.2035	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.404	0.904	15.06.2020	01.05.2049	500,000,000.00	500,000,000.00	470,723,011.03	470,723,011.03
LIBOR-BASED	0.500	0.505	1.005	01.07.2020	15.06.2048	26,532,604.00	26,532,604.00	758,956.73	758,956.73
LIBOR-BASED	0.500	0.167	0.667	20.08.2020	15.02.2035	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.167	0.667	27.08.2020	15.08.2035	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.467	0.967	08.09.2020	15.08.2049	125,000,000.00	125,000,000.00	80,334,042.91	80,334,042.91
LIBOR-BASED	0.500	0.165	0.665	15.09.2020	01.09.2036	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR-BASED	0.500	0.165	0.665	19.03.2021	01.03.2031	400,000,000.00	400,000,000.00	393,446,825.14	393,446,825.14
SOFR	0.500	0.443	0.943	13.08.2021	15.07.2036	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	2.000	2.500	19.11.2021	15.08.2036	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.305	0.805	16.12.2021	15.11.2036	600,000,000.00	600,000,000.00	600,000,000.00	600,000,000.00
SOFR	0.500	2.280	2.780	01.06.2022	15.05.2037	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
SOFR	0.500	2.280	2.780	01.06.2022	15.05.2037	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
SOFR	1.070	1.171	2.241	07.01.2010	01.10.2034	405,000,000.00	405,000,000.00	337,567,500.16	337,567,500.16
FIXED			5.540	23.01.2007	15.11.2026	250,000,000.00	250,000,000.00	93,625,000.00	93,625,000.00
FIXED			4.910	29.08.2007	15.05.2027	50,000,000.00	50,000,000.00	1,040,500.00	1,040,500.00
FIXED			4.440	29.08.2007	15.05.2027			624,300.00	624,300.00
FIXED			3.730	29.08.2007	15.05.2027			416,200.00	416,200.00
FIXED			4.160	29.08.2007	15.05.2027			2,228,008.29	2,228,008.29
FIXED			4.100	29.08.2007	15.05.2027			1,043,307.56	1,043,307.56
FIXED			3.350	29.08.2007	15.05.2027			1,002,174.58	1,002,174.58

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			3.600	29.08.2007	15.05.2027			2,079,766.11	2,079,766.11
FIXED			2.580	29.08.2007	15.11.2026			309,037.26	309,037.26
FIXED			2.350	29.08.2007	15.05.2027			1,769,252.52	1,769,252.52
FIXED			1.940	29.08.2007	15.05.2027			5,920,766.25	5,920,766.25
FIXED			2.280	29.08.2007	15.05.2027			3,112,037.75	3,112,037.75
FIXED			2.900	29.08.2007	15.05.2027			1,198,148.24	1,198,148.24
FIXED			2.750	29.08.2007	15.05.2027			66,440.91	66,440.91
LIBOR-BASED	0.500	1.760	2.260	16.12.2008	15.11.2033	200,000,000.00	200,000,000.00	153,380,000.00	153,380,000.00
FIXED			3.670	24.10.2008	15.11.2032	232,000,000.00	232,000,000.00	406,174.00	406,174.00
FIXED			4.170	24.10.2008	15.11.2032			2,100,900.00	2,100,900.00
FIXED			4.140	24.10.2008	15.11.2032			25,495.84	25,495.84
FIXED			3.510	24.10.2008	15.11.2032			1,386,911.31	1,386,911.31
FIXED			3.730	24.10.2008	15.11.2032			4,786,587.83	4,786,587.83
FIXED			2.660	24.10.2008	15.11.2032			4,246,759.90	4,246,759.90
FIXED			2.470	24.10.2008	15.11.2032			6,514,409.53	6,514,409.53
FIXED			2.090	24.10.2008	15.11.2032			8,956,247.70	8,956,247.70
FIXED			2.530	24.10.2008	15.11.2032			16,334,277.17	16,334,277.17
FIXED			3.230	24.10.2008	15.11.2032			10,084,203.40	10,084,203.40
FIXED			2.980	24.10.2008	15.11.2032			12,412,992.01	12,412,992.01
FIXED			2.710	24.10.2008	15.11.2032			11,189,943.95	11,189,943.95
FIXED			2.520	24.10.2008	15.11.2032			8,406,257.38	8,406,257.38
FIXED			2.410	24.10.2008	15.11.2032			10,609,285.80	10,609,285.80
FIXED			1.880	24.10.2008	15.11.2032			9,484,729.19	9,484,729.19
LIBOR-BASED	0.500	1.790	2.290	24.10.2008	15.11.2032			10,581,871.29	10,581,871.29
FIXED			2.550	24.10.2008	15.11.2032			10,691,713.39	10,691,713.39
FIXED			2.600	24.10.2008	15.11.2032			2,343,345.71	2,343,345.71
LIBOR-BASED	1.450	1.130	2.580	12.05.2009	15.09.2033	10,000,000.00	10,000,000.00	6,875,682.78	6,875,682.78
FIXED			5.810	30.06.2005	15.04.2025	16,000,000.00	16,000,000.00	94,772.00	94,772.00
FIXED			5.640	30.06.2005	15.04.2025			11,160.84	11,160.84
FIXED			5.600	30.06.2005	15.04.2025			1,473.91	1,473.91
FIXED			5.630	30.06.2005	15.04.2025			23,231.20	23,231.20
FIXED			4.480	30.06.2005	15.04.2025			53,356.58	53,356.58
FIXED			4.770	30.06.2005	15.04.2025			34,338.58	34,338.58
FIXED			3.590	30.06.2005	15.04.2025			99,273.35	99,273.35
FIXED			3.820	30.06.2005	15.04.2025			166,976.70	166,976.70
FIXED			4.130	30.06.2005	15.04.2025			92,744.93	92,744.93
FIXED			2.770	30.06.2005	15.04.2025			130,307.00	130,307.00
FIXED			3.680	30.06.2005	15.04.2025			369,887.73	369,887.73
FIXED			2.460	30.06.2005	15.04.2025			221,073.60	221,073.60
FIXED			2.270	30.06.2005	15.04.2025			433,967.69	433,967.69
FIXED			1.850	30.06.2005	15.04.2025			253,182.53	253,182.53

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			1.940	30.06.2005	15.04.2025			152,847.22	152,847.22
FIXED			2.600	30.06.2005	15.04.2025			91,032.71	91,032.71
FIXED			2.540	30.06.2005	15.04.2025			461,804.76	461,804.76
FIXED			5.560	26.01.2004	15.10.2023	5,000,000.00	5,000,000.00	6,215.00	6,215.00
FIXED			5.870	26.01.2004	15.10.2023			34,966.95	34,966.95
FIXED			5.830	26.01.2004	15.10.2023			27,206.58	27,206.58
FIXED			5.840	26.01.2004	15.10.2023			5,255.83	5,255.83
FIXED			4.620	26.01.2004	15.10.2023			62,552.78	62,552.78
FIXED			4.980	26.01.2004	15.10.2023			89,391.42	89,391.42
FIXED			3.740	26.01.2004	15.10.2023			57,321.14	57,321.14
FIXED			3.920	26.01.2004	15.10.2023			45,167.42	45,167.42
FIXED			4.170	26.01.2004	15.10.2023			56,271.33	56,271.33
FIXED			2.820	26.01.2004	15.10.2023			64,715.48	64,715.48
FIXED			3.710	26.01.2004	15.10.2023			64,423.53	64,423.53
FIXED			2.560	26.01.2004	15.10.2023			24,820.55	24,820.55
FIXED			5.380	30.03.2007	15.11.2026	11,000,000.00	11,000,000.00	37,450.00	37,450.00
FIXED			4.890	30.03.2007	15.11.2026			91,800.19	91,800.19
FIXED			4.430	30.03.2007	15.11.2026			19,169.93	19,169.93
FIXED			3.710	30.03.2007	15.11.2026			13,664.67	13,664.67
FIXED			4.120	30.03.2007	15.11.2026			43,671.84	43,671.84
FIXED			4.060	30.03.2007	15.11.2026			187,692.38	187,692.38
FIXED			3.290	30.03.2007	15.11.2026			237,053.08	237,053.08
FIXED			3.540	30.03.2007	15.11.2026			117,833.46	117,833.46
FIXED			2.530	30.03.2007	15.11.2026			427,289.05	427,289.05
FIXED			2.300	30.03.2007	15.11.2026			145,800.32	145,800.32
FIXED			1.890	30.03.2007	15.11.2026			413,253.91	413,253.91
FIXED			2.220	30.03.2007	15.11.2026			508,844.35	508,844.35
FIXED			2.820	30.03.2007	15.11.2026			266,866.91	266,866.91
FIXED			5.380	03.05.2007	15.11.2026	83,752,000.00	83,752,000.00	187,250.00	187,250.00
FIXED			4.890	03.05.2007	15.11.2026			749,000.00	749,000.00
FIXED			4.430	03.05.2007	15.11.2026			131,075.00	131,075.00
FIXED			3.710	03.05.2007	15.11.2026			632,905.00	632,905.00
FIXED			4.120	03.05.2007	15.11.2026			1,074,617.73	1,074,617.73
FIXED			4.060	03.05.2007	15.11.2026			913,222.96	913,222.96
FIXED			3.290	03.05.2007	15.11.2026			783,588.78	783,588.78
FIXED			3.540	03.05.2007	15.11.2026			1,709,130.75	1,709,130.75
FIXED			2.530	03.05.2007	15.11.2026			1,724,690.99	1,724,690.99
FIXED			2.300	03.05.2007	15.11.2026			3,237,913.20	3,237,913.20
FIXED			1.890	03.05.2007	15.11.2026			3,493,793.46	3,493,793.46
FIXED			2.220	03.05.2007	15.11.2026			4,416,065.17	4,416,065.17
FIXED			2.820	03.05.2007	15.11.2026			3,547,669.92	3,547,669.92

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.690	03.05.2007	15.11.2026			2,444,516.74	2,444,516.74
FIXED			2.530	03.05.2007	15.11.2026			2,577,199.72	2,577,199.72
FIXED			2.370	03.05.2007	15.11.2026			2,204,367.48	2,204,367.48
FIXED			5.490	22.01.2003	15.10.2022	50,000,000.00	50,000,000.00	61,350.00	61,350.00
FIXED			5.490	22.01.2003	15.10.2022			10,707.49	10,707.49
FIXED			5.250	22.01.2003	15.10.2022			23,100.60	23,100.60
FIXED			5.420	22.01.2003	15.10.2022			104,543.34	104,543.34
FIXED			5.530	22.01.2003	15.10.2022			102,878.12	102,878.12
FIXED			6.030	22.01.2003	15.10.2022			133,992.80	133,992.80
FIXED			5.860	22.01.2003	15.10.2022			206,362.41	206,362.41
FIXED			5.810	22.01.2003	15.10.2022			341,409.97	341,409.97
FIXED			5.810	22.01.2003	15.10.2022			278,539.65	278,539.65
FIXED			4.530	22.01.2003	15.10.2022			260,163.26	260,163.26
FIXED			4.940	22.01.2003	15.10.2022			168,010.02	168,010.02
FIXED			3.660	22.01.2003	15.10.2022			180,299.39	180,299.39
FIXED			3.810	22.01.2003	15.10.2022			141,614.61	141,614.61
FIXED			4.040	22.01.2003	15.10.2022			16,378.91	16,378.91
FIXED			3.580	22.01.2003	15.10.2022			6,679.88	6,679.88
FIXED			5.490	22.01.2003	15.10.2022	33,600,000.00	33,600,000.00	54,642.40	54,642.40
FIXED			5.490	22.01.2003	15.10.2022			30,682.00	30,682.00
FIXED			5.250	22.01.2003	15.10.2022			35,326.04	35,326.04
FIXED			5.420	22.01.2003	15.10.2022			36,980.10	36,980.10
FIXED			5.530	22.01.2003	15.10.2022			144,970.33	144,970.33
FIXED			6.030	22.01.2003	15.10.2022			154,838.28	154,838.28
FIXED			5.860	22.01.2003	15.10.2022			115,874.35	115,874.35
FIXED			5.810	22.01.2003	15.10.2022			286,515.11	286,515.11
FIXED			5.810	22.01.2003	15.10.2022			99,439.08	99,439.08
FIXED			4.530	22.01.2003	15.10.2022			140,635.87	140,635.87
FIXED			4.940	22.01.2003	15.10.2022			104,146.29	104,146.29
FIXED			3.660	22.01.2003	15.10.2022			67,096.89	67,096.89
FIXED			3.810	22.01.2003	15.10.2022			22,787.65	22,787.65
FIXED			5.520	19.08.2003	15.04.2023	21,900,000.00	21,900,000.00	22,219.40	22,219.40
FIXED			5.280	19.08.2003	15.04.2023			34,868.87	34,868.87
FIXED			5.440	19.08.2003	15.04.2023			42,120.76	42,120.76
FIXED			5.540	19.08.2003	15.04.2023			13,759.72	13,759.72
FIXED			6.040	19.08.2003	15.04.2023			80,496.90	80,496.90
FIXED			5.870	19.08.2003	15.04.2023			112,759.22	112,759.22
FIXED			5.820	19.08.2003	15.04.2023			216,829.03	216,829.03
FIXED			5.830	19.08.2003	15.04.2023			159,859.90	159,859.90
FIXED			4.570	19.08.2003	15.04.2023			86,980.58	86,980.58
FIXED			4.960	19.08.2003	15.04.2023			24,372.11	24,372.11

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			3.700	19.08.2003	15.04.2023			97,603.75	97,603.75
FIXED			3.860	19.08.2003	15.04.2023			59,170.91	59,170.91
FIXED			4.110	19.08.2003	15.04.2023			58,347.50	58,347.50
FIXED			2.760	19.08.2003	15.04.2023			10,586.81	10,586.81
FIXED			3.650	19.08.2003	15.04.2023			65,854.27	65,854.27
FIXED			2.510	19.08.2003	15.04.2023			188,452.16	188,452.16
FIXED			2.320	19.08.2003	15.04.2023			187,548.16	187,548.16
FIXED			1.890	19.08.2003	15.04.2023			250,630.59	250,630.59
FIXED			1.950	19.08.2003	15.04.2023			31,862.14	31,862.14
FIXED			5.470	24.08.2004	15.04.2024	60,000,000.00	60,000,000.00	125,080.79	125,080.79
FIXED			5.560	24.08.2004	15.04.2024			82,704.87	82,704.87
FIXED			6.050	24.08.2004	15.04.2024			128,958.43	128,958.43
FIXED			5.880	24.08.2004	15.04.2024			366,293.41	366,293.41
FIXED			5.840	24.08.2004	15.04.2024			147,677.49	147,677.49
FIXED			5.860	24.08.2004	15.04.2024			18,547.70	18,547.70
FIXED			4.660	24.08.2004	15.04.2024			1,723,630.33	1,723,630.33
FIXED			4.990	24.08.2004	15.04.2024			1,543,101.91	1,543,101.91
FIXED			5.430	30.06.2005	15.12.2024	18,995,000.00	18,995,000.00	19,726.26	19,726.26
FIXED			5.840	30.06.2005	15.12.2024			155,775.00	155,775.00
FIXED			5.350	30.06.2005	15.12.2024			76,128.06	76,128.06
FIXED			6.160	30.06.2005	15.12.2024			97,222.59	97,222.59
FIXED			5.140	30.06.2005	15.12.2024			199,402.56	199,402.56
FIXED			5.180	30.06.2005	15.12.2024			230,786.20	230,786.20
FIXED			3.220	30.06.2005	15.12.2024			196,684.68	196,684.68
FIXED			4.640	30.06.2005	15.12.2024			286,678.20	286,678.20
FIXED			4.000	30.06.2005	15.12.2024			414,906.83	414,906.83
FIXED			3.640	30.06.2005	15.12.2024			336,107.20	336,107.20
FIXED			3.520	30.06.2005	15.12.2024			623,093.24	623,093.24
FIXED			3.090	30.06.2005	15.12.2024			348,680.98	348,680.98
FIXED			2.320	30.06.2005	15.12.2024			164,697.55	164,697.55
FIXED			1.980	30.06.2005	15.12.2024			27,651.34	27,651.34
FIXED			6.180	03.10.2006	15.06.2026	200,000,000.00	200,000,000.00	842,121.54	842,121.54
FIXED			5.200	03.10.2006	15.06.2026			3,022,014.58	3,022,014.58
FIXED			5.240	03.10.2006	15.06.2026			12,020,939.04	12,020,939.04
FIXED			3.240	03.10.2006	15.06.2026			8,096,149.68	8,096,149.68
FIXED			4.750	03.10.2006	15.06.2026			2,931,403.94	2,931,403.94
FIXED			4.170	03.10.2006	15.06.2026			9,487,805.32	9,487,805.32
FIXED			3.800	03.10.2006	15.06.2026			8,866,479.84	8,866,479.84
FIXED			3.730	03.10.2006	15.06.2026			6,142,946.29	6,142,946.29
FIXED			3.310	03.10.2006	15.06.2026			1,005,863.26	1,005,863.26
FIXED			2.460	03.10.2006	15.06.2026			9,627,149.98	9,627,149.98

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.110	03.10.2006	15.06.2026			262,616.20	262,616.20
FIXED			1.950	03.10.2006	15.06.2026			3,109,746.24	3,109,746.24
FIXED			2.440	03.10.2006	15.06.2026			1,144,764.41	1,144,764.41
FIXED			6.180	03.10.2006	15.06.2026	110,000,000.00	110,000,000.00	91,520.00	91,520.00
FIXED			5.200	03.10.2006	15.06.2026			2,133,136.00	2,133,136.00
FIXED			3.240	03.10.2006	15.06.2026			3,872,998.62	3,872,998.62
FIXED			4.170	03.10.2006	15.06.2026			6,540,306.72	6,540,306.72
FIXED			3.730	03.10.2006	15.06.2026			128,849.11	128,849.11
FIXED			3.310	03.10.2006	15.06.2026			10,588,576.06	10,588,576.06
FIXED			2.110	03.10.2006	15.06.2026			10,288,998.38	10,288,998.38
FIXED			1.950	03.10.2006	15.06.2026			1,205,767.18	1,205,767.18
LIBOR-BASED	0.500	0.570	1.070	28.06.2010	15.05.2035	250,000,000.00	250,000,000.00	216,700,000.00	216,700,000.00
LIBOR-BASED	0.500	0.570	1.070	31.08.2010	01.05.2035	30,000,000.00	30,000,000.00	25,425,710.90	25,425,710.90
LIBOR-BASED	0.500	2.550	3.050	07.08.2009	01.05.2034	70,360,000.00	70,360,000.00	46,424,368.18	46,424,368.18
LIBOR-BASED	0.500	0.770	1.270	03.12.2010	01.05.2035	59,124,000.00	59,124,000.00	49,661,651.91	49,661,651.91
SOFR	0.850	0.186	1.036	12.05.2011	01.01.2036	10,000,000.00	10,000,000.00	2,307,994.38	2,307,994.38
SOFR	1.270	1.171	2.441	15.06.2011	01.10.2036	250,000,000.00	250,000,000.00	233,850,000.00	233,850,000.00
LIBOR-BASED	0.500	0.770	1.270	23.09.2011	15.10.2036	500,000,000.00	500,000,000.00	2,416,750.00	2,416,750.00
LIBOR-BASED	0.500	0.770	1.270	23.09.2011	15.10.2036			480,933,250.00	480,933,250.00
SOFR	0.850	0.289	1.139	30.01.2013	15.07.2037	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
SOFR	0.850	0.523	1.373	02.04.2014	15.02.2039	479,000,000.00	479,000,000.00	430,541,837.03	430,541,837.03
LIBOR-BASED	0.500	0.770	1.270	20.04.2013	15.11.2037	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	1.270	0.480	1.750	23.12.2013	01.12.2038	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
SOFR	0.850	0.986	1.836	10.04.2014	15.03.2039	300,000,000.00	300,000,000.00	295,200,000.00	295,200,000.00
LIBOR-BASED	0.500	0.770	1.270	08.09.2014	15.04.2044	501,250,000.00	501,250,000.00	349,895,847.56	349,895,847.56
LIBOR-BASED	0.500	0.460	0.960	14.10.2014	15.05.2039	116,000,000.00	116,000,000.00	22,074,843.42	22,074,843.42
LIBOR-BASED	0.500	0.770	1.270	14.10.2014	15.05.2039	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	1.070	1.570	20.01.2016	15.10.2041	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
LIBOR-BASED	0.500	1.070	1.570	20.01.2016	15.10.2043			496,256,250.00	496,256,250.00
LIBOR-BASED	0.500	1.070	1.570	20.01.2016	15.04.2044			3,110.00	3,110.00
LIBOR-BASED	0.500	1.070	1.570	20.01.2016	15.04.2044			1,240,640.00	1,240,640.00
SOFR	1.050	0.289	1.339	29.04.2016	15.01.2041	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
LIBOR-BASED	0.500	0.970	1.470	02.03.2018	15.11.2040	170,000,000.00	170,000,000.00	155,637,684.86	155,637,684.86
LIBOR-BASED	0.500	1.070	1.570	19.12.2017	15.04.2042	207,603,205.00	207,603,205.00	16,643,698.89	16,643,698.89
SOFR	1.050	0.987	2.037	14.02.2019	15.03.2042	40,700,000.00	40,700,000.00	101,750.00	101,750.00
LIBOR-BASED	0.500	0.970	1.470	02.04.2019	15.10.2037	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
LIBOR-BASED	0.500	1.120	1.620	28.11.2019	15.05.2044	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	1.470	0.730	2.200	19.12.2019	15.12.2038	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
SOFR	1.770	1.171	2.941	10.04.2020	01.04.2049	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR-BASED	0.500	1.270	1.770	28.04.2020	15.04.2049	100,000,000.00	100,000,000.00	80,196,783.43	80,196,783.43
LIBOR-BASED	0.500	1.270	1.770	03.06.2020	15.05.2049	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
LIBOR-BASED	1.770	1.030	2.800	14.07.2020	15.06.2049	370,000,000.00	370,000,000.00	23,892,196.84	23,892,196.84
SOFR	1.350	0.978	2.328	10.11.2020	15.09.2049	600,000,000.00	600,000,000.00	301,505,226.00	301,505,226.00
LIBOR-BASED	0.500	1.270	1.770	03.12.2020	15.10.2049	88,280,000.00	88,280,000.00	625,523.65	625,523.65
LIBOR-BASED	1.070	0.330	1.400	21.12.2020	15.06.2031	600,000,000.00	600,000,000.00	600,000,000.00	600,000,000.00
LIBOR-BASED	1.770	0.980	2.750	21.12.2020	01.12.2049	300,000,000.00	300,000,000.00	137,848,833.21	137,848,833.21
SOFR	0.900	0.791	1.691	19.03.2021	01.09.2039	500,000,000.00	500,000,000.00	453,494,121.40	453,494,121.40
LIBOR-BASED	1.620	0.880	2.500	19.07.2021	15.06.2046	280,000,000.00	280,000,000.00	45,579,546.12	45,579,546.12
LIBOR-BASED	1.320	0.580	1.900	19.07.2021	15.12.2039	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.820	1.320	29.11.2021	15.11.2039	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
LIBOR-BASED	0.500	0.870	1.370	29.11.2021	15.11.2039			80,000,000.00	80,000,000.00
LIBOR-BASED	0.500	0.820	1.320	29.11.2021	15.11.2039			120,000,000.00	120,000,000.00
LIBOR-BASED	1.320	0.580	1.900	16.12.2021	01.06.2040	600,000,000.00	600,000,000.00	600,000,000.00	600,000,000.00
LIBOR-BASED	1.050	2.266	3.316	18.06.2019	10.06.2044	202,040,000.00	202,040,000.00	9,883,530.77	9,883,530.77
FIXED			3.000	23.07.1982	15.04.2023	9,900,000.00	9,900,000.00	269,704.10	269,704.10
FIXED			3.000	28.05.1981	26.08.2022	1,000,000.00	1,000,000.00	22,444.49	22,444.49
FIXED			3.000	30.09.1981	17.08.2022	1,600,000.00	1,600,000.00	20,244.94	20,244.94
FIXED			3.000	31.08.1982	14.06.2023	4,500,000.00	4,500,000.00	40,002.65	40,002.65
FIXED			3.000	29.09.1982	28.04.2023	8,300,000.00	8,300,000.00	10,423.20	10,423.20
FIXED			3.000	23.05.1984	02.06.2023	7,000,000.00	7,000,000.00	2,119.57	2,119.57
FIXED			3.000	31.08.1983	16.11.2024	13,500,000.00	13,500,000.00	21,857.81	21,857.81
FIXED			3.000	28.10.1980	16.12.2023	7,500,000.00	7,500,000.00	273,979.56	273,979.56
FIXED			3.000	04.12.1980	28.10.2023	9,200,000.00	9,200,000.00	37,794.92	37,794.92
FIXED			3.000	21.07.1982	12.09.2023	2,900,000.00	2,900,000.00	22,013.80	22,013.80
FIXED			3.000	30.07.1983	16.04.2025	7,800,000.00	7,800,000.00	140,961.41	140,961.41
FIXED			3.000	29.07.1983	01.10.2024	1,000,000.00	1,000,000.00	7,626.38	7,626.38
FIXED			3.000	26.03.1984	10.10.2024	2,300,000.00	2,300,000.00	42,588.60	42,588.60
FIXED			3.000	15.02.1979	22.11.2022	1,600,000.00	1,600,000.00	18,237.98	18,237.98
FIXED			3.000	30.06.1980	14.02.2023	3,300,000.00	3,300,000.00	112,968.79	112,968.79
FIXED			3.000	30.04.1993	26.11.2023	20,000,000.00	20,000,000.00	1,666,627.04	1,666,627.04
FIXED			1.000	09.08.2001	31.12.2031	40,000,000.00	40,000,000.00	9,084,407.39	9,084,407.39
FIXED			1.000	09.08.2001	27.01.2032			6,194,921.70	6,194,921.70
FIXED			1.000	11.07.2002	27.12.2032	20,000,000.00	20,000,000.00	6,156,289.04	6,156,289.04
FIXED			1.000	11.07.2002	13.02.2033			2,298,127.85	2,298,127.85
FIXED			1.000	17.07.2003	31.12.2033	40,000,000.00	40,000,000.00	17,483,122.10	17,483,122.10
FIXED			1.000	17.07.2003	14.01.2034			978,344.05	978,344.05
FIXED			1.000	09.08.2004	31.12.2034	20,000,000.00	20,000,000.00	3,304,891.04	3,304,891.04
FIXED			1.000	09.08.2004	03.03.2035			6,692,717.57	6,692,717.57
FIXED			1.000	10.08.2005	21.03.2036	20,000,000.00	20,000,000.00	10,459,590.00	10,459,590.00
FIXED			1.000	14.07.2006	31.12.2037	20,000,000.00	20,000,000.00	5,854,463.13	5,854,463.13
FIXED			1.000	14.07.2006	14.01.2038			6,390,648.82	6,390,648.82
INTEREST FREE				05.01.1973	01.09.2022	12,700,000.00	12,700,000.00	190,500.00	190,500.00

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
INTEREST FREE				21.04.1978	15.12.2027	28,000,000.00	28,000,000.00	3,550,700.37	3,550,700.37
INTEREST FREE				27.06.1979	01.06.2029	40,000,000.00	40,000,000.00	6,766,873.91	6,766,873.91
SOFR	0.000	1.446	1.446	11.10.2017	15.10.2035	10,333,000.00	10,333,000.00	6,682,578.17	6,682,578.17
FIXED			4.000	17.12.2008	15.07.2028	30,000,000.00	30,000,000.00	828,732.93	828,732.93
FIXED			4.000	17.12.2008	15.07.2028	10,000,000.00	10,000,000.00	4,333,390.00	4,333,390.00
FIXED			4.200	20.07.2012	15.01.2032	30,000,000.00	30,000,000.00	18,493,029.90	18,493,029.90
SOFR	0.000	1.446	1.446	15.04.2019	15.04.2037	62,900,000.00	62,900,000.00	9,279,337.67	9,279,337.67
LIBOR-BASED	0.000	0.760	0.760	03.06.1994	01.06.2024	15,000,000.00	15,000,000.00	500,000.00	500,000.00
LIBOR-BASED	0.000	0.760	0.760	03.06.1994	01.06.2024			1,000,000.00	1,000,000.00
FIXED			1.500	05.07.1996	17.03.2027	25,753,878.00	25,753,878.00	6,281,433.84	6,281,433.84
FIXED			1.000	22.09.2000	26.02.2031	7,014,271.00	7,014,271.00	3,079,436.06	3,079,436.06
FIXED			0.300	28.05.2002	10.09.2032	4,398,146.88	4,398,146.88	2,252,709.48	2,252,709.48
FIXED			0.300	28.05.2002	10.09.2032	6,779,174.50	6,779,174.50	3,472,260.30	3,472,260.30
FIXED			0.300	28.05.2002	10.09.2032	18,558,684.00	18,558,684.00	9,505,667.60	9,505,667.60
FIXED			0.300	12.12.2002	10.03.2033	12,937,310.99	12,937,310.99	6,941,971.76	6,941,971.76
FIXED			0.200	31.05.2006	15.09.2042	13,495,424.00	13,495,424.00	11,066,247.68	11,066,247.68
FIXED			3.000	09.11.2009	21.01.2030	89,153,766.00	89,153,766.00	47,382,947.07	47,382,947.07
LIBOR-BASED	0.000	1.560	1.560	19.12.2017	15.04.2042	207,603,205.00	207,603,205.00	16,476,710.45	16,476,710.45
FIXED			2.000	10.04.2018	21.07.2038	62,086,837.82	62,086,837.82	51,002,759.30	51,002,759.30
LIBOR-BASED	0.000	0.770	0.770	05.06.2020	15.05.2032	750,000,000.00	750,000,000.00	750,000,000.00	750,000,000.00
FIXED			2.000	29.08.2019	21.07.2040	219,776,242.63	219,776,242.63	17,585,486.50	17,585,486.50
FIXED			1.500	29.10.2020	20.10.2050	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
LIBOR-BASED	0.000	0.790	0.790	26.03.2021	15.03.2033	300,000,000.00	300,000,000.00	295,627,653.30	295,627,653.30
FIXED			1.500	17.12.2021	20.12.2051	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
FIXED			3.000	01.08.1978	06.01.2024	883,000.00	883,000.00	42,203.41	42,203.41
INTEREST FREE				05.04.1974	15.04.2024	9,500,000.00	9,500,000.00	570,000.00	570,000.00
INTEREST FREE				27.06.1979	15.02.2029	22,000,000.00	22,000,000.00	4,035,658.94	4,035,658.94
B. ON-LENT TO GOCCs/GFIs							872,099,155.31		252,914,242.01

EURO							13,937,880.11		5,403,472.11

INTEREST FREE				30.10.1992	31.12.2022	3,718,402.88	3,898,001.74	185,921.62	194,901.63
INTEREST FREE				11.03.1996	31.12.2025	3,264,014.04	3,421,665.92	666,089.88	698,262.02
INTEREST FREE				04.08.2004	31.12.2038	6,313,280.98	6,618,212.45	4,302,497.81	4,510,308.45
JAPANESE YEN							858,161,275.20		247,510,769.90

FIXED			3.000	19.08.1993	20.08.2023	18,120,000,000.00	133,508,160.00	1,318,107,000.00	9,711,812.38
FIXED			3.000	19.08.1993	20.08.2023	1,259,000,000.00	9,276,312.00	87,498,000.00	644,685.26
FIXED			3.000	20.12.1994	20.12.2024	9,795,000,000.00	72,169,560.00	1,137,190,000.00	8,378,815.92
FIXED			3.000	20.12.1994	20.12.2024	6,212,000,000.00	45,770,016.00	283,845,000.00	2,091,369.96

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

	INTEREST		INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.700	18.03.1997	20.03.2027	26,344,000,000.00	194,102,592.00	6,270,710,000.00	46,202,591.28
FIXED			2.300	18.03.1997	20.03.2027			96,880,000.00	713,811.84
FIXED			0.750	10.09.1998	20.09.2038	23,668,000,000.00	174,385,824.00	7,290,426,000.00	53,715,858.77
FIXED			1.000	07.04.2000	20.04.2040	22,262,000,000.00	164,026,416.00	11,040,732,000.00	81,348,113.38
FIXED			0.750	07.04.2000	20.04.2040			1,081,368,000.00	7,967,519.42
FIXED			1.000	07.04.2000	20.04.2040	8,266,000,000.00	60,903,888.00	4,387,716,000.00	32,328,691.49
FIXED			0.750	07.04.2000	20.04.2040			489,924,000.00	3,609,760.03
FIXED			3.000	16.08.1995	31.07.2025	545,400,000.00	4,018,507.20	108,270,924.00	797,740.17
II. NG-ISSUED EXTERNAL DEBT SECURITIES							44,609,982,073.06		40,551,481,073.06

EURO							4,245,615,000.00		4,245,615,000.00

FIXED			0.875	17.05.2019	17.05.2027	750,000,000.00	786,225,000.00	750,000,000.00	786,225,000.00
FIXED			0.700	03.02.2020	03.02.2029	600,000,000.00	628,980,000.00	600,000,000.00	628,980,000.00
INTEREST FREE				03.02.2020	03.02.2023	600,000,000.00	628,980,000.00	600,000,000.00	628,980,000.00
FIXED			0.250	28.04.2021	28.04.2025	650,000,000.00	681,395,000.00	650,000,000.00	681,395,000.00
FIXED			1.200	28.04.2021	28.04.2033	650,000,000.00	681,395,000.00	650,000,000.00	681,395,000.00
FIXED			1.750	28.04.2021	28.04.2041	800,000,000.00	838,640,000.00	800,000,000.00	838,640,000.00
JAPANESE YEN							1,945,888,800.00		1,945,888,800.00

FIXED			0.540	15.08.2018	15.08.2023	6,200,000,000.00	45,681,600.00	6,200,000,000.00	45,681,600.00
FIXED			0.990	15.08.2018	15.08.2028	40,800,000,000.00	300,614,400.00	40,800,000,000.00	300,614,400.00
FIXED			0.180	15.08.2019	15.08.2022	30,400,000,000.00	223,987,200.00	30,400,000,000.00	223,987,200.00
FIXED			0.280	15.08.2019	15.08.2024	21,000,000,000.00	154,728,000.00	21,000,000,000.00	154,728,000.00
FIXED			0.430	15.08.2019	14.08.2026	17,900,000,000.00	131,887,200.00	17,900,000,000.00	131,887,200.00
FIXED			0.590	15.08.2019	15.08.2029	22,700,000,000.00	167,253,600.00	22,700,000,000.00	167,253,600.00
FIXED			0.001	13.04.2021	12.04.2024	55,000,000,000.00	405,240,000.00	55,000,000,000.00	405,240,000.00
FIXED			0.760	22.04.2022	22.04.2027	52,000,000,000.00	383,136,000.00	52,000,000,000.00	383,136,000.00
FIXED			0.950	22.04.2022	20.04.2029	5,000,000,000.00	36,840,000.00	5,000,000,000.00	36,840,000.00
FIXED			1.220	22.04.2022	22.04.2032	7,100,000,000.00	52,312,800.00	7,100,000,000.00	52,312,800.00
FIXED			1.830	22.04.2022	22.04.2042	6,000,000,000.00	44,208,000.00	6,000,000,000.00	44,208,000.00
PHILIPPINE PESO							1,556,667,273.06		1,556,667,273.06

FIXED			6.250	14.01.2011	14.01.2036	54,770,000,000.00	996,361,651.81	54,770,000,000.00	996,361,651.81
FIXED			3.900	26.11.2012	26.11.2022	30,800,000,000.00	560,305,621.25	30,800,000,000.00	560,305,621.25
UNITED STATES DOLLAR							36,861,811,000.00		32,803,310,000.00

FIXED			9.500	21.10.1999	21.10.2024	1,006,294,000.00	1,006,294,000.00	347,796,000.00	347,796,000.00
FIXED			10.625	16.03.2000	16.03.2025	1,000,000,000.00	1,000,000,000.00	480,463,000.00	480,463,000.00
FIXED			10.625	24.09.2003	16.03.2025	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00

EXTERNAL DIRECT DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 30 JUNE 2022

INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			10.625	16.09.2004	16.03.2025	700,000,000.00	700,000,000.00	700,000,000.00	700,000,000.00
FIXED			9.500	02.02.2005	02.02.2030	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			9.500	16.05.2005	02.02.2030	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			7.750	11.01.2006	14.01.2031	1,500,000,000.00	1,500,000,000.00	859,940,000.00	859,940,000.00
FIXED			7.750	14.07.2006	14.01.2031	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
FIXED			7.750	25.09.2006	14.01.2031	434,506,000.00	434,506,000.00	434,506,000.00	434,506,000.00
FIXED			7.500	25.09.2006	25.09.2024	774,204,000.00	774,204,000.00	577,589,000.00	577,589,000.00
FIXED			6.375	15.01.2007	15.01.2032	1,000,000,000.00	1,000,000,000.00	522,248,000.00	522,248,000.00
FIXED			6.375	05.02.2008	15.01.2032	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			6.375	23.10.2009	23.10.2034	1,000,000,000.00	1,000,000,000.00	53,324,000.00	53,324,000.00
FIXED			6.375	13.01.2010	23.10.2034	850,000,000.00	850,000,000.00	850,000,000.00	850,000,000.00
FIXED			6.375	06.10.2010	23.10.2034	946,807,000.00	946,807,000.00	946,807,000.00	946,807,000.00
FIXED			5.500	30.03.2011	30.03.2026	1,500,000,000.00	1,500,000,000.00	1,049,678,000.00	1,049,678,000.00
FIXED			6.375	23.10.2011	23.10.2034	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00
FIXED			5.000	13.01.2012	13.01.2037	1,500,000,000.00	1,500,000,000.00	1,330,959,000.00	1,330,959,000.00
FIXED			4.200	21.01.2014	21.01.2024	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			3.950	20.01.2015	20.01.2040	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.700	01.03.2016	01.03.2041	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.700	02.02.2017	02.02.2042	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.000	01.02.2018	01.02.2028	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.750	14.01.2019	14.01.2029	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			2.457	05.05.2020	05.05.2030	1,000,000,000.00	1,000,000,000.00	1,000,000,000.00	1,000,000,000.00
FIXED			2.950	05.05.2020	05.05.2045	1,350,000,000.00	1,350,000,000.00	1,350,000,000.00	1,350,000,000.00
FIXED			2.650	10.12.2020	10.12.2045	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			1.648	10.12.2020	10.06.2031	1,250,000,000.00	1,250,000,000.00	1,250,000,000.00	1,250,000,000.00
FIXED			1.950	06.07.2021	06.01.2032	750,000,000.00	750,000,000.00	750,000,000.00	750,000,000.00
FIXED			3.200	06.07.2021	06.07.2046	2,250,000,000.00	2,250,000,000.00	2,250,000,000.00	2,250,000,000.00
FIXED			3.229	29.03.2022	29.03.2027	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			3.556	29.03.2022	29.03.2032	750,000,000.00	750,000,000.00	750,000,000.00	750,000,000.00
FIXED			4.200	29.03.2022	29.03.2047	1,000,000,000.00	1,000,000,000.00	1,000,000,000.00	1,000,000,000.00

1/	Original currencies converted using BSP reference rate prevailing on 1 July 2022

DOMESTIC DEBT OF THE REPUBLIC OF THE PHILIPPINES (OTHER THAN SECURITIES) 1/

AS OF 30 JUNE 2022

	INTEREST			INTEREST RATE + SPREAD (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
	RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
TOTAL									156,295,719.74	2,843,291.25

I. NATIONAL GOVERNMENT DIRECT DOMESTIC DEBT									156,295,719.74	2,843,291.25

PHILIPPINE PESO									156,295,719.74	2,843,291.25

	INTEREST FREE				1953	Upon Demand			79,145,577.96	1,439,795.85
	INTEREST FREE				1953	Upon Demand			48,146,311.86	875,865.23
	INTEREST FREE				1953	Upon Demand			29,003,829.92	527,630.16

1/	Excludes government securities and debt guaranteed by the Republic
2/	Original currencies converted using BSP reference rate prevailing on 1 July 2022

GUARANTEED DOMESTIC DEBT OF THE REPUBLIC OF THE PHILIPPINES (OTHER THAN SECURITIES) 1/

AS OF 30 JUNE 2022

	INTEREST			INTEREST RATE + SPREAD (per annum)				ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE
	RATE BASIS	SPREAD	RATE		DATE CONTRACTED	DATE OF MATURITY		(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
TOTAL								279,219,820,000.00	5,079,494,633.44	195,223,775,815.06	3,551,243,040.81

	I. NG-GUARANTEED DOMESTIC DEBT							279,000,000,000.00	5,075,495,724.94	195,087,706,440.28	3,548,985,018.01

	PHILIPPINE PESO							279,000,000,000.00	5,075,495,724.94	195,087,706,440.28	3,548,985,018.01

	FLOATING			0.500	2017	2025	PHP	30,000,000,000.00	545,752,228.49	19,100,000,000.00	347,462,252.14
	FLOATING			0.400	2018	2026	PHP	30,000,000,000.00	545,752,228.49	22,400,000,000.00	407,494,997.27
	FIXED			2.747	2020	2025	PHP	43,000,000,000.00	782,244,860.83	37,195,000,000.00	676,641,804.62
	FIXED			2.000	2021	2026	PHP	48,000,000,000.00	873,203,565.58	45,600,000,000.00	829,543,387.30
	FLOATING			2.250	2022	2026	PHP	53,000,000,000.00	964,162,270.33	15,000,000,000.00	272,876,114.24
	FLOATING			3 Months PDST-F + 1.00%	2009	2024	PHP	75,000,000,000.00	1,364,380,571.22	45,188,326,457.82	822,054,328.87
	FIXED			4.000			PHP			10,604,379,982.46	192,912,133.57
	II. NG-GUARANTEED DOMESTIC LIABILITIES ASSUMED PER PROC. 50							219,820,000.00	3,998,908.50	136,069,374.78	2,258,022.79

	PHILIPPINE PESO							219,820,000.00	3,998,908.50	136,069,374.78	2,258,022.79

	INTEREST FREE				1986	Upon Demand	PHP	6,830,000.00	124,249.59	6,826,408.78	124,184.26
	INTEREST FREE				1986	Upon Demand	PHP	30,000,000.00	545,752.23	30,000,000.00	545,752.23
	INTEREST FREE				1986	Upon Demand	PHP	12,340,000.00	224,486.08	12,344,259.00	224,563.56
	INTEREST FREE				1986	Upon Demand	PHP	17,410,000.00	316,718.21	17,411,986.00	57,996.40
	INTEREST FREE				1986	Upon Demand	PHP	35,440,000.00	644,715.30	14,523,999.00	264,216.83
	INTEREST FREE				1986	Upon Demand	PHP	6,620,000.00	120,429.33	6,622,014.00	120,465.96
	INTEREST FREE				1986	Upon Demand	PHP	6,260,000.00	113,880.30	6,264,525.00	113,962.62
	INTEREST FREE				1986	Upon Demand	PHP	5,200,000.00	94,597.05	5,200,323.00	94,602.93
	INTEREST FREE				1986	Upon Demand	PHP	3,440,000.00	62,579.59	3,442,320.00	62,621.79
	INTEREST FREE				1986	Upon Demand	PHP	1,120,000.00	20,374.75	1,121,733.00	20,406.28
	INTEREST FREE				1986	Upon Demand	PHP	19,190,000.00	349,099.51	19,186,222.00	349,030.78
	INTEREST FREE				1986	Upon Demand	PHP	31,970,000.00	581,589.96	910,000.00	57,996.40
	INTEREST FREE				1986	Upon Demand	PHP	32,300,000.00	587,593.23	4,710,883.00	85,699.16
	INTEREST FREE				1986	Upon Demand	PHP	7,690,000.00	139,894.49	3,490,677.00	63,501.49
	INTEREST FREE				1986	Upon Demand	PHP	4,010,000.00	72,948.88	4,014,025.00	73,022.10

1/	Excludes securities issued by GOCCs
2/	Original currencies converted using BSP reference rate prevailing on 1 July 2022

Outstanding Treasury Bonds Issued by the Nat’l. Government

As of March 31, 2022

In Million Pesos

ISIN	ISSUE/ RE-ISSUE * DATE		MATURITY DATE	COUPON RATE	FACE AMOUNT
Total					7,911,893.38

3 Years					252,250.50

PIBD0322G247	04-Jul-19		04-Jul-22	4.7500%	19,740.50
PIBD0322G247	29-Aug-19	*	04-Jul-22	4.7500%	20,000.00
PIBD0322G247	03-Oct-19	*	04-Jul-22	4.7500%	20,000.00
PIBD0322G247	12-Dec-19	*	04-Jul-22	4.7500%	27,041.00
PIBD0322G247	09-Jan-20	*	04-Jul-22	4.7500%	16,586.00
PIBD0323I252	10-Sep-20		10-Sep-23	2.3750%	45,000.00
PIBD0323I252	08-Oct-20	*	10-Sep-23	2.3750%	39,048.00
PIBD0323I252	05-Nov-20	*	10-Sep-23	2.3750%	34,835.00
PIBD0323I252	03-Dec-20	*	10-Sep-23	2.3750%	30,000.00
5 Years					456,940.00

PIBD0523C752	08-Mar-18		08-Mar-23	5.5000%	12,039.00
PIBD0523C752	03-May-18	*	08-Mar-23	5.5000%	10,000.00
PIBD0523C752	16-Aug-18	*	08-Mar-23	5.5000%	15,000.00
PIBD0523C752	11-Oct-18	*	08-Mar-23	5.5000%	9,740.00
PIBD0523C752	22-Nov-18	*	08-Mar-23	5.5000%	30,000.00
PIBD0524J762	17-Oct-19		17-Oct-24	4.2500%	30,000.00
PIBD0524J762	05-Mar-20	*	17-Oct-24	4.2500%	40,000.00
PIBD0524J762	28-May-20	*	17-Oct-24	4.2500%	50,000.00
PIBD0526D772	08-Apr-21		08-Apr-26	3.3750%	35,000.00
PIBD0526D772	06-May-21	*	08-Apr-26	3.3750%	50,000.00
PIBD0526D772	02-Sep-21	*	08-Apr-26	3.3750%	35,000.00
PIBD0526D772	14-Oct-21	*	08-Apr-26	3.3750%	35,000.00
PIBD0526D772	04-Nov-21	*	08-Apr-26	3.3750%	35,000.00
PIBD0526D772	13-Jan-22	*	08-Apr-26	3.3750%	22,126.00
PIBD0526D772	03-Feb-22	*	08-Apr-26	3.3750%	35,000.00
PIBD0526D772	17-Mar-22	*	08-Apr-26	3.3750%	13,035.00
7 Years					959,697.00

PIBD0723D588	21-Apr-16		21-Apr-23	3.5000%	25,000.00
PIBD0723D588	28-Jul-16	*	21-Apr-23	3.5000%	25,000.00
PIBD0723D588	18-Aug-16	*	21-Apr-23	3.5000%	25,000.00
PIBD0723D588	13-Oct-16	*	21-Apr-23	3.5000%	11,772.00
PIBD0723D588	14-May-20	*	21-Apr-23	3.5000%	45,000.00
PIBD0723D588	11-Jun-20	*	21-Apr-23	3.5000%	50,000.00
PIBD0724D595	20-Apr-17		20-Apr-24	4.5000%	6,071.00
PIBD0724D595	01-Jun-17	*	20-Apr-24	4.5000%	4,026.00
PIBD0724D595	10-Aug-17	*	20-Apr-24	4.5000%	15,000.00
PIBD0724D595	07-Sep-17	*	20-Apr-24	4.5000%	15,000.00
PIBD0724D595	19-Oct-17	*	20-Apr-24	4.5000%	15,000.00
PIBD0725D618	12-Apr-18		12-Apr-25	5.7500%	7,932.00
PIBD0725D618	17-May-18	*	12-Apr-25	5.7500%	4,915.00
PIBD0725D618	14-Jun-18	*	12-Apr-25	5.7500%	7,612.00
PIBD0725D618	27-Sep-18	*	12-Apr-25	5.7500%	5,730.00
PIBD0725D618	29-Nov-18	*	12-Apr-25	5.7500%	30,000.00
PIBD0725D618	13-Dec-18	*	12-Apr-25	5.7500%	17,474.00
PIBD0726B627	14-Feb-19		14-Feb-26	6.2500%	30,000.00
PIBD0726B627	28-Mar-19	*	14-Feb-26	6.2500%	20,000.00
PIBD0726B627	16-May-19	*	14-Feb-26	6.2500%	20,000.00
PIBD0726B627	18-Jul-19	*	14-Feb-26	6.2500%	20,000.00
PIBD0726B627	12-Sep-19	*	14-Feb-26	6.2500%	10,399.00
PIBD0726B627	31-Oct-19	*	14-Feb-26	6.2500%	20,000.00
PIBD0726B627	23-Jan-20	*	14-Feb-26	6.2500%	27,203.00
PIBD0728D649	22-Apr-21		22-Apr-28	3.6250%	60,000.00
PIBD0728D649	20-May-21	*	22-Apr-28	3.6250%	45,000.00
PIBD0728D649	10-Jun-21	*	22-Apr-28	3.6250%	42,000.00
PIBD0728D649	08-Jul-21	*	22-Apr-28	3.6250%	52,971.00
PIBD0728D649	29-Jul-21	*	22-Apr-28	3.6250%	61,000.00
PIBD0728H654	12-Aug-21		12-Aug-28	3.7500%	55,000.00
PIBD0728H654	09-Sep-21	*	12-Aug-28	3.7500%	40,000.00
PIBD0728H654	23-Sep-21	*	12-Aug-28	3.7500%	40,000.00
PIBD0728H654	07-Oct-21	*	12-Aug-28	3.7500%	35,578.00
PIBD0728H654	28-Oct-21	*	12-Aug-28	3.7500%	19,315.00
PIBD0728H654	27-Jan-22	*	12-Aug-28	3.7500%	35,000.00
PIBD0728H654	24-Mar-22	*	12-Aug-28	3.7500%	15,699.00
10 Years					1,076,531.23

Outstanding Treasury Bonds Issued by the Nat’l. Government

As of March 31, 2022

In Million Pesos

ISIN	ISSUE/ RE-ISSUE * DATE		MATURITY DATE	COUPON RATE	FACE AMOUNT
PIBD1022H562	02-Aug-12		02-Aug-22	4.8750%	22,553.90
PIBD1022I570	13-Sep-12		13-Sep-22	4.7500%	22,944.62
PIBD1022L585	06-Dec-12		06-Dec-22	4.0000%	56,940.72
PIBD1027E617	04-May-17		04-May-27	4.7500%	9,723.00
PIBD1027E617	15-Jun-17	*	04-May-27	4.7500%	15,000.00
PIBD1027E617	24-Aug-17	*	04-May-27	4.7500%	15,000.00
PIBD1027E617	21-Sep-17	*	04-May-27	4.7500%	15,000.00
PIBD1027E617	09-Nov-17	*	04-May-27	4.7500%	10,213.00
PIBD1027E617	17-Dec-20	*	04-May-27	4.7500%	40,000.00
PIBD1027E617	27-Jan-21	*	04-May-27	4.7500%	40,000.00
PIBD1027E617	11-Mar-21	*	04-May-27	4.7500%	49,000.00
PIBD1027E617	24-Jun-21	*	04-May-27	4.7500%	55,000.00
PIBD1028C635	22-Mar-18		22-Mar-28	6.2500%	7,990.00
PIBD1028C635	19-Apr-18	*	22-Mar-28	6.2500%	10,000.00
PIBD1028C635	24-May-18	*	22-Mar-28	6.2500%	4,080.00
PIBD1028C635	08-Nov-18	*	22-Mar-28	6.2500%	15,000.00
PIBD1028C635	06-Dec-18	*	22-Mar-28	6.2500%	38,136.00
PIBD1029A644	10-Jan-19		10-Jan-29	6.8750%	40,000.00
PIBD1029A644	14-Mar-19	*	10-Jan-29	6.8750%	20,000.00
PIBD1029A644	11-Apr-19	*	10-Jan-29	6.8750%	20,000.00
PIBD1029A644	30-May-19	*	10-Jan-29	6.8750%	20,000.00
PIBD1029A644	15-Aug-19	*	10-Jan-29	6.8750%	20,000.00
PIBD1029A644	14-Nov-19	*	10-Jan-29	6.8750%	20,000.00
PIBD1029A644	20-Feb-20	*	10-Jan-29	6.8750%	45,000.00
PIBD1030G655	09-Jul-20		09-Jul-30	2.8750%	30,000.00
PIBD1030G655	13-Aug-20	*	09-Jul-30	2.8750%	30,000.00
PIBD1030G655	04-Feb-21	*	09-Jul-30	2.8750%	30,000.00
PIBD1030G655	25-Mar-21	*	09-Jul-30	2.8750%	30,000.00
PIBD1030G655	17-Jun-21	*	09-Jul-30	2.8750%	45,000.00
PIBD1031G662	22-Jul-21		22-Jul-31	4.0000%	40,000.00
PIBD1031G662	05-Aug-21	*	22-Jul-31	4.0000%	42,000.00
PIBD1031G662	16-Sep-21	*	22-Jul-31	4.0000%	35,000.00
PIBD1031G662	30-Sep-21	*	22-Jul-31	4.0000%	37,950.00
PIBD1031G662	11-Nov-21	*	22-Jul-31	4.0000%	35,000.00
PIBD1032A675	20-Jan-22		20-Jan-32	4.8750%	40,000.00
PIBD1032A675	10-Feb-22	*	20-Jan-32	4.8750%	35,000.00
PIBD1032A675	31-Mar-22	*	20-Jan-32	4.8750%	35,000.00
					6,934.70

10 Yr. AR Bonds	various		various	floating rate	6,934.70
20 Years					471,293.23

PIBD2022J033	17-Oct-02		17-Oct-22	12.7500%	760.00
PISD2023A102	05-Jan-03		05-Jan-23	12.8400%	2.94
PIBD2023B048	20-Feb-03		20-Feb-23	13.0000%	4,301.51
TEBD2023B048	20-Feb-03		20-Feb-23	11.7000%	287.00
PIBD2023E054	29-May-03		29-May-23	11.8750%	2,649.22
PIBD2023J068	23-Oct-03		23-Oct-23	11.3750%	1,728.09
PIBD2024F075	03-Jun-04		03-Jun-24	12.3750%	2,228.68
TEBD2024F075	03-Jun-04		03-Jun-24	11.1375%	258.30
PIBD2024H086	05-Aug-04		05-Aug-24	12.8750%	2,380.82
TEBD2024H086	05-Aug-04		05-Aug-24	11.5875%	60.00
PIBD2024K091	11-Nov-04		11-Nov-24	13.7500%	3,080.85
TEBD2024K091	11-Nov-04		11-Nov-24	12.3750%	15.90
PIBD2025D103	14-Apr-05		14-Apr-25	12.1250%	3,128.46
TEBD2025D103	14-Apr-05		14-Apr-25	10.9125%	90.00
PIBD2025J116	20-Oct-05		20-Oct-25	12.1250%	2,343.96
TEBD2025J116	20-Oct-05		20-Oct-25	10.9125%	29.00
PIBD2026A122	19-Jan-06		19-Jan-26	10.2500%	7,977.73
PIBD2026L139	07-Dec-06		07-Dec-26	8.0000%	12,072.25
PIBD2027I140	06-Sep-07		06-Sep-27	8.6250%	7,521.93
PIBD2028L151	04-Dec-08		04-Dec-28	9.5000%	17,032.29
PIBD2030E166	27-May-10		27-May-30	8.7500%	72,412.57
PIBD2032B183	02-Feb-12		02-Feb-32	5.8750%	35,530.27
PIBD2032I195	27-Sep-12		27-Sep-32	5.7500%	20,254.12
PIBD2033C206	21-Mar-13		21-Mar-33	3.6250%	89,250.35
PIBD2033C206	01-Jul-21	*	21-Mar-33	3.6250%	38,090.00
PIBD2037E214	18-May-17		18-May-37	5.2500%	15,000.00
PIBD2037E214	29-Jun-17	*	18-May-37	5.2500%	15,000.00
PIBD2038B224	22-Feb-18		22-Feb-38	6.5000%	8,853.00

Outstanding Treasury Bonds Issued by the Nat’l. Government

As of March 31, 2022

In Million Pesos

ISIN	ISSUE/ RE-ISSUE * DATE		MATURITY DATE	COUPON RATE	FACE AMOUNT
PIBD2038B224	26-Apr-18	*	22-Feb-38	6.5000%	4,260.00
PIBD2038B224	21-Jun-18	*	22-Feb-38	6.5000%	4,120.00
PIBD2039A232	24-Jan-19		24-Jan-39	6.7500%	31,504.00
PIBD2039A232	13-Jun-19	*	24-Jan-39	6.7500%	20,000.00
PIBD2039A232	01-Aug-19	*	24-Jan-39	6.7500%	20,000.00
PIBD2039A232	28-Nov-19	*	24-Jan-39	6.7500%	12,271.00
PIBD2041G241	15-Jul-21		15-Jul-41	5.1250%	16,799.00
25 Years					235,982.41

PIBD2525K015	29-Nov-00		29-Nov-25	18.2500%	6,112.75
PIBD2530G029	28-Jul-05		28-Jul-30	12.5000%	5,665.24
TEBD2530G029	28-Jul-05		28-Jul-30	11.2500%	100.20
PIBD2531A032	26-Jan-06		26-Jan-31	11.2500%	11,044.89
TEBD2531A032	26-Jan-06		26-Jan-31	10.1250%	255.00
PIBD2531J042	05-Oct-06		05-Oct-31	9.3750%	6,175.06
PIBD2532K057	29-Nov-07		29-Nov-32	8.5000%	46,008.30
PIBD2534K062	05-Nov-09		05-Nov-34	9.2500%	28,054.60
PIBD2535I071	30-Sep-10		30-Sep-35	8.0000%	62,220.40
PIBD2536I097	29-Sep-11		29-Sep-36	7.6250%	32,186.37
PIBD2537H103	16-Aug-12		16-Aug-37	5.7500%	38,159.60
$6.582M Phil. Par Bond Redenominated into 28.5 years					97.05

PISD3025G011	15-Jul-96		06-Jan-25	12.8400%	97.05
Retail Treasury Bonds					3,248,757.56

PIID0323B101	11-Feb-20		11-Feb-23	4.3750%	310,827.96
PIID0324C115	09-Mar-21		09-Mar-24	2.3750%	463,321.67
PIID0522L114	04-Dec-17		04-Dec-22	4.6250%	255,359.34
PIID0524C129	12-Mar-19		12-Mar-24	6.2500%	235,916.44
PIID0525H130	12-Aug-20		12-Aug-25	2.6250%	516,340.79
PIID0527C159	04-Mar-22		04-Mar-27	4.8750%	457,798.87
PIID0527L140	02-Dec-21		02-Jun-27	4.6250%	360,025.37
PIID1023H046	15-Aug-13		15-Aug-23	3.2500%	141,422.52
PIID1026I057	20-Sep-16		20-Sep-26	3.5000%	100,125.71
PIID1526J019	20-Oct-11		20-Oct-26	6.2500%	53,270.55
PIID1527C023	01-Mar-12		01-Mar-27	5.3750%	42,534.69
PIID2032C014	01-Mar-12		01-Mar-32	5.8750%	132,682.04
PIID2537J015	24-Oct-12		24-Oct-37	6.1250%	179,131.62
Benchmark Bonds					1,044,747.55

PIBD1024H595	20-Aug-14		20-Aug-24	4.1250%	119,476.33
PIBD1025I608	09-Sep-15		09-Sep-25	3.6250%	121,479.52
PIBD1025I608	14-Jan-16	*	09-Sep-25	3.6250%	22,180.00
PIBD1025I608	25-Jun-20	*	09-Sep-25	3.6250%	30,000.00
PIBD1025I608	22-Oct-20	*	09-Sep-25	3.6250%	30,000.00
PIBD1025I608	19-Nov-20	*	09-Sep-25	3.6250%	35,000.00
PIBD1025I608	07-Jan-21	*	09-Sep-25	3.6250%	50,000.00
PIBD2031G171	19-Jul-11		19-Jul-31	8.0000%	255,837.15
PIBD2535L086	16-Dec-10		16-Dec-35	8.1250%	163,216.53
PIBD2540I116	09-Sep-15		09-Sep-40	4.6250%	142,558.01
PIBD2540I116	03-Jun-21	*	09-Sep-40	4.6250%	40,000.00
PIBD2540I116	19-Aug-21	*	09-Sep-40	4.6250%	35,000.00
25 Years P50 B CB-BoL T/Bonds					50,000.00

PISD2543L027	20-Dec-18		20-Dec-43	Floating rate	50,000.00
Onshore Dollar T-Bond a/					25,953.00

ODTB1023L018	04-Dec-12		04-Jun-23	2.7500%	25,953.00
Retail Dollar Bonds a/					82,709.15

RODB0526J014	08-Oct-21		08-Oct-26	1.3750%	57,808.18
RODB1031J014	08-Oct-21		08-Oct-31	2.2500%	24,900.97

a/	conversion rate used based on BSP reference rate

as of April 01, 2022 : 1US$/P =P51.906

*	reissue date

Outstanding Treasury Bills Issued by the Nat’l. Government

As of March 31, 2022

In Million Pesos

ISIN	ISSUE DATE	MATURITY DATE	AVERAGE RATE	FACE AMOUNT
Total				656,601.30

91-day				117,903.00

PIBL1221D147	05-Jan-22	06-Apr-22	1.0750%	5,000.00
PISB0322A016	05-Jan-22	06-Apr-22	1.0750%	5,000.00
PIBL1221D156	12-Jan-22	13-Apr-22	0.9690%	5,000.00
PISB0322A025	12-Jan-22	13-Apr-22	0.9690%	5,000.00
PIBL1221D165	19-Jan-22	20-Apr-22	0.8750%	5,000.00
PISB0322A034	19-Jan-22	20-Apr-22	0.8750%	5,000.00
PIBL1221D174	26-Jan-22	27-Apr-22	0.6930%	5,000.00
PISB0322A043	26-Jan-22	27-Apr-22	0.6930%	5,000.00
PIBL1221E182	02-Feb-22	04-May-22	0.6910%	5,000.00
PISB0322B051	02-Feb-22	04-May-22	0.6910%	5,000.00
PIBL1221E191	09-Feb-22	11-May-22	0.7100%	5,000.00
PISB0322B060	09-Feb-22	11-May-22	0.7100%	5,000.00
PIBL1221E208	16-Feb-22	18-May-22	0.8100%	5,000.00
PISB0322B079	16-Feb-22	18-May-22	0.8100%	5,000.00
PIBL1221E217	23-Feb-22	25-May-22	0.8990%	5,000.00
PISB0322B088	23-Feb-22	25-May-22	0.8990%	5,000.00
PISB0322C096	02-Mar-22	01-Jun-22	0.8990%	5,000.00
PISB0322C103	09-Mar-22	08-Jun-22	0.8990%	5,000.00
PIBL1221F243	16-Mar-22	15-Jun-22	1.3050%	3,037.00
PISB0322C112	16-Mar-22	15-Jun-22	1.3050%	5,000.00
PIBL1221F252	23-Mar-22	22-Jun-22	1.5360%	4,866.00
PISB0322C121	23-Mar-22	22-Jun-22	1.5360%	5,000.00
PIBL1221F261	30-Mar-22	29-Jun-22	1.5870%	5,000.00
PISB0322C130	30-Mar-22	29-Jun-22	1.5870%	5,000.00
182-day				157,000.00

PIBL1221D147	06-Oct-21	06-Apr-22	1.3910%	5,000.00
PIBL1221D156	13-Oct-21	13-Apr-22	1.3910%	5,000.00
PIBL1221D165	20-Oct-21	20-Apr-22	1.3900%	5,000.00
PIBL1221D174	27-Oct-21	27-Apr-22	1.3870%	5,000.00
PIBL1221E182	03-Nov-21	04-May-22	1.3950%	5,000.00
PIBL1221E191	10-Nov-21	11-May-22	1.4010%	5,000.00
PIBL1221E208	17-Nov-21	18-May-22	1.4130%	5,000.00
PIBL1221E217	24-Nov-21	25-May-22	1.4430%	5,000.00
PIBL1221F225	01-Dec-21	01-Jun-22	1.4490%	3,000.00
PIBL1221F234	07-Dec-21	08-Jun-22	1.4430%	3,000.00
PISB0621L046	07-Dec-21	08-Jun-22	1.4430%	30,000.00
PIBL1221F243	15-Dec-21	15-Jun-22	1.4280%	3,000.00
PIBL1221G279	05-Jan-22	06-Jul-22	1.2690%	5,000.00
PIBL1221G288	12-Jan-22	13-Jul-22	1.1210%	5,000.00
PIBL1221G297	19-Jan-22	20-Jul-22	1.0970%	5,000.00
PIBL1221G304	26-Jan-22	27-Jul-22	1.0770%	5,000.00
PIBL1221H312	02-Feb-22	03-Aug-22	1.0230%	5,000.00
PIBL1221H321	09-Feb-22	10-Aug-22	1.0220%	5,000.00
PIBL1221H330	16-Feb-22	17-Aug-22	1.0660%	5,000.00
PIBL1221H349	23-Feb-22	24-Aug-22	1.1570%	5,000.00
PISB0622C017	09-Mar-22	07-Sep-22	1.1570%	30,000.00
PIBL1221I375	16-Mar-22	14-Sep-22	1.4580%	3,000.00
PIBL1221I384	23-Mar-22	21-Sep-22	1.6070%	5,000.00

Outstanding Treasury Bills Issued by the Nat’l. Government

As of March 31, 2022

In Million Pesos

ISIN	ISSUE DATE	MATURITY DATE	AVERAGE RATE	FACE AMOUNT
364-day				381,698.30

PIBL1221D147	07-Apr-21	06-Apr-22	1.9120%	12,000.00
PIBL1221D156	14-Apr-21	13-Apr-22	1.9030%	12,000.00
PIBL1221D165	21-Apr-21	20-Apr-22	1.8840%	17,000.00
PIBL1221D174	28-Apr-21	27-Apr-22	1.8800%	17,000.00
PIBL1221E182	05-May-21	04-May-22	1.8630%	19,000.00
PIBL1221E191	12-May-21	11-May-22	1.8290%	19,000.00
PIBL1221E208	19-May-21	18-May-22	1.8100%	17,000.00
PIBL1221E217	26-May-21	25-May-22	1.7960%	17,000.00
PIBL1221F225	02-Jun-21	01-Jun-22	1.7230%	7,000.00
PIBL1221F234	09-Jun-21	08-Jun-22	1.6490%	7,000.00
PIBL1221F243	16-Jun-21	15-Jun-22	1.5770%	7,000.00
PIBL1221F252	23-Jun-21	22-Jun-22	1.5630%	7,000.00
PIBL1221F261	30-Jun-21	29-Jun-22	1.5620%	5,000.00
PIBL1221G279	07-Jul-21	06-Jul-22	1.5680%	5,000.00
PIBL1221G288	14-Jul-21	13-Jul-22	1.5930%	5,000.00
PIBL1221G297	21-Jul-21	20-Jul-22	1.6290%	5,000.00
PIBL1221G304	28-Jul-21	27-Jul-22	1.6380%	5,000.00
PIBL1221H312	04-Aug-21	03-Aug-22	1.6320%	5,000.00
PIBL1221H321	11-Aug-21	10-Aug-22	1.6250%	5,000.00
PISB1221H021	11-Aug-21	10-Aug-22	1.6250%	25,000.00
PIBL1221H330	18-Aug-21	17-Aug-22	1.6170%	5,000.00
PIBL1221H349	25-Aug-21	24-Aug-22	1.6120%	5,000.00
PIBL1221I357	01-Sep-21	31-Aug-22	1.6160%	5,000.00
PIBL1221I366	08-Sep-21	07-Sep-22	1.6090%	5,000.00
PIBL1221I375	15-Sep-21	14-Sep-22	1.6040%	5,000.00
PIBL1221I384	22-Sep-21	21-Sep-22	1.5970%	5,000.00
PIBL1221I393	29-Sep-21	28-Sep-22	1.5820%	7,000.00
PIBL1221J409	06-Oct-21	05-Oct-22	1.5840%	5,000.00
PIBL1221J418	13-Oct-21	12-Oct-22	1.5870%	5,000.00
PIBL1221J427	20-Oct-21	19-Oct-22	1.6040%	5,000.00
PIBL1221J436	27-Oct-21	26-Oct-22	1.6060%	5,000.00
PIBL1221K443	03-Nov-21	02-Nov-22	1.6130%	5,000.00
PIBL1221K452	10-Nov-21	09-Nov-22	1.6160%	5,000.00
PIBL1221K461	17-Nov-21	16-Nov-22	1.6210%	5,000.00
PIBL1221K470	24-Nov-21	23-Nov-22	1.6280%	5,000.00
PIBL1221L488	01-Dec-21	29-Nov-22	1.6360%	5,000.00
PIBL1221L497	07-Dec-21	07-Dec-22	1.6430%	5,000.00
PIBL1221L503	15-Dec-21	14-Dec-22	1.6490%	5,000.00
PIBL1222A013	05-Jan-22	04-Jan-23	1.6000%	5,000.00
PIBL1222A022	12-Jan-22	11-Jan-23	1.4680%	5,000.00
PIBL1222A031	19-Jan-22	18-Jan-23	1.4150%	5,000.00
PIBL1222A040	26-Jan-22	25-Jan-23	1.4100%	5,000.00
PIBL1222B058	02-Feb-22	01-Feb-23	1.4080%	5,000.00
PIBL1222B067	09-Feb-22	08-Feb-23	1.4080%	5,000.00
PISB1222B016	09-Feb-22	08-Feb-23	1.4080%	24,568.30
PIBL1222B076	16-Feb-22	15-Feb-23	1.4750%	5,000.00
PIBL1222B085	23-Feb-22	22-Feb-23	1.5680%	5,000.00
PIBL1222C119	16-Mar-22	15-Mar-23	1.7340%	3,100.00
PIBL1222C128	23-Mar-22	22-Mar-23	1.7920%	4,030.00

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

	INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
		SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
GRAND TOTAL								7,407,896,951.22		4,489,390,016.69

I. NG-GUARANTEED EXTERNAL DEBT								7,322,368,713.66		4,403,861,779.13

A. NG-GUARANTEED EXTERNAL LOANS								5,521,713,713.66		2,645,266,779.13

EURO								162,985,219.10		84,123,691.34

	FIXED			3.000	16.11.1990	31.03.2022	1,829,388.21	2,081,843.78	23,312.04	26,529.10
	FIXED			3.000	16.11.1990	30.06.2022			4,642.87	5,283.59
	FIXED			3.000	16.11.1990	31.12.2022			5,345.33	6,082.99
	FIXED			3.000	16.11.1990	30.06.2023			8,680.53	9,878.44
	FIXED			2.500	25.01.1991	31.12.2022	2,210,510.74	2,515,561.22	49,057.95	55,827.95
	FIXED			1.500	30.08.1996	30.06.2022	5,157,960.05	5,869,758.54	17,893.58	20,362.89
	FIXED			1.500	30.08.1996	31.03.2023			90,113.99	102,549.72
	FIXED			1.500	30.08.1996	30.06.2023			125,909.61	143,285.14
	FIXED			1.500	30.08.1996	31.03.2024			59,894.13	68,159.52
	FIXED			0.400	10.11.2004	31.03.2032	13,500,000.00	15,363,000.00	2,328,753.00	2,650,120.91
	FIXED			0.400	10.11.2004	31.03.2032			71,522.00	81,392.04
	FIXED			0.400	10.11.2004	31.03.2033			668,564.00	760,825.83
	FIXED			0.400	10.11.2004	30.06.2033			1,222,151.00	1,390,807.84
	FIXED			0.400	10.11.2004	30.09.2033			1,306,536.00	1,486,837.97
	FIXED			0.400	10.11.2004	31.12.2033			372,264.00	423,636.43
	FIXED			0.400	10.11.2004	31.03.2034			722,450.00	822,148.10
	FIXED			0.400	10.11.2004	30.06.2034			174,200.00	198,239.60
	FIXED			0.400	10.11.2004	30.09.2034			283,530.00	322,657.14
	FIXED			0.400	10.11.2004	30.12.2034			259,012.00	294,755.66
	FIXED			0.400	10.11.2004	30.06.2035			726,273.00	826,498.67
	FIXED			0.750	27.12.1996	30.12.2036	4,703,885.30	5,353,021.47	2,357,055.51	2,682,329.17
	FIXED			0.750	08.11.1999	30.12.2039	14,699,641.58	16,728,192.12	8,821,830.14	10,039,242.70
	FIXED			0.750	17.09.1991	31.12.2031	8,819,784.95	10,036,915.27	461,532.42	525,223.89
	FIXED			0.750	29.12.2005	30.12.2045	15,000,000.00	17,070,000.00	12,000,000.00	13,656,000.00
	FIXED			0.750	15.03.2004	30.12.2043	7,500,000.00	8,535,000.00	5,500,000.00	6,259,000.00
	FIXED			0.750	21.12.2004	30.12.2045	5,287,649.52	6,017,345.15	4,231,649.52	4,815,617.15
	FIXED			0.750	07.04.2010	30.06.2050	7,000,000.00	7,966,000.00	6,487,000.00	7,382,206.00
	FIXED			0.750	20.12.2007	30.12.2047	4,741,730.27	5,396,089.05	4,109,730.27	4,676,873.05
	FIXED			0.750	30.06.2009	30.06.2049	10,200,000.00	11,607,600.00	3,169,510.39	3,606,902.82

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.750	21.12.2004	30.12.2044	5,112,918.81	5,818,501.61	3,922,918.81	4,464,281.61
FIXED			0.750	30.12.2003	31.12.2039	25,564,594.06	29,092,508.04	7,675,513.79	8,734,734.69
FIXED			0.750	04.12.2000	30.12.2040	9,356,641.43	10,647,857.95	5,925,872.99	6,743,643.46
FIXED			2.991	31.01.2007	30.06.2025	2,536,050.00	2,886,024.90	739,681.25	841,757.26
JAPANESE YEN							3,444,666,710.02		1,471,666,399.82

LIBOR-BASED	0.000	0.168	0.168	15.05.2002	15.08.2026	3,676,050,000.00	31,955,902.65	561,272,856.00	4,879,144.94
LIBOR-BASED	0.000	0.000	0.000	27.04.2009	15.09.2040	4,520,780,200.00	39,299,142.28	1,788,279,204.00	15,545,511.12
LIBOR-BASED	0.500	-0.050	0.450	29.06.2006	15.06.2026	11,710,000,000.00	101,795,030.00	2,613,405,793.00	22,718,336.56
FIXED			2.410	08.12.2003	01.08.2023	1,188,200,000.00	10,329,022.60	1,972,420.00	17,146.25
FIXED			1.860	08.12.2003	01.08.2023			21,414,000.00	186,151.90
FIXED			2.420	08.12.2003	01.08.2023			14,700,164.00	127,788.53
FIXED			2.160	08.12.2003	01.08.2023			40,691,363.00	353,730.02
FIXED			2.300	08.12.2003	01.08.2023			50,078,113.00	435,329.04
FIXED			1.910	08.12.2003	01.08.2023			13,464,286.00	117,045.04
FIXED			2.010	08.12.2003	01.08.2023			27,282,093.00	237,163.23
FIXED			1.480	08.12.2003	01.08.2023			26,326,107.00	228,852.85
FIXED			1.590	08.12.2003	01.08.2023			1,312,674.00	11,411.08
LIBOR-BASED	0.500	-0.290	0.210	22.07.2005	15.04.2022	6,592,000,000.00	57,304,256.00	166,959,866.00	1,451,382.12
FIXED			2.500	17.03.1992	20.03.2022	6,686,000,000.00	58,121,398.00	163,073,000.00	1,417,593.59
FIXED			3.000	20.12.1994	20.12.2024	22,499,999,999.00	195,592,499.99	3,292,674,000.00	28,623,215.08
FIXED			3.000	20.12.1994	20.12.2024	15,000,000,000.00	130,395,000.00	1,858,500,000.00	16,155,940.50
FIXED			2.500	30.08.1995	20.08.2025	6,131,000,000.00	53,296,783.00	268,592,000.00	2,334,870.26
FIXED			2.100	30.08.1995	20.08.2025			105,512,000.00	917,215.82
FIXED			2.500	30.08.1995	20.08.2025	1,352,000,000.00	11,752,936.00	199,352,000.00	1,732,966.94
FIXED			2.100	30.08.1995	20.08.2025			64,144,000.00	557,603.79
FIXED			2.700	30.08.1995	20.08.2025	12,315,000,000.00	107,054,295.00	2,123,248,000.00	18,457,394.86
FIXED			2.100	30.08.1995	20.08.2025			275,152,000.00	2,391,896.34
FIXED			2.700	29.03.1996	20.03.2026	24,712,000,000.00	214,821,416.00	3,212,046,000.00	27,922,315.88
FIXED			2.300	29.03.1996	20.03.2026			1,306,899,000.00	11,360,873.01
FIXED			2.700	29.05.1996	20.03.2026	10,494,000,000.00	91,224,342.00	2,247,804,000.00	19,540,160.17
FIXED			2.300	29.05.1996	20.03.2026			54,882,000.00	477,089.23
FIXED			2.500	29.03.1996	20.03.2026	5,158,000,000.00	44,838,494.00	1,075,707,000.00	9,351,120.95
FIXED			2.100	29.03.1996	20.03.2026			34,668,000.00	301,368.92
FIXED			2.300	18.03.1997	20.03.2027	876,000,000.00	7,615,068.00	134,904,000.00	1,172,720.47
FIXED			2.500	18.03.1997	20.03.2027	7,228,000,000.00	62,833,004.00	749,760,000.00	6,517,663.68

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.100	18.03.1997	20.03.2027			383,119,000.00	3,330,453.47
FIXED			2.500	18.03.1997	20.03.2027	1,034,000,000.00	8,988,562.00	78,309,000.00	680,740.14
FIXED			2.100	18.03.1997	20.03.2027			135,729,000.00	1,179,892.20
FIXED			2.500	18.03.1997	20.03.2027	2,746,000,000.00	23,870,978.00	95,007,000.00	825,895.85
FIXED			2.100	18.03.1997	20.03.2027			48,444,000.00	421,123.69
FIXED			2.200	10.09.1998	20.09.2028	14,555,000,000.00	126,526,615.00	4,534,362,000.00	39,417,208.87
FIXED			0.750	10.09.1998	20.09.2038			568,922,000.00	4,945,638.95
FIXED			2.200	10.09.1998	20.09.2028	19,990,000,000.00	173,773,070.00	6,478,696,000.00	56,319,304.33
FIXED			0.750	10.09.1998	20.09.2038			228,548,000.00	1,986,767.76
FIXED			2.200	10.09.1998	20.09.2028	6,072,000,000.00	52,783,896.00	169,204,000.00	1,470,890.37
FIXED			1.700	10.09.1998	20.09.2028			1,199,170,000.00	10,424,384.81
FIXED			0.750	10.09.1998	20.09.2038			1,148,588,000.00	9,984,675.48
FIXED			0.750	28.12.1999	20.12.2039	35,350,000,000.00	307,297,550.00	20,809,296,000.00	180,895,210.13
FIXED			0.750	28.12.1999	20.12.2039	20,529,000,000.00	178,458,597.00	12,115,404,000.00	105,319,206.97
FIXED			0.950	31.08.2000	20.08.2040	16,450,000,000.00	142,999,850.00	8,850,390,000.00	76,936,440.27
FIXED			0.750	31.08.2000	20.08.2040			911,430,000.00	7,923,060.99
FIXED			0.950	14.09.2001	20.09.2041	59,037,000,000.00	513,208,641.00	35,919,320,000.00	312,246,648.76
FIXED			0.750	14.09.2001	20.09.2041			2,204,160,000.00	19,160,762.88
FIXED			1.400	30.09.2008	20.09.2038	24,846,000,000.00	215,986,278.00	6,302,410,000.00	54,786,850.13
FIXED			0.650	30.09.2008	20.09.2048			15,049,152,000.00	130,822,278.34
FIXED			0.010	30.09.2008	20.09.2048			189,648,000.00	1,648,610.06
FIXED			1.400	25.12.2009	20.11.2039	14,608,000,000.00	126,987,344.00	2,826,108,000.00	24,567,356.84
FIXED			0.650	25.12.2009	20.11.2049			6,491,016,000.00	56,426,402.09
FIXED			0.010	25.12.2009	20.11.2049			197,960,000.00	1,720,866.28
FIXED			1.400	09.11.2009	20.11.2039	30,380,000,000.00	264,093,340.00	16,959,312,000.00	147,427,299.22
FIXED			0.010	09.11.2009	20.11.2039			74,088,000.00	644,046.98
FIXED			1.400	12.01.2017	20.01.2042	4,928,000,000.00	42,839,104.00	2,615,000,000.00	22,732,195.00
FIXED			2.390	20.12.2007	30.12.2022	5,593,500,000.00	48,624,295.50	216,402,488.00	1,881,186.83
KOREAN WON							27,945,138.00		17,462,637.95

FIXED			2.500	07.05.2004	20.05.2034	33,189,000,000.00	27,945,138.00	20,739,475,000.00	17,462,637.95
UNITED STATES DOLLAR							1,886,116,646.54		1,072,014,050.02

LIBOR-BASED	0.500	-0.197	0.303	27.05.2016	15.03.2041	123,300,000.00	123,300,000.00	66,568,176.42	66,568,176.42
LIBOR-BASED	0.500	-0.197	0.303	19.05.2016	15.03.2041	60,000,000.00	60,000,000.00	10,282,578.85	10,282,578.85
FIXED			3.000	07.01.2010	21.01.2030	116,602,000.00	116,602,000.00	65,353,819.83	65,353,819.83

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.000	20.11.2018	21.01.2039	211,214,646.54	211,214,646.54	31,682,392.76	31,682,392.76
LIBOR-BASED	0.000	0.173	0.173	28.03.2019	17.05.2024	1,100,000,000.00	1,100,000,000.00	660,044,200.00	660,044,200.00
LIBOR-BASED	0.500	0.450	0.950	31.05.2012	15.05.2037	275,000,000.00	275,000,000.00	238,082,882.16	238,082,882.16
B. NG-GUARANTEED EXTERNAL DEBT SECURITIES							1,800,655,000.00		1,758,595,000.00

JAPANESE YEN							321,641,000.00		321,641,000.00

FIXED			3.500	10.12.2002	13.12.2022	37,000,000,000.00	321,641,000.00	37,000,000,000.00	321,641,000.00
UNITED STATES DOLLAR							1,479,014,000.00		1,436,954,000.00

FIXED			9.625	05.05.1998	15.05.2028	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
FIXED			7.390	02.12.2009	02.12.2024	579,014,000.00	579,014,000.00	579,014,000.00	579,014,000.00
FIXED			7.390	23.11.2009	02.12.2024	600,000,000.00	600,000,000.00	557,940,000.00	557,940,000.00
II. NG-GUARANTEED EXTERNAL LIABILITIES ASSUMED PER PROC. 50							85,528,237.56		85,528,237.56

CANADIAN DOLLAR							211,990.13		211,990.13

INTEREST FREE				30.06.1986	31.12.2022	267,807.00	211,990.13	267,807.00	211,990.13
EURO							370,117.19		370,117.19

INTEREST FREE				30.06.1986	31.12.2022	325,234.79	370,117.19	325,234.79	370,117.19
BRITISH POUND							365.58		365.58

INTEREST FREE				30.06.1986	31.12.2022	270.00	365.58	270.00	365.58
JAPANESE YEN							23,829.25		23,829.25

INTEREST FREE				30.06.1986	31.12.2022	2,741,200.00	23,829.25	2,741,200.00	23,829.25
SAUDI RIYAL							7,280,365.43		7,280,365.43

INTEREST FREE				30.06.1986	31.12.2022	5,918,966.00	1,576,415.97	5,918,966.00	1,576,415.97
INTEREST FREE				30.06.1986	31.12.2022	18,456,608.00	4,915,603.78	18,456,608.00	4,915,603.78
INTEREST FREE				30.06.1986	31.12.2022	2,960,000.00	788,345.68	2,960,000.00	788,345.68
UNITED STATES DOLLAR							77,641,569.98		77,641,569.98

INTEREST FREE				30.06.1986	31.12.2022	8,333,333.32	8,333,333.32	8,333,333.32	8,333,333.32

GUARANTEED EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
INTEREST FREE				30.06.1986	31.12.2022	5,215,433.52	5,215,433.52	5,215,433.52	5,215,433.52
INTEREST FREE				30.06.1986	31.12.2022	33,088,000.00	33,088,000.00	33,088,000.00	33,088,000.00
INTEREST FREE				30.06.1986	31.12.2022	7,511,546.63	7,511,546.63	7,511,546.63	7,511,546.63
INTEREST FREE				30.06.1986	31.12.2022	18,598,000.00	18,598,000.00	18,598,000.00	18,598,000.00
INTEREST FREE				30.06.1986	31.12.2022	509,091.00	509,091.00	509,091.00	509,091.00
INTEREST FREE				30.06.1986	31.12.2022	514,525.51	514,525.51	514,525.51	514,525.51
INTEREST FREE				30.06.1986	31.12.2022	2,180,000.00	2,180,000.00	2,180,000.00	2,180,000.00
INTEREST FREE				30.06.1986	31.12.2022	717,440.00	717,440.00	717,440.00	717,440.00
INTEREST FREE				30.06.1986	31.12.2022	974,200.00	974,200.00	974,200.00	974,200.00

1/	Original currencies converted using BSP reference rate prevailing on 3 January 2022

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
GRAND TOTAL							94,133,902,451.17		69,807,684,637.66

I. NG DIRECT EXTERNAL LOANS							51,155,775,506.61		30,888,058,693.10

A. AVAILED BY GOVERNMENT AGENCIES							50,118,143,192.89		30,571,917,196.95

CANADIAN DOLLAR							5,010,688.74		230,727.62

INTEREST FREE				15.11.1974	30.09.2024	6,330,000.00	5,010,688.74	291,478.06	230,727.62
CHINA YUAN							188,292,000.00		60,634,826.22

FIXED			2.000	11.05.2006	21.03.2026	400,000,000.00	62,764,000.00	119,763,938.35	18,792,159.57
FIXED			2.000	15.01.2007	21.09.2026	800,000,000.00	125,528,000.00	266,666,666.60	41,842,666.66
EURO							2,403,648,643.61		1,930,495,663.16

LIBOR-BASED	0.000	0.233	0.233	23.04.2020	15.04.2030	231,632,000.00	263,597,216.00	231,632,000.00	263,597,216.00
LIBOR-BASED	0.000	0.105	0.105	23.04.2020	15.04.2025	463,263,000.00	527,193,294.00	463,263,000.00	527,193,294.00
FIXED			0.750	14.02.2002	30.06.2042	6,828,167.68	7,770,454.82	4,592,167.68	5,225,886.82
FIXED			0.750	26.06.2002	30.06.2042	7,464,861.47	8,495,012.35	5,047,861.47	5,744,466.35
FIXED			0.750	20.12.2007	30.12.2047	10,000,000.00	11,380,000.00	8,516,536.60	9,691,818.65
FIXED			0.750	24.12.2008	30.12.2048	4,000,000.00	4,552,000.00	3,603,663.86	4,100,969.47
LIBOR-BASED	0.000	1.030	1.030	14.10.2015	01.05.2034	22,800,000.00	25,946,400.00	14,468,857.31	16,465,559.62
LIBOR-BASED	0.000	1.030	1.030	26.10.2015	01.11.2033	27,310,000.00	31,078,780.00	15,449,791.97	17,581,863.26
FIXED			4.500	23.07.1999	31.12.2022	72,672,834.17	82,701,685.29	5,589,511.14	6,360,863.68
FIXED			4.000	16.11.2000	30.06.2023	31,249,318.69	35,561,724.67	3,906,164.74	4,445,215.47
FIXED			4.400	11.12.2001	18.10.2024	23,986,986.00	27,297,190.07	5,996,746.50	6,824,297.52
FIXED			3.650	28.02.2002	31.10.2024	36,279,013.93	41,285,517.85	6,046,502.23	6,880,919.54
FIXED			3.450	28.02.2002	17.05.2025	18,168,208.54	20,675,421.32	5,299,060.80	6,030,331.19
FIXED			3.000	08.04.1988	31.03.2022	4,344,796.99	4,944,378.97	4,612.67	5,249.22
FIXED			3.000	08.04.1988	30.06.2022			15,247.49	17,351.64
FIXED			3.000	08.04.1988	30.06.2023			13,008.04	14,803.15
FIXED			3.000	08.04.1988	30.09.2023			6,208.46	7,065.23
FIXED			3.000	08.04.1988	31.12.2024			1,951.83	2,221.18
FIXED			2.500	09.02.1990	31.12.2022	4,431,330.44	5,042,854.04	136,632.25	155,487.50
FIXED			2.500	09.02.1990	31.12.2022	4,153,865.01	4,727,098.38	136,955.29	155,855.12
FIXED			2.500	09.02.1990	31.12.2023			37,241.34	42,380.64
FIXED			2.500	09.02.1990	31.12.2022	2,652,595.39	3,018,653.55	99,413.29	113,132.32
FIXED			2.500	22.01.1992	31.12.2022	1,017,361.58	1,157,757.48	13,139.20	14,952.41
FIXED			2.500	22.01.1992	31.12.2023			49,564.78	56,404.72

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.500	22.01.1992	31.12.2024			36,736.86	41,806.55
FIXED			2.000	07.12.1990	31.12.2022	10,518,982.19	11,970,601.73	242,294.95	275,731.65
FIXED			2.000	07.12.1990	31.12.2023			477,295.92	543,162.76
FIXED			2.000	07.12.1990	31.12.2024			91,075.05	103,643.41
FIXED			2.000	07.12.1990	31.12.2025			38,764.80	44,114.34
FIXED			2.000	07.12.1990	31.12.2022	729,010.47	829,613.91	14,789.07	16,829.96
FIXED			2.000	07.12.1990	31.12.2023			43,322.28	49,300.75
FIXED			2.000	07.12.1990	31.12.2022	2,881,286.42	3,278,903.95	65,437.94	74,468.38
FIXED			2.000	07.12.1990	30.12.2023			152,516.22	173,563.46
FIXED			2.000	07.12.1990	31.12.2024			7,104.48	8,084.90
FIXED			2.000	07.12.1990	31.12.2022	759,194.79	863,963.67	37,959.50	43,197.91
FIXED			2.000	07.12.1990	31.12.2022	2,167,469.20	2,466,579.95	26,807.33	30,506.74
FIXED			2.000	07.12.1990	31.12.2023			163,131.29	185,643.41
FIXED			1.400	13.09.1994	30.06.2022	2,689,415.88	3,060,555.27	18,513.36	21,068.20
FIXED			1.400	13.09.1994	31.12.2022			13,391.58	15,239.62
FIXED			1.400	13.09.1994	31.03.2023			69,354.43	78,925.34
FIXED			1.400	13.09.1994	30.06.2023			41,156.36	46,835.94
FIXED			1.400	13.09.1994	30.09.2023			32,440.39	36,917.16
FIXED			1.400	13.09.1994	31.03.2024			3,085.00	3,510.73
FIXED			1.400	13.09.1994	31.03.2023	15,568,940.42	17,717,454.20	789,146.64	898,048.88
FIXED			1.400	13.09.1994	30.09.2023			35,737.62	40,669.41
FIXED			1.400	13.09.1994	31.12.2025			232,048.12	264,070.76
FIXED			1.400	13.09.1994	31.12.2028			229,389.97	261,045.79
FIXED			1.500	18.12.1995	30.06.2022	1,920,857.62	2,185,935.97	12,248.50	13,938.79
FIXED			1.500	18.12.1995	30.09.2022			76,600.63	87,171.52
FIXED			1.500	18.12.1995	31.03.2023	743,803.27	846,448.12	14,364.31	16,346.58
FIXED			1.500	18.12.1995	30.06.2023			27,429.38	31,214.63
FIXED			1.500	18.12.1995	30.09.2023			15,810.04	17,991.83
FIXED			1.500	18.12.1995	30.06.2024			8,444.99	9,610.40
FIXED			1.500	18.12.1995	30.09.2022	3,658,776.41	4,163,687.55	46,697.02	53,141.21
FIXED			1.500	18.12.1995	31.12.2022			113,568.81	129,241.31
FIXED			1.500	18.12.1995	31.03.2023			3,751.60	4,269.32
FIXED			1.500	18.12.1995	30.06.2023			1,424.59	1,621.18
FIXED			1.500	18.12.1995	30.09.2023			6,087.55	6,927.63
FIXED			1.500	18.12.1995	31.12.2023			9,771.48	11,119.94
FIXED			1.500	18.12.1995	31.03.2024			12,095.01	13,764.12
FIXED			1.500	18.12.1995	30.09.2024			7,650.00	8,705.70
FIXED			1.500	18.12.1995	31.03.2025			6,447.00	7,336.69

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			1.500	18.12.1995	30.06.2025			40,446.02	46,027.57
FIXED			1.500	18.12.1995	31.12.2022	3,099,676.12	3,527,431.42	39,054.59	44,444.12
FIXED			1.500	18.12.1995	30.06.2024			34,500.03	39,261.03
FIXED			1.500	18.12.1995	31.12.2024			12,330.01	14,031.55
FIXED			1.500	18.12.1995	30.09.2025			1,608.00	1,829.90
FIXED			1.500	18.12.1995	31.12.2025			1,608.00	1,829.90
FIXED			1.500	18.12.1995	31.03.2026			222,984.00	253,755.79
FIXED			1.500	18.12.1995	31.12.2026			22,750.01	25,889.51
FIXED			1.500	18.12.1995	30.06.2027			4,730.00	5,382.74
FIXED			1.500	18.12.1995	30.09.2027			12,948.00	14,734.82
FIXED			1.500	18.12.1995	31.12.2027			6,552.00	7,456.18
FIXED			1.500	18.12.1995	30.09.2029			44,000.00	50,072.00
FIXED			1.500	18.12.1995	31.12.2029			332,256.00	378,107.33
FIXED			1.500	15.01.1997	30.09.2023	5,497,311.79	6,255,940.82	141,547.80	161,081.40
FIXED			1.500	15.01.1997	31.03.2024			236,260.00	268,863.88
FIXED			1.500	15.01.1997	30.06.2024			110,240.02	125,453.14
FIXED			1.500	15.01.1997	30.09.2024			124,769.97	141,988.23
FIXED			1.500	15.01.1997	31.12.2024			5,334.00	6,070.09
FIXED			1.500	15.01.1997	31.03.2025			8,428.01	9,591.08
FIXED			1.500	15.01.1997	30.06.2025			29,617.00	33,704.15
FIXED			1.500	15.01.1997	30.09.2025			7,615.99	8,667.00
FIXED			1.500	15.01.1997	31.12.2025			8,704.01	9,905.16
FIXED			1.500	15.01.1997	31.03.2026			12,159.01	13,836.95
FIXED			1.500	15.01.1997	30.06.2026			85,167.00	96,920.05
FIXED			1.500	15.01.1997	30.09.2023	9,144,059.29	10,405,939.47	237,712.64	270,516.98
FIXED			1.500	15.01.1997	30.09.2024			278,364.17	316,778.43
FIXED			1.500	15.01.1997	31.12.2024			4,589.99	5,223.41
FIXED			1.500	15.01.1997	31.03.2025			23,891.04	27,188.00
FIXED			1.500	15.01.1997	30.06.2025			453,971.10	516,619.11
FIXED			1.500	15.01.1997	30.09.2025			111,752.06	127,173.84
FIXED			0.470	22.01.1998	31.12.2029	3,298,662.49	3,753,877.91	383,029.91	435,888.04
FIXED			0.470	22.01.1998	30.06.2030			28,681.43	32,639.47
FIXED			0.470	22.01.1998	30.09.2030			1,686.60	1,919.35
FIXED			0.470	22.01.1998	31.12.2031			824,560.00	938,349.28
FIXED			0.470	22.01.1998	31.03.2032			31,773.00	36,157.67
FIXED			0.470	22.01.1998	30.06.2032			192,566.15	219,140.28
FIXED			0.470	22.01.1998	30.09.2032			74,404.00	84,671.75
FIXED			0.470	22.01.1998	31.12.2029	741,169.01	843,450.33	88,938.09	101,211.55

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.470	22.01.1998	31.03.2030			45,662.00	51,963.36
FIXED			0.470	22.01.1998	30.06.2030			33,623.57	38,263.62
FIXED			0.470	22.01.1998	30.09.2030			28,049.40	31,920.22
FIXED			0.470	22.01.1998	31.12.2030			52,668.00	59,936.18
FIXED			0.470	22.01.1998	31.03.2031			9,918.00	11,286.68
FIXED			0.470	22.01.1998	30.06.2031			19,532.00	22,227.42
FIXED			0.470	22.01.1998	30.09.2031			19,880.00	22,623.44
FIXED			0.470	22.01.1998	30.06.2032			26,785.65	30,482.07
INTEREST FREE				27.11.2007	15.05.2024	5,387,110.80	6,130,532.09	1,122,314.75	1,277,194.19
INTEREST FREE				07.11.2008	31.10.2022	11,351,426.36	12,917,923.20	908,110.77	1,033,430.06
FIXED			0.300	06.11.2009	10.02.2040	15,708,268.88	17,876,009.99	15,708,015.38	17,875,721.50
FIXED			4.740	06.11.2009	15.09.2022	15,708,268.88	17,876,009.99	66,740.93	75,951.18
LIBOR-BASED	1.100	-0.512	0.588	15.02.2010	30.11.2029	150,000,000.00	170,700,000.00	80,000,000.00	91,040,000.00
FIXED			1.000	12.01.2012	28.01.2031	20,493,740.00	23,321,876.12	13,906,466.48	15,825,558.85
FIXED			0.150	10.02.2011	11.04.2034	26,190,016.00	29,804,238.21	23,492,000.00	26,733,896.00
LIBOR-BASED	0.560	1.650	2.210	16.04.2014	31.03.2034	110,269,793.43	125,487,024.92	106,028,647.53	120,660,600.89
LIBOR-BASED	0.530	0.910	1.440	26.02.2015	31.03.2043	50,893,963.00	57,917,329.89	3,000,000.00	3,414,000.00
INTEREST FREE				01.04.2016	14.06.2039	20,493,740.00	23,321,876.12	20,493,704.00	23,321,835.15
LIBOR-BASED	0.270	0.670	0.940	04.04.2016	30.09.2035	50,000,000.00	56,900,000.00	50,000,000.00	56,900,000.00
LIBOR-BASED	0.500	1.320	1.820	27.10.2017	01.09.2037	100,000,000.00	113,800,000.00	100,000,000.00	113,800,000.00
FIXED			0.250	09.06.2020	31.03.2040	150,000,000.00	170,700,000.00	150,000,000.00	170,700,000.00
FIXED			0.250	09.06.2020	31.03.2040	100,000,000.00	113,800,000.00	100,000,000.00	113,800,000.00
FIXED			0.340	14.12.2021	30.11.2031	250,000,000.00	284,500,000.00	250,000,000.00	284,500,000.00
JAPANESE YEN							15,555,677,260.26		6,159,108,505.33

LIBOR-BASED	0.000	0.325	0.325	22.02.2008	01.11.2022	34,253,100,000.00	297,762,198.30	4,610,467,260.00	40,078,791.89
FIXED			2.700	20.03.1992	20.03.2022	7,655,000,000.00	66,544,915.00	113,650,000.00	987,959.45
FIXED			3.000	19.08.1993	20.08.2023	6,872,000,000.00	59,738,296.00	650,324,000.00	5,653,266.53
FIXED			3.000	19.08.1993	20.08.2023	4,633,000,000.00	40,274,669.00	387,096,000.00	3,365,025.53
FIXED			3.000	19.08.1993	20.08.2023	3,803,000,000.00	33,059,479.00	347,044,000.00	3,016,853.49
FIXED			3.000	19.08.1993	20.08.2023	3,055,000,000.00	26,557,115.00	298,044,000.00	2,590,896.49
FIXED			3.000	19.08.1993	20.08.2023	9,294,000,000.00	80,792,742.00	559,896,000.00	4,867,175.93
FIXED			3.000	20.12.1994	20.12.2024	9,620,000,000.00	83,626,660.00	1,398,618,000.00	12,158,186.27
FIXED			3.000	20.12.1994	20.12.2024	4,616,000,000.00	40,126,888.00	632,700,000.00	5,500,061.10
FIXED			3.000	20.12.1994	20.12.2024	11,754,000,000.00	102,177,522.00	1,720,074,000.00	14,952,603.28
FIXED			2.700	30.08.1995	20.08.2025	6,151,000,000.00	53,470,643.00	981,480,000.00	8,532,005.64
FIXED			2.300	30.08.1995	20.08.2025			153,352,000.00	1,333,088.94
FIXED			2.700	30.08.1995	20.08.2025	4,040,000,000.00	35,119,720.00	645,568,000.00	5,611,922.62

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.300	30.08.1995	20.08.2025			113,816,000.00	989,402.49
FIXED			2.500	30.08.1995	20.08.2025	8,312,000,000.00	72,256,216.00	1,454,728,000.00	12,645,950.50
FIXED			2.100	30.08.1995	20.08.2025			162,480,000.00	1,412,438.64
FIXED			2.700	30.08.1995	20.08.2025	18,391,000,000.00	159,872,963.00	3,121,592,000.00	27,135,999.26
FIXED			2.300	30.08.1995	20.08.2025			464,080,000.00	4,034,247.44
FIXED			2.700	30.08.1995	20.08.2025	5,579,000,000.00	48,498,247.00	915,832,000.00	7,961,327.58
FIXED			2.300	30.08.1995	20.08.2025			110,992,000.00	964,853.46
FIXED			2.700	30.08.1995	20.08.2025	6,386,000,000.00	55,513,498.00	1,026,664,000.00	8,924,790.15
FIXED			2.300	30.08.1995	20.08.2025			183,688,000.00	1,596,799.78
FIXED			2.700	30.08.1995	20.08.2025	12,895,000,000.00	112,096,235.00	2,047,880,000.00	17,802,220.84
FIXED			2.300	30.08.1995	20.08.2025			390,008,000.00	3,390,339.54
FIXED			2.700	30.08.1995	20.08.2025	4,765,000,000.00	41,422,145.00	661,096,000.00	5,746,907.53
FIXED			2.300	30.08.1995	20.08.2025			88,864,000.00	772,494.75
FIXED			2.700	30.08.1995	20.08.2025	9,551,000,000.00	83,026,843.00	1,268,040,000.00	11,023,071.72
FIXED			2.300	30.08.1995	20.08.2025			474,360,000.00	4,123,611.48
FIXED			2.700	30.08.1995	20.08.2025	2,872,000,000.00	24,966,296.00	245,200,000.00	2,131,523.60
FIXED			2.300	30.08.1995	20.08.2025			109,080,000.00	948,232.44
FIXED			2.500	29.03.1996	20.03.2026	6,911,000,000.00	60,077,323.00	1,307,412,000.00	11,365,332.52
FIXED			2.100	29.03.1996	20.03.2026			209,574,000.00	1,821,826.78
FIXED			2.300	29.03.1996	20.03.2026	305,000,000.00	2,651,365.00	49,869,000.00	433,511.22
FIXED			2.700	18.03.1997	20.03.2027	5,746,000,000.00	49,949,978.00	909,051,000.00	7,902,380.34
FIXED			2.300	18.03.1997	20.03.2027			198,605,000.00	1,726,473.27
FIXED			2.700	18.03.1997	20.03.2027	7,683,000,000.00	66,788,319.00	1,671,351,000.00	14,529,054.24
FIXED			2.300	18.03.1997	20.03.2027			330,209,000.00	2,870,506.84
FIXED			2.700	18.03.1997	20.03.2027	6,339,868,462.00	55,112,476.54	1,547,425,000.00	13,451,765.53
FIXED			2.300	18.03.1997	20.03.2027			153,494,000.00	1,334,323.34
FIXED			2.500	18.03.1997	20.03.2027	9,411,000,000.00	81,809,823.00	2,151,930,000.00	18,706,727.49
FIXED			2.100	18.03.1997	20.03.2027			242,022,000.00	2,103,897.25
FIXED			2.500	18.03.1997	20.03.2027	7,979,000,000.00	69,361,447.00	1,667,622,000.00	14,496,638.05
FIXED			2.100	18.03.1997	20.03.2027			291,093,000.00	2,530,471.45
FIXED			2.700	18.03.1997	20.03.2027	11,122,000,000.00	96,683,546.00	1,868,064,000.00	16,239,080.35
FIXED			2.300	18.03.1997	20.03.2027			697,081,000.00	6,059,725.13
FIXED			2.200	10.09.1998	20.09.2028	5,849,000,000.00	50,845,357.00	1,438,304,000.00	12,503,176.67
FIXED			0.750	10.09.1998	20.09.2038			492,660,000.00	4,282,693.38
FIXED			2.200	10.09.1998	20.09.2028	13,564,000,000.00	117,911,852.00	3,339,784,000.00	29,032,742.31
FIXED			0.750	10.09.1998	20.09.2038			1,109,522,000.00	9,645,074.75
FIXED			2.200	10.09.1998	20.09.2028	5,728,000,000.00	49,793,504.00	634,158,000.00	5,512,735.49
FIXED			0.750	10.09.1998	20.09.2038			266,050,000.00	2,312,772.65

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.200	10.09.1998	20.09.2028	4,328,000,000.00	37,623,304.00	805,952,000.00	7,006,140.74
FIXED			0.750	10.09.1998	20.09.2038			344,352,000.00	2,993,451.94
FIXED			1.700	10.09.1998	20.09.2028	458,000,000.00	3,981,394.00	8,946,000.00	77,767.58
FIXED			0.750	10.09.1998	20.09.2038			174,148,000.00	1,513,868.56
FIXED			1.700	10.09.1998	20.09.2028	6,734,000,000.00	58,538,662.00	1,691,270,000.00	14,702,210.11
FIXED			0.750	10.09.1998	20.09.2038			733,482,000.00	6,376,159.03
FIXED			1.700	10.09.1998	20.09.2028	3,201,000,000.00	27,826,293.00	12,376,000.00	107,584.57
FIXED			0.750	10.09.1998	20.09.2038			1,203,328,000.00	10,460,530.30
FIXED			2.200	10.09.1998	20.09.2028	14,136,000,000.00	122,884,248.00	3,449,292,000.00	29,984,695.36
FIXED			0.750	10.09.1998	20.09.2038			798,014,000.00	6,937,135.70
FIXED			1.700	10.09.1998	20.09.2028	2,428,000,000.00	21,106,604.00	380,548,000.00	3,308,103.76
FIXED			0.750	10.09.1998	20.09.2038			212,058,000.00	1,843,420.19
FIXED			0.750	10.03.1999	20.03.2039	36,300,000,000.00	315,555,900.00	20,827,835,000.00	181,056,369.66
FIXED			1.800	28.12.1999	20.12.2029	7,210,000,000.00	62,676,530.00	1,927,760,000.00	16,758,017.68
FIXED			0.750	28.12.1999	20.12.2039			906,300,000.00	7,878,465.90
FIXED			1.300	28.12.1999	20.12.2029	951,000,000.00	8,267,043.00	40,960,000.00	356,065.28
FIXED			0.750	28.12.1999	20.12.2039			199,404,000.00	1,733,418.97
FIXED			1.800	28.12.1999	20.12.2029	6,078,000,000.00	52,836,054.00	2,119,824,000.00	18,427,630.03
FIXED			0.750	28.12.1999	20.12.2039			343,260,000.00	2,983,959.18
FIXED			1.800	28.12.1999	20.12.2029	16,990,000,000.00	147,694,070.00	4,194,304,000.00	36,461,084.67
FIXED			1.300	28.12.1999	20.12.2029			84,432,000.00	733,967.38
FIXED			0.750	28.12.1999	20.12.2039			808,164,000.00	7,025,369.65
FIXED			1.800	28.12.1999	20.12.2029	15,384,000,000.00	133,733,112.00	5,131,216,000.00	44,605,660.69
FIXED			0.750	28.12.1999	20.12.2039			1,240,632,000.00	10,784,813.98
FIXED			1.800	28.12.1999	20.12.2029	5,852,000,000.00	50,871,436.00	1,816,976,000.00	15,794,972.37
FIXED			0.750	28.12.1999	20.12.2039			510,912,000.00	4,441,358.02
FIXED			1.800	28.12.1999	20.12.2029	7,434,000,000.00	64,623,762.00	2,570,944,000.00	22,349,216.19
FIXED			0.750	28.12.1999	20.12.2039			498,672,000.00	4,334,955.70
FIXED			1.800	28.12.1999	20.12.2029	5,068,000,000.00	44,056,124.00	1,224,464,000.00	10,644,265.55
FIXED			0.750	28.12.1999	20.12.2039			382,320,000.00	3,323,507.76
FIXED			0.750	28.12.1999	20.12.2039	4,714,000,000.00	40,978,802.00	148,284,000.00	1,289,032.81
FIXED			1.300	28.12.1999	20.12.2029	9,013,000,000.00	78,350,009.00	2,628,528,000.00	22,849,793.90
FIXED			0.750	28.12.1999	20.12.2039			529,524,000.00	4,603,152.13
FIXED			0.750	28.12.1999	20.12.2039	1,167,000,000.00	10,144,731.00	569,628,000.00	4,951,776.20
FIXED			1.000	07.04.2000	20.04.2040	8,929,000,000.00	77,619,797.00	4,649,568,000.00	40,418,694.62
FIXED			0.750	07.04.2000	20.04.2040			679,616,000.00	5,907,901.89
FIXED			0.950	31.08.2000	20.08.2040	14,724,000,000.00	127,995,732.00	8,023,168,000.00	69,745,399.42
FIXED			0.750	31.08.2000	20.08.2040			898,776,000.00	7,813,059.77

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.950	31.08.2000	20.08.2040	3,549,000,000.00	30,851,457.00	1,835,780,000.00	15,958,435.54
FIXED			0.750	31.08.2000	20.08.2040			348,384,000.00	3,028,502.11
FIXED			2.200	30.05.2001	20.05.2031	8,294,000,000.00	72,099,742.00	2,901,699,000.00	25,224,469.41
FIXED			0.750	30.05.2001	20.05.2041			966,147,000.00	8,398,715.87
FIXED			0.750	30.05.2001	20.05.2041	5,543,000,000.00	48,185,299.00	183,612,000.00	1,596,139.12
FIXED			2.200	30.05.2001	20.05.2031	11,743,000,000.00	102,081,899.00	2,633,229,000.00	22,890,659.70
FIXED			0.750	30.05.2001	20.05.2041			387,894,000.00	3,371,962.54
FIXED			2.200	30.05.2001	20.05.2031	6,205,000,000.00	53,940,065.00	1,584,315,000.00	13,772,450.30
FIXED			0.750	30.05.2001	20.05.2041			662,610,000.00	5,760,068.73
FIXED			2.200	30.05.2001	20.05.2031	5,210,000,000.00	45,290,530.00	1,332,090,000.00	11,579,858.37
FIXED			0.750	30.05.2001	20.05.2041			571,194,000.00	4,965,389.44
FIXED			2.200	30.05.2001	20.05.2031	6,515,000,000.00	56,634,895.00	2,146,506,000.00	18,659,576.66
FIXED			0.750	30.05.2001	20.05.2041			630,279,000.00	5,479,015.35
FIXED			1.700	30.05.2001	20.05.2031	2,789,000,000.00	24,244,777.00	1,218,185,000.00	10,589,682.21
FIXED			0.750	30.05.2001	20.05.2041			94,419,000.00	820,784.37
FIXED			1.700	30.05.2001	20.05.2031	6,309,000,000.00	54,844,137.00	2,397,629,000.00	20,842,588.90
FIXED			0.750	30.05.2001	20.05.2041			717,366,000.00	6,236,062.64
FIXED			0.750	30.05.2001	20.05.2041	2,034,000,000.00	17,681,562.00	1,250,301,000.00	10,868,866.59
FIXED			2.200	28.03.2002	20.03.2032	6,723,000,000.00	58,443,039.00	2,983,890,000.00	25,938,955.77
FIXED			0.750	28.03.2002	20.03.2042			536,567,000.00	4,664,376.93
FIXED			1.700	28.03.2002	20.03.2032	6,790,000,000.00	59,025,470.00	2,758,224,000.00	23,977,241.23
FIXED			0.750	28.03.2002	20.03.2042			902,984,000.00	7,849,639.91
FIXED			0.950	28.03.2002	20.03.2042	18,488,000,000.00	160,716,184.00	10,958,685,000.00	95,263,848.71
FIXED			0.750	28.03.2002	20.03.2042			1,362,922,000.00	11,847,880.95
FIXED			2.200	28.03.2002	20.03.2032	22,049,000,000.00	191,671,957.00	5,264,482,742.00	45,764,148.48
FIXED			1.800	28.03.2002	20.03.2032			1,517,027,949.00	13,187,523.96
FIXED			2.200	28.03.2002	20.03.2032	3,224,000,000.00	28,026,232.00	1,179,297,000.00	10,251,628.82
FIXED			0.750	28.03.2002	20.03.2042			461,947,000.00	4,015,705.27
FIXED			2.200	11.12.2003	20.12.2033	2,365,097,269.00	20,559,790.56	1,383,456,000.00	12,026,383.01
FIXED			2.200	30.03.2004	20.03.2034	6,223,000,000.00	54,096,539.00	2,518,175,000.00	21,890,495.28
FIXED			2.200	16.12.2003	20.12.2033	3,717,000,000.00	32,311,881.00	1,853,088,000.00	16,108,893.98
FIXED			0.750	27.02.2007	20.02.2047	8,529,000,000.00	74,142,597.00	7,620,675,000.00	66,246,527.78
FIXED			1.500	18.12.2007	20.12.2037	7,604,000,000.00	66,101,572.00	4,970,496,000.00	43,208,521.73
FIXED			0.010	18.12.2007	20.12.2037			845,504,000.00	7,349,966.27
FIXED			1.500	18.12.2007	20.12.2037	11,802,000,000.00	102,594,786.00	7,679,360,000.00	66,756,676.48
FIXED			0.750	18.12.2007	20.12.2047			261,560,000.00	2,273,741.08
FIXED			0.010	18.12.2007	20.12.2037			1,008,032,000.00	8,762,822.18
FIXED			1.400	20.03.2009	20.03.2039	9,293,000,000.00	80,784,049.00	7,933,030,000.00	68,961,829.79

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			1.400	15.03.2010	20.03.2040	9,220,000,000.00	80,149,460.00	8,320,486,000.00	72,329,984.80
LIBOR-BASED	0.000	0.021	0.021	15.03.2010	20.01.2025	13,830,000,000.00	120,224,190.00	3,872,400,000.00	33,662,773.20
FIXED			0.010	26.05.2010	20.05.2050	9,912,000,000.00	86,165,016.00	7,600,551,000.00	66,071,589.84
FIXED			1.400	31.03.2011	20.03.2036	40,847,000,000.00	355,082,971.00	26,312,448,610.00	228,734,115.77
FIXED			0.010	31.03.2011	20.03.2036			1,182,186,796.00	10,276,749.82
FIXED			0.300	30.03.2012	20.03.2052	9,244,000,000.00	80,358,092.00	6,173,022,676.00	53,662,086.12
FIXED			0.010	30.03.2012	20.03.2052			62,598,392.00	544,167.82
FIXED			1.400	30.03.2012	20.03.2042	22,796,000,000.00	198,165,628.00	20,657,571,000.00	179,576,264.70
FIXED			0.010	30.03.2012	20.03.2042			931,068,289.00	8,093,776.64
FIXED			1.400	30.03.2012	20.03.2042	4,591,000,000.00	39,909,563.00	3,965,938,016.00	34,475,899.17
FIXED			0.010	30.03.2012	20.03.2042			386,473,640.00	3,359,615.35
FIXED			1.400	30.03.2012	20.03.2042	6,063,000,000.00	52,705,659.00	5,177,630,021.00	45,009,137.77
FIXED			0.010	30.03.2012	20.03.2042			671,948,220.00	5,841,245.88
FIXED			0.200	30.03.2012	20.03.2052	11,836,000,000.00	102,890,348.00	10,762,585,550.00	93,559,156.19
FIXED			0.010	30.03.2012	20.03.2052			1,012,696,208.00	8,803,368.14
FIXED			1.400	30.03.2012	20.03.2042	7,546,000,000.00	65,597,378.00	6,227,965,808.00	54,139,706.77
FIXED			0.010	30.03.2012	20.03.2042			1,265,159,078.00	10,998,027.87
FIXED			1.400	30.03.2012	20.03.2042	6,187,000,000.00	53,783,591.00	4,067,299,422.00	35,357,033.88
FIXED			0.010	30.03.2012	20.03.2042			817,993,691.00	7,110,819.16
FIXED			1.400	10.10.2012	20.10.2042	7,775,000,000.00	67,588,075.00	7,775,000,000.00	67,588,075.00
FIXED			0.200	27.03.2013	20.03.2053	43,252,000,000.00	375,989,636.00	14,436,200,768.00	125,493,893.28
FIXED			0.010	27.03.2013	20.03.2053			2,527,169,557.00	21,968,684.96
FIXED			0.200	27.03.2013	20.03.2053	10,782,000,000.00	93,727,926.00	9,396,010,000.00	81,679,514.93
FIXED			0.010	27.03.2013	20.03.2053			1,385,990,000.00	12,048,411.07
FIXED			0.100	14.12.2013	20.12.2053	18,732,000,000.00	162,837,276.00	13,325,076,000.00	115,834,885.67
FIXED			0.010	14.12.2013	20.12.2053			251,875,218.00	2,189,551.27
FIXED			0.010	31.01.2014	20.03.2054	50,000,000,000.00	434,650,000.00	15,000,000,000.00	130,395,000.00
FIXED			0.010	31.01.2014	20.08.2054			10,000,000,000.00	86,930,000.00
FIXED			0.010	31.01.2014	20.02.2055			25,000,000,000.00	217,325,000.00
FIXED			0.010	26.03.2015	20.03.2055	7,929,000,000.00	68,926,797.00	94,690,474.00	823,144.29
FIXED			0.300	26.03.2015	20.03.2055	11,576,000,000.00	100,630,168.00	7,992,567,426.00	69,479,388.63
FIXED			0.010	26.03.2015	20.03.2055			650,774,264.00	5,657,180.68
FIXED			0.010	25.08.2015	20.08.2055	9,783,000,000.00	85,043,619.00	345,708,598.00	3,005,244.84
FIXED			0.100	25.08.2015	20.08.2055	23,906,000,000.00	207,814,858.00	4,056,977,163.00	35,267,302.48
FIXED			0.010	25.08.2015	20.08.2055			469,645,734.00	4,082,630.37
FIXED			0.100	27.11.2015	20.11.2055	241,991,000,000.00	2,103,627,763.00	59,247,855,873.00	515,041,611.10
FIXED			0.010	27.11.2015	20.11.2055			7,250,251,492.00	63,026,436.22
FIXED			0.100	26.10.2016	20.10.2056	16,455,000,000.00	143,043,315.00	8,478,000,000.00	73,699,254.00

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			0.010	26.10.2016	20.10.2056			197,408,797.00	1,716,074.67
FIXED			0.010	13.11.2017	20.11.2057	15,928,000,000.00	138,462,104.00	748,400,798.00	6,505,848.14
FIXED			1.500	28.02.2018	20.02.2048	9,399,000,000.00	81,705,507.00	2,571,708,613.00	22,355,862.97
FIXED			0.010	28.02.2018	20.02.2048			106,997,793.00	930,131.81
FIXED			0.100	16.03.2018	20.03.2058	104,530,000,000.00	908,679,290.00	44,029,625,376.00	382,749,533.39
FIXED			0.010	16.03.2018	20.03.2058			5,559,762,228.00	48,331,013.05
FIXED			0.100	08.10.2018	20.10.2058	4,376,000,000.00	38,040,568.00	1,038,247,798.00	9,025,488.11
FIXED			0.010	08.10.2018	20.10.2058			108,978,299.00	947,348.35
FIXED			0.100	08.11.2018	20.11.2058	38,101,000,000.00	331,211,993.00	25,991,902,275.00	225,947,606.48
FIXED			0.010	08.11.2018	20.11.2058			233,684,570.00	2,031,419.97
FIXED			0.010	21.01.2019	20.01.2059	167,199,000,000.00	1,453,460,907.00	7,112,149,212.00	61,825,913.10
FIXED			0.100	21.01.2019	20.01.2059	37,905,000,000.00	329,508,165.00	2,665,251,341.00	23,169,029.91
FIXED			0.010	21.01.2019	20.01.2059			436,447,063.00	3,794,034.32
FIXED			0.010	01.07.2020	20.07.2035	50,000,000,000.00	434,650,000.00	50,000,000,000.00	434,650,000.00
FIXED			0.010	15.09.2020	20.09.2060	50,000,000,000.00	434,650,000.00	10,000,000,000.00	86,930,000.00
FIXED			0.010	15.09.2020	20.07.2060			10,000,000,000.00	86,930,000.00
FIXED			0.010	15.09.2020	20.07.2060			20,000,000,000.00	173,860,000.00
FIXED			0.010	15.09.2020	20.08.2060			10,000,000,000.00	86,930,000.00
FIXED			2.490	04.09.2008	10.04.2022	23,407,764,508.00	203,483,696.87	752,500,470.00	6,541,486.59
FIXED			2.350	26.12.2008	19.09.2022	33,963,312,331.00	295,243,074.09	2,276,598,253.00	19,790,468.61
FIXED			3.030	26.08.2009	24.06.2022	23,554,524,203.00	204,759,478.90	235,373,506.00	2,046,101.89
FIXED			1.430	26.08.2009	25.09.2029			8,103,352,426.00	70,442,442.64
FIXED			3.000	31.03.1993	20.03.2023	6,112,000,000.00	53,131,616.00	218,562,000.00	1,899,959.47
FIXED			3.000	29.01.1993	20.01.2023	3,653,000,000.00	31,755,529.00	230,907,000.00	2,007,274.55
FIXED			2.700	26.05.1992	20.05.2022	1,094,000,000.00	9,510,142.00	19,234,000.00	167,201.16
FIXED			3.000	12.08.1994	20.08.2024	11,433,000,000.00	99,387,069.00	1,425,330,000.00	12,390,393.69
FIXED			3.000	07.12.1994	20.12.2024	7,056,000,000.00	61,337,808.00	930,222,000.00	8,086,419.85
FIXED			3.000	07.12.1994	20.12.2024	6,630,000,000.00	57,634,590.00	814,614,000.00	7,081,439.50
FIXED			3.000	20.12.1994	20.12.2024	5,513,000,000.00	47,924,509.00	755,706,000.00	6,569,352.26
FIXED			3.000	20.12.1994	20.12.2024	10,756,000,000.00	93,501,908.00	46,842,000.00	407,197.51
FIXED			3.000	20.12.1994	20.12.2024	2,896,000,000.00	25,174,928.00	178,386,000.00	1,550,709.50
FIXED			3.000	20.12.1994	20.12.2024	457,000,000.00	3,972,701.00	31,296,000.00	272,056.13
KOREAN WON							703,752,092.96		272,974,914.46

FIXED			2.500	24.02.1998	20.12.2030	21,172,000,000.00	17,826,824.00	10,372,177,810.00	8,733,373.72
FIXED			1.500	15.12.2005	20.12.2035	23,041,000,000.00	19,400,522.00	15,829,688,000.00	13,328,597.30
INTEREST FREE				13.07.2009	20.07.2049	14,953,000,000.00	12,590,426.00	1,302,504,000.00	1,096,708.37
FIXED			0.100	13.07.2009	20.07.2049			10,182,760,000.00	8,573,883.92

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
INTEREST FREE				13.07.2009	20.07.2049	32,274,000,000.00	27,174,708.00	3,391,528,000.00	2,855,666.58
FIXED			0.100	13.07.2009	20.07.2049			16,901,360,000.00	14,230,945.12
FIXED			0.150	13.10.2011	20.10.2051	14,323,000,000.00	12,059,966.00	10,777,472,280.00	9,074,631.66
INTEREST FREE				23.08.2012	20.08.2052	77,117,000,000.00	64,932,514.00	5,375,522,450.00	4,526,189.90
FIXED			0.100	23.08.2012	20.08.2052			71,540,845,570.00	60,237,391.97
INTEREST FREE				09.08.2012	20.08.2052	235,988,000,000.00	198,701,896.00	8,399,945,390.00	7,072,754.02
FIXED			0.075	09.08.2012	20.08.2052			56,980,177,240.00	47,977,309.24
INTEREST FREE				19.08.2013	20.08.2053	22,424,000,000.00	18,881,008.00	1,886,666,940.00	1,588,573.56
FIXED			0.075	19.08.2013	20.08.2053			10,942,938,090.00	9,213,953.87
INTEREST FREE				17.10.2013	20.10.2053	89,144,000,000.00	75,059,248.00	4,538,832,250.00	3,821,696.75
FIXED			0.075	17.10.2013	20.10.2053			53,279,703,410.00	44,861,510.27
INTEREST FREE				28.04.2016	20.04.2056	120,536,000,000.00	101,491,312.00	2,261,901,820.00	1,904,521.33
FIXED			0.075	28.04.2016	20.04.2056			39,053,589,190.00	32,883,122.10
INTEREST FREE				04.06.2018	20.06.2058	184,838,086,650.00	155,633,668.96	1,180,623,260.00	994,084.78
SPECIAL DRAWING RIGHTS							355,553,112.30		109,206,820.81

FIXED			1.000	24.04.1986	15.05.2026	39,807,621.26	55,714,348.64	10,235,221.26	14,325,113.32
FIXED			1.000	08.05.1996	15.09.2022	4,762,904.84	6,666,113.99	392,104.84	548,786.01
FIXED			1.000	27.11.1995	15.05.2022	8,512,850.57	11,914,500.53	350,850.57	491,046.95
FIXED			1.000	27.11.1995	15.04.2022	12,123,651.16	16,968,140.93	496,651.16	695,108.00
FIXED			1.000	03.06.1997	15.03.2023	6,765,191.11	9,468,493.83	824,191.11	1,153,529.64
FIXED			1.000	03.06.1997	15.05.2023	1,966,544.74	2,752,356.35	237,294.03	332,114.35
FIXED			1.000	21.01.1998	01.03.2024	9,269,975.84	12,974,165.49	2,166,375.84	3,032,037.96
FIXED			1.000	15.04.1998	15.05.2024	5,618,668.14	7,863,831.74	1,297,068.14	1,815,363.60
INTEREST FREE				22.11.1993	01.06.2022	50,500,000.00	70,679,295.00	1,263,947.05	1,769,007.65
FIXED			0.750	06.03.1996	15.09.2035	6,150,000.00	8,607,478.50	1,836,468.96	2,570,303.59
FIXED			0.750	29.04.1998	15.03.2038	11,000,000.00	15,395,490.00	5,406,276.91	7,566,571.10
FIXED			0.750	08.04.2002	01.10.2041	11,600,000.00	16,235,244.00	6,184,601.68	8,655,906.67
FIXED			0.750	04.06.2008	15.04.2048	16,150,000.00	22,603,378.50	13,685,789.73	19,154,494.45
LIBOR-BASED	0.000	0.830	0.830	02.09.2009	15.10.2028	10,685,000.00	14,954,619.15	4,009,584.65	5,611,774.58
LIBOR-BASED	0.000	0.690	0.690	12.04.2013	01.11.2032	13,250,000.00	18,544,567.50	6,873,394.71	9,619,934.50
FIXED			0.750	25.09.2000	15.01.2040	6,000,000.00	8,397,540.00	3,719,719.52	5,206,082.24
FIXED			0.750	29.11.2000	15.01.2040	4,500,000.00	6,298,155.00	3,190,929.58	4,465,993.13
FIXED			1.000	08.05.1996	01.01.2023	12,878,498.82	18,024,618.16	1,566,298.82	2,192,176.17
FIXED			0.750	08.05.1996	01.01.2036	10,150,000.00	14,205,838.50	4,759,245.53	6,660,992.45
FIXED			0.750	11.11.2005	15.04.2045	12,350,000.00	17,284,936.50	9,531,708.89	13,340,484.45
UNITED STATES DOLLAR							30,906,209,395.02		22,039,265,739.36

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
LIBOR-BASED	0.000	0.759	0.759	08.05.1996	15.09.2022	9,500,000.00	9,500,000.00	304,764.92	304,764.92
LIBOR-BASED	0.000	0.838	0.838	27.11.1995	15.05.2022	15,000,000.00	15,000,000.00	298,952.15	298,952.15
LIBOR-BASED	0.000	0.765	0.765	21.01.1998	01.09.2022	93,000,000.00	93,000,000.00	219,913.13	219,913.13
LIBOR-BASED	0.000	0.765	0.765	21.01.1998	01.09.2022	20,222,000.00	20,222,000.00	348,611.79	348,611.79
LIBOR-BASED	0.000	0.838	0.838	15.04.1998	15.11.2022	15,700,000.00	15,700,000.00	1,021,752.79	1,021,752.79
LIBOR-BASED	0.000	0.764	0.764	21.12.1998	01.08.2022	71,000,000.00	71,000,000.00	2,459,493.31	2,459,493.31
LIBOR-BASED	0.000	0.767	0.767	01.03.1999	01.10.2025	53,000,000.00	53,000,000.00	11,084,370.58	11,084,370.58
LIBOR-BASED	0.000	0.781	0.781	01.03.1999	01.12.2023	24,300,000.00	24,300,000.00	263,151.56	263,151.56
LIBOR-BASED	0.000	0.763	0.763	01.03.1999	15.12.2023	93,162,000.00	93,162,000.00	11,772,246.65	11,772,246.65
LIBOR-BASED	0.000	0.767	0.767	01.03.1999	15.08.2023	60,000,000.00	60,000,000.00	9,254,320.68	9,254,320.68
LIBOR-BASED	0.000	0.767	0.767	18.07.2000	15.08.2024	75,000,000.00	75,000,000.00	520,577.99	520,577.99
LIBOR-BASED	0.000	0.767	0.767	21.07.2000	15.02.2025	75,000,000.00	75,000,000.00	21,518,505.77	21,518,505.77
LIBOR-BASED	0.000	0.767	0.767	16.11.2000	15.08.2025	25,000,000.00	25,000,000.00	6,625,265.04	6,625,265.04
LIBOR-BASED	0.600	0.159	0.759	22.10.2000	15.09.2025	75,000,000.00	75,000,000.00	23,056,991.79	23,056,991.79
LIBOR-BASED	0.000	0.838	0.838	10.01.2005	15.11.2030	13,000,000.00	13,000,000.00	8,640,528.67	8,640,528.67
LIBOR-BASED	0.000	0.771	0.771	13.02.2007	01.01.2022	250,000,000.00	250,000,000.00	17,225,000.00	17,225,000.00
LIBOR-BASED	0.000	0.838	0.838	28.03.2007	15.11.2031	33,800,000.00	33,800,000.00	15,347,682.86	15,347,682.86
LIBOR-BASED	0.000	0.359	0.359	07.10.2008	15.09.2023	250,000,000.00	250,000,000.00	88,201,275.00	88,201,275.00
LIBOR-BASED	0.000	0.438	0.438	08.12.2008	15.11.2033	45,144,750.20	45,144,750.20	37,931,855.67	37,931,855.67
LIBOR-BASED	0.000	0.363	0.363	18.12.2008	15.12.2023	300,000,000.00	300,000,000.00	77,093,469.00	77,093,469.00
LIBOR-BASED	0.000	0.367	0.367	02.03.2009	15.08.2033	31,100,000.00	31,100,000.00	19,743,395.37	19,743,395.37
LIBOR-BASED	0.000	0.365	0.365	16.09.2009	01.09.2024	250,000,000.00	250,000,000.00	91,959,995.00	91,959,995.00
LIBOR-BASED	0.000	0.438	0.438	08.12.2009	15.11.2024	225,000,000.00	225,000,000.00	82,763,995.50	82,763,995.50
LIBOR-BASED	0.000	0.465	0.465	14.09.2010	01.09.2035	400,000,000.00	400,000,000.00	347,354,958.33	347,354,958.33
LIBOR-BASED	0.300	0.181	0.481	22.02.2011	01.12.2025	200,000,000.00	200,000,000.00	93,678,970.00	93,678,970.00
LIBOR-BASED	0.400	0.181	0.581	13.01.2012	01.12.2026	300,000,000.00	300,000,000.00	167,880,324.00	167,880,324.00
LIBOR-BASED	0.400	0.181	0.581	12.03.2012	01.12.2036	62,000,000.00	62,000,000.00	55,417,628.08	55,417,628.08
LIBOR-BASED	0.000	0.567	0.567	04.07.2012	15.04.2027	350,000,000.00	350,000,000.00	210,690,658.50	210,690,658.50
LIBOR-BASED	0.000	0.667	0.667	22.03.2013	15.08.2032	100,000,000.00	100,000,000.00	52,625,063.25	52,625,063.25
LIBOR-BASED	0.400	0.181	0.581	27.09.2013	01.12.2032	300,000,000.00	300,000,000.00	17,427,494.32	17,427,494.32
LIBOR-BASED	0.400	0.381	0.781	23.12.2013	01.12.2045	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			0.250	27.09.2013	01.12.2052	100,000,000.00	100,000,000.00	7,412,223.22	7,412,223.22
LIBOR-BASED	0.400	0.363	0.763	26.03.2014	15.12.2045	372,103,895.00	372,103,895.00	324,880,324.42	324,880,324.42
LIBOR-BASED	0.400	0.164	0.564	14.02.2014	01.02.2029	250,000,000.00	250,000,000.00	227,213,930.00	227,213,930.00
LIBOR-BASED	0.500	0.181	0.681	12.02.2015	01.12.2029	350,000,000.00	350,000,000.00	323,912,991.50	323,912,991.50
LIBOR-BASED	0.500	0.181	0.681	10.02.2015	01.12.2034	300,000,000.00	300,000,000.00	263,329,667.90	263,329,667.90
LIBOR-BASED	0.500	0.159	0.659	07.12.2015	15.09.2030	300,000,000.00	300,000,000.00	285,740,604.00	285,740,604.00
LIBOR-BASED	0.500	0.159	0.659	07.12.2015	15.09.2030	300,000,000.00	300,000,000.00	285,740,604.00	285,740,604.00

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
LIBOR-BASED	0.500	0.381	0.881	29.04.2016	01.12.2040	400,000,000.00	400,000,000.00	393,211,908.00	393,211,908.00
LIBOR-BASED	0.500	0.181	0.681	15.12.2016	01.12.2031	250,000,000.00	250,000,000.00	243,221,705.00	243,221,705.00
LIBOR-BASED	0.500	0.238	0.738	06.11.2017	15.05.2032	300,000,000.00	300,000,000.00	294,343,473.00	294,343,473.00
LIBOR-BASED	0.500	0.204	0.704	06.12.2017	01.11.2032	300,000,000.00	300,000,000.00	296,497,758.00	296,497,758.00
LIBOR-BASED	0.500	0.267	0.767	08.11.2017	15.10.2042	100,000,000.00	100,000,000.00	46,334,863.50	46,334,863.50
LIBOR-BASED	0.500	0.403	0.903	10.01.2018	15.11.2047	380,000,000.00	380,000,000.00	69,697,706.02	69,697,706.02
LIBOR-BASED	0.500	0.238	0.738	28.08.2018	15.05.2033	300,000,000.00	300,000,000.00	298,371,051.00	298,371,051.00
LIBOR-BASED	0.500	0.438	0.938	17.12.2018	15.11.2050	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.438	0.938	17.12.2018	15.11.2050	100,000,000.00	100,000,000.00	1,586,176.88	1,586,176.88
LIBOR-BASED	0.500	0.238	0.738	09.10.2018	15.05.2033	300,000,000.00	300,000,000.00	298,371,051.00	298,371,051.00
LIBOR-BASED	0.500	0.438	0.938	03.06.2019	15.05.2044	300,000,000.00	300,000,000.00	142,500,000.00	142,500,000.00
LIBOR-BASED	0.500	0.367	0.867	11.07.2019	01.04.2049	1,300,000,000.00	1,300,000,000.00	342,168,824.71	342,168,824.71
LIBOR-BASED	0.500	0.204	0.704	20.11.2019	01.11.2034	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.163	0.663	13.12.2019	15.06.2034	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.381	0.881	13.12.2019	01.12.2047	200,000,000.00	200,000,000.00	11,319,420.19	11,319,420.19
LIBOR-BASED	0.500	0.438	0.938	13.12.2019	15.11.2047	23,300,000.00	23,300,000.00	2,901,241.17	2,901,241.17
LIBOR-BASED	0.500	0.287	0.787	23.04.2020	15.04.2030	250,000,000.00	250,000,000.00	250,000,000.00	250,000,000.00
LIBOR-BASED	0.500	0.287	0.787	23.04.2020	15.04.2025	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR-BASED	0.500	0.367	0.867	28.04.2020	15.04.2049	200,000,000.00	200,000,000.00	200,000,000.00	200,000,000.00
LIBOR-BASED	0.500	0.167	0.667	04.06.2020	15.04.2035	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.404	0.904	15.06.2020	01.05.2049	500,000,000.00	500,000,000.00	470,723,011.03	470,723,011.03
LIBOR-BASED	0.500	0.363	0.863	01.07.2020	15.06.2048	26,532,604.00	26,532,604.00	758,956.73	758,956.73
LIBOR-BASED	0.500	0.167	0.667	20.08.2020	15.02.2035	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.167	0.667	27.08.2020	15.08.2035	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.467	0.967	08.09.2020	15.08.2049	125,000,000.00	125,000,000.00	78,907,965.00	78,907,965.00
LIBOR-BASED	0.500	0.165	0.665	15.09.2020	01.03.2050	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR-BASED	0.500	0.165	0.665	19.03.2021	01.03.2031	400,000,000.00	400,000,000.00	393,446,825.14	393,446,825.14
LIBOR-BASED	0.500	0.164	0.664	13.08.2021	15.07.2036	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.190	0.690	07.01.2010	01.10.2034	405,000,000.00	405,000,000.00	351,054,000.12	351,054,000.12
FIXED			5.540	23.01.2007	15.11.2026	250,000,000.00	250,000,000.00	104,050,000.00	104,050,000.00
FIXED			4.910	29.08.2007	15.05.2027	50,000,000.00	50,000,000.00	1,144,750.00	1,144,750.00
FIXED			4.440	29.08.2007	15.05.2027			686,850.00	686,850.00
FIXED			3.730	29.08.2007	15.05.2027			457,900.00	457,900.00
FIXED			4.160	29.08.2007	15.05.2027			2,451,237.37	2,451,237.37
FIXED			4.100	29.08.2007	15.05.2027			1,147,838.86	1,147,838.86
FIXED			3.350	29.08.2007	15.05.2027			1,102,584.71	1,102,584.71
FIXED			3.600	29.08.2007	15.05.2027			2,288,142.49	2,288,142.49
FIXED			2.580	29.08.2007	15.11.2026			340,000.40	340,000.40

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.350	29.08.2007	15.05.2027			1,946,517.83	1,946,517.83
FIXED			1.940	29.08.2007	15.05.2027			6,513,980.92	6,513,980.92
FIXED			2.280	29.08.2007	15.05.2027			3,423,839.69	3,423,839.69
FIXED			2.900	29.08.2007	15.05.2027			1,318,193.37	1,318,193.37
FIXED			2.750	29.08.2007	15.05.2027			73,097.76	73,097.76
LIBOR-BASED	0.500	0.030	0.530	16.12.2008	15.11.2033	200,000,000.00	200,000,000.00	160,040,000.00	160,040,000.00
FIXED			3.670	24.10.2008	15.11.2032	232,000,000.00	232,000,000.00	425,488.00	425,488.00
FIXED			4.170	24.10.2008	15.11.2032			2,200,800.00	2,200,800.00
FIXED			4.140	24.10.2008	15.11.2032			26,708.19	26,708.19
FIXED			3.510	24.10.2008	15.11.2032			1,452,860.40	1,452,860.40
FIXED			3.730	24.10.2008	15.11.2032			5,014,195.10	5,014,195.10
FIXED			2.660	24.10.2008	15.11.2032			4,448,697.77	4,448,697.77
FIXED			2.470	24.10.2008	15.11.2032			6,824,176.53	6,824,176.53
FIXED			2.090	24.10.2008	15.11.2032			9,382,126.70	9,382,126.70
FIXED			2.530	24.10.2008	15.11.2032			17,110,989.16	17,110,989.16
FIXED			3.230	24.10.2008	15.11.2032			10,563,717.88	10,563,717.88
FIXED			2.980	24.10.2008	15.11.2032			13,003,242.82	13,003,242.82
FIXED			2.710	24.10.2008	15.11.2032			11,722,037.53	11,722,037.53
FIXED			2.520	24.10.2008	15.11.2032			8,805,983.73	8,805,983.73
FIXED			2.410	24.10.2008	15.11.2032			11,113,768.47	11,113,768.47
FIXED			1.880	24.10.2008	15.11.2032			9,935,738.01	9,935,738.01
LIBOR-BASED	0.500	1.790	2.290	24.10.2008	15.11.2032			11,085,050.39	11,085,050.39
FIXED			2.550	24.10.2008	15.11.2032			11,200,115.57	11,200,115.57
FIXED			2.600	24.10.2008	15.11.2032			2,454,774.25	2,454,774.25
LIBOR-BASED	0.500	1.100	1.600	12.05.2009	15.09.2033	10,000,000.00	10,000,000.00	7,174,235.69	7,174,235.69
FIXED			5.810	30.06.2005	15.04.2025	16,000,000.00	16,000,000.00	110,618.00	110,618.00
FIXED			5.640	30.06.2005	15.04.2025			13,026.96	13,026.96
FIXED			5.600	30.06.2005	15.04.2025			1,720.34	1,720.34
FIXED			5.630	30.06.2005	15.04.2025			27,115.50	27,115.50
FIXED			4.480	30.06.2005	15.04.2025			62,277.84	62,277.84
FIXED			4.770	30.06.2005	15.04.2025			40,080.03	40,080.03
FIXED			3.590	30.06.2005	15.04.2025			115,871.99	115,871.99
FIXED			3.820	30.06.2005	15.04.2025			194,895.43	194,895.43
FIXED			4.130	30.06.2005	15.04.2025			108,251.98	108,251.98
FIXED			2.770	30.06.2005	15.04.2025			152,094.50	152,094.50
FIXED			3.680	30.06.2005	15.04.2025			431,733.43	431,733.43
FIXED			2.460	30.06.2005	15.04.2025			258,037.40	258,037.40
FIXED			2.270	30.06.2005	15.04.2025			506,527.65	506,527.65

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			1.850	30.06.2005	15.04.2025			295,515.00	295,515.00
FIXED			1.940	30.06.2005	15.04.2025			178,403.51	178,403.51
FIXED			2.600	30.06.2005	15.04.2025			106,253.49	106,253.49
FIXED			2.540	30.06.2005	15.04.2025			538,919.90	538,919.90
FIXED			5.560	26.01.2004	15.10.2023	5,000,000.00	5,000,000.00	8,300.00	8,300.00
FIXED			5.870	26.01.2004	15.10.2023			46,697.65	46,697.65
FIXED			5.830	26.01.2004	15.10.2023			36,333.86	36,333.86
FIXED			5.840	26.01.2004	15.10.2023			7,019.04	7,019.04
FIXED			4.620	26.01.2004	15.10.2023			83,537.81	83,537.81
FIXED			4.980	26.01.2004	15.10.2023			119,380.35	119,380.35
FIXED			3.740	26.01.2004	15.10.2023			76,551.04	76,551.04
FIXED			3.920	26.01.2004	15.10.2023			60,320.23	60,320.23
FIXED			4.170	26.01.2004	15.10.2023			75,149.13	75,149.13
FIXED			2.820	26.01.2004	15.10.2023			86,426.25	86,426.25
FIXED			3.710	26.01.2004	15.10.2023			86,036.37	86,036.37
FIXED			2.560	26.01.2004	15.10.2023			33,147.30	33,147.30
FIXED			5.380	30.03.2007	15.11.2026	11,000,000.00	11,000,000.00	41,620.00	41,620.00
FIXED			4.890	30.03.2007	15.11.2026			102,022.02	102,022.02
FIXED			4.430	30.03.2007	15.11.2026			21,304.47	21,304.47
FIXED			3.710	30.03.2007	15.11.2026			15,186.23	15,186.23
FIXED			4.120	30.03.2007	15.11.2026			48,534.67	48,534.67
FIXED			4.060	30.03.2007	15.11.2026			208,591.63	208,591.63
FIXED			3.290	30.03.2007	15.11.2026			263,448.58	263,448.58
FIXED			3.540	30.03.2007	15.11.2026			130,954.02	130,954.02
FIXED			2.530	30.03.2007	15.11.2026			474,867.00	474,867.00
FIXED			2.300	30.03.2007	15.11.2026			162,034.95	162,034.95
FIXED			1.890	30.03.2007	15.11.2026			459,269.12	459,269.12
FIXED			2.220	30.03.2007	15.11.2026			565,503.39	565,503.39
FIXED			2.820	30.03.2007	15.11.2026			296,582.14	296,582.14
FIXED			5.380	03.05.2007	15.11.2026	83,752,000.00	83,752,000.00	208,100.00	208,100.00
FIXED			4.890	03.05.2007	15.11.2026			832,400.00	832,400.00
FIXED			4.430	03.05.2007	15.11.2026			145,670.00	145,670.00
FIXED			3.710	03.05.2007	15.11.2026			703,378.00	703,378.00
FIXED			4.120	03.05.2007	15.11.2026			1,194,274.75	1,194,274.75
FIXED			4.060	03.05.2007	15.11.2026			1,014,908.94	1,014,908.94
FIXED			3.290	03.05.2007	15.11.2026			870,840.20	870,840.20
FIXED			3.540	03.05.2007	15.11.2026			1,899,439.76	1,899,439.76
FIXED			2.530	03.05.2007	15.11.2026			1,916,732.67	1,916,732.67

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			2.300	03.05.2007	15.11.2026			3,598,449.91	3,598,449.91
FIXED			1.890	03.05.2007	15.11.2026			3,882,822.00	3,882,822.00
FIXED			2.220	03.05.2007	15.11.2026			4,907,787.22	4,907,787.22
FIXED			2.820	03.05.2007	15.11.2026			3,942,697.49	3,942,697.49
FIXED			2.690	03.05.2007	15.11.2026			2,716,709.92	2,716,709.92
FIXED			2.530	03.05.2007	15.11.2026			2,864,166.96	2,864,166.96
FIXED			2.370	03.05.2007	15.11.2026			2,449,820.41	2,449,820.41
FIXED			5.300	07.10.2002	15.04.2022	100,000,000.00	100,000,000.00	122,700.00	122,700.00
FIXED			5.500	07.10.2002	15.04.2022			60,743.01	60,743.01
FIXED			5.500	07.10.2002	15.04.2022			124,141.71	124,141.71
FIXED			5.270	07.10.2002	15.04.2022			195,161.73	195,161.73
FIXED			5.450	07.10.2002	15.04.2022			88,785.02	88,785.02
FIXED			5.570	07.10.2002	15.04.2022			251,008.15	251,008.15
FIXED			6.070	07.10.2002	15.04.2022			353,974.37	353,974.37
FIXED			5.900	07.10.2002	15.04.2022			204,942.63	204,942.63
FIXED			5.850	07.10.2002	15.04.2022			543,080.32	543,080.32
FIXED			5.850	07.10.2002	15.04.2022			251,184.40	251,184.40
FIXED			4.540	07.10.2002	15.04.2022			322,905.23	322,905.23
FIXED			4.970	07.10.2002	15.04.2022			323,548.45	323,548.45
FIXED			3.670	07.10.2002	15.04.2022			557,673.87	557,673.87
FIXED			3.810	07.10.2002	15.04.2022			295,759.47	295,759.47
FIXED			2.690	07.10.2002	15.04.2022			14,194.28	14,194.28
FIXED			3.570	07.10.2002	15.04.2022			176,115.09	176,115.09
FIXED			2.460	07.10.2002	15.04.2022			119,710.32	119,710.32
FIXED			5.490	22.01.2003	15.10.2022	50,000,000.00	50,000,000.00	123,900.05	123,900.05
FIXED			5.490	22.01.2003	15.10.2022			21,624.50	21,624.50
FIXED			5.250	22.01.2003	15.10.2022			46,653.02	46,653.02
FIXED			5.420	22.01.2003	15.10.2022			211,131.47	211,131.47
FIXED			5.530	22.01.2003	15.10.2022			207,768.37	207,768.37
FIXED			6.030	22.01.2003	15.10.2022			270,606.61	270,606.61
FIXED			5.860	22.01.2003	15.10.2022			416,761.29	416,761.29
FIXED			5.810	22.01.2003	15.10.2022			689,498.29	689,498.29
FIXED			5.810	22.01.2003	15.10.2022			562,526.96	562,526.96
FIXED			4.530	22.01.2003	15.10.2022			525,415.16	525,415.16
FIXED			4.940	22.01.2003	15.10.2022			339,306.21	339,306.21
FIXED			3.660	22.01.2003	15.10.2022			364,125.30	364,125.30
FIXED			3.810	22.01.2003	15.10.2022			285,998.81	285,998.81
FIXED			4.040	22.01.2003	15.10.2022			33,078.12	33,078.12

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			3.580	22.01.2003	15.10.2022			13,490.34	13,490.34
FIXED			5.490	22.01.2003	15.10.2022	33,600,000.00	33,600,000.00	110,353.60	110,353.60
FIXED			5.490	22.01.2003	15.10.2022			61,964.24	61,964.24
FIXED			5.250	22.01.2003	15.10.2022			71,342.83	71,342.83
FIXED			5.420	22.01.2003	15.10.2022			74,683.63	74,683.63
FIXED			5.530	22.01.2003	15.10.2022			292,776.19	292,776.19
FIXED			6.030	22.01.2003	15.10.2022			312,704.95	312,704.95
FIXED			5.860	22.01.2003	15.10.2022			234,015.36	234,015.36
FIXED			5.810	22.01.2003	15.10.2022			578,634.53	578,634.53
FIXED			5.810	22.01.2003	15.10.2022			200,823.16	200,823.16
FIXED			4.530	22.01.2003	15.10.2022			284,022.43	284,022.43
FIXED			4.940	22.01.2003	15.10.2022			210,329.80	210,329.80
FIXED			3.660	22.01.2003	15.10.2022			135,506.48	135,506.48
FIXED			3.810	22.01.2003	15.10.2022			46,021.18	46,021.18
FIXED			5.520	19.08.2003	15.04.2023	21,900,000.00	21,900,000.00	33,436.70	33,436.70
FIXED			5.280	19.08.2003	15.04.2023			52,472.18	52,472.18
FIXED			5.440	19.08.2003	15.04.2023			63,385.11	63,385.11
FIXED			5.540	19.08.2003	15.04.2023			20,706.25	20,706.25
FIXED			6.040	19.08.2003	15.04.2023			121,135.10	121,135.10
FIXED			5.870	19.08.2003	15.04.2023			169,684.83	169,684.83
FIXED			5.820	19.08.2003	15.04.2023			326,293.53	326,293.53
FIXED			5.830	19.08.2003	15.04.2023			240,563.93	240,563.93
FIXED			4.570	19.08.2003	15.04.2023			130,892.25	130,892.25
FIXED			4.960	19.08.2003	15.04.2023			36,676.21	36,676.21
FIXED			3.700	19.08.2003	15.04.2023			146,878.35	146,878.35
FIXED			3.860	19.08.2003	15.04.2023			89,042.84	89,042.84
FIXED			4.110	19.08.2003	15.04.2023			87,803.88	87,803.88
FIXED			2.760	19.08.2003	15.04.2023			15,931.45	15,931.45
FIXED			3.650	19.08.2003	15.04.2023			99,100.31	99,100.31
FIXED			2.510	19.08.2003	15.04.2023			283,341.32	283,341.32
FIXED			2.320	19.08.2003	15.04.2023			282,001.35	282,001.35
FIXED			1.890	19.08.2003	15.04.2023			377,364.45	377,364.45
FIXED			1.950	19.08.2003	15.04.2023			47,896.17	47,896.17
FIXED			5.470	24.08.2004	15.04.2024	60,000,000.00	60,000,000.00	156,501.67	156,501.67
FIXED			5.560	24.08.2004	15.04.2024			103,480.69	103,480.69
FIXED			6.050	24.08.2004	15.04.2024			161,353.37	161,353.37
FIXED			5.880	24.08.2004	15.04.2024			458,308.28	458,308.28
FIXED			5.840	24.08.2004	15.04.2024			184,774.55	184,774.55

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			5.860	24.08.2004	15.04.2024			23,206.89	23,206.89
FIXED			4.660	24.08.2004	15.04.2024			2,156,614.60	2,156,614.60
FIXED			4.990	24.08.2004	15.04.2024			1,930,736.55	1,930,736.55
FIXED			5.430	30.06.2005	15.12.2024	18,995,000.00	18,995,000.00	23,686.72	23,686.72
FIXED			5.840	30.06.2005	15.12.2024			187,050.00	187,050.00
FIXED			5.350	30.06.2005	15.12.2024			91,412.33	91,412.33
FIXED			6.160	30.06.2005	15.12.2024			116,741.99	116,741.99
FIXED			5.140	30.06.2005	15.12.2024			239,433.78	239,433.78
FIXED			5.180	30.06.2005	15.12.2024			277,121.20	277,121.20
FIXED			3.220	30.06.2005	15.12.2024			236,173.05	236,173.05
FIXED			4.640	30.06.2005	15.12.2024			344,234.67	344,234.67
FIXED			4.000	30.06.2005	15.12.2024			498,207.83	498,207.83
FIXED			3.640	30.06.2005	15.12.2024			403,587.59	403,587.59
FIXED			3.520	30.06.2005	15.12.2024			748,191.89	748,191.89
FIXED			3.090	30.06.2005	15.12.2024			418,685.83	418,685.83
FIXED			2.320	30.06.2005	15.12.2024			197,763.93	197,763.93
FIXED			1.980	30.06.2005	15.12.2024			33,202.94	33,202.94
FIXED			6.180	03.10.2006	15.06.2026	200,000,000.00	200,000,000.00	947,639.79	947,639.79
FIXED			5.200	03.10.2006	15.06.2026			3,400,674.42	3,400,674.42
FIXED			5.240	03.10.2006	15.06.2026			13,527,168.49	13,527,168.49
FIXED			3.240	03.10.2006	15.06.2026			9,110,601.11	9,110,601.11
FIXED			4.750	03.10.2006	15.06.2026			3,298,710.26	3,298,710.26
FIXED			4.170	03.10.2006	15.06.2026			10,676,631.83	10,676,631.83
FIXED			3.800	03.10.2006	15.06.2026			9,977,454.06	9,977,454.06
FIXED			3.730	03.10.2006	15.12.2026			6,912,660.40	6,912,660.40
FIXED			3.310	03.10.2006	15.06.2026			1,131,898.41	1,131,898.41
FIXED			2.460	03.10.2006	15.06.2026			10,833,436.47	10,833,436.47
FIXED			2.110	03.10.2006	15.06.2026			295,522.13	295,522.13
FIXED			1.950	03.10.2006	15.06.2026			3,499,398.99	3,499,398.99
FIXED			2.440	03.10.2006	15.06.2026			1,288,203.94	1,288,203.94
FIXED			6.180	03.10.2006	15.06.2026	110,000,000.00	110,000,000.00	102,987.50	102,987.50
FIXED			5.200	03.10.2006	15.06.2026			2,400,418.98	2,400,418.98
FIXED			3.240	03.10.2006	15.12.2026			4,358,287.20	4,358,287.20
FIXED			4.170	03.10.2006	15.06.2026			7,359,810.31	7,359,810.31
FIXED			3.730	03.10.2006	15.06.2026			144,993.96	144,993.96
FIXED			3.310	03.10.2006	15.06.2026			11,915,329.74	11,915,329.74
FIXED			2.110	03.10.2006	15.06.2026			11,578,214.82	11,578,214.82
FIXED			1.950	03.10.2006	15.06.2026			1,356,850.41	1,356,850.41

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
LIBOR-BASED	0.500	0.260	0.760	28.06.2010	15.05.2035	250,000,000.00	250,000,000.00	225,025,000.00	225,025,000.00
LIBOR-BASED	0.500	0.220	0.720	31.08.2010	01.05.2035	30,000,000.00	30,000,000.00	26,402,494.65	26,402,494.65
LIBOR-BASED	0.500	0.890	1.390	07.08.2009	01.05.2034	70,360,000.00	70,360,000.00	48,356,299.57	48,356,299.57
LIBOR-BASED	0.500	0.420	0.920	03.12.2010	01.05.2035	59,124,000.00	59,124,000.00	51,569,511.88	51,569,511.88
LIBOR-BASED	0.500	0.390	0.890	12.05.2011	01.01.2036	10,000,000.00	10,000,000.00	2,390,334.44	2,390,334.44
LIBOR-BASED	0.500	0.390	0.890	15.06.2011	01.10.2036	250,000,000.00	250,000,000.00	241,925,000.00	241,925,000.00
LIBOR-BASED	0.500	0.390	0.890	23.09.2011	15.10.2036	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
LIBOR-BASED	0.500	0.390	0.890	23.09.2011	15.10.2036			497,500,000.00	497,500,000.00
LIBOR-BASED	0.500	0.380	0.880	30.01.2013	15.07.2037	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
LIBOR-BASED	0.500	0.390	0.890	02.04.2014	15.02.2039	479,000,000.00	479,000,000.00	430,541,837.03	430,541,837.03
LIBOR-BASED	0.500	0.460	0.960	20.04.2013	15.11.2037	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.480	0.980	23.12.2013	01.12.2038	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR-BASED	0.500	0.380	0.880	10.04.2014	15.03.2039	300,000,000.00	300,000,000.00	295,200,000.00	295,200,000.00
LIBOR-BASED	0.500	0.390	0.890	08.09.2014	15.04.2044	501,250,000.00	501,250,000.00	353,743,361.80	353,743,361.80
LIBOR-BASED	0.500	0.460	0.960	14.10.2014	15.05.2039	116,000,000.00	116,000,000.00	22,074,843.42	22,074,843.42
LIBOR-BASED	0.500	0.460	0.960	14.10.2014	15.05.2039	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.690	1.190	20.01.2016	15.10.2041	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00
LIBOR-BASED	0.500	0.890	1.390	20.01.2016	15.10.2043			496,256,250.00	496,256,250.00
LIBOR-BASED	0.500	0.890	1.390	20.01.2016	15.04.2044			3,110.00	3,110.00
LIBOR-BASED	0.500	0.890	1.390	20.01.2016	15.04.2044			1,240,640.00	1,240,640.00
LIBOR-BASED	0.500	0.580	1.080	29.04.2016	15.01.2041	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
LIBOR-BASED	0.500	0.660	1.160	02.03.2018	15.11.2040	170,000,000.00	170,000,000.00	146,311,714.36	146,311,714.36
LIBOR-BASED	0.500	0.690	1.190	19.12.2017	15.04.2042	207,603,205.00	207,603,205.00	11,426,715.45	11,426,715.45
LIBOR-BASED	0.500	0.580	1.080	14.02.2019	15.03.2042	40,700,000.00	40,700,000.00	101,750.00	101,750.00
LIBOR-BASED	0.500	0.590	1.090	02.04.2019	15.10.2037	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
LIBOR-BASED	0.500	0.810	1.310	28.11.2019	15.05.2044	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
LIBOR-BASED	0.500	0.580	1.080	19.12.2019	15.12.2038	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.890	1.390	10.04.2020	01.04.2049	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR-BASED	0.500	0.890	1.390	28.04.2020	15.04.2049	100,000,000.00	100,000,000.00	78,057,995.92	78,057,995.92
LIBOR-BASED	0.500	0.960	1.460	03.06.2020	15.05.2049	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
LIBOR-BASED	0.500	0.880	1.380	14.07.2020	15.06.2049	370,000,000.00	370,000,000.00	16,854,355.08	16,854,355.08
LIBOR-BASED	0.500	0.880	1.380	10.11.2020	15.09.2049	600,000,000.00	600,000,000.00	301,505,226.00	301,505,226.00
LIBOR-BASED	0.500	0.890	1.390	03.12.2020	15.10.2049	88,280,000.00	88,280,000.00	625,523.65	625,523.65
LIBOR-BASED	0.500	0.180	0.680	21.12.2020	15.06.2031	600,000,000.00	600,000,000.00	600,000,000.00	600,000,000.00
LIBOR-BASED	0.500	0.980	1.480	21.12.2020	01.12.2049	300,000,000.00	300,000,000.00	137,848,833.21	137,848,833.21
LIBOR-BASED	0.500	0.430	0.930	19.03.2021	01.09.2039	500,000,000.00	500,000,000.00	227,316,961.00	227,316,961.00
LIBOR-BASED	0.500	0.430	0.930	19.07.2021	15.12.2039	400,000,000.00	400,000,000.00	400,000,000.00	400,000,000.00
LIBOR-BASED	0.500	0.510	1.010	29.11.2021	15.11.2039	500,000,000.00	500,000,000.00	2,500,000.00	2,500,000.00

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
LIBOR-BASED	0.500	0.510	1.010	29.11.2021	15.11.2039	—	—	80,000,000.00	80,000,000.00
LIBOR-BASED	1.050	0.288	1.338	18.06.2019	10.06.2044	202,040,000.00	202,040,000.00	9,883,530.77	9,883,530.77
FIXED			3.000	23.07.1982	15.04.2023	9,900,000.00	9,900,000.00	401,574.32	401,574.32
FIXED			3.000	28.05.1981	26.08.2022	1,000,000.00	1,000,000.00	44,557.28	44,557.28
FIXED			3.000	30.09.1981	17.08.2022	1,600,000.00	1,600,000.00	40,191.11	40,191.11
FIXED			3.000	31.08.1982	14.06.2023	4,500,000.00	4,500,000.00	59,561.74	59,561.74
FIXED			3.000	29.09.1982	28.04.2023	8,300,000.00	8,300,000.00	15,519.51	15,519.51
FIXED			3.000	23.05.1984	02.06.2023	7,000,000.00	7,000,000.00	3,155.89	3,155.89
FIXED			3.000	31.08.1983	16.11.2024	13,500,000.00	13,500,000.00	26,037.56	26,037.56
FIXED			3.000	28.10.1980	16.12.2023	7,500,000.00	7,500,000.00	362,620.21	362,620.21
FIXED			3.000	04.12.1980	28.10.2023	9,200,000.00	9,200,000.00	50,022.77	50,022.77
FIXED			3.000	21.07.1982	12.09.2023	2,900,000.00	2,900,000.00	29,136.01	29,136.01
FIXED			3.000	30.07.1983	16.04.2025	7,800,000.00	7,800,000.00	163,254.92	163,254.92
FIXED			3.000	29.07.1983	01.10.2024	1,000,000.00	1,000,000.00	9,084.69	9,084.69
FIXED			3.000	26.03.1984	10.10.2024	2,300,000.00	2,300,000.00	50,732.39	50,732.39
FIXED			3.000	15.02.1979	22.11.2022	1,600,000.00	1,600,000.00	36,206.01	36,206.01
FIXED			3.000	30.06.1980	14.02.2023	3,300,000.00	3,300,000.00	168,204.29	168,204.29
FIXED			4.000	03.02.1992	05.04.2022	20,000,000.00	20,000,000.00	833,309.59	833,309.59
FIXED			3.000	30.04.1993	26.11.2023	20,000,000.00	20,000,000.00	1,666,627.04	1,666,627.04
FIXED			1.000	09.08.2001	31.12.2031	40,000,000.00	40,000,000.00	9,084,407.39	9,084,407.39
FIXED			1.000	09.08.2001	27.01.2032			6,814,413.86	6,814,413.86
FIXED			1.000	11.07.2002	27.12.2032	20,000,000.00	20,000,000.00	6,156,289.04	6,156,289.04
FIXED			1.000	11.07.2002	13.02.2033			2,507,048.57	2,507,048.57
FIXED			1.000	17.07.2003	31.12.2033	40,000,000.00	40,000,000.00	17,483,122.10	17,483,122.10
FIXED			1.000	17.07.2003	14.01.2034			1,059,872.72	1,059,872.72
FIXED			1.000	09.08.2004	31.12.2034	20,000,000.00	20,000,000.00	3,304,891.04	3,304,891.04
FIXED			1.000	09.08.2004	03.03.2035			7,207,541.99	7,207,541.99
FIXED			1.000	10.08.2005	21.03.2036	20,000,000.00	20,000,000.00	11,206,703.62	11,206,703.62
FIXED			1.000	14.07.2006	31.12.2037	20,000,000.00	20,000,000.00	5,854,463.13	5,854,463.13
FIXED			1.000	14.07.2006	14.01.2038			6,790,064.37	6,790,064.37
INTEREST FREE				05.01.1973	01.09.2022	12,700,000.00	12,700,000.00	381,000.00	381,000.00
INTEREST FREE				21.04.1978	15.12.2027	28,000,000.00	28,000,000.00	3,873,484.37	3,873,484.37
INTEREST FREE				27.06.1979	01.06.2029	40,000,000.00	40,000,000.00	7,250,221.91	7,250,221.91
LIBOR-BASED	0.000	1.446	1.446	11.10.2017	15.10.2035	10,333,000.00	10,333,000.00	8,720,063.05	8,720,063.05
FIXED			4.000	17.12.2008	15.07.2028	30,000,000.00	30,000,000.00	892,480.93	892,480.93
FIXED			4.000	17.12.2008	15.07.2028	10,000,000.00	10,000,000.00	4,666,720.00	4,666,720.00
FIXED			4.200	20.07.2012	15.01.2032	30,000,000.00	30,000,000.00	19,417,679.90	19,417,679.90
LIBOR-BASED	0.000	1.446	1.446	15.04.2019	15.04.2037	62,900,000.00	62,900,000.00	9,279,337.67	9,279,337.67

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
LIBOR-BASED	0.000	0.156	0.156	06.02.1992	01.02.2022	20,000,000.00	20,000,000.00	500,000.00	500,000.00
LIBOR-BASED	0.000	0.086	0.086	03.06.1994	01.06.2024	15,000,000.00	15,000,000.00	625,000.00	625,000.00
LIBOR-BASED	0.000	0.086	0.086	03.06.1994	01.06.2024			1,250,000.00	1,250,000.00
FIXED			1.500	05.07.1996	17.03.2027	25,753,878.00	25,753,878.00	6,909,577.20	6,909,577.20
LIBOR-BASED	2.000	0.159	2.159	28.12.2007	20.06.2022	62,750,000.00	62,750,000.00	799,632.30	799,632.30
LIBOR-BASED	2.000	0.159	2.159	28.12.2007	20.06.2022			327,767.57	327,767.57
LIBOR-BASED	2.000	0.159	2.159	28.12.2007	20.06.2022			119,631.19	119,631.19
LIBOR-BASED	2.000	0.159	2.159	28.12.2007	20.06.2022			171,367.83	171,367.83
LIBOR-BASED	2.000	0.159	2.159	28.12.2007	20.06.2022			119,371.51	119,371.51
LIBOR-BASED	2.000	0.159	2.159	28.12.2007	20.06.2022			145,483.71	145,483.71
LIBOR-BASED	2.000	0.159	2.159	28.12.2007	20.06.2022			48,198.45	48,198.45
LIBOR-BASED	2.000	0.159	2.159	28.12.2007	20.06.2022			48,324.23	48,324.23
LIBOR-BASED	2.000	0.159	2.159	28.12.2007	20.06.2022			80,212.12	80,212.12
LIBOR-BASED	2.000	0.159	2.159	28.12.2007	20.06.2022			30,733.09	30,733.09
LIBOR-BASED	2.000	0.159	2.159	28.12.2007	20.06.2022			428,748.44	428,748.44
LIBOR-BASED	2.000	0.159	2.159	28.12.2007	20.06.2022			90,830.79	90,830.79
LIBOR-BASED	2.000	0.159	2.159	28.12.2007	20.06.2022			25,516.54	25,516.54
LIBOR-BASED	2.000	0.159	2.159	28.12.2007	20.06.2022			169,012.31	169,012.31
LIBOR-BASED	2.000	0.159	2.159	28.12.2007	20.06.2022			395,289.48	395,289.48
FIXED			1.000	22.09.2000	26.02.2031	7,014,271.00	7,014,271.00	3,250,515.84	3,250,515.84
FIXED			0.300	28.05.2002	10.09.2032	4,398,146.88	4,398,146.88	2,359,981.35	2,359,981.35
FIXED			0.300	28.05.2002	10.09.2032	6,779,174.50	6,779,174.50	3,637,606.01	3,637,606.01
FIXED			0.300	28.05.2002	10.09.2032	18,558,684.00	18,558,684.00	9,958,318.42	9,958,318.42
FIXED			0.300	12.12.2002	10.03.2033	12,937,310.99	12,937,310.99	7,257,515.93	7,257,515.93
FIXED			0.200	31.05.2006	15.09.2042	13,495,424.00	13,495,424.00	11,336,156.16	11,336,156.16
FIXED			3.000	09.11.2009	21.01.2030	89,153,766.00	89,153,766.00	50,344,381.27	50,344,381.27
LIBOR-BASED	0.000	1.560	1.560	19.12.2017	15.04.2042	207,603,205.00	207,603,205.00	11,424,170.85	11,424,170.85
FIXED			2.000	10.04.2018	21.07.2038	62,086,837.82	62,086,837.82	34,892,295.95	34,892,295.95
LIBOR-BASED	0.000	0.770	0.770	05.06.2020	15.05.2032	750,000,000.00	750,000,000.00	750,000,000.00	750,000,000.00
FIXED			2.000	29.08.2019	21.07.2040	219,776,242.63	219,776,242.63	12,568,933.52	12,568,933.52
FIXED			1.500	29.10.2020	20.10.2050	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
LIBOR-BASED	0.000	0.790	0.790	26.03.2021	15.03.2033	300,000,000.00	300,000,000.00	295,627,653.30	295,627,653.30
FIXED			1.500	17.12.2021	20.12.2051	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
FIXED			3.000	01.08.1979	11.01.2022	2,617,000.00	2,617,000.00	20,495.27	20,495.27
FIXED			3.000	01.08.1978	06.01.2024	883,000.00	883,000.00	52,367.44	52,367.44
FIXED			3.000	25.09.1981	15.03.2022	7,100,000.00	7,100,000.00	75,193.18	75,193.18
INTEREST FREE				05.04.1974	15.04.2024	9,500,000.00	9,500,000.00	712,500.00	712,500.00
INTEREST FREE				27.06.1979	15.02.2029	22,000,000.00	22,000,000.00	4,323,916.94	4,323,916.94

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
B. ON-LENT TO GOCCs/GFIs							1,037,632,313.72		316,141,496.15

EURO							15,130,504.21		5,865,831.59

INTEREST FREE				30.10.1992	31.12.2022	3,718,402.88	4,231,542.48	185,921.62	211,578.80
INTEREST FREE				11.03.1996	31.12.2025	3,264,014.04	3,714,447.98	666,089.88	758,010.28
INTEREST FREE				04.08.2004	31.12.2038	6,313,280.98	7,184,513.76	4,302,497.81	4,896,242.51
JAPANESE YEN							1,012,485,880.20		310,125,425.70

FIXED			3.000	19.08.1993	20.08.2023	18,120,000,000.00	157,517,160.00	1,757,476,000.00	15,277,738.87
FIXED			3.000	19.08.1993	20.08.2023	1,259,000,000.00	10,944,487.00	116,664,000.00	1,014,160.15
FIXED			3.000	20.12.1994	20.12.2024	9,795,000,000.00	85,147,935.00	1,364,628,000.00	11,862,711.20
FIXED			3.000	20.12.1994	20.12.2024	6,212,000,000.00	54,000,916.00	340,614,000.00	2,960,957.50
FIXED			2.700	18.03.1997	20.03.2027	26,344,000,000.00	229,008,392.00	6,897,781,000.00	59,962,410.23
FIXED			2.300	18.03.1997	20.03.2027			106,568,000.00	926,395.62
FIXED			0.750	10.09.1998	20.09.2038	23,668,000,000.00	205,745,924.00	7,511,348,000.00	65,296,148.16
FIXED			1.000	07.04.2000	20.04.2040	22,262,000,000.00	193,523,566.00	11,347,419,000.00	98,643,113.37
FIXED			0.750	07.04.2000	20.04.2040			1,111,406,000.00	9,661,452.36
FIXED			1.000	07.04.2000	20.04.2040	8,266,000,000.00	71,856,338.00	4,509,597,000.00	39,201,926.72
FIXED			0.750	07.04.2000	20.04.2040			503,533,000.00	4,377,212.37
FIXED			3.000	16.08.1995	31.07.2025	545,400,000.00	4,741,162.20	108,270,924.00	941,199.14
UNITED STATES DOLLAR							10,015,929.31		150,238.85

INTEREST FREE				03.04.1972	01.03.2022	10,015,929.31	10,015,929.31	150,238.85	150,238.85
II. NG-ISSUED EXTERNAL DEBT SECURITIES							42,978,126,944.56		38,919,625,944.56

CHINA YUAN							392,275,000.00		392,275,000.00

FIXED			3.580	20.05.2019	20.05.2022	2,500,000,000.00	392,275,000.00	2,500,000,000.00	392,275,000.00
EURO							4,608,900,000.00		4,608,900,000.00

FIXED			0.875	17.05.2019	17.05.2027	750,000,000.00	853,500,000.00	750,000,000.00	853,500,000.00
FIXED			0.700	03.02.2020	03.02.2029	600,000,000.00	682,800,000.00	600,000,000.00	682,800,000.00
INTEREST FREE				03.02.2020	03.02.2023	600,000,000.00	682,800,000.00	600,000,000.00	682,800,000.00
FIXED			0.250	28.04.2021	28.04.2025	650,000,000.00	739,700,000.00	650,000,000.00	739,700,000.00
FIXED			1.200	28.04.2021	28.04.2033	650,000,000.00	739,700,000.00	650,000,000.00	739,700,000.00
FIXED			1.750	28.04.2021	28.04.2041	800,000,000.00	910,400,000.00	800,000,000.00	910,400,000.00

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
JAPANESE YEN							1,686,442,000.00		1,686,442,000.00

FIXED			0.540	15.08.2018	15.08.2023	6,200,000,000.00	53,896,600.00	6,200,000,000.00	53,896,600.00
FIXED			0.990	15.08.2018	15.08.2028	40,800,000,000.00	354,674,400.00	40,800,000,000.00	354,674,400.00
FIXED			0.180	15.08.2019	15.08.2022	30,400,000,000.00	264,267,200.00	30,400,000,000.00	264,267,200.00
FIXED			0.280	15.08.2019	15.08.2024	21,000,000,000.00	182,553,000.00	21,000,000,000.00	182,553,000.00
FIXED			0.430	15.08.2019	14.08.2026	17,900,000,000.00	155,604,700.00	17,900,000,000.00	155,604,700.00
FIXED			0.590	15.08.2019	15.08.2029	22,700,000,000.00	197,331,100.00	22,700,000,000.00	197,331,100.00
FIXED			0.001	13.04.2021	12.04.2024	55,000,000,000.00	478,115,000.00	55,000,000,000.00	478,115,000.00
PHILIPPINE PESO							1,678,698,944.56		1,678,698,944.56

FIXED			6.250	14.01.2011	14.01.2036	54,770,000,000.00	1,074,469,337.31	54,770,000,000.00	1,074,469,337.31
FIXED			3.900	26.11.2012	26.11.2022	30,800,000,000.00	604,229,607.25	30,800,000,000.00	604,229,607.25
UNITED STATES DOLLAR							34,611,811,000.00		30,553,310,000.00

FIXED			9.500	21.10.1999	21.10.2024	1,006,294,000.00	1,006,294,000.00	347,796,000.00	347,796,000.00
FIXED			10.625	16.03.2000	16.03.2025	1,000,000,000.00	1,000,000,000.00	480,463,000.00	480,463,000.00
FIXED			10.625	24.09.2003	16.03.2025	300,000,000.00	300,000,000.00	300,000,000.00	300,000,000.00
FIXED			10.625	16.09.2004	16.03.2025	700,000,000.00	700,000,000.00	700,000,000.00	700,000,000.00
FIXED			9.500	02.02.2005	02.02.2030	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			9.500	16.05.2005	02.02.2030	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			7.750	11.01.2006	14.01.2031	1,500,000,000.00	1,500,000,000.00	859,940,000.00	859,940,000.00
FIXED			7.750	14.07.2006	14.01.2031	450,000,000.00	450,000,000.00	450,000,000.00	450,000,000.00
FIXED			7.750	25.09.2006	14.01.2031	434,506,000.00	434,506,000.00	434,506,000.00	434,506,000.00
FIXED			7.500	25.09.2006	25.09.2024	774,204,000.00	774,204,000.00	577,589,000.00	577,589,000.00
FIXED			6.375	15.01.2007	15.01.2032	1,000,000,000.00	1,000,000,000.00	522,248,000.00	522,248,000.00
FIXED			6.375	05.02.2008	15.01.2032	500,000,000.00	500,000,000.00	500,000,000.00	500,000,000.00
FIXED			6.375	23.10.2009	23.10.2034	1,000,000,000.00	1,000,000,000.00	53,324,000.00	53,324,000.00
FIXED			6.375	13.01.2010	23.10.2034	850,000,000.00	850,000,000.00	850,000,000.00	850,000,000.00
FIXED			6.375	06.10.2010	23.10.2034	946,807,000.00	946,807,000.00	946,807,000.00	946,807,000.00
FIXED			5.500	30.03.2011	30.03.2026	1,500,000,000.00	1,500,000,000.00	1,049,678,000.00	1,049,678,000.00
FIXED			6.375	23.10.2011	23.10.2034	50,000,000.00	50,000,000.00	50,000,000.00	50,000,000.00
FIXED			5.000	13.01.2012	13.01.2037	1,500,000,000.00	1,500,000,000.00	1,330,959,000.00	1,330,959,000.00
FIXED			4.200	21.01.2014	21.01.2024	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			3.950	20.01.2015	20.01.2040	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.700	01.03.2016	01.03.2041	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.700	02.02.2017	02.02.2042	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00
FIXED			3.000	01.02.2018	01.02.2028	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00	2,000,000,000.00

DIRECT EXTERNAL DEBT OF THE REPUBLIC OF THE PHILIPPINES

AS OF 31 DECEMBER 2021

INTEREST RATE BASIS	INTEREST		INTEREST RATE + SPREAD/ SERVICE CHARGE (per annum)			ORIGINAL AMOUNT CONTRACTED		OUTSTANDING BALANCE AS OF 31 DECEMBER 2021
	SPREAD	RATE		YEAR CONTRACTED	YEAR OF MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 1/	(IN ORIG. CURR)	(IN US DOLLAR) 1/
FIXED			3.750	14.01.2019	14.01.2029	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			2.457	05.05.2020	05.05.2030	1,000,000,000.00	1,000,000,000.00	1,000,000,000.00	1,000,000,000.00
FIXED			2.950	05.05.2020	05.05.2045	1,350,000,000.00	1,350,000,000.00	1,350,000,000.00	1,350,000,000.00
FIXED			2.650	10.12.2020	10.12.2045	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00	1,500,000,000.00
FIXED			1.648	10.12.2020	10.06.2031	1,250,000,000.00	1,250,000,000.00	1,250,000,000.00	1,250,000,000.00
FIXED			1.950	06.07.2021	06.01.2032	750,000,000.00	750,000,000.00	750,000,000.00	750,000,000.00
FIXED			3.200	06.07.2021	06.07.2046	2,250,000,000.00	2,250,000,000.00	2,250,000,000.00	2,250,000,000.00

1/	Original currencies converted using BSP reference rate prevailing on 3 January 2022

Outstanding Treasury Bonds Issued by the Nat’l. Government

As of December 31, 2021

In Million Pesos

ISIN	ISSUE/ RE-ISSUE* DATE		MATURITY DATE	COUPON RATE	FACE AMOUNT
Total					7,374,115.02

3 Years					252,510.00

PIBD0322G247	04-Jul-19		04-Jul-22	4.7500%	20,000.00
PIBD0322G247	29-Aug-19	*	04-Jul-22	4.7500%	20,000.00
PIBD0322G247	03-Oct-19	*	04-Jul-22	4.7500%	20,000.00
PIBD0322G247	12-Dec-19	*	04-Jul-22	4.7500%	27,041.00
PIBD0322G247	09-Jan-20	*	04-Jul-22	4.7500%	16,586.00
PIBD0323I252	10-Sep-20		10-Sep-23	2.3750%	45,000.00
PIBD0323I252	08-Oct-20	*	10-Sep-23	2.3750%	39,048.00
PIBD0323I252	05-Nov-20	*	10-Sep-23	2.3750%	34,835.00
PIBD0323I252	03-Dec-20	*	10-Sep-23	2.3750%	30,000.00
5 Years					477,759.15

PIBD0522A747	26-Jan-17		26-Jan-22	4.0000%	15,000.00
PIBD0522A747	23-Feb-17	*	26-Jan-22	4.0000%	15,000.00
PIBD0522A747	23-Mar-17	*	26-Jan-22	4.0000%	15,000.00
PIBD0522A747	13-Jul-17	*	26-Jan-22	4.0000%	15,000.00
PIBD0522A747	05-Oct-17	*	26-Jan-22	4.0000%	15,000.00
PIBD0522A747	30-Apr-20	*	26-Jan-22	4.0000%	15,980.15
PIBD0523C752	08-Mar-18		08-Mar-23	5.5000%	12,039.00
PIBD0523C752	03-May-18	*	08-Mar-23	5.5000%	10,000.00
PIBD0523C752	16-Aug-18	*	08-Mar-23	5.5000%	15,000.00
PIBD0523C752	11-Oct-18	*	08-Mar-23	5.5000%	9,740.00
PIBD0523C752	22-Nov-18	*	08-Mar-23	5.5000%	30,000.00
PIBD0524J762	17-Oct-19		17-Oct-24	4.2500%	30,000.00
PIBD0524J762	05-Mar-20	*	17-Oct-24	4.2500%	40,000.00
PIBD0524J762	28-May-20	*	17-Oct-24	4.2500%	50,000.00
PIBD0526D772	08-Apr-21		08-Apr-26	3.3750%	35,000.00
PIBD0526D772	06-May-21	*	08-Apr-26	3.3750%	50,000.00
PIBD0526D772	02-Sep-21	*	08-Apr-26	3.3750%	35,000.00
PIBD0526D772	14-Oct-21	*	08-Apr-26	3.3750%	35,000.00
PIBD0526D772	04-Nov-21	*	08-Apr-26	3.3750%	35,000.00
7 Years					908,998.00

PIBD0723D588	21-Apr-16		21-Apr-23	3.5000%	25,000.00
PIBD0723D588	28-Jul-16	*	21-Apr-23	3.5000%	25,000.00
PIBD0723D588	18-Aug-16	*	21-Apr-23	3.5000%	25,000.00
PIBD0723D588	13-Oct-16	*	21-Apr-23	3.5000%	11,772.00
PIBD0723D588	14-May-20	*	21-Apr-23	3.5000%	45,000.00
PIBD0723D588	11-Jun-20	*	21-Apr-23	3.5000%	50,000.00
PIBD0724D595	20-Apr-17		20-Apr-24	4.5000%	6,071.00
PIBD0724D595	01-Jun-17	*	20-Apr-24	4.5000%	4,026.00
PIBD0724D595	10-Aug-17	*	20-Apr-24	4.5000%	15,000.00
PIBD0724D595	07-Sep-17	*	20-Apr-24	4.5000%	15,000.00
PIBD0724D595	19-Oct-17	*	20-Apr-24	4.5000%	15,000.00
PIBD0725D618	12-Apr-18		12-Apr-25	5.7500%	7,932.00
PIBD0725D618	17-May-18	*	12-Apr-25	5.7500%	4,915.00
PIBD0725D618	14-Jun-18	*	12-Apr-25	5.7500%	7,612.00
PIBD0725D618	27-Sep-18	*	12-Apr-25	5.7500%	5,730.00
PIBD0725D618	29-Nov-18	*	12-Apr-25	5.7500%	30,000.00
PIBD0725D618	13-Dec-18	*	12-Apr-25	5.7500%	17,474.00
PIBD0726B627	14-Feb-19		14-Feb-26	6.2500%	30,000.00
PIBD0726B627	28-Mar-19	*	14-Feb-26	6.2500%	20,000.00
PIBD0726B627	16-May-19	*	14-Feb-26	6.2500%	20,000.00
PIBD0726B627	18-Jul-19	*	14-Feb-26	6.2500%	20,000.00
PIBD0726B627	12-Sep-19	*	14-Feb-26	6.2500%	10,399.00
PIBD0726B627	31-Oct-19	*	14-Feb-26	6.2500%	20,000.00
PIBD0726B627	23-Jan-20	*	14-Feb-26	6.2500%	27,203.00
PIBD0728D649	22-Apr-21		22-Apr-28	3.6250%	60,000.00
PIBD0728D649	20-May-21	*	22-Apr-28	3.6250%	45,000.00
PIBD0728D649	10-Jun-21	*	22-Apr-28	3.6250%	42,000.00
PIBD0728D649	08-Jul-21	*	22-Apr-28	3.6250%	52,971.00
PIBD0728D649	29-Jul-21	*	22-Apr-28	3.6250%	61,000.00
PIBD0728H654	12-Aug-21		12-Aug-28	3.7500%	55,000.00
PIBD0728H654	09-Sep-21	*	12-Aug-28	3.7500%	40,000.00
PIBD0728H654	23-Sep-21	*	12-Aug-28	3.7500%	40,000.00
PIBD0728H654	07-Oct-21	*	12-Aug-28	3.7500%	35,578.00
PIBD0728H654	28-Oct-21	*	12-Aug-28	3.7500%	19,315.00
10 Years					966,531.23

Outstanding Treasury Bonds Issued by the Nat’l. Government

As of December 31, 2021

In Million Pesos

ISIN	ISSUE/ RE-ISSUE* DATE		MATURITY DATE	COUPON RATE	FACE AMOUNT
PIBD1022H562	02-Aug-12		02-Aug-22	4.8750%	22,553.90
PIBD1022I570	13-Sep-12		13-Sep-22	4.7500%	22,944.62
PIBD1022L585	06-Dec-12		06-Dec-22	4.0000%	56,940.72
PIBD1027E617	04-May-17		04-May-27	4.7500%	9,723.00
PIBD1027E617	15-Jun-17	*	04-May-27	4.7500%	15,000.00
PIBD1027E617	24-Aug-17	*	04-May-27	4.7500%	15,000.00
PIBD1027E617	21-Sep-17	*	04-May-27	4.7500%	15,000.00
PIBD1027E617	09-Nov-17	*	04-May-27	4.7500%	10,213.00
PIBD1027E617	17-Dec-20	*	04-May-27	4.7500%	40,000.00
PIBD1027E617	27-Jan-21	*	04-May-27	4.7500%	40,000.00
PIBD1027E617	11-Mar-21	*	04-May-27	4.7500%	49,000.00
PIBD1027E617	24-Jun-21	*	04-May-27	4.7500%	55,000.00
PIBD1028C635	22-Mar-18		22-Mar-28	6.2500%	7,990.00
PIBD1028C635	19-Apr-18	*	22-Mar-28	6.2500%	10,000.00
PIBD1028C635	24-May-18	*	22-Mar-28	6.2500%	4,080.00
PIBD1028C635	08-Nov-18	*	22-Mar-28	6.2500%	15,000.00
PIBD1028C635	06-Dec-18	*	22-Mar-28	6.2500%	38,136.00
PIBD1029A644	10-Jan-19		10-Jan-29	6.8750%	40,000.00
PIBD1029A644	14-Mar-19	*	10-Jan-29	6.8750%	20,000.00
PIBD1029A644	11-Apr-19	*	10-Jan-29	6.8750%	20,000.00
PIBD1029A644	30-May-19	*	10-Jan-29	6.8750%	20,000.00
PIBD1029A644	15-Aug-19	*	10-Jan-29	6.8750%	20,000.00
PIBD1029A644	14-Nov-19	*	10-Jan-29	6.8750%	20,000.00
PIBD1029A644	20-Feb-20	*	10-Jan-29	6.8750%	45,000.00
PIBD1030G655	09-Jul-20		09-Jul-30	2.8750%	30,000.00
PIBD1030G655	13-Aug-20	*	09-Jul-30	2.8750%	30,000.00
PIBD1030G655	04-Feb-21	*	09-Jul-30	2.8750%	30,000.00
PIBD1030G655	25-Mar-21	*	09-Jul-30	2.8750%	30,000.00
PIBD1030G655	17-Jun-21	*	09-Jul-30	2.8750%	45,000.00
PIBD1031G662	22-Jul-21		22-Jul-31	4.0000%	40,000.00
PIBD1031G662	05-Aug-21	*	22-Jul-31	4.0000%	42,000.00
PIBD1031G662	16-Sep-21	*	22-Jul-31	4.0000%	35,000.00
PIBD1031G662	30-Sep-21	*	22-Jul-31	4.0000%	37,950.00
PIBD1031G662	11-Nov-21	*	22-Jul-31	4.0000%	35,000.00
					7,217.81

10 Yr. AR Bonds	various		various	floating rate	7,217.81
20 Years					475,215.77

PISD2022A098	05-Jan-02		05-Jan-22	12.8400%	2.67
PIBD2022C021	14-Mar-02		14-Mar-22	15.0000%	3,884.87
TEBD2022C021	14-Mar-02		14-Mar-22	13.5000%	35.00
PIBD2022J033	17-Oct-02		17-Oct-22	12.7500%	760.00
PISD2023A102	05-Jan-03		05-Jan-23	12.8400%	2.94
PIBD2023B048	20-Feb-03		20-Feb-23	13.0000%	4,301.51
TEBD2023B048	20-Feb-03		20-Feb-23	11.7000%	287.00
PIBD2023E054	29-May-03		29-May-23	11.8750%	2,649.22
PIBD2023J068	23-Oct-03		23-Oct-23	11.3750%	1,728.09
PIBD2024F075	03-Jun-04		03-Jun-24	12.3750%	2,228.68
TEBD2024F075	03-Jun-04		03-Jun-24	11.1375%	258.30
PIBD2024H086	05-Aug-04		05-Aug-24	12.8750%	2,380.82
TEBD2024H086	05-Aug-04		05-Aug-24	11.5875%	60.00
PIBD2024K091	11-Nov-04		11-Nov-24	13.7500%	3,080.85
TEBD2024K091	11-Nov-04		11-Nov-24	12.3750%	15.90
PIBD2025D103	14-Apr-05		14-Apr-25	12.1250%	3,128.46
TEBD2025D103	14-Apr-05		14-Apr-25	10.9125%	90.00
PIBD2025J116	20-Oct-05		20-Oct-25	12.1250%	2,343.96
TEBD2025J116	20-Oct-05		20-Oct-25	10.9125%	29.00
PIBD2026A122	19-Jan-06		19-Jan-26	10.2500%	7,977.73
PIBD2026L139	07-Dec-06		07-Dec-26	8.0000%	12,072.25
PIBD2027I140	06-Sep-07		06-Sep-27	8.6250%	7,521.93
PIBD2028L151	04-Dec-08		04-Dec-28	9.5000%	17,032.29
PIBD2030E166	27-May-10		27-May-30	8.7500%	72,412.57
PIBD2032B183	02-Feb-12		02-Feb-32	5.8750%	35,530.27
PIBD2032I195	27-Sep-12		27-Sep-32	5.7500%	20,254.12
PIBD2033C206	21-Mar-13		21-Mar-33	3.6250%	89,250.35
PIBD2033C206	01-Jul-21	*	21-Mar-33	3.6250%	38,090.00
PIBD2037E214	18-May-17		18-May-37	5.2500%	15,000.00
PIBD2037E214	29-Jun-17	*	18-May-37	5.2500%	15,000.00
PIBD2038B224	22-Feb-18		22-Feb-38	6.5000%	8,853.00
PIBD2038B224	26-Apr-18	*	22-Feb-38	6.5000%	4,260.00

Outstanding Treasury Bonds Issued by the Nat’l. Government

As of December 31, 2021

In Million Pesos

ISIN	ISSUE/ RE-ISSUE* DATE		MATURITY DATE	COUPON RATE	FACE AMOUNT
PIBD2038B224	21-Jun-18	*	22-Feb-38	6.5000%	4,120.00
PIBD2039A232	24-Jan-19		24-Jan-39	6.7500%	31,504.00
PIBD2039A232	13-Jun-19	*	24-Jan-39	6.7500%	20,000.00
PIBD2039A232	01-Aug-19	*	24-Jan-39	6.7500%	20,000.00
PIBD2039A232	28-Nov-19	*	24-Jan-39	6.7500%	12,271.00
PIBD2041G241	15-Jul-21		15-Jul-41	5.1250%	16,799.00
25 Years					235,982.41

PIBD2525K015	29-Nov-00		29-Nov-25	18.2500%	6,112.75
PIBD2530G029	28-Jul-05		28-Jul-30	12.5000%	5,665.24
TEBD2530G029	28-Jul-05		28-Jul-30	11.2500%	100.20
PIBD2531A032	26-Jan-06		26-Jan-31	11.2500%	11,044.89
TEBD2531A032	26-Jan-06		26-Jan-31	10.1250%	255.00
PIBD2531J042	05-Oct-06		05-Oct-31	9.3750%	6,175.06
PIBD2532K057	29-Nov-07		29-Nov-32	8.5000%	46,008.30
PIBD2534K062	05-Nov-09		05-Nov-34	9.2500%	28,054.60
PIBD2535I071	30-Sep-10		30-Sep-35	8.0000%	62,220.40
PIBD2536I097	29-Sep-11		29-Sep-36	7.6250%	32,186.37
PIBD2537H103	16-Aug-12		16-Aug-37	5.7500%	38,159.60
$6.582M Phil. Par Bond Redenominated into 28.5 years					97.05

PISD3025G011	15-Jul-96		06-Jan-25	12.8400%	97.05
Retail Treasury Bonds					2,790,958.69

PIID0323B101	11-Feb-20		11-Feb-23	4.3750%	310,827.96
PIID0324C115	09-Mar-21		09-Mar-24	2.3750%	463,321.67
PIID0522L114	04-Dec-17		04-Dec-22	4.6250%	255,359.34
PIID0524C129	12-Mar-19		12-Mar-24	6.2500%	235,916.44
PIID0525H130	12-Aug-20		12-Aug-25	2.6250%	516,340.79
PIID0527L140	02-Dec-21		02-Jun-27	4.6250%	360,025.37
PIID1023H046	15-Aug-13		15-Aug-23	3.2500%	141,422.52
PIID1026I057	20-Sep-16		20-Sep-26	3.5000%	100,125.71
PIID1526J019	20-Oct-11		20-Oct-26	6.2500%	53,270.55
PIID1527C023	01-Mar-12		01-Mar-27	5.3750%	42,534.69
PIID2032C014	01-Mar-12		01-Mar-32	5.8750%	132,682.04
PIID2537J015	24-Oct-12		24-Oct-37	6.1250%	179,131.62
Benchmark Bonds					1,102,133.84

PIBD1024H595	20-Aug-14		20-Aug-24	4.1250%	119,476.33
PIBD1025I608	09-Sep-15		09-Sep-25	3.6250%	121,479.52
PIBD1025I608	14-Jan-16	*	09-Sep-25	3.6250%	22,180.00
PIBD1025I608	25-Jun-20	*	09-Sep-25	3.6250%	30,000.00
PIBD1025I608	22-Oct-20	*	09-Sep-25	3.6250%	30,000.00
PIBD1025I608	19-Nov-20	*	09-Sep-25	3.6250%	35,000.00
PIBD1025I608	07-Jan-21	*	09-Sep-25	3.6250%	50,000.00
PIBD1022G545	19-Jul-11		19-Jan-22	6.3750%	57,386.29
PIBD2031G171	19-Jul-11		19-Jul-31	8.0000%	255,837.15
PIBD2535L086	16-Dec-10		16-Dec-35	8.1250%	163,216.53
PIBD2540I116	09-Sep-15		09-Sep-40	4.6250%	142,558.01
PIBD2540I116	03-Jun-21	*	09-Sep-40	4.6250%	40,000.00
PIBD2540I116	19-Aug-21	*	09-Sep-40	4.6250%	35,000.00
25 Years P50 B CB-BoL T/Bonds					50,000.00

PISD2543L027	20-Dec-18		20-Dec-43	Floating rate	50,000.00
Onshore Dollar T-Bond a/					25,487.00

ODTB1023L018	04-Dec-12		04-Jun-23	2.7500%	25,487.00
Retail Dollar Bonds a/					81,224.07

RODB0526J014	08-Oct-21		08-Oct-26	1.3750%	56,770.20
RODB1031J014	08-Oct-21		08-Oct-31	2.2500%	24,453.86

a/	conversion rate used based on BSP reference rate

as of January 03, 2022 : 1US$/P =P50.974

*	reissue date

Outstanding Treasury Bills Issued by the Nat’l. Government

As of December 31, 2021

In Million Pesos

ISIN	ISSUE DATE	MATURITY DATE	AVERAGE RATE	FACE AMOUNT
Total				796,143.30

91-day				111,000.00

PIBL1221A015	06-Oct-21	05-Jan-22	1.0850%	5,000.00
PISB0321J402	06-Oct-21	05-Jan-22	1.0850%	5,000.00
PIBL1221A024	13-Oct-21	12-Jan-22	1.0950%	5,000.00
PISB0321J411	13-Oct-21	12-Jan-22	1.0950%	5,000.00
PIBL1221A033	20-Oct-21	19-Jan-22	1.1130%	5,000.00
PISB0321J420	20-Oct-21	19-Jan-22	1.1130%	5,000.00
PIBL1221A042	27-Oct-21	26-Jan-22	1.1190%	5,000.00
PISB0321J439	27-Oct-21	26-Jan-22	1.1190%	5,000.00
PIBL1221B050	03-Nov-21	02-Feb-22	1.1300%	5,000.00
PISB0321K446	03-Nov-21	02-Feb-22	1.1300%	5,000.00
PIBL1221B069	10-Nov-21	09-Feb-22	1.1430%	5,000.00
PISB0321K455	10-Nov-21	09-Feb-22	1.1430%	5,000.00
PIBL1221B078	17-Nov-21	16-Feb-22	1.1500%	5,000.00
PISB0321K464	17-Nov-21	16-Feb-22	1.1500%	5,000.00
PIBL1221B087	24-Nov-21	23-Feb-22	1.1780%	5,000.00
PISB0321K473	24-Nov-21	23-Feb-22	1.1780%	5,000.00
PIBL1221C095	01-Dec-21	02-Mar-22	1.1640%	2,000.00
PISB0321L481	01-Dec-21	02-Mar-22	1.1640%	5,000.00
PIBL1221C102	07-Dec-21	09-Mar-22	1.1550%	2,000.00
PISB0321L490	07-Dec-21	09-Mar-22	1.1550%	5,000.00
PIBL1221C111	15-Dec-21	16-Mar-22	1.1250%	2,000.00
PISB0321L506	15-Dec-21	16-Mar-22	1.1250%	5,000.00
PISB0321L515	22-Dec-21	23-Mar-22	1.1250%	5,000.00
PISB0321L524	29-Dec-21	30-Mar-22	1.1250%	5,000.00
182-day				174,000.00

PIBL1221A015	07-Jul-21	05-Jan-22	1.3510%	5,000.00
PIBL1221A024	14-Jul-21	12-Jan-22	1.3840%	5,000.00
PIBL1221A033	21-Jul-21	19-Jan-22	1.4010%	5,000.00
PIBL1221A042	28-Jul-21	26-Jan-22	1.4070%	5,000.00
PIBL1221B050	04-Aug-21	02-Feb-22	1.4010%	5,000.00
PIBL1221B069	11-Aug-21	09-Feb-22	1.4070%	5,000.00
PIBL1221B078	18-Aug-21	16-Feb-22	1.4070%	5,000.00
PIBL1221B087	25-Aug-21	23-Feb-22	1.4080%	5,000.00
PIBL1221C095	01-Sep-21	02-Mar-22	1.4050%	5,000.00
PIBL1221C102	08-Sep-21	09-Mar-22	1.4050%	5,000.00
PISB0621I031	08-Sep-21	09-Mar-22	1.4050%	30,000.00
PIBL1221C111	15-Sep-21	16-Mar-22	1.4020%	5,000.00
PIBL1221C120	22-Sep-21	23-Mar-22	1.3890%	5,000.00
PIBL1221C139	29-Sep-21	30-Mar-22	1.3850%	5,000.00
PIBL1221D147	06-Oct-21	06-Apr-22	1.3910%	5,000.00
PIBL1221D156	13-Oct-21	13-Apr-22	1.3910%	5,000.00
PIBL1221D165	20-Oct-21	20-Apr-22	1.3900%	5,000.00
PIBL1221D174	27-Oct-21	27-Apr-22	1.3870%	5,000.00
PIBL1221E182	03-Nov-21	04-May-22	1.3950%	5,000.00
PIBL1221E191	10-Nov-21	11-May-22	1.4010%	5,000.00
PIBL1221E208	17-Nov-21	18-May-22	1.4130%	5,000.00
PIBL1221E217	24-Nov-21	25-May-22	1.4430%	5,000.00
PIBL1221F225	01-Dec-21	01-Jun-22	1.4490%	3,000.00
PIBL1221F234	07-Dec-21	08-Jun-22	1.4430%	3,000.00
PISB0621L046	07-Dec-21	08-Jun-22	1.4430%	30,000.00
PIBL1221F243	15-Dec-21	15-Jun-22	1.4280%	3,000.00

Outstanding Treasury Bills Issued by the Nat’l. Government

As of December 31, 2021

In Million Pesos

ISIN	ISSUE DATE	MATURITY DATE	AVERAGE RATE	FACE AMOUNT
364-day				511,143.30

PIBL1221A015	06-Jan-21	05-Jan-22	1.6140%	16,575.00
PIBL1221A024	13-Jan-21	12-Jan-22	1.6050%	15,000.00
PIBL1221A033	20-Jan-21	19-Jan-22	1.5820%	20,000.00
PIBL1221A042	27-Jan-21	26-Jan-22	1.5420%	20,000.00
PIBL1221B050	03-Feb-21	02-Feb-22	1.4920%	10,000.00
PIBL1221B069	10-Feb-21	09-Feb-22	1.4460%	10,000.00
PISB1221B018	10-Feb-21	09-Feb-22	1.4460%	24,568.30
PIBL1221B078	17-Feb-21	16-Feb-22	1.4160%	15,000.00
PIBL1221B087	24-Feb-21	23-Feb-22	1.5270%	10,000.00
PIBL1221C095	03-Mar-21	02-Mar-22	1.6800%	10,000.00
PIBL1221C102	10-Mar-21	09-Mar-22	1.8520%	10,000.00
PIBL1221C111	17-Mar-21	16-Mar-22	1.9900%	10,000.00
PIBL1221C120	24-Mar-21	23-Mar-22	1.9970%	15,000.00
PIBL1221C139	31-Mar-21	30-Mar-22	1.9260%	15,000.00
PIBL1221D147	07-Apr-21	06-Apr-22	1.9120%	12,000.00
PIBL1221D156	14-Apr-21	13-Apr-22	1.9030%	12,000.00
PIBL1221D165	21-Apr-21	20-Apr-22	1.8840%	17,000.00
PIBL1221D174	28-Apr-21	27-Apr-22	1.8800%	17,000.00
PIBL1221E182	05-May-21	04-May-22	1.8630%	19,000.00
PIBL1221E191	12-May-21	11-May-22	1.8290%	19,000.00
PIBL1221E208	19-May-21	18-May-22	1.8100%	17,000.00
PIBL1221E217	26-May-21	25-May-22	1.7960%	17,000.00
PIBL1221F225	02-Jun-21	01-Jun-22	1.7230%	7,000.00
PIBL1221F234	09-Jun-21	08-Jun-22	1.6490%	7,000.00
PIBL1221F243	16-Jun-21	15-Jun-22	1.5770%	7,000.00
PIBL1221F252	23-Jun-21	22-Jun-22	1.5630%	7,000.00
PIBL1221F261	30-Jun-21	29-Jun-22	1.5620%	5,000.00
PIBL1221G279	07-Jul-21	06-Jul-22	1.5680%	5,000.00
PIBL1221G288	14-Jul-21	13-Jul-22	1.5930%	5,000.00
PIBL1221G297	21-Jul-21	20-Jul-22	1.6290%	5,000.00
PIBL1221G304	28-Jul-21	27-Jul-22	1.6380%	5,000.00
PIBL1221H312	04-Aug-21	03-Aug-22	1.6320%	5,000.00
PIBL1221H321	11-Aug-21	10-Aug-22	1.6250%	5,000.00
PISB1221H021	11-Aug-21	10-Aug-22	1.6250%	25,000.00
PIBL1221H330	18-Aug-21	17-Aug-22	1.6170%	5,000.00
PIBL1221H349	25-Aug-21	24-Aug-22	1.6120%	5,000.00
PIBL1221I357	01-Sep-21	31-Aug-22	1.6160%	5,000.00
PIBL1221I366	08-Sep-21	07-Sep-22	1.6090%	5,000.00
PIBL1221I375	15-Sep-21	14-Sep-22	1.6040%	5,000.00
PIBL1221I384	22-Sep-21	21-Sep-22	1.5970%	5,000.00
PIBL1221I393	29-Sep-21	28-Sep-22	1.5820%	7,000.00
PIBL1221J409	06-Oct-21	05-Oct-22	1.5840%	5,000.00
PIBL1221J418	13-Oct-21	12-Oct-22	1.5870%	5,000.00
PIBL1221J427	20-Oct-21	19-Oct-22	1.6040%	5,000.00
PIBL1221J436	27-Oct-21	26-Oct-22	1.6060%	5,000.00
PIBL1221K443	03-Nov-21	02-Nov-22	1.6130%	5,000.00
PIBL1221K452	10-Nov-21	09-Nov-22	1.6160%	5,000.00
PIBL1221K461	17-Nov-21	16-Nov-22	1.6210%	5,000.00
PIBL1221K470	24-Nov-21	23-Nov-22	1.6280%	5,000.00
PIBL1221L488	01-Dec-21	29-Nov-22	1.6360%	5,000.00
PIBL1221L497	07-Dec-21	07-Dec-22	1.6430%	5,000.00
PIBL1221L503	15-Dec-21	14-Dec-22	1.6490%	5,000.00

DOMESTIC DEBT OF THE REPUBLIC OF THE PHILIPPINES (OTHER THAN SECURITIES) 1/

AS OF 31 DECEMBER 2021

				INTEREST RATE +
				SPREAD/			ORIGINAL		OUTSTANDING BALANCE
	INTEREST RATE	INTEREST		SERVICE CHARGE	YEAR	YEAR OF	AMOUNT CONTRACTED		AS OF 31 DECEMBER 2021
	BASIS	SPREAD	RATE	(per annum)	CONTRACTED	MATURITY	(IN ORIG. CURR)	(IN US DOLLAR) 2/	(IN ORIG. CURR)	(IN US DOLLAR) 2/
TOTAL									156,295,719.74	3,066,185.11

	I. NATIONAL GOVERNMENT DIRECT DOMESTIC DEBT								156,295,719.74	3,066,185.11

	PHILIPPINE PESO								156,295,719.74	3,066,185.11

	INTEREST FREE				1953	Upon Demand			79,145,577.96	1,552,665.63
	INTEREST FREE				1953	Upon Demand			48,146,311.86	944,526.85
	INTEREST FREE				1953	Upon Demand			29,003,829.92	568,992.62

1/	Excludes government securities and debt guaranteed by the Republic
2/	Original currencies converted using BSP reference rate prevailing on 3 January 2022

GUARANTEED DOMESTIC DEBT OF THE REPUBLIC OF THE PHILIPPINES (OTHER THAN SECURITIES) 1/

AS OF 31 DECEMBER 2021

				INTEREST RATE +
				SPREAD/				ORIGINAL		OUTSTANDING BALANCE
		INTEREST		SERVICE	YEAR CONTRACTED	YEAR OF MATURITY	ORIG CURR	AMOUNT CONTRACTED		AS OF 31 DECEMBER 2021
	INTEREST RATE BASIS	SPREAD	RATE	CHARGE (per annum)				(IN PESO)	(IN US DOLLAR) 2/	(IN PESO)	(IN US DOLLAR) 2/
TOTAL								231,101,820,000.00	4,533,719,543.30	195,074,668,619.62	3,826,701,048.59

	I. NG-GUARANTEED DOMESTIC DEBT							230,882,000,000.00	4,529,407,148.74	194,938,599,244.84	3,824,275,105.84

	PHILIPPINE PESO							230,882,000,000.00	4,529,407,148.74	194,938,599,244.84	3,824,275,105.84

	FLOATING			0.500	2017	2025	PHP	30,000,000,000.00	588,535,331.74	22,100,000,000.00	433,554,361.05
	FLOATING			0.400	2018	2026	PHP	30,000,000,000.00	588,535,331.74	24,050,000,000.00	471,809,157.61
	FIXED			2.747	2020	2025	PHP	43,000,000,000.00	843,567,308.82	40,850,000,000.00	801,388,943.38
	FIXED			2.000	2021	2026	PHP	48,000,000,000.00	941,656,530.78	40,000,000,000.00	784,713,775.65
	FLOATING			3 Months PDST-F + 1.00%	2009	2024	PHP	75,000,000,000.00	1,471,338,329.34	57,017,126,613.86	1,118,553,117.55
	FIXED			4.000			PHP			10,677,358,730.98	209,466,762.09
	FIXED			4.000	2012	2022	PHP	4,882,000,000.00	95,774,316.32	244,113,900.00	4,788,988.50
	II. NG-GUARANTEED DOMESTIC LIABILITIES ASSUMED PER PROC. 50							219,820,000.00	4,312,394.55	136,069,374.78	2,425,942.75

	PHILIPPINE PESO							219,820,000.00	4,312,394.55	136,069,374.78	2,425,942.75

	INTEREST FREE				1986	Upon Demand	PHP	6,830,000.00	133,989.88	6,826,408.78	133,919.43
	INTEREST FREE				1986	Upon Demand	PHP	30,000,000.00	588,535.33	30,000,000.00	588,535.33
	INTEREST FREE				1986	Upon Demand	PHP	12,340,000.00	242,084.20	12,344,259.00	242,167.75
	INTEREST FREE				1986	Upon Demand	PHP	17,410,000.00	341,546.67	17,411,986.00	57,996.40
	INTEREST FREE				1986	Upon Demand	PHP	35,440,000.00	695,256.41	14,523,999.00	284,929.55
	INTEREST FREE				1986	Upon Demand	PHP	6,620,000.00	129,870.13	6,622,014.00	129,909.64
	INTEREST FREE				1986	Upon Demand	PHP	6,260,000.00	122,807.71	6,264,525.00	122,896.48
	INTEREST FREE				1986	Upon Demand	PHP	5,200,000.00	102,012.79	5,200,323.00	102,019.13
	INTEREST FREE				1986	Upon Demand	PHP	3,440,000.00	67,485.38	3,442,320.00	67,530.90
	INTEREST FREE				1986	Upon Demand	PHP	1,120,000.00	21,971.99	1,121,733.00	22,005.98
	INTEREST FREE				1986	Upon Demand	PHP	19,190,000.00	376,466.43	19,186,222.00	376,392.32
	INTEREST FREE				1986	Upon Demand	PHP	31,970,000.00	627,182.49	910,000.00	57,996.40
	INTEREST FREE				1986	Upon Demand	PHP	32,300,000.00	633,656.37	4,710,883.00	92,417.37
	INTEREST FREE				1986	Upon Demand	PHP	7,690,000.00	150,861.22	3,490,677.00	68,479.56
	INTEREST FREE				1986	Upon Demand	PHP	4,010,000.00	78,667.56	4,014,025.00	78,746.52

1/	Excludes securities issued by GOCCs
2/	Original currencies converted using BSP reference rate prevailing on 3 January 2022